AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1998
                                                      REGISTRATION NO. 333-51127

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                            MONARCH PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)
                                 --------------

                MARYLAND                           52-2086276
     (State or other jurisdiction of            (I.R.S. Employer
     incorporation or organization)          Identification Number)
                                 --------------

        8889 PELICAN BAY BOULEVARD, NAPLES, FLORIDA 34108, (941) 597-9505

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 --------------
 JOHN B. POOLE, PRESIDENT AND CHIEF EXECUTIVE OFFICER, MONARCH PROPERTIES, INC. 8889 PELICAN BAY BOULEVARD, SUITE 501, NAPLES, FLORIDA 34108, (941) 598-5605,
                              (941) 566-6082 (FAX)
   (Name, address, including zip code, and telephone, including area code, of agent for service)
                                 --------------
                                   COPIES TO:


           JOHN R. FALLON, JR.                       BRAD S. MARKOFF
           THOMAS L. FAIRFIELD                      Alston & Bird LLP
 LeBoeuf, Lamb, Greene & MacRae, L.L.P.     3605 Glenwood Avenue, Suite 310
          125 West 55th Street                Raleigh, North Carolina 27622
      New York, New York 10019-5389                  (919) 420-2200
             (212) 424-8000                       (919) 881-3175 (Fax)
          (212) 424-8500 (Fax)


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                                --------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                   SUBJECT TO COMPLETION, DATED JUNE 29, 1998


PROSPECTUS
                               [GRAPHIC OMITTED]
    , 1998                     17,450,000 SHARES
                            MONARCH PROPERTIES, INC.
                                  COMMON STOCK

     Monarch Properties, Inc., a Maryland corporation (together with its subsidiaries, "Monarch" or the "Company"), was formed in February 1998 to invest in healthcare related real estate assets by utilizing flexible and innovative financing structures. Proceeds from the Offering (the "Offering") will be used to finance a portion of the $382.4 million purchase price of Monarch's initial portfolio of 47 healthcare facilities located in 15 states (the "Initial Properties"). Of the Initial Properties, 44 will be purchased from Integrated Health Services, Inc. ("IHS"), a leading national provider of post-acute care services. Forty-two of the properties to be acquired from IHS will be leased to Lyric Health Care Holdings III, Inc. ("Lyric III") and managed by IHS. The Company will be self-administered, self-managed and expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes. Robert N. Elkins, M.D., Chairman of the Company, is also Chairman, Chief Executive Officer and President of IHS and will continue to hold such positions after the Offering.

     All of the 16,500,000 shares of the Company's common stock, $.001 par value, (the "Common Stock") offered hereby to the public are being sold by the Company. Concurrently with such sale, certain directors, executive officers and employees of the Company and certain other individuals, will purchase 950,000 shares of Common Stock directly from the Company at a price equal to the price to the public less the underwriting discounts and commissions (the "Concurrent Offering"). Prior to the Offering, there has been no public market for the Common Stock. It is currently anticipated that the initial public offering price will be between $17.50 and $19.50 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Company intends to apply for the listing of the Common Stock on the New York Stock Exchange under the symbol "MPZ."

     SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR CERTAIN MATERIAL RISK FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING:

o Dependence of the Company's revenues and ability to make distributions on Lyric III as lessee and IHS as manager of substantially all of the Initial Properties may adversely affect the Company's ability to make distributions;

o Conflicts of interest between the Company, its affiliated directors, IHS and Lyric Health Care LLC, including lack of arm's length negotiations and benefits to IHS, may cause the consideration for the Initial Properties acquired from IHS to exceed fair market value and the master lease with Lyric III to not reflect market terms;

o    The  Company's  customized   investment  or  financing  structures  include
     products that limit recourse to the operator which may adversely affect the Company's ability to collect rent or interest income;

o Management's lack of experience in operating a REIT may affect the Company's qualification as a REIT;


o Taxation of the Company as a regular corporation if it fails to qualify or maintain its qualification as a REIT;


o Operating risks in the highly regulated healthcare industry may affect the ability of lessees and borrowers to make payments to the Company when due and may adversely affect the value of the Company's investments;

o Lack of limitations on its debt level could adversely affect the Company's cash flow and ability to make distributions; and

o Limitations on ability to change control of the Company, including a prohibition on actual or constructive ownership by individual stockholders in excess of 9.9% of the Company's outstanding stock.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                                     PRICE        UNDERWRITING       PROCEEDS
                                     TO THE       DISCOUNTS AND       TO THE
                                     PUBLIC      COMMISSIONS(1)     COMPANY(2)
                                  -----------   ----------------   -------------
Per Share
  Public Offering .............    $                $                $
  Concurrent Offering .........    $                $                $
Total(3) ......................    $                $                $

--------------------------------------------------------------------------------
(1)  See "Underwriting" for indemnification arrangements with the Underwriters.
(2) Before deducting expenses payable by the Company estimated at approximately $3,250,000.
(3) The Company has granted the Underwriters a 30-day option to purchase up to an aggregate of 2,475,000 additional shares of Common Stock, solely to cover overallotments, if any. If such option is exercised in full, the total Price to the Public, Underwriting Discounts and Commissions, and Proceeds to the Company will be $ , $ , and $ , respectively. See "Underwriting."

     The Common Stock is offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, subject to approval of certain legal matters by counsel to the Underwriters and certain other conditions. The Underwriters reserve the right to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made against payment therefor in New York, New York on or about , 1998.

                           Joint Book-Running Managers

    DONALDSON, LUFKIN & JENRETTE                       SALOMON SMITH BARNEY
          SECURITIES CORPORATION


BT  ALEX.  BROWN                                       A.G. EDWARDS & SONS, INC.

LEGG   MASON  WOOD  WALKER                            MORGAN STANLEY DEAN WITTER
     Incorporated

PAINEWEBBER    INCORPORATED                   PRUDENTIAL SECURITIES INCORPORATED


INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             [INSERT MAP AND TABLE]

     - Skilled Nursing Facilities
     - Specialty Hospital
     - Option Properties1




                                         INITIAL    NUMBER
                                       PROPERTIES   OF BEDS
                                      ------------ --------
              Arkansas ..............       3         303
              Colorado ..............       1         155
              Florida ...............      10       1,200
              Georgia ...............       1         128
              Idaho .................       2         224
              Illinois ..............       1         165
              Iowa ..................       1          93
              Michigan ..............       1          99
              Missouri ..............       1         176
              New Hampshire .........       1          68
              New Mexico ............       1          85
              Ohio ..................       2         196
              Oklahoma ..............       2         136
              Pennsylvania ..........       2         553
              Texas .................      18       2,446
                                           --       -----
              TOTAL .................      47       6,027
                                           ==       =====




1 No assurance can be given that the Company will exercise its right to acquire any or all of the Option Properties.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE SHARES OF THE COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                TABLE OF CONTENTS

                                                                    PAGE
                                                                 ---------
PROSPECTUS SUMMARY ...........................................        1
  The Company ................................................        1
  Summary Risk Factors .......................................        3
  Business and Growth Strategies .............................        4
  The Initial Properties .....................................        8
  Company Structure ..........................................       10
  Transactions With and Benefits to Related Parties ..........       14
  The Offering ...............................................       15
  Distributions ..............................................       15
  Tax Status of the Company ..................................       16
  Selected Historical and Pro Forma Financial Information.....       17
RISK FACTORS .................................................       18
  Dependence on Lyric III, Lyric and IHS for the Compa-
     ny's Revenues May Adversely Affect the Company's
     Ability to Make Distributions ...........................       18
  Conflicts of Interest with Affiliated Directors in the For-
     mation Transactions and the Business of the Company
     Could Adversely Affect the Company's Dealings with
     IHS and Lyric ...........................................       18
  The Company's Limited Recourse to Operators and
     Funding of Early Stage Providers May Adversely Af-
     fect the Company's Ability to Receive Rent and Inter-
     est Income ..............................................       20
  Inexperience of Management in Operating a REIT Could
     Affect REIT Qualification ...............................       20
  Lack of Operating History May Adversely Affect the
     Company's Ability to Make Distributions .................       20
  There Can Be No Assurance that the Company Will Be
     Able to Effectively Manage Its Intended Rapid Growth.....       20
  Failure to Qualify as a REIT Would Cause the Company
     to be Taxed as a Corporation ............................       20
  Certain Aspects of Owning Healthcare Facilities May Ad-
     versely Affect the Ability of the Company's Lessees and
     Borrowers to Make Payments to the Company and May
     Adversely Affect the Value of the Company's Invest-
     ments ...................................................       22
  The Company's Use of Debt Financing, Absence of Lim-
     itation on Debt and Increases in Interest Rates Could
     Adversely Affect the Company ............................       25
  Certain Factors Relating to the Real Estate Industry
     Could Adversely Affect the Company ......................       26
  The Ability of Stockholders to Effect a Change in Con-
     trol of the Company is Limited ..........................       27
  Liability for Environmental Matters Could Adversely Af-
     fect the Company's Financial Condition ..................       29
  Competition Could Have an Adverse Impact on the
     Company's Financial Condition ...........................       30
  The Company Relies on Key Personnel Whose Contin-
     ued Service Cannot be Assured ...........................       31
  Purchasers in the Offering Will Experience Immediate
     Dilution ................................................       31
  Future Equity Offerings by the Company May Have a
     Dilutive Effect on Purchasers in the Offering ...........       31
  There Can Be No Assurance the Valuation of the Com-
     pany Reflects Fair Market Value .........................       31
  Other Risks of Ownership of Common Stock Could Ad-
     versely Affect the Trading Price of the Common Stock.           31
  Failure to Obtain Required Consents and Waivers Could
     Delay or Prevent the Acquisition of One or More of
     the Initial Properties ..................................       33
  Investment in the Common Stock by an ERISA Plan May
     Not be Appropriate ......................................       33
THE COMPANY ..................................................       34
  Industry Overview ..........................................       35

                                                                    PAGE
                                                                 ---------
BUSINESS AND GROWTH STRATEGIES ...............................       37
  Customer Segments ..........................................       38
  Growth Strategies ..........................................       38
  Financial Products .........................................       40
CONFLICTS OF INTEREST ........................................       42
  Affiliated Directors .......................................       42
  Facilities Purchase Agreement and Master Lease .............       42
  Future Purchases or Financings of IHS Owned or
     Managed Properties ......................................       42
  Competition from IHS .......................................       43
  Executive Officers of the Company Will Have Substan-
     tial Influence ..........................................       43
  Conflict of Interest Policies ..............................       43
USE OF PROCEEDS ..............................................       44
DISTRIBUTIONS ................................................       45
CAPITALIZATION ...............................................       48
DILUTION .....................................................       49
SELECTED HISTORICAL AND PRO FORMA FINAN-
  CIAL INFORMATION ...........................................       50
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OP-
  ERATIONS ...................................................       52
  Overview ...................................................       52
  Results of Operations ......................................       52
  Pro Forma Results of Operations for the Three Months
     Ended March 31, 1998 ....................................       52
  Pro Forma Results of Operations For the Year Ended
     December 31, 1997 .......................................       52
  Liquidity and Capital Resources ............................       52
  Non-Cash Compensation Expense ..............................       53
  Funds from Operations ......................................       53
  Year 2000 Compliance .......................................       54
SUMMARY CONSOLIDATED FINANCIAL
  DATA OF IHS ................................................       55
BUSINESS OF THE COMPANY AND
  ITS PROPERTIES .............................................       57
  General ....................................................       57
  Skilled Nursing Facilities .................................       57
  Specialty Hospitals ........................................       58
  Lyric Transaction ..........................................       59
  Trans Health Transaction ...................................       60
  Peak Medical Transaction ...................................       60
  The Initial Properties .....................................       62
  Option Properties ..........................................       64
  Additional Information Regarding Description
     of Significant Initial Properties .......................       65
  Potential Investments ......................................       67
  Right of First Offer Agreement .............................       68
  Government Regulation ......................................       68
  Competition ................................................       72
  Legal Proceedings ..........................................       72
  Office Lease ...............................................       72
  Employees ..................................................       72
KEY AGREEMENTS ...............................................       73
  Facilities Purchase Agreement ..............................       73
  Master Lease ...............................................       73
  Lyric Guaranty .............................................       75
  Master Management Agreement and Facility
     Management Agreements ...................................       75
  Master Franchise Agreement and Facility
     Franchise Agreements ....................................       76
  Pledge Agreements ..........................................       77

                                                                    PAGE
                                                                 ---------
  Security Agreement .........................................       77
  Escrow Agreement ...........................................       77
  Consent and Subordination Agreement ........................       77
  Purchase Option Agreement ..................................       78
  Right of First Offer Agreement .............................       78
MANAGEMENT ...................................................       79
  Directors, Director Nominees and Executive Officers ........       79
  Committees of the Board of Directors .......................       81
  Compensation of the Board of Directors .....................       81
  Executive Compensation .....................................       82
  1998 Omnibus Securities and Incentive Plan .................       82
  Employment and Non-Competition Agreements ..................       84
  Incentive Compensation .....................................       85
  Limitation of Liability and Indemnification ................       85
  Indemnification Agreements .................................       86
STRUCTURE AND FORMATION OF THE
  COMPANY ....................................................       87
  The Operating Entities of the Company ......................       87
  Formation Transactions .....................................       87
TRANSACTIONS WITH AND BENEFITS TO RE-
  LATED PARTIES ..............................................       89
VALUATION OF INITIAL PROPERTIES ..............................       90
POLICIES WITH RESPECT TO CERTAIN
  ACTIVITIES .................................................       91
  Investment Policies ........................................       91
  Financing Policies .........................................       92
  Lending Policies ...........................................       92
  Conflict of Interest Policies ..............................       93
  Policies With Respect to Other Activities ..................       93
OPERATING PARTNERSHIP AGREEMENT ..............................       94
  Management .................................................       94
  Removal of the General Partner; Transfer of the General
     Partner's Interest ......................................       94
  Amendments to the Operating Partnership
     Agreement ...............................................       94
  Transfer of Units; Substitute Limited Partners .............       95
  Redemption of Units ........................................       95
  Issuance of Additional Limited Partnership
     Interests ...............................................       95
  Extraordinary Transactions .................................       95
  Exculpation and Indemnification of the General Partner.            96
  Tax Matters ................................................       96
  Term .......................................................       96

                                                                    PAGE
                                                                 ---------
PRINCIPAL STOCKHOLDERS .......................................       97
DESCRIPTION OF CAPITAL STOCK OF THE COM-
  PANY .......................................................       98
  General ....................................................       98
  Common Stock ...............................................       98
  Preferred Stock ............................................       99
  Restrictions on Transfers ..................................       99
  Transfer Agent and Registrar ...............................      100
CERTAIN PROVISIONS OF MARYLAND LAW AND
  OF THE COMPANY'S CHARTER AND BYLAWS ........................      101
  Business Combinations ......................................      101
  Control Share Acquisitions .................................      101
  Amendment of Charter and Bylaws ............................      102
  Dissolution of the Company .................................      102
  Meetings of Stockholders ...................................      102
  The Board of Directors .....................................      103
  Limitation of Liability and Indemnification ................      103
SHARES ELIGIBLE FOR FUTURE SALE ..............................      105
FEDERAL INCOME TAX CONSEQUENCES ..............................      107
  Taxation of the Company ....................................      107
  Requirements for Qualification as a REIT ...................      108
  Failure of the Company to Qualify as a REIT ................      114
  Taxation of Taxable U.S. Stockholders of the
     Company Generally .......................................      114
  Backup Withholding for Company Distributions ...............      116
  Taxation of Tax-Exempt Stockholders of the
     Company .................................................      116
  Taxation of Non-U.S. Stockholders of the
     Company .................................................      118
  Tax Risks Associated with Partnerships .....................      120
  Other Tax Consequences for the Company and Its Stock-
     holders .................................................      121
ERISA CONSIDERATIONS .........................................      122
  Employment Benefit Plans, Tax-Qualified Pension, Profit
     Sharing or Stock Bonus Plans and IRAs ...................      122
  Status of the Company and the Operating Partnership
     Under ERISA .............................................      122
UNDERWRITING .................................................      124
EXPERTS ......................................................      126
LEGAL MATTERS ................................................      126
ADDITIONAL INFORMATION .......................................      126
GLOSSARY .....................................................      127
INDEX TO FINANCIAL STATEMENTS ................................      F-1




                           FORWARD-LOOKING STATEMENTS

     Information contained in or delivered in connection with this Prospectus contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on a number of assumptions and estimates which are subject to significant risks and uncertainties, many of which are beyond the control of the Company and reflect future business decisions which are subject to change. The cautionary statements set forth under the caption "Risk Factors" and elsewhere in the Prospectus identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof, or thereof, as the case may be, or to reflect the occurrence of unanticipated events.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information and Financial Statements included elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes that: (i) the initial public offering price is $18.50 per share (the midpoint of the price range set forth on the cover page of this Prospectus); (ii) the transactions described under "Structure and Formation of the Company" are consummated; and (iii) the Underwriters' overallotment option is not exercised. As used herein, the "Company" and "Monarch" mean Monarch Properties, Inc., a Maryland corporation incorporated on February 20, 1998, and one or more of its subsidiaries (including: (a) Monarch Properties, LP, a Delaware limited partnership, and one or more of its subsidiaries (the "Operating Partnership");
(b) MP Operating, Inc., a Delaware corporation ("MP Operating"), which will be the General Partner of the Operating Partnership; and (c) MP Properties LP, Inc., a Delaware corporation ("MP LP"), which will be the Limited Partner of the Operating Partnership), or, as the context may require, the Company or Monarch only or the Operating Partnership only. See "Glossary" at page 127 for the meanings of other terms used herein. Upon completion of the Offering, the Company will initially own 100% of the limited partnership interests in the Operating Partnership through MP Operating and MP LP, and the Company will conduct all of its operations through the Operating Partnership. An investment in the Common Stock offered hereby is not an investment in Lyric Health Care LLC ("Lyric"), Integrated Health Services, Inc. ("IHS") or any of their respective subsidiaries.


                                   THE COMPANY

     Monarch was formed to capitalize on the growing demand from providers of facility-based healthcare services for flexible and innovative real estate financing structures. Monarch's strategy is to offer traditional and customized sale and leaseback structures and other financing products that address the differing needs of both established and emerging operators of skilled nursing, specialty hospital, assisted living and other healthcare facilities. The Company believes that the customized products it has developed offer operators significant advantages over traditional sale and leaseback structures and will generate sufficient customer demand to justify premium yields. The Company will be self-administered and self-managed and expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes.

     Monarch will focus primarily on meeting the needs of two primary customer segments: (i) large, established operators of facility-based healthcare services, which are typically publicly traded corporations; and (ii) emerging operators with strong growth prospects run by experienced and entrepreneurial management teams with proven track records. While Monarch will offer traditional REIT investment products (such as sale and leaseback structures and, to a lesser extent, mortgage financing), it will focus on offering innovative products which are customized for individual operators. Monarch's products are generally structured to enhance the financial flexibility of the operator while providing enhanced yields and appropriate security to the Company. Monarch believes that its focus on providing customized products will differentiate it from many of its REIT competitors who are focused on more traditional investment products.

     The Company's initial portfolio will consist of 47 healthcare facilities located in 15 states (the "Initial Properties") and will be purchased for an aggregate purchase price of approximately $382.4 million. Forty-four of the Initial Properties will be purchased from IHS for approximately $371.0 million and the remaining three properties will be purchased from an unaffiliated third party for approximately $11.5 million. IHS is a New York Stock Exchange ("NYSE") listed, leading national provider of post-acute healthcare services, operating or managing approximately 300 geriatric care facilities across the United States. Forty-two of the Initial Properties are skilled nursing facilities with a total of approximately 5,846 beds and five are specialty hospitals with a total of approximately 181 beds. In addition, the Company will have options to purchase up to 10 additional skilled nursing facilities with a total of approximately 1,683 beds from IHS for an aggregate purchase price of approximately $104.7 million, and will have a right of first offer during the next four years to purchase or finance any healthcare facilities IHS acquires or develops and elects to either sell and leaseback or to finance in a transaction of the type normally engaged in by the Company. Forty-two of the Initial Properties (the "Lyric Properties") will be leased on a portfolio basis to Lyric Health Care Holdings III, Inc. ("Lyric III") pursuant to a master lease (the "Master Lease"). A master lease is a single lease which covers a portfolio of properties rather than a single property. Lyric III will sublease the Lyric Properties to separate wholly owned subsidiaries of Lyric III (collectively, the "Facility Subtenants") pursuant to individual subleases (collectively, the "Facility Subleases"). The remaining five Initial Properties will be leased to two independent healthcare facility operators.

     The Lyric Properties will be leased on a triple net basis (which means that the lessee pays in addition to base rent, all taxes, insurance, utilities and other charges incurred in the operation of the property) with initial terms ranging from nine to thirteen years, subject to certain renewal options. The initial annual base portfolio rent for the Lyric Properties will be $36.4 million. The initial base rent was determined by multiplying the purchase price by 10.125%, which was based on the average yield on the 10-year U.S. Treasury Note over the 20 trading days ending on June 8, 1998 (5.625%) plus 450 basis points. The base portfolio rent will be increased annually commencing on January 1, 1999, at a rate equal to the lesser of two times the increase in the Consumer Price Index ("CPI") or 3%, subject to certain conditions. In addition, Lyric III or the Facility Subtenants are required to make minimum annual capital expenditures of $300 per bed (as increased annually by the CPI) in each facility covered by the Master Lease to maintain the property. Lyric III will enter into a management agreement and a franchise agreement with IHS subject to the Master Lease under which all management and franchise fees payable to IHS will be subordinated to payments under the Master Lease. The aggregate rent payments of all of the Facility Subtenants will be available to satisfy the obligations of Lyric III under the Master Lease and Lyric III will be obligated to pay the rent due under the Master Lease whether or not any Facility Subtenant fails to pay any rent due under any Facility Sublease. In addition, Lyric III will deposit with the Company as a security deposit a letter of credit in an amount equal to six months of the estimated rents payable with respect to the Master Lease. Rent payments and the performance of Lyric III under the Master Lease and the Facility Subtenants under the Facility Subleases will be guaranteed by Lyric (the "Lyric Guaranty"). IHS will not guarantee or have any other obligation to Monarch with respect to the payment or performance obligations of Lyric III under the Master Lease.

     Monarch will focus its investment efforts on the long-term care sector of the healthcare industry and on healthcare operators who service residents needing higher levels of care. Long-term care encompasses a broad range of specialty services for elderly and other patients with medically complex needs who do not require acute care services but are unable to be cared for at home. Services provided by long-term care facility operators range from meals and transportation to assistance with activities of daily living such as eating, dressing and medication reminders to intensive medical care. The real estate asset types in this sector include nursing, subacute care and assisted living facilities and specialty hospitals.

     There is a significant market for the financing of healthcare facilities. The U.S. Census Bureau estimates that total healthcare construction expenditures are approximately $14 billion per year. A study conducted by Price Waterhouse estimates that the gross capital size of the senior living and long-term care market will grow from $86 billion in 1996 to $126 billion in 2005 and $490 billion in 2030. Despite the strong projected growth in demand for healthcare facilities, the Company believes that licensure requirements in many markets, including certain laws which require a determination by a regulatory authority that there is a need for the facility will prevent overbuilding, thereby preserving the value of its portfolio of properties.

                              SUMMARY RISK FACTORS

     An investment in the shares of Common Stock involves various risks, and prospective investors should carefully consider these and other matters discussed under "Risk Factors" prior to making an investment in the Company. Such risks include:

     o The dependence of the Company's revenues and ability to make distributions on Lyric III as lessee and IHS as manager of the Lyric Properties and the lack of a guaranty from IHS of the payments due under the Master Lease may adversely affect the Company's revenues and ability to make distributions;

     o Conflicts of interest between the Company, its affiliated directors, IHS and Lyric, including: (i) the role of Dr. Elkins as Chairman of the Board, Chief Executive Officer and President of IHS and Chairman of the Board of the Company; (ii) IHS' 50% ownership interest in Lyric; (iii) the 50% beneficial ownership of Lyric by Timothy F. Nicholson, a director of IHS; (iv) the lack of arm's length negotiations in connection with the acquisition of 44 of the Initial Properties from IHS and the leasing of the 42 Lyric Properties to Lyric III; and (v) the benefits to be derived by IHS from such transactions may cause the consideration to be paid for the Initial Properties acquired from IHS, to exceed their fair market value and the Master Lease of the Lyric Properties to Lyric III not to reflect market terms;

     o The Company's customized investment or financing structures include products that limit recourse to the operator and provide funding to early stage facility-based healthcare service providers which may adversely affect the Company's ability to collect rent or interest income;

     o The Company's lack of operating history may adversely affect the Company's revenues and ability to make distributions;

     o Management's lack of experience in operating a REIT may affect the Company's qualification as a REIT;

     o Taxation of the Company as a regular corporation if it fails to qualify or maintain its qualification as a REIT;

     o Operating risks inherent in the highly regulated healthcare industry may affect the ability of lessees and borrowers to make payments to the Company when due and may adversely affect the value of the Company's investments;

     o Lack of limitations on its debt level could adversely affect the Company's cash flow and ability to make distributions; and

     o Provisions in the Company's Charter and Bylaws and certain provisions of Maryland law, including a prohibition on actual or constructive ownership by individual stockholders of 9.9% or more of the Company's outstanding stock may have the effect of delaying, deferring or preventing a change of control of the Company.

                         BUSINESS AND GROWTH STRATEGIES


     The Company's principal objectives are to maximize total stockholder returns through a combination of growth in funds from operations per share and enhancement of the value of its investment portfolio. To achieve these objectives, Monarch intends to offer a broad mix of traditional and innovative financing products to meet the specific needs of its primary customer segments. The Company believes that its success in acquiring properties will be based on its ability to successfully market to its primary customer segments and its ability to provide tailored financial products which meet the needs of individual operators. Monarch intends to continue to develop and expand strong relationships with established or emerging healthcare providers that will enable it to diversify its portfolio of properties and lessees and achieve continued asset growth. The Company intends to access this customer base through the use of senior management's and the Chairman's extensive network of relationships with healthcare facility operators and healthcare industry financing sources, as well as through various marketing efforts, such as participation in trade conferences and other industry meetings and electronic and print advertising.

     As experienced operators of facilities similar to those to be acquired by Monarch, management has recognized the significant demand for financing which provides flexibility currently unavailable in the market. To respond to this underserved need for flexible financing, the Company has developed several financing alternatives that can be customized to meet the specific demands of individual customers, including the structure being used to acquire the Lyric Properties from IHS and the subsequent lease of such properties to Lyric III, with IHS providing management services. In this type of transaction, the Company will offer a sale and leaseback structure where the lessee is not majority-owned by the seller/manager and the lease is not guaranteed by the seller/manager (the "Intermediate Lessee Structure"). This structure may allow large established operators to improve financial flexibility and operating profit margins and reduce leverage through the realization of substantial proceeds from the sale of facilities and the elimination of obligations for future lease payments. In addition, this structure enables the seller to generate revenues from the operation of the facilities through the provision of fee-based management services and franchising fees. For a more detailed description of the Company's product offerings, see "Business and Growth Strategies."

     The Company intends to manage credit risks associated with its investment and financing activities on both a transaction-specific and on a portfolio basis. The Company's risk management program will include:

     o Utilizing credit evaluation criteria which emphasize the operator's management capabilities and track record, the historical and projected operating results and cash flows of the facility, facility appraisals, competitive position within the market and demographics;

     o Subordinating management and franchise fees to lease payments, utilizing cross collateralization (which means the use of the same collateral as security for multiple obligations) and cross default (which means a default under one obligation is also a default under another obligation) provisions, employing master lease structures that effectively make all of the revenues from the facilities under the master lease available to support the master lease obligation, stock pledges, financial covenants and regular financial reporting; and

     o    Diversifying   the  Company's  asset  base  by  operator,   geographic
          location, investment type and healthcare sector.

CUSTOMER SEGMENTS


     The Company will target the following two primary customer segments:

     ESTABLISHED PUBLIC OPERATORS. Monarch believes that large established operators of healthcare facilities, such as IHS, will be a major source of ongoing investment opportunities because traditional as well as customized sale and leaseback structures (including the Intermediate Lessee Structure) allow these operators to focus on optimizing the performance of the facilities they operate without evaluating or being subject to real estate risks.

     EMERGING OPERATORS. Based on management's experience as facility operators, the Company believes that there is a substantial opportunity to provide financing for select emerging operators who often have limited access to attractive capital sources despite having extensive experience and well-developed growth strategies. Monarch intends to utilize the operating expertise and relationships of its senior management team to identify and target quality operators with the goal of providing financing to these customers throughout their growth cycles. The Company also believes that this customer segment is presently underserved by existing public healthcare REITs, whose primary focus is to provide facility-based financing to large operators on a secured basis utilizing the corporate guarantees of the operators.

     Monarch has developed several products tailored to target the capital needs of emerging operators that may provide long-term cost savings to the operator as compared with venture capital or other financing alternatives. The Company's innovative lease or financing structures for such operators may not require a personal guaranty from the owner and may include agreements to purchase facilities upon completion of their construction at a predetermined purchase price and to leaseback such facilities to the operator. The Company may also enter into agreements to provide limited short-term working capital financing and offer financing at higher loan to value ratios (which means the ratio of the principal amount of the loan to the fair market value of the property used as collateral for the loan) than may be available from traditional mortgage lenders. In return for this flexibility, the Company expects to obtain higher returns through premium yields, stock warrants or other instruments which provide the Company with an opportunity to share in the growth of the emerging operator's enterprise value, subject to compliance with applicable REIT rules.


GROWTH STRATEGIES


     The Company intends to achieve its principal growth objectives through: (i) the acquisition of high quality healthcare properties operated by experienced management teams; (ii) the generation of internal growth in rental and other income; and (iii) the employment of a conservative and flexible capital structure.

     INVEST IN HIGH QUALITY HEALTHCARE PROPERTIES OPERATED BY EXPERIENCED MANAGEMENT TEAMS. Monarch's strategy is to invest in or finance quality healthcare properties operated or managed by experienced operators. In addition to skilled nursing facilities, which comprise substantially all of the Company's initial portfolio, the Company intends to invest in other healthcare delivery facilities across the United States. Senior management believes its experience operating and growing start-up healthcare ventures positions it to target and evaluate quality emerging operators who will benefit from the Company's product offerings.

     INTERNAL GROWTH. The Company's strategy is to achieve internal growth through increased income from: (i) increases to base rent under leases with provisions for annual fixed rate or CPI rent increases; (ii) increased interest income from participating mortgage loans (which means loans that pay to the lender a share of facility revenues or income); (iii) subject to applicable REIT rules, gains from stock warrants, shared appreciation mortgages (which means loans that permit the lender to share in increases in the value of the facility financed) or other instruments related to the operator's enterprise value or the underlying asset value; and (iv) increases in rental income payable under any leases that it may enter into having a rent component based on a percentage of facility revenues.

     EMPLOY CONSERVATIVE AND FLEXIBLE CAPITAL STRUCTURE. The Company's strategy is to employ a conservative and flexible capital structure that will allow it to aggressively pursue desirable investment opportunities. The Company's strategy is to employ a capital structure that keeps the amount of its outstanding debt within conservative limits as the Company intends to maintain a debt to total market capitalization (i.e. total debt of the Company as a percentage of its equity market capitalization plus total debt) of less than 50%. Upon completion of the Offering, the Company's pro forma debt to total market capitalization ratio is expected to be 20.3%. The Company believes that this conservative capital structure will provide it with flexibility in satisfying its capital needs. As a publicly traded REIT with a relatively low leveraged capital structure and expected initial pro forma total market capitalization of $416.9 million, management believes it will have access to a variety of sources of capital, currently available to similarly situated REITs, such as: (i) additional public and private common and preferred equity; (ii) public and private debt instruments; and (iii) more traditional commercial borrowings from banks and other financial institutions. In addition, the Company will be structured as an umbrella partnership REIT ("UPREIT") in order to permit the use of limited partnership units in the Operating Partnership ("Units") as currency to make acquisitions of properties and to enable the Company to offer certain tax advantages to real estate sellers.

GROWTH OPPORTUNITIES

     The Company's ability to implement its growth strategies will depend upon its ability to identify and consummate additional acquisition and investment opportunities. The following highlights some of the potential sources of future investment by the Company.

     IHS OPTION PROPERTIES. The Company will have options to acquire up to 10 additional skilled nursing facilities with 1,683 beds from IHS with an aggregate purchase price of approximately $104.7 million, subject to adjustment. The purchase option will have an initial term of two years, with the Company granted three successive renewal options of one year each. The initial annual base rent for any of the properties purchased by the Company would be equal to the purchase price multiplied by the greater of: (i) 10.0% or (ii) the average yield on the 10-year U.S. Treasury Note over the 20 trading days preceding the date of purchase plus 450 basis points. The base rent would be subject to annual increases equal to the lesser of two times the increase in the Consumer Price Index ("CPI") or 3%, subject to certain conditions. There can be no assurance that the Company will exercise the purchase options for all or any of these properties.

     POTENTIAL INVESTMENTS. The Company is currently engaged in discussions or negotiations with several healthcare facility operators with respect to possible acquisition or financing transactions. The Company has entered into relationship commitment letters with four healthcare facility operators, which in the aggregate represent conditional commitments for up to approximately $200 million for the acquisition from and leaseback to the operator of skilled nursing, sub-acute care, senior housing or other long-term care facilities to be identified by such operator in the future.

     In addition, the Company has entered into conditional commitment letters for the following transactions: (i) the acquisition of a 122 bed skilled nursing facility located in Granite City, Illinois for a price of approximately $7.5 million payable in cash or Units in the Operating Partnership and the lease of such facility to the operator; (ii) the acquisition of an approximately 300 bed continu-ing care retirement center located in High Point, North Carolina for a purchase price of approximately $11.0 million in cash and the lease of such facility to the operator; and (iii) the provision of second mortgage financing in the amount of approximately $1.5 million for a 141 bed assisted living and Alzheimer's facility to be constructed in Rancho Mirage, California.

     The consummation of any potential acquisition or financing transaction, including transactions under the commitment letters which the Company has entered into, are subject to various significant conditions, including, but not limited to, the identification of facilities to be acquired or financed, the Company's approval of the underwriting of any facility to be acquired or financed, completion of due diligence, negotiation of terms for specific facilities and execution of definitive agreements. Accordingly, there can be no assurance that any such potential transactions will be completed, or, if completed, what the terms or timing of any such transactions will be.

     RIGHT OF FIRST OFFER. IHS has granted the Company, for a period of four years from the closing of the Offering (subject to automatic annual renewals thereafter unless terminated by either party), the opportunity to purchase or finance each facility IHS decides to sell and lease back or finance in a transaction of the type normally engaged in by the Company on terms to be offered to a third party. It is currently anticipated that some of the IHS facilities that may be acquired by the Company under this right may involve Lyric and its consolidated subsidiaries as lessee and IHS as manager.

                             THE INITIAL PROPERTIES


     The following tables set forth certain information regarding the Initial Properties. The Initial Properties are comprised of 42 skilled nursing facilities with 5,846 beds and five specialty hospitals with 181 beds. The aggregate purchase price of the Initial Properties is approximately $382.4 million. The Company has a purchase option to acquire 10 additional skilled nursing facilities from IHS for an aggregate purchase price of approximately $104.7 million. See "Business of the Company and its Properties" for a description of the Initial Properties and "Selected Historical and Pro Forma Financial Information" for a quantification of the base rents for the Initial Properties.


                                                          YEAR      NUMBER
                                                         BUILT/       OF         1998
                 PROPERTY (LOCATION)                   RENOVATED   BEDS(1)   OCCUPANCY(2)
----------------------------------------------------- ----------- --------- --------------
SKILLED NURSING FACILITIES (FORTY-TWO):
IHS HISTORICAL PROPERTIES (4)
IHS of Colorado Springs
 (Colorado Springs, CO) .............................    1986         155         71%
IHS of Brandon (Brandon, FL) ........................    1990         120         95
IHS at Central Park Village (Orlando, FL) ...........    1984         120         82
IHS at Vero Beach (Vero Beach, FL) ..................    1980         110         92
IHS of Florida at Auburndale
 (Auburndale, FL) ...................................    1983         120         95
IHS of Florida at Clearwater (Clearwater, FL) .......    1983         150         93
IHS of Florida at Fort Pierce (Fort Pierce, FL) .....    1980         107         92
IHS of Atlanta at Briarcliff Haven (Atlanta, GA).....    1972         128         91
IHS of Lakeland at Oakbridge (Lakeland, FL) .........    1991         120         97
IHS of Sarasota at Beneva (Sarasota, FL) ............    1982         120         95
IHS of Iowa at Des Moines (Des Moines, IA) ..........    1965          93         78
IHS at Brentwood (Burbank, IL) ......................    1962         165         76
IHS of St. Louis at Big Bend Woods
 (Valley Park, MO) ..................................    1958         176         71
IHS of New Hampshire at Manchester
 (Manchester, NH) ...................................    1978          68         86
IHS at Whitemarsh (Whitemarsh, PA) ..................    1971         247         95
IHS of Pennsylvania at Broomall
 (Broomall, PA) .....................................    1958         306         95
IHS of Amarillo (Amarillo, TX) (5) ..................    1985         153         63
IHS of Texoma at Sherman (Sherman, TX) ..............    1980         179         84
IHS of Florida at West Palm Beach
 (West Palm Beach, FL) ..............................    1993         120         90
Vintage Health Care Center (Denton, TX) .............    1985         110         97
                                                                    -----         --
  SUBTOTAL/ WEIGHTED AVERAGE ........................               2,867         87
                                                                    -----         --
HHC PROPERTIES (6)
Horizon Healthcare & Specialty Center
 (Daytona Beach, FL) ................................    1967         113         89
Meadowview Care Center (Seville, OH) ................    1980         100         92
Washington Square Nursing Center (Warren, OH)........    1975          96         91
Midwest City Nursing Center (Midwest City, OK).......    1987         106         96
Lynwood Manor (Adrian, MI) ..........................    1969          99         92
Ruidoso Care Center (Ruidoso, NM) ...................    1975          85         95
Doctors Healthcare Center (Dallas, TX) ..............    1964         325         72
Harbor View Care Center
 (Corpus Christi, TX) ...............................    1968         116         88
Heritage Estates (Ft. Worth, TX) ....................    1977         149         93
Heritage Gardens (Carrollton, TX) ...................    1973         152         94
Heritage Manor Longview (Longview, TX) ..............    1979         150         77
Heritage Manor Plano (Plano, TX) ....................    1976         188         84
Heritage Place of Grand Prairie
 (Grand Prairie, TX) ................................    1985         164         90
Horizon Healthcare-El Paso (El Paso, TX) ............    1970         182         91
Longmeadow Care Center (Justin, TX) .................    1988         120         88
Parkwood Place (Lufkin, TX) ......................... 1919/1985       157         86
Silver Springs Nursing and Rehabilitation
 Center (Houston, TX) ...............................    1974         150         83
                                                                    -----         --
  SUBTOTAL/WEIGHTED AVERAGE .........................               2,452         87
                                                                    -----         --

                                                                                        INITIAL
                                                           PURCHASE       PERCENTAGE     LEASE
                                                             PRICE        OF INITIAL      TERM
                 PROPERTY (LOCATION)                   ($ IN THOUSANDS)   PROPERTIES   (YEARS)(3)
----------------------------------------------------- ------------------ ------------ -----------
SKILLED NURSING FACILITIES (FORTY-TWO):
IHS HISTORICAL PROPERTIES (4)
IHS of Colorado Springs
 (Colorado Springs, CO) .............................      $  9,129           2.4%           9
IHS of Brandon (Brandon, FL) ........................         9,563           2.5           10
IHS at Central Park Village (Orlando, FL) ...........         7,297           1.9           10
IHS at Vero Beach (Vero Beach, FL) ..................         7,821           2.0           10
IHS of Florida at Auburndale
 (Auburndale, FL) ...................................         8,535           2.2           11
IHS of Florida at Clearwater (Clearwater, FL) .......        11,482           3.0           10
IHS of Florida at Fort Pierce (Fort Pierce, FL) .....         5,922           1.5            9
IHS of Atlanta at Briarcliff Haven (Atlanta, GA).....         9,944           2.6           13
IHS of Lakeland at Oakbridge (Lakeland, FL) .........         9,843           2.6           11
IHS of Sarasota at Beneva (Sarasota, FL) ............         8,939           2.3           13
IHS of Iowa at Des Moines (Des Moines, IA) ..........         3,787           1.0           11
IHS at Brentwood (Burbank, IL) ......................        43,692          11.4           11
IHS of St. Louis at Big Bend Woods
 (Valley Park, MO) ..................................         6,713           1.9           10
IHS of New Hampshire at Manchester
 (Manchester, NH) ...................................         6,569           1.7            9
IHS at Whitemarsh (Whitemarsh, PA) ..................        21,192           5.5           12
IHS of Pennsylvania at Broomall
 (Broomall, PA) .....................................        35,923           9.4           11
IHS of Amarillo (Amarillo, TX) (5) ..................         9,720           2.5           13
IHS of Texoma at Sherman (Sherman, TX) ..............         8,358           2.2           13
IHS of Florida at West Palm Beach
 (West Palm Beach, FL) ..............................        13,200           3.5           13
Vintage Health Care Center (Denton, TX) .............         4,839           1.3           12
                                                           --------          ----           --
  SUBTOTAL/ WEIGHTED AVERAGE ........................       242,468          63.4         11.2
                                                           --------          ----          ----
HHC PROPERTIES (6)
Horizon Healthcare & Specialty Center
 (Daytona Beach, FL) ................................         4,385           1.1            9
Meadowview Care Center (Seville, OH) ................         2,923           0.8            9
Washington Square Nursing Center (Warren, OH)                 4,038           1.1           10
Midwest City Nursing Center (Midwest City, OK).               3,921           1.0           11
Lynwood Manor (Adrian, MI) ..........................         6,008           1.6           12
Ruidoso Care Center (Ruidoso, NM) ...................         2,657           0.7           10
Doctors Healthcare Center (Dallas, TX) ..............         7,537           2.0           11
Harbor View Care Center
 (Corpus Christi, TX) ...............................         3,963           1.0           13
Heritage Estates (Ft. Worth, TX) ....................         6,889           1.8           13
Heritage Gardens (Carrollton, TX) ...................         6,856           1.8           12
Heritage Manor Longview (Longview, TX) ..............         8,315           2.2           10
Heritage Manor Plano (Plano, TX) ....................        12,676           3.3            9
Heritage Place of Grand Prairie
 (Grand Prairie, TX) ................................         5,107           1.3           12
Horizon Healthcare-El Paso (El Paso, TX) ............         3,055           0.8           12
Longmeadow Care Center (Justin, TX) .................         2,677           0.7           13
Parkwood Place (Lufkin, TX) .........................         3,519           0.9           12
Silver Springs Nursing and Rehabilitation
 Center (Houston, TX) ...............................         7,451           1.9           13
                                                           --------          ----          ----
  SUBTOTAL/WEIGHTED AVERAGE .........................        91,977          24.0         11.1
                                                           --------          ----          ----

                                                                                                                       INITIAL
                                                    YEAR      NUMBER                      PURCHASE       PERCENTAGE     LEASE
                                                   BUILT/       OF         1998             PRICE        OF INITIAL      TERM
              PROPERTY (LOCATION)               RENOVATED    BEDS(1)  OCCUPANCY(2)   ($ IN THOUSANDS)    PROPERTIES  (YEARS)(3)
----------------------------------------------- ----------- --------- -------------- ------------------ ------------ -----------
PEAK MEDICAL PROPERTIES (7)
Idaho Falls Care Center (Idaho Falls, ID) .....    1988         108        93%            $  6,500           1.7%          12
Twin Falls Care Center (Twin Falls, ID) .......    1987         116        72                4,800           1.3           12
                                                              -----        --             --------          ----         ----
  SUBTOTAL/WEIGHTED AVERAGE ...................                 224        82               11,300           3.0           12
                                                              -----        --             --------          ----         ----
TRANS HEALTH PROPERTIES (8)
Fulton County Nursing and Rehab Center
 (Salem, AR) .................................. 1963/1991       125        73                3,343           0.9           11
Lakeland Lodge Nursing Center
 (Heber Springs, AR) ..........................    1962         102        67                2,957           0.8           11
Pioneer Nursing and Rehab Center
 (Melbourne, AR) ..............................    1996          76        98                5,175           1.3           11
                                                              -----        --             --------          ----         ----
  SUBTOTAL/WEIGHTED AVERAGE ...................                 303        77               11,475           3.0           11
                                                              -----        --             --------          ----         ----
  TOTAL/WEIGHTED AVERAGE SKILLED NURSING
   FACILITIES .................................               5,846        86              357,220          93.4         11.2
                                                              -----        --             --------          ----         ----
SPECIALTY HOSPITALS (FIVE):
IHS HISTORICAL PROPERTIES (4)
IHS Hospital at Houston (Houston, TX) .........    1963          59        82               19,679           5.1            9
                                                              -----        --             --------          ----          ----
HHC PROPERTIES (6)
HSH-Midwest City (Midwest City, OK) ...........    1987          30        81                  354           0.1           11
HSH-El Paso (El Paso, TX) .....................    1970          31        86                1,227           0.3           12
HSH-Plano (Plano Specialty Hospital)
 (Plano, TX) ..................................    1976          30        52                2,255           0.6            9
HSH-Corpus Christi (Corpus Christi, TX) .......    1968          31        68                1,704           0.5           13
                                                              -----        --             --------          ----         ----
  SUBTOTAL/WEIGHTED AVERAGE ...................                 122        72                5,540           1.5         11.0
                                                              -----        --             --------          ----         ----
   TOTAL/WEIGHTED AVERAGE SPECIALTY
    HOSPITALS .................................                 181        75               25,219           6.6          9.4
                                                              -----        --             --------          ----         ----
   TOTAL INITIAL PROPERTIES ...................               6,027        86%            $382,439           100%        11.1
                                                              =====        ==             ========          ====          ====


----------

(1) Based on the number of private and semi-private beds currently in use which may be lower than the number of licensed beds.

(2)  Based on weighted average occupancy for the 3 months ended March 31, 1998.

(3) Represents the initial lease term under each of the leases for these facilities, which leases will be entered into as of the closing of the Offering and excludes all renewal options.

(4) "IHS Historical Properties" means the Initial Properties which have been owned and managed by IHS for more than one year. All of the IHS Historical Properties will be leased to Lyric III, pursuant to the Master Lease, and subleased to wholly owned subsidiaries of Lyric III.

(5)  Facility also includes a specialty hospital consisting of 33 beds.

(6) "HHC Properties" means the Initial Properties which were owned and managed by Horizon/CMS Healthcare Corporation ("HHC") prior to December 31, 1997 and were acquired by IHS effective December 31, 1997, and will be leased to Lyric III, pursuant to the Master Lease and subleased to wholly owned subsidiaries of Lyric III.

(7) "Peak Medical Properties" means the Initial Properties which were owned and managed by HHC prior to December 31, 1997, and were acquired by IHS effective December 31, 1997, and will be leased to and managed by Peak Medical of Idaho, Inc. ("Peak Medical Tenant"), a wholly owned subsidiary of Peak Medical Corporation ("Peak Medical").

(8) "Trans Health Properties" means the Initial Properties to be acquired from an unaffiliated third party. The Trans Health Properties will be leased to a subsidiary of Trans Healthcare, Inc. ("Trans Health").

                                COMPANY STRUCTURE

     The Company will be structured as an UPREIT, which means that at the completion of the Offering, substantially all of the Company's assets will be owned by, and its operations conducted through, the Operating Partnership. The Company will contribute the net proceeds of the Offering to the Operating Partnership in exchange for a number of Units equal to the number of shares of Common Stock sold by the Company in the Offering. Following the Offering, the Operating Partnership may issue Units to third parties who will contribute properties in exchange for Units. Pursuant to the Operating Partnership Agreement, the General Partner will have full, exclusive and complete responsibility and discretion in the management, operation and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions, including acquisitions, developments, and dispositions of properties and refinancings of existing and future indebtedness. The Company will manage the business and affairs of the Operating Partnership through its control of the board of directors of the General Partner, which will be comprised of the same members as the board of directors of the Company. Because of limitations imposed by the rules applicable to REITs, the Company is not permitted to operate its own facilities. The Company's activities will consist of monitoring its investments, developing investment and lending opportunities, performing underwriting, analysis, negotiating and closing activities with respect to future investment or financing transactions and performing administrative functions.


     FORMATION   TRANSACTIONS.   The  formation   transactions  (the  "Formation
Transactions") include the following transactions which have occurred or will occur prior to or concurrent with the consummation of the Offering:

     o The Company was incorporated in Maryland in February 1998 at which time the Company issued 100 shares to Dr. Elkins which was all of the outstanding shares of Common Stock. The Operating Partnership was formed as a Delaware limited partnership in April 1998 as a wholly owned subsidiary of the Company, with MP Operating as the general partner and MP LP as the limited partner. Lyric was previously formed in May 1997 as a Delaware limited liability company.

     o The Company has received a commitment for and anticipates entering into a three-year unsecured revolving credit facility for $150 million from SouthTrust Bank, National Association, as agent for a group of lenders (the "Credit Facility"). The Credit Facility will be used to:
          (i) finance a portion of the purchase price and acquisition costs of the Initial Properties; (ii) facilitate future acquisitions or financings; and (iii) for working capital and other general corporate purposes. No assurance can be given that the Company will enter into the Credit Facility.

     o The Company will acquire the Lyric Properties from IHS for approximately $359.7 million. The Company will lease all of the Lyric Properties to Lyric III pursuant to the Master Lease. Lyric III will sublease the Lyric Properties to the Facility Subtenants pursuant to the individual Facility Subleases. Rent payments and the performance of Lyric III under the Master Lease and the Facility Subtenants under the Facility Subleases will be guaranteed by Lyric. IHS will manage all of the Lyric Properties under a management agreement with Lyric. See "Risk Factors -- Dependence on Lyric III, Lyric and IHS for the Company's Revenues May Adversely Affect the Company's Ability to Make Distributions," "-- Certain Aspects of Owning Healthcare Facilities May Adversely Affect the Ability of the Company's Lessees and Borrowers to Make Payments to the Company" and "Business of the Company and its Properties."

     o The Company will acquire the Peak Medical Properties from IHS for approximately $11.3 million, subject to existing leases at each facility with the Peak Medical Tenant. The leases are substantially similar to the Master Lease and are cross defaulted. Peak Medical will guaranty the payment and performance of the Peak Medical Tenant under the leases.

     o The Company will acquire the Trans Health Properties from an unaffiliated third party for approximately $11.5 million and lease the Trans Health Properties to wholly owned subsidiaries of Trans Health under a master lease substantially similar to the Master Lease. Trans Health will guaranty the payment and performance of all obligations under the master lease for the Trans Health Properties.

     o    As the  sole  stockholder  of the  General  Partner  and  the  Limited
          Partner, the Company will initially indirectly own 100% of the ownership interests in the Operating Partnership through its wholly owned subsidiaries, MP Operating and MP LP, and the Operating Partnership will own the Initial Properties. Following the Offering, the Operating Partnership may issue Units to third parties who will contribute properties in exchange for Units.

     o The Company and IHS will enter into an option agreement pursuant to which the Company will be granted purchase options to purchase up to 10 skilled nursing facilities (the "Option Properties") currently owned or leased (with a purchase option) by IHS for a total purchase price of approximately $104.7 million (the "Purchase Option Agreement"). The Purchase Option Agreement will have an initial term of two years, with the Company granted three successive renewal options of one year each. It is currently anticipated that all facilities acquired by the Company under the Purchase Option Agreement will be leased to Lyric III and its consolidated subsidiaries and managed by a subsidiary of IHS. See "Business of the Company and its Properties" and "Risk Factors -- Conflicts of Interest with Affiliated Directors in the Formation Transactions and the Business of the Company Could Adversely Affect the Company's Dealings with IHS and Lyric."

     o In addition to the Purchase Option Agreement, the Company and IHS will enter into a right of first offer agreement for a period of four years from the closing of the Offering (subject to annual renewals thereafter), pursuant to which IHS must offer the Company the opportunity to purchase or finance any healthcare facilities IHS acquires or develops and elects to sell and lease back or finance in a transaction of the type normally engaged in by the Company (the "Right of First Offer Agreement"). The Company will be offered the opportunity to acquire or finance the IHS facility on terms and conditions that, should the Company decline to pursue the proposed transaction, must be offered to any other third parties by IHS. If IHS is only able to sell and lease back or finance the IHS facility on better terms with a third party than previously offered to the Company, then the Company must again be offered those new terms and conditions for consideration prior to IHS finalizing a transaction with the third party. See "Risk Factors -- Conflicts of Interest with Affiliated Directors in the Formation Transactions and the Business of the Company Could Adversely Affect the Company's Dealings with IHS and Lyric" and "Business of the Company and its Properties -- Right of First Offer Agreement."

     o Following the completion of the Offering and the purchase of the Initial Properties, the Company will have approximately $65.4 million available under the Credit Facility for general corporate purposes, including acquisitions of additional properties.

     o Upon completion of the Offering, the purchasers of the shares of Common Stock sold in the Offering (other than directors and executive officers of the Company) will own 95.3% of the issued and outstanding shares of Common Stock or 92.7% assuming the exercise of all outstanding stock options granted to directors and executive officers pursuant to the 1998 Omnibus Securities and Incentive Plan. Upon completion of the Offering, directors and executive officers of the Company will own 4.7% of the issued and outstanding shares of Common Stock or 7.3% assuming the exercise of all outstanding stock options held by such individuals.

     The following diagram depicts the beneficial ownership of the Company and the Initial Properties following the completion of the Offering:



                                [GRAPHIC OMITTED]



----------

(1) Assumes 818,674 shares of Common Stock are purchased by directors and executive officers in the Concurrent Offering. Excludes shares of Common Stock issuable pursuant to stock options to be granted prior to or contemporaneously with the Offering. If all such options were exercised as of the date of the Offering, the Company's executive officers and directors would own 7.3% of the Common Stock and the public stockholders would own 92.7% of the Common Stock.


(2) 100% of the economic interest in all of the Properties will be owned through the Operating Partnership.

     LYRIC STRUCTURE. Lyric was formed in May 1997 as a Delaware limited liability company and is presently owned 50% by IHS and 50% by TFN Healthcare Investors, LLC ("TFN"), a Delaware limited liability company, which is 100% beneficially owned by Timothy F. Nicholson, a director of IHS. Through other of its consolidated subsidiaries, Lyric currently leases 10 healthcare facilities from an unaffiliated publicly traded healthcare REIT. After the sale of the Lyric Properties, IHS will contribute the shares of stock in Lyric III to Lyric and the shares of stock in the Facility Subtenants to Lyric III. Thereafter, Lyric will own 100% of the stock of Lyric III and Lyric III will own 100% of the stock of each of the Facility Subtenants. IHS will manage all of the Lyric Properties.




                                [GRAPHIC OMITTED]




----------
(1) The properties are leased pursuant to a master lease and subleased to wholly owned subsidiaries.

                TRANSACTIONS WITH AND BENEFITS TO RELATED PARTIES

     In connection with the Formation Transactions and the Offering, the Company will enter into transactions with Dr. Elkins, IHS and Lyric, which transactions may benefit Dr. Elkins, IHS and Lyric or result in conflicts of interest between the Company and Dr. Elkins, IHS or Lyric, including the following:

     o Dr. Elkins will simultaneously serve as Chairman of the Board of Directors of the Company and Chairman of the Board of Directors, Chief Executive Officer and President of IHS. See "Risk Factors -- Conflicts of Interest with Affiliated Directors in the Formation Transactions and the Business of the Company Could Adversely Affect the Company's Dealings with IHS and Lyric," "Conflicts of Interest," "Management" and "Transactions With and Benefits to Related Parties."

     o IHS and TFN will each beneficially own 50% of Lyric. Timothy F. Nicholson, a director of IHS, beneficially owns 100% of TFN.

     o The Company will: (i) grant to Dr. Elkins options to purchase 315,681 shares of Common Stock; (ii) grant to its executive officers and certain other employees options to purchase an aggregate of 112,361 shares of Common Stock; and (iii) grant to each of the four non-employee director nominees, at the time they become directors, options to purchase 21,402 shares of Common Stock, all under the Company's 1998 Omnibus Securities and Incentive Plan. All such options will have an exercise price of $.001 per share and will be exercisable immediately. Assuming an initial public offering price of $18.50 per share, the value of the shares issuable upon exercise of the options at the date of the Offering will be: $5.8 million (Dr. Elkins), $2.1 million (Company executive officers and employees as a group) and $.4 million (each non-employee director other than Dr. Elkins), respectively. See "Management -- 1998 Omnibus Securities and Incentive Plan."

     o Upon completion of the Offering, the purchasers of the shares of Common Stock sold in the Offering (other than directors and executive officers of the Company) will own 95.3% of the issued and outstanding shares of Common Stock or 92.7% assuming the exercise of all outstanding stock options granted to directors and executive officers pursuant to the 1998 Omnibus Securities and Incentive Plan. Upon completion of the Offering, directors and executive officers of the Company will own 4.7% of the issued and outstanding shares of Common Stock or 7.3% assuming the exercise of all outstanding stock options held by such individuals.

     o The Company will pay to IHS approximately $371.0 million as the purchase price for the Lyric Properties and the Peak Medical Properties, plus approximately $1.0 million as repayment of advances made by IHS to the Company in connection with the Formation Transactions and the Company's operations prior to the Offering.

     o Lyric and the Facility Subtenants will enter into management agreements with IHS under which IHS will have the exclusive right to manage the Lyric Properties and IHS will receive (i) a base management fee equal to (a) 3% of the gross revenues of all facilities covered by the master management agreement or (b) 4% of the gross revenues of all facilities covered by the master management agreement if annual gross revenues for all facilities owned by Lyric and managed by IHS exceed $350 million and (ii) an annual incentive fee equal to 70% of the annual net cash flow of all facilities covered by the management agreements. See "Key Agreements -- Master Management Agreement and Facility Management Agreements."

     o Lyric and the Facility Subtenants will enter into franchise agreements with IHS under which IHS will grant to Lyric and the Facility Subtenants the right to use certain proprietary materials developed and used by IHS in its operation of healthcare facilities. IHS will receive an annual franchising fee under the agreements equal to 1% of the gross revenues of all facilities covered by the franchise agreements. See "Key Agreements -- Master Franchise Agreement and Facility Franchise Agreements."

     Following the Offering, the Company will be prohibited by the terms of its Bylaws from acquiring additional properties from, or providing financing on properties involving, IHS or the Company's directors and officers or affiliates thereof without the approval of a majority of the Company's disinterested directors, including any properties to be acquired pursuant to the Right of First Offer Agreement, and any properties to be acquired pursuant to the Purchase Option Agreement.


                                  THE OFFERING

     All of the shares of Common Stock offered hereby are being offered by the Company.


COMMON STOCK OFFERED(1)...   16,500,000 shares


COMMON STOCK OUTSTANDING
 AFTER THE OFFERING(2)....   17,963,650 shares


USE  OF  PROCEEDS.........   The net  proceeds of the  Offering  will be used by
                             the Company to acquire the Initial Properties, to pay formation expenses and for general corporate purposes. See "Use of Proceeds" and "Structure and Formation of the Company."

PROPOSED NYSE SYMBOL......   "MPZ"

----------

(1) Excludes 950,000 shares of Common Stock to be sold to certain directors, executive officers and employees of the Company and certain officers of IHS in the Concurrent Offering.

(2)  Includes: (i) the 950,000 shares to be sold in the Concurrent Offering; and
     (ii) 513,650 shares of Common Stock issuable pursuant to stock options that will be exercisable immediately at a price per share of $.001.

                                  DISTRIBUTIONS

     The Company intends to make regular quarterly distributions to holders of its Common Stock. The initial distribution, covering a partial quarter commencing on the date of the closing of the Offering and ending on September 30, 1998, is expected to be $ per share, which represents a pro rata distribution based upon a full quarterly distribution of $.393125 per share and an annual distribution of $1.5725 per share (or an annual distribution rate of approximately 8.5% based on the initial public offering price). See "Distributions."

     The Company intends initially to distribute annually approximately 82.9% of estimated cash available for distribution. The Company's estimate of cash available for distribution ("Cash Available for Distribution") for the twelve months following the closing of the Offering is based upon pro forma funds from operations ("Funds from Operations") for the 12 months ended March 31, 1998, with certain adjustments as described in "Distributions." Because of the effects of a one-time compensation expense related to the granting of stock options to directors, officers and employees, the Company anticipates that approximately 69.0% (or $1.086 per share) of the distributions intended to be paid by the Company for the 12-month period following the completion of the Offering will represent a return of capital for federal income tax purposes and in such event will not be subject to federal income tax under current law to the extent such distributions do not exceed a stockholder's basis in the Common Stock. Without giving effect to this one-time charge, approximately 34.4% (or $0.541 per share) of the distributions anticipated for such period would constitute a non-taxable return of capital. The Company intends to maintain its initial distribution rate for the 12-month period following the completion of the Offering unless actual results of operations, economic conditions or other factors differ materially from the assumptions used in its estimate. Distributions by the Company will be determined by the Board of Directors and will be dependent upon a number of factors, including revenue received from the Company's properties, the operating expenses of the Company, interest expense, the ability of tenants at the Company's properties to meet their financial obligations and unanticipated capital expenditures. The Company believes that its estimate of Cash Available for Distribution is reasonable; however, no assurance can be given that the estimate will prove accurate, and actual distributions may therefore be significantly different from expected distributions. The Company does not intend to reduce the expected distribution per share if the Underwriters' overallotment option is exercised. See "Distributions."

                            TAX STATUS OF THE COMPANY


     The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1998, and believes its organization and proposed method of operation will enable it to meet the requirements for qualification as a REIT. To maintain REIT status, an entity must meet a number of organizational and operational requirements. In order to maintain its qualification as a REIT under the Code, the Company generally will be required each year to distribute at least 95% of its net taxable income. As a REIT, the Company generally will not be subject to federal income tax on net income it distributes currently to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates. Even if the Company qualifies for taxation as a REIT, the Company will be subject to certain federal, state and local taxes on its income and property. In the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., commencing with the Company's taxable year ending December 31, 1998, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. See "Risk Factors -- Failure to Qualify as a REIT Would Cause the Company to be Taxed as a Corporation" and "Federal Income Tax Consequences -- Failure of the Company to Qualify as a REIT."

             SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION


     The following table sets forth financial information for the Company which is derived from the Balance Sheet and Pro Forma Balance Sheet and Statement of Operations included elsewhere in this Prospectus. The adjustments for the Offering assume an initial public offering price of $18.50 per share of Common Stock and that the Underwriters' overallotment option is not exercised.

     Pro forma operating data are presented for the three months ended March 31, 1998 and for the year ended December 31, 1997 as if the Offering, the acquisitions of the Initial Properties and the Formation Transactions had occurred, and as if the respective leases were in effect, on January 1, 1998 and January 1, 1997, respectively. The pro forma balance sheet is presented as of March 31, 1998 as if the Offering and the acquisitions of the Initial Properties and related transactions had occurred at that date.




                                                                                PRO FORMA AT OR
                                                                                 FOR THE THREE       PRO FORMA FOR
                                                                                 MONTHS ENDED       THE YEAR ENDED
                                                       AT MARCH 31, 1998(1)     MARCH 31, 1998     DECEMBER 31, 1997
                                                      ----------------------   ----------------   ------------------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
 Revenues .........................................            $ --              $     9,690         $    38,757
 Net income .......................................              --                    5,551              22,200
 Earnings per share - diluted .....................              --                     0.31                1.24

BALANCE SHEET DATA:
 Properties .......................................              --                  382,439                  --
 Other assets .....................................              --                      528                  --
 Total assets .....................................              --                  382,967                  --
 Credit Facility ..................................              --                   84,582                  --
 Other liabilities ................................              --                    2,026                  --
 Total stockholders' equity .......................              --                  296,359                  --

OTHER DATA:
 Funds from Operations (2) ........................              --                    7,774              31,092
 Cash provided by operating activities(3) .........              --                    7,765              33,087
 Cash used by investing activities(3) .............              --                       --            (382,592)
 Cash provided by financing activities(3) .........              --                       --             380,566
 Weighted average number of shares of
   common stock outstanding - diluted(4) ..........             100               17,963,650          17,963,650


----------

(1) The Company was formed on February 20, 1998 and was capitalized with the issuance of 100 shares of Common Stock for an aggregate purchase price of $100.

(2) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with generally accepted accounting principles ("GAAP")), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The White Paper also provides for other adjustments to net income in deriving Funds from Operations, including adjustments for extraordinary, unusual, or non-recurring items. Accordingly, the Company intends to adjust net income in computing Funds from Operations by the amount of non-recurring non-cash compensation expense. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

(3) Amounts are presented on a pro forma basis assuming the Offering and the related transactions occurred on January 1, 1997 and computed in accordance with GAAP, except that cash provided by operating activities excludes the effect on cash resulting from changes in current assets and current liabilities. The Company does not believe that these excluded items are material to net cash provided by operating activities. Also, no unconditional commitments exist for investing or financing activities.

(4) Includes shares of Common Stock issuable upon exercise of stock options to be granted contemporaneously with the Offering.

                                  RISK FACTORS

     An investment in the shares of Common Stock involves various risks. Prospective investors should carefully consider the following information before making a decision to purchase Common Stock in the Offering. See "Forward-Looking Statements."

DEPENDENCE ON LYRIC III, LYRIC AND IHS FOR THE COMPANY'S REVENUES MAY ADVERSELY AFFECT THE COMPANY'S ABILITY TO MAKE DISTRIBUTIONS

     The Company's revenues and ability to make expected distributions to stockholders will depend in significant part upon rental payments received from Lyric III under the Master Lease and, in the event of a default by Lyric III, from Lyric pursuant to its guaranty of Lyric III's obligations under the Master Lease. Lyric III will be the lessee of 42 of the Initial Properties, which account for approximately 94% of the aggregate purchase price of the Initial Properties, and if acquired, all of the Option Properties. Lyric III's ability to make rental payments depends on the revenues derived from IHS' successful management of the facilities leased by Lyric III. IHS has not guaranteed Lyric III's obligations under the Master Lease. Accordingly, there can be no assurance that Lyric III will be able to meet its obligations under the Master Lease in the event that IHS fails to successfully manage the Lyric Properties. Additionally, if IHS is unable to successfully manage the Lyric Properties, there can be no assurance that Lyric will not experience delays in substituting a manager for the Lyric Properties. Any such delay could adversely affect Lyric III's ability to make rental payments under the Master Lease.

     Due to the Company's initial dependence on Lyric III's rental payments as the principal source of the Company's revenues, the Company may be limited in its ability to fully enforce its rights under the Master Lease or to terminate the Master Lease. Failure by Lyric III to materially comply with the terms of the Master Lease could require the Company to identify another lessee to which to lease such properties since, as a REIT, the Company is generally precluded from operating its properties. In the event of a default by Lyric III, Lyric or any Facility Subtenants, the Company could be materially and adversely affected by a decrease or cessation of rental payments under the Master Lease. The Company has no recourse against IHS, and can look for payment only from Lyric, Lyric III or any relevant Facility Subtenants. Additionally, there can be no assurance that Lyric III will elect to renew the Master Lease upon the expiration of its initial term, which would also force the Company to identify a suitable replacement lessee. In either circumstance, due to the nature of the facility-based healthcare service industry, the Company may be unable to identify a suitable lessee or to attract such a lessee, and may, therefore, be required to reduce the rent, which would have the effect of reducing the Company's Cash Available for Distribution. See "Key Agreements -- Master Lease."

CONFLICTS OF INTEREST WITH AFFILIATED DIRECTORS IN THE FORMATION TRANSACTIONS AND THE BUSINESS OF THE COMPANY COULD ADVERSELY AFFECT THE COMPANY'S DEALINGS WITH IHS AND LYRIC


     Several conflicts of interest exist between the Company and its directors and officers, IHS and its directors and officers and Lyric and its directors and officers. The following description sets forth the principal conflicts of interest and the relationships through which they arise.


     THE COMPANY MAY PURSUE LESS VIGOROUS ENFORCEMENT OF TERMS OF AGREEMENTS BECAUSE OF CONFLICTS OF INTEREST WITH AFFILIATED DIRECTORS. The presence of affiliated directors may deter the Company from vigorously enforcing the terms of the IHS Agreements, the Master Lease and the Lyric Guaranty, which could adversely affect the Company's financial condition and results of operations. Dr. Elkins, the Company's Chairman of the Board, is Chairman of the Board, Chief Executive Officer and President of IHS and will continue to serve in such capacity following completion of the Offering. In addition, each of the Company's executive officers was formerly associated with IHS, including John B. Poole, President and Chief Executive Officer and a director of the Company, who previously served as Executive Vice President and Special Assistant to the Chief Executive Officer of IHS. Lyric is owned 50% by IHS and 50% by TFN, which is 100% beneficially owned by Timothy F. Nicholson, a member of IHS' Board of Directors. At March 1, 1998, Dr. Elkins beneficially owned approximately 7.6% of the outstanding common stock of IHS and, upon consummation of the Offering, he will beneficially own 5.7% of the outstanding Common Stock of the Company. Because he serves as Chairman of the Boards of both IHS and the Company, Dr. Elkins will have a conflict of interest with respect to his obligations as a director of the Company with respect to enforcing: (i) the terms of the Facilities Purchase Agreement, the Purchase Option Agreement and the Right of First Offer Agreement (collectively, the "IHS Agreements") as they relate to the various IHS properties being acquired by the Company or that may be acquired or financed by the Company in the future; (ii) the Master Lease to be entered into by the Company and Lyric III; and (iii) the Lyric Guaranty from Lyric to the Company.

     THERE CAN BE NO ASSURANCE THAT THE COMPANY IS PAYING FAIR MARKET VALUE FOR THE INITIAL PROPERTIES. There can be no assurance that the consideration to be paid by the Company for the Initial Properties represents the fair market value thereof and it is possible that the market value of the Common Stock may exceed stockholders' proportionate share of the aggregate fair market value of such properties. The purchase price to be paid to IHS by the Company for the Initial Properties was not determined as a result of arm's length negotiations. The purchase price was determined on the basis of negotiations between the Company and IHS based on a variety of factors, including, but not limited to, independent appraisals, comparable transactions, historical and projected operating results and industry cash flow coverage ratios. Although it is intended that the Company pay fair market value for the Initial Properties, there can be no assurance that the appraisers have accurately determined the fair market value of the Initial Properties. IHS will receive substantial economic benefits as a result of consummation of the Formation Transactions and the Offering. See "Conflicts of Interest," "Transactions with and Benefits to Related Parties" and "Valuation of Initial Properties."

     THERE CAN BE NO ASSURANCE THAT THE TERMS AND CONDITIONS OF THE MASTER LEASE REFLECT FAIR MARKET TERMS. Failure of the terms and conditions of the Master Lease to reflect fair market terms could adversely affect the Company's financial condition and results of operations. Lyric will receive substantial economic benefits as a result of entering the Master Lease. The terms and conditions of the Master Lease to be entered into by the Operating Partnership and Lyric III were determined by negotiations between the Company and Lyric and were not negotiated on an arm's length basis. The rental rate under the Master Lease was based on an agreed upon yield intended to be competitive in the marketplace. No independent valuation or assessment of the terms and conditions of the Master Lease was obtained by the Company. Accordingly, there can be no assurance that the Master Lease reflects market terms. See "Conflicts of Interest" and "Transactions with and Benefits to Related Parties."

     THE COMPANY WILL EXPERIENCE COMPETITION FROM IHS. Competition from IHS could adversely affect the Company's financial condition and results of operations. The Company will experience ongoing competition from and conflicts with IHS. The Company's healthcare facilities (whether or not managed by IHS) may compete with healthcare facilities owned, leased or managed by IHS in certain markets. As a result, IHS will have a conflict of interest due to the operation of certain competing healthcare facilities and its management of a substantial portion of the facilities owned by the Company. See "Conflicts of Interest."

     DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY WILL HAVE SUBSTANTIAL INFLUENCE AND COULD HAVE OUTSIDE INTERESTS THAT CONFLICT WITH THE COMPANY'S INTERESTS. Failure of the Company's executive officers to act in accordance with the Company's interests could adversely affect the Company's financial condition and results of operations. Certain of the directors and executive officers of the Company are purchasing shares of Common Stock in the Concurrent Offering and will be granted stock options which will be exercisable at the time of the Offering. Upon completion of the Offering, directors and executive officers of the Company will own approximately 7.3% of the total issued and outstanding shares of Common Stock (including shares issuable pursuant to exercisable stock options). Accordingly, such persons will have substantial influence on the Company, which influence may not be consistent with the interests of other stockholders. See "Principal Stockholders."

THE  COMPANY'S  LIMITED  RECOURSE  TO  OPERATORS  AND  FUNDING  OF  EARLY  STAGE
PROVIDERS MAY ADVERSELY AFFECT THE COMPANY'S ABILITY TO RECEIVE RENT AND INTEREST INCOME

     The Company's customized investment or financing structures include products that limit recourse to the operator and provide funding to early stage facility-based healthcare service providers, which may affect the ability of the Company to receive rent and interest income. As part of the Intermediate Lessee Structure utilized with IHS, the Company has no recourse against IHS, and can look for payment only from Lyric, Lyric III or any relevant Facility Subtenants. See "Business and Growth Strategies."

INEXPERIENCE OF MANAGEMENT IN OPERATING A REIT COULD AFFECT REIT QUALIFICATION

     Failure of the Company to qualify or maintain its qualification as a REIT could adversely affect the Company's financial condition and results of operations. The Company will be self-administered and self-managed and expects to qualify as a REIT for federal income tax purposes. The Company's Board of Directors and executive officers will have overall responsibility for management of the Company. Although certain of the Company's executive officers and directors have extensive experience in the acquisition, development and financing of real properties and in the operation of healthcare facilities and publicly owned corporations, none of the management of the Company has prior experience in operating a business in accordance with the Code requirements for maintaining REIT qualification. Failure to maintain REIT status would have an adverse effect on the Company's ability to make anticipated distributions to stockholders. There can be no assurance that the past experience of management will be appropriate to qualify and maintain the Company as a REIT. See "Management."

LACK OF OPERATING HISTORY MAY ADVERSELY AFFECT THE COMPANY'S ABILITY TO MAKE DISTRIBUTIONS

     There can be no assurance that the Company will be able to generate sufficient revenue from operations to make anticipated distributions to its stockholders. The Company was recently organized and has no operating history. The Company also will be subject to the risks generally associated with the formation of any new business and specifically to the risks associated with the formation and operation of a REIT.

THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO EFFECTIVELY MANAGE ITS INTENDED RAPID GROWTH

     Failure of the Company to grow or effectively manage its growth could adversely affect its financial condition and results of operations. The Company intends to grow rapidly. The Company's ability to manage its growth effectively will require it to successfully identify, structure and manage new investments. Other than the Initial Properties (which will be purchased using the net proceeds from the Offering concurrently with or within a short time following the closing of the Offering), the Company has not completed any acquisitions or dispositions. Although the Company has options to purchase the Option Properties, there can be no assurances that the Company will be successful in consummating the acquisition of any such properties. Furthermore, there can be no assurances that additional acquisition and development opportunities on terms that meet the Company's investment criteria will be available to the Company or that the Company will be successful in capitalizing on such opportunities.

FAILURE  TO  QUALIFY  AS  A  REIT  WOULD  CAUSE  THE  COMPANY  TO  BE TAXED AS A
CORPORATION

     The Company will be treated as a regular corporation for tax purposes if it fails to qualify as a REIT and such taxation could adversely affect the Company's financial condition and results of operations. The Company intends to operate so as to qualify as a REIT under the Code, commencing with its taxable year ending December 31, 1998 but there can be no assurance that the Company will be organized or will be able to operate in a manner so as to qualify as a REIT or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and some on a quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within the Company's control. For example, in order to qualify as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying sources, and the Company must pay distributions to stockholders aggregating annually at least 95% of its REIT taxable income

(excluding capital gains and certain non-cash income). No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

     LeBoeuf, Lamb, Greene & MacRae, L.L.P., tax counsel to the Company, has rendered an opinion to the effect that the Company is organized in conformity with the requirements for qualification as a REIT and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. Such legal opinion, however, is based on various assumptions and factual representations by the Company regarding the Company's business and assets and the Company's ability to meet the various requirements for qualification as a REIT, and no assurance can be given that actual operating results will meet these requirements. Such legal opinion is not binding on the Internal Revenue Service (the "IRS") or any court. Moreover, the Company's qualification and taxation as a REIT will depend upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which will not be reviewed by tax counsel to the Company. See "Federal Income Tax Consequences -- Taxation of the Company."

     If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Moreover, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. This treatment would significantly reduce the net earnings of the Company available for investment or distribution to stockholders because of the additional tax liability to the Company for the years involved. In addition, distributions to stockholders would no longer be required to be made. See "Federal Income Tax Consequences -- Failure of the Company to Qualify as a REIT."

     Certain special considerations will apply due to the nature of the Company's assets. The manner in which the Company will derive income from the skilled nursing facilities and other healthcare facilities will be governed by special considerations in satisfying the requirements for REIT qualification. Because the Company would not qualify as a REIT if it directly operated a skilled nursing facility or other healthcare facility, the Company will lease such facilities to a healthcare provider, such as the subsidiaries of Lyric, that will operate the facilities. It is essential to the Company's qualification as a REIT that these arrangements be respected as leases for federal income tax purposes and that the lessees (including the subsidiaries of Lyric and IHS) not be regarded as "related parties" of the Company (as determined under the applicable Code provisions). In the event the leases expire and are not renewed, the Company will have to find a new "unrelated" lessee to lease and operate the properties in order to continue to qualify as a REIT. In the event of a default on either a lease of, or a mortgage secured by, a skilled nursing facility or other healthcare facility, the Company, to maintain its REIT qualification, would have to engage a new healthcare provider (which could not include Lyric or its subsidiaries or IHS) to operate the facility after the Company takes possession of the facility. This requirement could deter the Company from exercising its remedies in the event of a default even though such exercise otherwise would be in the Company's best interests. Although the Company would be permitted to operate the facility for 90 days after taking possession of the facility pursuant to applicable Treasury Regulations without jeopardizing its REIT status, the fact that the facility licenses will be held by lessees or borrowers may preclude the Company from doing so under applicable healthcare regulatory requirements. See "Federal Income Tax Consequences -- Requirements for Qualification as a REIT."

     Other tax liabilities could adversely affect the Company's cash flows. Even if the Company qualifies as a REIT, it will be subject to certain federal, state and local taxes on its income and property. See "Federal Income Tax Consequences -- Other Tax Consequences for the Company and its Stockholders."

CERTAIN ASPECTS OF OWNING HEALTHCARE FACILITIES MAY ADVERSELY AFFECT THE ABILITY OF THE COMPANY'S LESSEES AND BORROWERS TO MAKE PAYMENTS TO THE COMPANY AND MAY ADVERSELY AFFECT THE VALUE OF THE COMPANY'S INVESTMENTS

     LESSEES AND BORROWERS' OPERATION IN THE HIGHLY REGULATED HEALTHCARE INDUSTRY MAY AFFECT THEIR ABILITY TO MAKE LEASE OR LOAN PAYMENTS TO THE COMPANY. Any failure by the Company's lessees or borrowers or their managers, to comply with applicable government regulations in the highly regulated healthcare industry could adversely affect lessees or borrowers' ability to make lease or loan payments to the Company. The long-term care segment of the healthcare industry is highly regulated. Operators of skilled nursing facilities and other healthcare facilities are subject to federal, state and local laws relating to the delivery and adequacy of medical and nursing care, nutrition, condition of the physical facility, residents' rights, distribution of pharmaceuticals, personnel, operating policies, fire prevention, rate-setting and compliance with building and safety codes and environmental laws. The failure to obtain or maintain any required regulatory approvals or licenses or the failure to comply with various licensure standards and Medicare and Medicaid conditions of participation could prevent an operator from offering services or adversely affect its ability to receive reimbursement for services and could result in the denial of reimbursement, suspension of admission of new patients, suspension or decertification from the Medicaid or Medicare programs, restrictions on the ability to acquire new facilities or expand existing facilities and, in extreme cases, revocation of the facility's license, significant civil and monetary penalties, closure of the facility and criminal sanctions. Separate civil law claims brought by the states against skilled nursing facilities for alleged threats to skilled nursing facility residents' health and safety, alleged abuse or neglect, or consumer-type actions for alleged violations of regulatory standards interpreted to be deceptive trade practices could also result in fines or damage awards against any lessee. There can be no assurance that lessees of healthcare facilities owned by the Company, or the provision of services and supplies by such lessees, will meet or continue to meet the requirements for participation in the Medicaid or Medicare programs or the requirements of state licensing authorities or that regulatory authorities will not adopt changes, new laws or new interpretations of existing regulations that would adversely affect the ability of lessees or borrowers to make rental or loan payments to the Company.

     LESSEES AND BORROWERS' RELIANCE ON GOVERNMENT AND THIRD PARTY REIMBURSEMENT PROGRAMS AND POLICIES COULD AFFECT THEIR ABILITY TO MAKE LEASE OR LOAN PAYMENTS TO THE COMPANY. Changes in government and third-party reimbursement programs and policies could adversely affect the Company's financial condition and results of operations. A significant portion of the revenue derived from the 42 skilled nursing facilities included in the Initial Properties is attributable to government reimbursement programs such as Medicare and Medicaid. The Medicaid program is a federally-mandated, state-run program providing benefits to low income and other eligible persons and is funded through a combination of state and federal funding. The method of reimbursement for facility-based nursing care under Medicaid varies from state to state, but is typically based either on rates set by the state or on costs reported by the facility. Under Medicare, as it exists prior to the phase-in of the prospective payment system, and many state Medicaid programs, rates for skilled nursing facilities are based on facilities' costs as reported to the applicable federal or state agency. However, there is a trend toward converting such reimbursement systems to a prospective rate system, as will be phased in for Medicare over four years beginning July 1, 1998. Medicare's prospective payment system is anticipated to significantly reduce reimbursement payments and there can be no assurance that future rates will be sufficient to cover the costs of provider services to residents of such facilities. The facilities' costs for services purchased from an organization related by ownership or control are limited to the costs (not charges) of the related organization. Any failure to comply with these requirements could have a variety of adverse consequences on the nursing facility, including recoupment of amounts overpaid and other sanctions under false claim laws. Future budget reductions in government-financed programs could significantly reduce reimbursement payments, and there can be no assurance that future rates will be sufficient to cover the costs of providing services to residents of such facilities. The Medicare and Medicaid programs are highly regulated and subject to frequent and substantial changes. In recent years, changes in the Medicare and Medicaid programs have resulted in reduced levels of payment and reimbursement for a substantial portion of healthcare services. Although lease and loan payments to the Company are not directly linked to the level of government and private reimbursement, to the extent that changes in these programs have a material adverse effect on the revenues from such facilities, such changes could have a material adverse impact on the ability of lessees and borrowers to make lease and loan payments. Healthcare facilities also have experienced increasing pressures from private payors attempting to control healthcare costs that in some instances have reduced reimbursement to levels approaching that of government payors. There can be no assurance that future actions by private third party payors, including cost control measures adopted by managed care organizations, will not result in further reductions in payment and reimbursement levels, or that future payment and reimbursements from any payor will be sufficient to cover the costs of the facilities' operations. There can be no assurance that reimbursement levels will not be further reduced in future periods, which could adversely affect the ability of lessees and borrowers to make rental or loan payments to the Company. See "Business of the Company and its Properties -- Government Regulation."

     FAILURE TO COMPLY WITH ANTI-KICKBACK LAWS AND SELF-REFERRAL PROHIBITIONS COULD ADVERSELY AFFECT THE ABILITY OF LESSEES AND BORROWERS TO MAKE RENTAL OR LOAN PAYMENTS TO THE COMPANY. Healthcare operators are subject to federal and state anti-remuneration laws and regulations, such as the federal Medicare/Medicaid anti-kickback law (the "Anti-Kickback Law") and the federal "Stark Law" which govern certain financial arrangements among healthcare providers and others who may be in a position to refer or recommend business or patients to such providers. The Anti-Kickback Law prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare and Medicaid patients or the purchasing, leasing, ordering or arranging for any goods, facilities, services or items for which payment can be made under Medicare or Medicaid. A violation of the federal Anti-Kickback Law could result in the loss of eligibility to participate in Medicare or Medicaid, or in civil or criminal penalties. The Stark Law restricts a physician or other practitioner from making a referral of a Medicare or Medicaid patient to any entity with which such physician or practitioner (or an immediate family member) has a financial relationship for certain designated health services. Any entity which accepts a referral prohibited by the Stark Law may not bill for the service provided pursuant to such prohibited referral. A violation of the Stark Law could result in civil monetary penalties and exclusion from Medicare and Medicaid. The grounds for exclusion were expanded significantly in the federal Balanced Budget Act of 1997 (the "Balanced Budget Act"). The federal False Claims Act has been used widely by the federal government, civilly and criminally, to prosecute fraud in areas such as coding errors, billing for services not rendered, submitting false cost reports, or billing for care which is not medically necessary. In addition, many states have passed laws similar to the Anti-Kickback Law and the Stark Law, and such state laws may apply regardless of the source of payment for the healthcare services. The federal Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), among other things, amends existing crimes and criminal penalties for Medicare fraud, creates new federal healthcare fraud crimes, expands the Anti-Kickback Law to apply to all federal healthcare programs, and prohibits any person or entity from knowingly and willfully committing a federal healthcare offense relating to a healthcare benefit program. Penalties for violation of HIPAA include civil and criminal sanctions. The federal government, private insurers and various state enforcement agencies have increased their scrutiny of providers, business practices and claims in an effort to identify and prosecute fraudulent and abusive practices. In addition, the federal government has issued fraud alerts concerning matters including nursing services, double billing, home health services, nursing facility arrangements with hospices, and the provision of medical supplies to nursing facilities; accordingly, these areas are under closer scrutiny by the government. Possible sanctions for violation of any of these restrictions or prohibitions include loss of licensure, exclusion from participating in governmental payor programs and civil and criminal penalties. State laws vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies. There can be no assurance that these federal and state laws will ultimately be interpreted in a manner consistent with the practices of the Company's lessees or borrowers or their managers. Violation of the Anti-Kickback Law or self-referral prohibitions could adversely affect the ability of lessees and borrowers to make rental or loan payments to the Company. See "Business of the Company and its Properties -- Government Regulation."

     THE COMPANY COULD EXPERIENCE POTENTIAL DELAYS IN SUBSTITUTING LESSEES BECAUSE LICENSES WILL BE HELD BY LESSEES. Delays in substituting lessees could adversely affect the Company's financial condition and results of operations. Potential delays may be encountered in substituting lessees due to the fact that licenses will be held by lessees and not by the Company. A loss of license or Medicare/Medicaid certification by a lessee of the Company, or a default by lessees under leases with the Company, could result in the Company having to obtain another lessee or substitute operator for the affected facility or facilities. Because the facility licenses for the Initial Properties will be held by lessees and not the Company and because under the REIT tax rules the Company would have to find a new "unrelated" lessee to operate the properties, the Company may encounter delays in exercising its remedies under leases and loans made by the Company or substituting a new lessee in the event of any loss of licensure or Medicare/Medicaid certification by a prior lessee. No assurances can be given that the Company could contract with a new lessee on a timely basis or on acceptable terms and a failure of the Company to do so could have a material adverse effect on the Company's financial condition and results of operations.

     SHORTAGES OF QUALIFIED HEALTHCARE PERSONNEL COULD ADVERSELY AFFECT THE OPERATION OF FACILITIES. A shortage of qualified healthcare personnel to provide services at the healthcare facilities could result in significant increases in labor costs or otherwise adversely affect the facilities' operations and licensure or certification status. Based upon a review of current facility staffing, the Company believes that its lessees and borrowers have been able to adequately staff the healthcare facilities, but any shortage of qualified healthcare personnel in the future could adversely affect the ability of lessees or borrowers to operate the facilities and in turn to make required lease or loan payments to the Company.

     LESSEES AND BORROWERS' EXPOSURE TO GOVERNMENT INVESTIGATIONS MAY AFFECT THEIR ABILITY TO MAKE PAYMENTS TO THE COMPANY. If governmental investigators take positions that are inconsistent with the lessees, borrowers or their managers' practices, lessees and borrowers' ability to make lease or loan payments to the Company may be adversely affected. Significant media and public attention has recently been focused on the healthcare industry due to ongoing federal and state investigations reportedly related to referral and billing practices, laboratory services and physician ownership and joint ventures. These increased enforcement actions increase the likelihood of governmental investigations of all healthcare facilities.

     REGULATORY REQUIREMENTS MAY CAUSE DELAYS IN TRANSFERRING HEALTHCARE FACILITIES. Delays in transferring healthcare facilities due to regulatory requirements could reduce the Company's income and adversely affect the Company's financial condition and results of operations. Transfers of certain healthcare facilities require regulatory notices, approvals, and/or applications not required for transfers of other types of commercial operations or real estate. In addition, many states have adopted Certificate of Need programs or similar laws which generally require the appropriate state agency's prior approval for the establishment of or acquisitions of healthcare facilities and its prior determination that a need exists for certain bed additions, new services and capital expenditures. Failure to secure such approval or determination could prevent an operator from offering services or receiving reimbursements and could result in the denial of reimbursement, suspension of admission of new patients, suspension or decertification from the Medicare or Medicaid program, restrictions on its ability to acquire new facilities or expand existing facilities and, in extreme cases, revocation of the facility's license or closure of the facility. Alternative uses of healthcare facilities are limited, and substantially all of the healthcare facilities included in the Initial Properties are special purpose facilities that may not be easily adapted for non-healthcare related uses.

     RELOCATION OR CLOSURE OF A NEARBY HOSPITAL OR HEALTHCARE FACILITY COULD AFFECT THE OPERATION OF FACILITIES AND MAY AFFECT THE COMPANY'S ABILITY TO RENEW LEASES AND ATTRACT NEW TENANTS. Relocation or closure of a nearby hospital could reduce the number of patients utilizing a facility and, as a result, adversely affect the operation of the facility and affect lessees or borrowers' ability to make lease or loan payments to the Company. Many of the skilled nursing facilities included in the Initial Properties are in close proximity to one or more hospitals. Additionally, the relocation or closure of a hospital could make the Company's skilled nursing facilities in such area less desirable and affect the Company's ability to renew leases and attract new tenants. See "Business of the Company and its Properties."

     SUBSIDIARIES OF LYRIC III AND OTHER LESSEES MAY BE SUBJECT TO REPAYMENT AND INDEMNITY LIABILITIES WHICH MAY ADVERSELY AFFECT THEIR ABILITY TO MAKE PAYMENTS TO THE COMPANY. Lyric III's subsidiaries may be subject to repayment and indemnity liabilities as a result of their continuing use of provider numbers that were utilized when such entities were subsidiaries of IHS, which may affect their ability to make lease payments to the Company. In certain instances, indemnity insurers and other non-governmental payors have sought repayment from providers for alleged overpayments. Other lessees who acquire provider numbers may also assume such liabilities.

     LIMITATIONS IMPOSED ON ENFORCEABILITY OF REMEDIES MAY ADVERSELY AFFECT THE COMPANY'S ABILITY TO ENFORCE AGREEMENTS. The enforceability of and the various remedies available to the Company pursuant to its agreements with Lyric, including the Master Lease, the Security Agreement and the Lyric Guaranty are subject to various limitations imposed by state and federal laws, rulings and decisions affecting remedies and by bankruptcy, reorganization, insolvency, receivership and other laws affecting the enforcement of lessors' and creditors' rights generally. Among other things, the provisions of the Security Agreement purporting to grant a security interest in Lyric's licenses, permits and certificates of need may not be enforceable. Further, the Company will not be able to garnish amounts owed by third party payors under the Medicare and Medicaid programs because of provisions of federal laws making the assignment of Medicaid or Medicare revenues ineffective against such payors.

THE COMPANY'S USE OF DEBT FINANCING, ABSENCE OF LIMITATION ON DEBT AND INCREASES IN INTEREST RATES COULD ADVERSELY AFFECT THE COMPANY

     THE REQUIRED REPAYMENT OF DEBT OR INTEREST THEREON COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION. Upon consummation of the Offering, the Company expects to have $84.6 million outstanding under its unsecured Credit Facility. If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as new equity capital, the Company expects that its cash flow will not be sufficient in all years to pay distributions at expected levels and to repay such maturing debt. Furthermore, if prevailing interest rates or other factors at the time of refinancing (such as the reluctance of lenders to make commercial real estate loans) result in higher interest rates upon refinancing, the interest expense relating to such refinanced indebtedness would increase, which would adversely affect the Company's cash flow and the amount of distributions it can make to investors. In the future, the Company may mortgage a property or properties to secure payment of indebtedness and if the Company is unable to meet mortgage payments, the property could be foreclosed upon by or otherwise transferred to the mortgagee with a consequent loss of income and asset value to the Company.

     THE ABSENCE OF A LIMITATION ON DEBT COULD RESULT IN THE COMPANY BECOMING HIGHLY LEVERAGED AND ADVERSELY AFFECT THE COMPANY'S CASH FLOW. Upon completion of the Offering, the Company's debt to market capitalization ratio including amounts expected to be drawn under the Credit Facility is expected to be approximately 20.3% (10.0% if the Underwriters' overallotment option is exercised in full). The Company currently intends to maintain a debt to total market capitalization ratio (i.e., total debt of the Company as a percentage of equity market value plus total debt) of less than 50%. The Board of Directors of the Company may, however, from time to time reevaluate this policy and decrease or increase this ratio accordingly. The Company will determine its financing policies in light of then current economic conditions, relative costs of debt and equity capital, market values of properties, growth and acquisition opportunities and other factors. The Company may change its financing policies without stockholder approval. Following the Offering, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's cash flow and, consequently, the amount available for distribution to stockholders, and could increase the risk of default on the Company's indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     RISING INTEREST RATES AND VARIABLE RATE DEBT COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW. Upon consummation of the Offering, the Company, through the Operating Partnership, expects to enter into the Credit Facility. Advances under the Credit Facility totaling $84.6 million at the closing of the Offering and draws in the future are expected to bear interest at variable rates based upon a specified spread over the one month London Interbank Offered Rate ("LIBOR"). The Company, through the Operating Partnership, may incur other variable rate indebtedness in the future. Increases in interest rates on such indebtedness could increase the Company's interest expense, which would adversely affect the Company's cash flow and its ability to pay expected distributions to investors. Accordingly, the Company may in the future engage in other transactions, such as interest rate swaps, caps or other hedging arrangements, to further limit its exposure to rising interest rates as appropriate and cost effective. These financial instruments will not be used for trading purposes and therefore the Company anticipates the use of such instruments will not materially increase its exposure to changes in interest rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

CERTAIN  FACTORS RELATING TO THE REAL ESTATE INDUSTRY COULD ADVERSELY AFFECT THE
     COMPANY

     THE INITIAL PROPERTIES, OPTION PROPERTIES AND SUBSEQUENTLY ACQUIRED PROPERTIES WILL BE SUBJECT TO VARIOUS REAL ESTATE-RELATED RISKS. Risks inherent to an investment in real estate could adversely affect the Company's financial condition and results of operations. The acquisition of additional properties may be subject to the ability of the Company to borrow amounts sufficient to pay the purchase price therefor. There can be no assurance that the value of any property acquired by the Company will appreciate or that the value of properties securing mortgage loans will not depreciate. Additional risks of investing in real estate include the possibilities that the real estate will not generate income sufficient to meet operating expenses, will generate income and capital appreciation, if any, at rates lower than those anticipated or will yield returns lower than those available through investment in comparable real estate or other investments. Income from properties and yields from investments in such properties may be affected by many factors, including changes in government regulation (such as zoning laws), general or local economic conditions (such as fluctuations in interest rates and employment conditions), the available local supply of and demand for improved real estate, a reduction in rental income as the result of the inability to maintain occupancy levels, natural disasters (such as earthquakes and floods) or similar factors. Further, equity investments in real estate are relatively illiquid, and, therefore, the ability of the Company to vary its portfolio in response to changed conditions will be limited.

     UNINSURED LOSSES COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION. It is the intention of the Company to secure, or to require the Lyric subsidiaries and other lessees, tenants and borrowers to secure adequate comprehensive property and liability insurance that covers the Company as well as the lessee, tenant or borrower. Certain risks may, however, be uninsurable or not economically insurable, and there can be no assurance that the Company or a lessee, tenant or borrower will have adequate funds to cover all contingencies itself. If an uninsurable loss occurs, the Company could lose both its invested capital, including its equity interests, and any anticipated profits relating to such property.

     LEASE AND LOAN DEFAULTS AND NON-RENEWAL OF LEASES COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS. Any lease arrangement, such as the Master Lease between the Company and Lyric III for the Lyric Properties and leases involving subsequently acquired properties, creates the possibility that a lessee may either default on the lease or fail to exercise an option to renew the lease, and, in such event, the Company may be unable to lease such property to another lessee on a timely basis or at all. Even if the Company could lease such property to another lessee, any such replacement lease may be on less favorable terms than those of the original lease. In such an instance, the Company would continue to be responsible for payment of any indebtedness it had incurred with respect to such property. Any default or non-renewal under the Master Lease or other lease arrangements could result in a reduction in revenue derived from the affected lease and defaults or non-renewals under several leases at the same time or defaults under one or more of any mortgage loans made by the Company in the future could have a material adverse effect on the Company's financial condition and results of operations.

     THE COMPANY'S DEPENDENCE ON A SINGLE INDUSTRY COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL PERFORMANCE. Lack of industry diversification will subject the Company to the risks associated with investments in a single industry. While the Company is authorized to invest in various types of income-producing real estate, its current strategy is to acquire and hold, for long-term investment, healthcare related properties only. Consequently, the Company currently has chosen not to include in the Initial Properties any non-healthcare related real estate assets, and, therefore, will be subject to industry downturns or other adverse events that affect the healthcare industry.

     TENANT DEFAULTS OR BANKRUPTCIES IN THE SALE AND LEASEBACK TRANSACTIONS COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW. The Company intends to engage in sale and leaseback transactions. In the event of a default under a lease, the Company will have no practical recourse other than regaining possession of the property. In addition, the financial failure of a tenant could cause the tenant to become the subject of bankruptcy proceedings. Under bankruptcy law, a tenant has the option of assuming (continuing) or rejecting (terminating) an unexpired lease. If the tenant assumes its lease with the Company, the tenant must cure all defaults under the lease and provide the Company with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the Company's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed the amount of three years' lease payments). Although the Company believes that each of its sale and leaseback transactions will result in a "true lease" for purposes of bankruptcy law, depending on the terms of the sale and leaseback transaction, including the length of the lease and terms providing for the repurchase of a property by the seller/tenant, it is possible that a bankruptcy court could re-characterize a sale and leaseback transaction as a secured lending transaction. If a transaction were re-characterized as a secured lending transaction, the Company would not be treated as the owner of the property, but might have certain additional rights as a secured creditor.


     INVESTMENTS IN CONSTRUCTION FINANCING COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION. Although the Company will not initially offer construction financing, it may make construction loans in the future. Lending on development projects is generally considered to involve greater risks than financing operating properties. Risks associated with such lending activities include that development activities may be abandoned, construction costs of a facility may exceed original estimates possibly making the facility uneconomical, occupancy rates and rents at a completed facility may not be sufficient to cover loan or lease payments, permanent financing may not be available on favorable terms and construction and lease-up may not be completed on schedule resulting in increased debt service expense and construction costs. In addition, construction lending activities typically will require a substantial portion of management's time and attention. Such activities also are subject to risks relating to the borrower's inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations. Further, there can be no assurance that the construction loans (once funded) will be repaid.

     INVESTMENTS IN WORKING CAPITAL FINANCING COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION. Subject to applicable REIT income tax rules, the Company intends to offer working capital financing in limited circumstances to operators of healthcare facilities, which may include some of the Initial Properties subject to the Master Lease with Lyric III. Working capital loans will be secured primarily by secured mortgages on healthcare facilities and their accounts receivable. Risks associated with such lending activities include that the borrower may be unable to generate sufficient funds to repay the loans, that such loans are not repaid, and that any security for such loans may not be sufficient to cover the Company's losses.

THE ABILITY OF STOCKHOLDERS TO EFFECT A CHANGE IN CONTROL OF THE COMPANY IS LIMITED

     PROVISIONS IN THE COMPANY'S CHARTER AND BYLAWS COULD INHIBIT CHANGES IN CONTROL. Certain provisions of the Company's charter ("Charter") and bylaws ("Bylaws") may have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that could provide the holders of Common Stock with the opportunity to realize a premium over the then-prevailing market price of such Common Stock. The Ownership Limit described under "-- Possible Adverse Consequences of Ownership Limit for Federal Income Tax Purposes Could Inhibit Changes in Control" also may have the effect of delaying, deferring or preventing a change in control of the Company or other transaction even if such a change in control or transaction were in the best interests of some, or a majority, of the Company's stockholders. The Board of Directors will consist of six members immediately following the closing of the Offering who will be classified into three classes with each class serving a three-year term. The staggered terms of the members of the Board of Directors may adversely affect the stockholders' ability to effect a change in control of the Company, even if a change in control were in the best interests of some, or a majority, of the Company's stockholders. The Charter authorizes the Board of Directors to cause the Company to issue up to 20,000,000 preferred shares of stock, $.001 par value per share ("Preferred Stock"), in series, and to establish the preferences, rights and other terms of any series of Preferred Stock so issued. Such Preferred Stock may be issued by the Board of Directors without stockholder approval, and the preferences, rights and other terms of any such Preferred Stock may adversely affect the stockholders' ability to effect a change in control of the Company, even if a change in control were in the best interests of some, or a majority, of the

Company's stockholders. See "Management -- Directors, Director Nominees and Executive Officers" and "Description of Capital Stock of the Company -- Restrictions on Transfers."

     CERTAIN PROVISIONS OF MARYLAND LAW COULD INHIBIT CHANGES IN CONTROL. Certain provisions of the Maryland General Corporation Law, as amended ("MGCL"), may have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that could provide the holders of Common Stock with the opportunity to realize a premium over the then-prevailing market price of such Common Stock. Under provisions of the MGCL, certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's then outstanding stock or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of stock (an "Interested Stockholder") or an affiliate of the Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be approved by the affirmative vote of at least: (i) 80% of all the votes entitled to be cast by holders of the outstanding voting shares; and (ii) two-thirds of the votes entitled to be cast by holders of voting shares other than shares held by the Interested Stockholder who is (or whose affiliate is) a party to the business combination unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its common stock. The Board of Directors of the Company has not opted out of the business combination provisions of the MGCL (except with respect to business combinations involving Dr. Robert Elkins, or current or future affiliates, associates or other persons acting in concert as a group with any of them). Consequently, the five-year prohibition and the super-majority vote requirements will apply to a business combination involving the Company (except as provided in the preceding sentence).

     POSSIBLE ADVERSE CONSEQUENCES OF OWNERSHIP LIMIT FOR FEDERAL INCOME TAX PURPOSES COULD INHIBIT CHANGES IN CONTROL. Certain provisions of the federal tax laws may have the effect of delaying, deferring or preventing a change in control and, therefore, could adversely affect the stockholders' ability to realize a premium over the then-prevailing market price for the Common Stock in connection with such a transaction. To maintain its qualification as a REIT for federal income tax purposes, not more than 50% in value of the outstanding shares of stock of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code, to include certain entities). In addition, for the Company to maintain REIT status, neither Lyric nor any entity which constructively owns 9.9% or more of the outstanding stock of Lyric or any other lessee entity may own actually or constructively 9.9% or more, in value or voting rights, of the outstanding shares of stock of the Company. The Charter generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single stockholder of 9.9% or more of the issued and outstanding Common Stock and generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single stockholder of 9.9% or more of the issued and outstanding shares of any class or series of the Company's Preferred Stock (collectively, the "Ownership Limit"). The Board of Directors, in its sole discretion, may waive the ownership limitations with respect to a holder if the Board is satisfied, based on the advice of counsel or a ruling from the Internal Revenue Service, that such holder's ownership will not then or in the future jeopardize the Company's status as a REIT. In view, however, of the potential risks posed to the Company if a stockholder who owned 9.9% or more of the Company also were considered to own 9.9% or more of Lyric or any other tenant entity, the Board of Directors will have less flexibility, as a practical matter, to grant waivers and exemptions than would be the case if a substantial portion of the Company's properties were not leased to a single tenant. Absent any such exemption or waiver, Common Stock acquired or held in violation of the Ownership Limit will be transferred to a trust for the benefit of transferees to whom such Common Stock ultimately may be transferred without violating the Ownership Limit, with the person who acquired such Common Stock in violation of the Ownership Limit not entitled to receive any distributions thereon, to vote such Common Stock, or to receive any proceeds from the subsequent sale thereof in excess of: (i) the lesser of (a) the price paid therefor or (b) if no consideration was paid for such Common Stock by the original transferee stockholder, the average closing price for the Common Stock for the ten days immediately preceding such sale or gift or (ii) if the


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Company  exercises its option to purchase such Common Stock, the average closing price for an equal number of shares of Common Stock for the ten days immediately preceding the date the Company exercises its options. A transfer of Common Stock to a person who, as a result of the transfer, violates the Ownership Limit may be void under certain circumstances. See "Federal Income Tax Consequences -- Requirements for Qualification as a REIT" and "Description of Capital Stock of the Company -- Restrictions on Transfers."

LIABILITY  FOR  ENVIRONMENTAL  MATTERS  COULD  ADVERSELY  AFFECT  THE  COMPANY'S
     FINANCIAL CONDITION

     Failure to comply with federal, state and local laws and regulations relating to protection of the environment and workplace health and safety ("Environmental Laws") could adversely affect the Company's financial condition and results of operations. Under the Environmental Laws, a current or previous owner or operator of real estate or a facility may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property or facility and may be held liable to a governmental entity or to third parties for personal injury, property damage and/or for investigation and clean-up costs incurred by such parties in connection with the contamination. Such Environmental Laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be strict, joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. In addition, the owner or operator of real estate or a facility may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

     The Company is subject to a variety of Environmental Laws relating to land use and development and to environmental, health and safety compliance and permitting (including those related to the use, storage, discharge, emission and disposal of hazardous materials and hazardous and non-hazardous wastes). Failure to comply with these Environmental Laws could result in the need for capital expenditures and/or the imposition of severe penalties or restrictions on operations that could adversely affect the present or future liquidity, results of operations, or business or financial condition of the Company. In addition, such Environmental Laws could change or new Environmental Laws could be enacted in a manner that adversely affects the Company's ability to conduct its business or to implement desired expansions and improvements at its facilities.

     Environmental Laws also govern the presence, maintenance and removal of asbestos-containing materials ("ACMs"). Such laws require that ACMs be properly managed and maintained, that those who conduct certain activities that could disturb ACMs be adequately apprised or trained and that special precautions, including removal or other abatement, be undertaken in the event ACMs would be disturbed during renovation or demolition of a building. Such Environmental Laws may impose fines and penalties on building owners or operators for failure to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers. ACMs have been identified in 29 of the Initial Properties based on visual inspection and isolated sampling during OSHA-compliant asbestos surveys. Most of these buildings contain only minor amounts of ACMs in good to fair condition and nearly all of it is non-friable (which means that, when dry, it will not be crumbled, pulverized, or reduced to powder by hand pressure). Applicable Environmental Laws may require that damaged/friable asbestos be abated (removed or encapsulated). The Company is in the process of instituting an asbestos operation and management program at each of the Initial Properties where asbestos was identified to ensure that all ACMs are currently being properly managed and maintained and that other requirements relating to ACMs are being followed. However, there can be no assurance that the Company's asbestos operations and management program will be successful or that the Company's business, financial condition or results of operations will not be materially and adversely affected as a result of: (i) further discovery of ACMs in the Initial Properties, the Option Properties or other properties acquired by the Company; or (ii) the Company's failure to comply with all applicable Environmental Laws relating to the presence, maintenance and abatement of ACMs.

     Underground storage tanks ("USTs") have been identified at eight of the Initial Properties based upon Phase I Environmental Site Assessments conducted in April 1998. A Phase I Environmental Site Assessment, generally, involves a walk-through investigation of a facility and a search of readily acces-


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




sible historical and regulatory records in order to identify potential on-site or off-site sources. Based on the results of the Phase I Environmental Site Assessments, the Company believes that most of the USTs identified were in good condition and present no material risks or liabilities. However, USTs identified at a few of the Initial Properties (Harborview Care, Corpus Christi, TX; Vintage Health Care Center, Denton, TX; and Parkwood Place, Lufkin, TX) may require additional investigation to ensure that they are properly registered and do not present an environmental threat. In addition, the Phase I Environmental Site Assessment prepared for Integrated Health Services of Des Moines in Des Moines, Iowa, recommended that the records documenting the 1989 UST removal be reviewed to ensure compliance with all regulatory requirements. There can be no assurance that the Phase I Environmental Site Assessments identified all USTs at the Initial Properties or that the Company's evaluation of the condition of such USTs is complete and accurate. Should the Company's evaluation of the condition of such USTs prove incomplete or inaccurate or should the Company discover additional USTs at the Initial Properties, the Option Properties or other properties acquired by the Company, the Company's business, financial condition and results of operations could be materially and adversely affected.

     At seven of the Initial Properties, potential off-site sources of contamination, such as USTs (near Harbor View Care Center, Corpus Christi, TX; Horizon Healthcare, El Paso, TX; Horizon Specialty Hospital, El Paso, TX; and Heritage Place, Grand Prairie, TX), a junk/used car dealer (near Integrated Health Services of Auburndale, Auburndale, FL), a closed municipal solid waste landfill (near Integrated Health Services of Lakeland at Oakbridge, Lakeland,
FL) and an industrial site (near Integrated Health Services of St. Louis at Big Bend, Valley Park, MO) were identified in the Phase I Environmental Site Assessments. Based on the results of the Phase I Environmental Site Assessments, the Company does not believe that such off-site sources of contamination should present material risks or liabilities. However, should the Company's evaluation of such off-site sources of contamination prove inaccurate or should there be additional sources of off-site contamination at the Initial Properties, the Option Properties or other properties acquired by the Company, the Company's business, financial condition and results of operations could be materially and adversely affected.

     Ancillary to the operation of healthcare facilities are, in various combinations, the handling, use, storage, transportation, disposal and/or discharge of hazardous, infectious, toxic, radioactive, flammable and other hazardous materials, wastes, pollutants or contaminants. Such activities may result in damage to individuals, property or the environment; may interrupt operations and/or increase their costs; may result in legal liability, damages, injunctions or fines; may result in administrative, civil or criminal investigations, proceedings, penalties or other governmental agency actions; and may not be covered by insurance. There can be no assurance that lessees or borrowers of the Company will not encounter such risks, and such risks may have a material adverse effect on their ability to make lease or loan payments to the Company.

COMPETITION COULD HAVE AN ADVERSE IMPACT ON THE COMPANY'S FINANCIAL CONDITION

     Competition with other healthcare REITs, non-healthcare REITs, real estate partnerships, healthcare providers and other investors, including, but not limited to, banks and insurance companies, in the acquisition, leasing, managing and financing of healthcare facilities could adversely affect the Company's financial condition and results of operations. Certain of these competitors may have greater resources than the Company. IHS and other lessees or managers operating properties that the Company will own or that secure loans to be made by the Company compete on a local and regional basis with operators of other facilities that provide comparable services. Operators or managers compete for residents based on quality of care, reputation, physical appearance of facilities, services offered, family preferences, physicians, staff and price. In general, regulatory and other barriers to competitive entry in the skilled nursing, geriatric care industry and assisted living industry are not substantial. Moreover, if the development of new skilled nursing facilities or other healthcare facilities outpaces demand for these facilities in certain markets, including markets in which the Company may acquire or build (develop) properties, such markets may become over built and saturated. Such an oversupply of facilities could cause operators of Company-owned facilities to experience decreased occupancy, depressed margins and lower operating results, which could have a material adverse effect on their ability to make lease or loan payments to the Company.


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




THE COMPANY RELIES ON KEY PERSONNEL WHOSE CONTINUED SERVICE CANNOT BE ASSURED

     The loss of the services of the Company's Chairman or any of its executive officers could have an adverse effect on the Company's financial condition and results of operations. The Company is dependent on the efforts of its Chairman, Dr. Elkins, and its executive officers, Messrs. Poole and Listman. Dr. Elkins will spend such amount of time as is necessary to carry out his duties and presently expects to devote an average of two to four days per month to the business of the Company, but will not have an employment agreement and will have no specific obligations to do so. In addition, Dr. Elkins' responsibilities as Chairman, Chief Executive Officer and President of IHS will require most of Dr. Elkins' working time and may prevent him from devoting the expected amount of time to the Company. To the extent Dr. Elkins is unwilling or unable to devote a certain amount of time to the Company, the Company could be adversely affected. Each of the executive officers will enter into Employment Agreements with the Company and Dr. Elkins will enter into a Non-Competition Agreement with the Company. See "Management -- Employment and Non-Competition Agreements."

PURCHASERS IN THE OFFERING WILL EXPERIENCE IMMEDIATE DILUTION

     As set forth more fully under "Dilution," the pro forma net tangible book value per share of the assets of the Company after the Offering will be less than the estimated initial public offering price per share of Common Stock in the Offering. Accordingly, purchasers of shares of Common Stock offered hereby will experience immediate dilution of $2.00 in the net tangible book value of the shares of Common Stock from the estimated initial public offering price. See "Dilution."

FUTURE  EQUITY OFFERINGS BY THE COMPANY MAY HAVE A DILUTIVE EFFECT ON PURCHASERS
     IN THE OFFERING

     Future equity offerings may have a dilutive effect on the interests of purchasers in the Offering. The Company may from time to time sell additional shares of Common Stock or shares of Preferred Stock in public or private offerings to fund acquisitions, development activities, pay down indebtedness and for general working capital purposes. Although at this time the Company has no specific plans concerning future equity offerings, no assurances can be given that the Company will not undertake any material public or private offerings of equity securities in the near future.

THERE  CAN  BE  NO  ASSURANCE  THE VALUATION OF THE COMPANY REFLECTS FAIR MARKET
     VALUE

     There can be no assurance that the prices paid by the Company for the Initial Properties and other assets being acquired by the Company will not exceed their respective fair market values, and it is possible that the market value of the Common Stock may exceed the stockholders' proportionate share of the aggregate fair market value of such assets. The valuation of the Company has not been determined by a valuation of its assets, but instead has been determined based upon a capitalization of the Company's pro forma Funds from Operations, estimated cash available for distribution and potential for growth and the other factors discussed under "Underwriting." In determining the estimated initial public offering price, certain assumptions were made concerning the estimate of revenue to be derived from the Initial Properties and other assets being acquired by the Company. This methodology has been used because management believes that it is appropriate to value the Company as an ongoing business, rather than with a view to values that could be obtained from a liquidation of the Company or of individual assets owned by the Company. See "Distributions."

OTHER  RISKS  OF  OWNERSHIP  OF  COMMON STOCK COULD ADVERSELY AFFECT THE TRADING
     PRICE OF THE COMMON STOCK

     ABSENCE OF A PRIOR PUBLIC MARKET FOR THE COMMON STOCK COULD ADVERSELY AFFECT THE PRICE OF THE COMMON STOCK. Prior to the completion of the Offering, there has been no public market for the Common Stock and there can be no assurance that an active trading market will develop or be sustained or that shares of the Common Stock will be resold at or above the assumed initial public offering price. The offering price of the Common Stock will be determined by agreement among the Company and the Underwriters and may not be indicative of the market price for shares of the Common Stock after the completion of the Offering. The market value of shares of the Common Stock could be substantially affected by general market conditions, including changes in interest rates. Moreover, numerous other factors, such as governmental regulatory action and changes in tax laws, could have a significant impact on the future market price of shares of the Common Stock.


     SALES OF A SUBSTANTIAL NUMBER OF SHARES OF COMMON STOCK, OR THE PERCEPTION THAT SUCH SALES COULD OCCUR, COULD ADVERSELY AFFECT THE PRICE OF THE COMMON STOCK. The Company intends to reserve a total number of shares of Common Stock equal to 5.0% of the Common Stock and Units outstanding from time to time for issuance pursuant to the Company's 1998 Omnibus Securities and Incentive Plan, and these shares of Common Stock will be available for sale from time to time pursuant to exemptions from registration requirements or upon registration. Options to purchase a total of 513,650 shares of Common Stock are expected to be granted to the Company's executive officers, employees and directors on or about the date of the Offering, subject to certain restrictions on transfer. No prediction can be made about the effect that future sales of shares of Common Stock will have on the market prices of the Common Stock. See "Management" and "Shares Eligible for Future Sale."

     CHANGES IN MARKET CONDITIONS COULD ADVERSELY AFFECT THE PRICE OF THE COMMON STOCK. As with other publicly traded equity securities, the value of the shares of Common Stock will depend upon various market conditions, which may change from time to time. Among the market conditions that may affect the value of the shares of Common Stock are the following: (i) the extent to which a secondary market develops for the Common Stock following the completion of the Offering;
(ii) the extent of institutional investor interest in the Company; (iii) the general reputation of healthcare REITs and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies); (iv) the Company's financial performance;
(v) the financial performance of Lyric, IHS and other lessees and managers of the Company's healthcare facilities; and (vi) general stock and bond market conditions. Although the offering price of the shares of Common Stock will be determined by the Company in consultation with the Underwriters, there can be no assurance that the Common Stock will not trade below the offering price following the completion of the Offering.

     CHANGES IN CURRENT AND POTENTIAL FUTURE EARNINGS AND CASH DISTRIBUTIONS COULD ADVERSELY AFFECT THE PRICE OF THE COMMON STOCK. The market's valuation of the equity securities of a REIT includes not only the value of the underlying assets, but also the market's perception of the REIT's growth potential and its current and potential future cash distributions, whether from operations, sales or refinancings. For that reason, shares of Common Stock may trade at prices that are higher or lower than the net asset value per share of Common Stock. To the extent the Company retains operating cash flow for investment purposes, working capital reserves or other purposes, these retained funds, while increasing the value of the Company's underlying assets, may not correspondingly increase the market price of the Common Stock. The failure of the Company to meet the market's expectation with regard to future earnings and cash distributions  would  likely  adversely  affect the  market  price of the Common
Stock.

     CHANGES IN MARKET  INTEREST RATES COULD  ADVERSELY  AFFECT THE PRICE OF THE
COMMON STOCK. One of the factors that will influence the price of the Common Stock will be the dividend yield on the Common Stock (as a percentage of the price of the Common Stock) relative to market interest rates. Thus, an increase in market interest rates may lead prospective purchasers of shares of Common Stock to expect a higher dividend yield, which would adversely affect the market price of the Common Stock.

     DEPENDENCE ON EXTERNAL SOURCES OF CAPITAL COULD ADVERSELY AFFECT THE PRICE OF THE COMMON STOCK. In order to qualify as a REIT under the Code, the Company generally is required each year to distribute to its stockholders at least 95% of its net taxable income (excluding any net capital gain). Because of these distribution requirements, it is unlikely that the Company will be able to fund all future capital needs, including capital needs in connection with financing of additional acquisitions, from cash retained from operations. As a result, to fund future capital needs, the Company likely will have to rely on third-party sources of capital, which may or may not be available on favorable terms or at all. The Company's access to third-party sources of capital will depend upon a number of factors, including the market's perception of the Company's growth potential and its current and potential future earnings and cash distributions and the market price of the Common Stock. Moreover, additional equity offerings may result in substantial dilution of stockholders' interests in the Company, and additional debt financing


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




may substantially increase the Company's leverage. See "Federal Income Tax Consequences -- Requirements for Qualification as a REIT" and "Policies with Respect to Certain Activities -- Financing Policies."

FAILURE  TO  OBTAIN  REQUIRED  CONSENTS  AND  WAIVERS COULD DELAY OR PREVENT THE
     ACQUISITION OF ONE OR MORE OF THE INITIAL PROPERTIES

     The sale of all of the Initial Properties to the Company is subject to the closing of the Offering as well as normal and customary conditions to the closing of real estate transactions, including the receipt of required consents, waivers or regulatory approvals. There can be no assurance that all such consents, waivers or regulatory approvals will be obtained prior to the closing of the Offering. Failure to obtain such consents, waivers or regulatory approvals could delay or prevent the acquisition of one or more of the Initial Properties. In such event, the funds intended for the purchase of such Initial Property or Initial Properties whose acquisition is delayed or prevented will be invested as described under "Use of Proceeds." The yield on any such investments may be lower than the expected return on the Initial Properties not acquired or whose acquisition is delayed and could affect the Company's ability to make anticipated distributions.

INVESTMENT IN THE COMMON STOCK BY AN ERISA PLAN MAY NOT BE APPROPRIATE

     Depending upon the particular circumstances of an ERISA Plan (as hereinafter defined), an investment by an ERISA Plan in shares of Common Stock may not be appropriate under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In deciding whether to purchase shares of Common Stock on behalf of an ERISA Plan, a fiduciary of an ERISA Plan, in consultation with its advisors, should carefully consider its responsibilities under ERISA, the prohibited transaction rules of ERISA and the Code and the effect of regulations issued by the U.S. Department of Labor defining what constitutes assets of an ERISA Plan. See "ERISA Considerations."

                                   THE COMPANY


     Monarch was formed to capitalize on the growing demand from providers of facility-based healthcare services for flexible and innovative real estate financing structures. Monarch's strategy is to offer traditional and customized sale and leaseback structures and other financing products that address the differing needs of both established and emerging operators of skilled nursing, specialty hospital, assisted living and other healthcare facilities. Based upon management's experience as operators and acquirors of healthcare facilities, the Company believes that the customized products it has developed offer operators significant advantages over traditional sale and leaseback structures and will generate sufficient customer demand to justify premium yields. The Company will be self-administered and self-managed and expects to qualify as a REIT for federal income tax purposes.

     Monarch will focus primarily on meeting the needs of two primary customer segments: (i) large, established operators of facility-based healthcare services, which are typically publicly traded corporations; and (ii) emerging operators with strong growth prospects run by experienced and entrepreneurial management teams with proven track records. While Monarch will offer traditional REIT investment products (such as sale and leaseback structures and, to a lesser extent, mortgage financing), management expects that a majority of its revenues will initially be derived from innovative products which include sale and leaseback structures that are customized for individual operators. Monarch's products are generally structured to enhance the financial flexibility of the operator while providing enhanced yields and appropriate security to the Company. Monarch believes that its focus on providing customized products will differentiate it from many of its REIT competitors who are focused on more traditional investment products. Monarch believes this strategy will enable it to grow its asset base through investments that will increase earnings from operations per share and earn premium yields.

     The Company's initial portfolio will consist of 47 healthcare facilities located in 15 states, 44 of which will be purchased from IHS. The aggregate purchase price of the Initial Properties is approximately $382.4 million, of which approximately $371.0 million will be paid to IHS. The three other Initial Properties will be purchased from an unaffiliated third party for an aggregate purchase price of approximately $11.5 million. IHS is a NYSE listed, leading national provider of post-acute healthcare services, operating or managing approximately 300 geriatric care facilities across the United States. Of the 47 Initial Properties, 42 are skilled nursing facilities with a total of approximately 5,846 beds and five are specialty hospitals with a total of approximately 181 beds. In addition, the Company will have options to purchase up to 10 additional skilled nursing facilities with a total of approximately 1,683 beds from IHS for an aggregate purchase price of approximately $104.7 million, and will have a right of first offer during the next four years to purchase or finance any healthcare facilities IHS acquires or develops and elects to either sell and leaseback or to finance in a transaction of the type normally engaged in by the Company. Forty-two of the properties to be acquired from IHS, with an aggregate purchase price of approximately $359.7 million, will be leased on a portfolio basis to Lyric III pursuant to the Master Lease. The Company will lease all of the Lyric Properties to Lyric III pursuant to the Master Lease. Lyric III will sublease the Lyric Properties to the Facility Subtenants pursuant to the individual Facility Subleases. The remaining Initial Properties will be leased to two independent healthcare facility operators.

     The Lyric Properties will be leased on a triple net basis with initial terms ranging from nine to thirteen years. The initial annual base portfolio rent for the Lyric Properties will be $36.4 million. The initial base rent was determined by multiplying the purchase price by 10.125%, which was based on the average yield on the 10-year U.S. Treasury Note over the 20 trading days ending on June 8, 1998 (5.625%) plus 450 basis points. The base portfolio rent will be increased annually commencing on January 1, 1999, at a rate equal to the lesser of two times the increase in the CPI or 3%, subject to certain conditions. The Master Lease and the Facility Subleases require Lyric III or the Facility Subtenants, during each lease year during the term of the Master Lease, to make minimum annual capital expenditures of $300 (as increased annually by the CPI) per bed in each facility covered by the Master Lease to maintain the property. The Company may declare an event of default in the event that Lyric III or the Facility Subtenants fail to make the required capital expenditures. The Master Lease may be renewed by the Company for up to three renewal periods of 10 years each. Lyric III will enter


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into a management  agreement and a franchise  agreement  with IHS subject to the
Master Lease. All management and franchise fees payable to IHS will be subordinated to payments under the Master Lease. The aggregate rent payments of all of the Facility Subtenants will be available to satisfy the obligations of Lyric III under the Master Lease and Lyric III will be obligated to pay the rent due under the Master Lease whether or not any Facility Subtenant fails to pay any rent under any Facility Sublease. In addition, Lyric III will deposit with the Company as a security deposit a letter of credit in an amount equal to six months of the estimated rents payable with respect to the Master Lease. Rent payments and the performance of Lyric III under the Master Lease and the Facility Subtenants under the Facility Subleases will be guaranteed by Lyric. IHS will not guarantee or have any other obligation to Monarch with respect to the payment or performance obligations of Lyric III under the Master Lease.

     The other five Initial Properties will be leased to unaffiliated parties on a triple net basis with initial terms ranging from 11 to 12 years. The initial base portfolio rents for these five properties equal the purchase price multiplied by a specified percentage. Each of the base rents is subject to annual increases equal to the lesser of the increase in the CPI or 5%, but subject to a minimum annual increase of 2%.

     The Company will be self-administered and self-managed. The Company will initially employ five persons, including the Company's two executive officers, and intends to hire additional employees as necessary to support its anticipated growth. The Company will monitor its investments, develop investment and lending opportunities, perform analysis, underwriting, negotiating and closing activities with respect to future investment or financing transactions and perform administrative functions.


     As the sole stockholder of the General Partner and the Limited Partner, the Company will initially own through its wholly owned subsidiaries 100% of the ownership interests in the Operating Partnership and the Operating Partnership will own the Initial Properties. Following the Offering, the Operating Partnership may issue Units to third parties who will contribute properties in exchange for Units. The ownership and management structure of the Company is intended to enable the Company to acquire assets in transactions that may defer some or all of a seller's tax consequences.

     The  principal   executive   offices  of  the  Company  and  the  Operating
Partnership are located at 8889 Pelican Bay Boulevard, Suite 501, Naples, Florida 34108 and its general telephone number is (941) 597-9505.


INDUSTRY OVERVIEW


     Monarch will focus its investment efforts on the long-term care sector of the healthcare industry and on healthcare operators who service residents needing higher levels of care. Long-term care encompasses a broad range of specialty services for elderly and other patients with medically complex needs who do not require acute care services but are unable to be cared for at home. Services provided by long-term care facility operators range from meals and transportation to assistance with activities of daily living such as eating, dressing and medication reminders to intensive medical care. The real estate asset types in this sector include nursing, subacute care and assisted living facilities and specialty hospitals.

     Demand for assisted living and long-term care services is partially driven by growth in the elderly population. According to the U.S. Census Bureau in 1997, there were 34.1 million elderly Americans, over the age of 65, comprising 13% of the total population. The elderly population is expected to double by 2030 to 69.4 million, comprising 20% of the total population. Elderly adults are not only growing in numbers, but are living longer. Medical technology has reduced the mortality rate in the U.S. and increased longevity. The average life expectancy of Americans has increased from 68 years in 1950 to 76 years in 1996. Prolonged life expectancy impacts the needs of the elderly and increases the probability of chronic illness and disabilities, thus increasing the need for services and care. The U.S. Census Bureau estimates that 50% of the population over the age of 85 requires assistance with everyday activities. The population over 85 is also the fastest growing segment of the elderly population, and this segment is expected to grow from 3.9 million in 1997 to 8.5 million by 2030. According to the General Accounting Office, the number of elderly Americans requiring long-term care is expected to increase by up to 100% over the next 25 years, rising from 7 million to between 10 million and 14 million by 2020.


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     The pending  implementation  of Medicare's  prospective  payment system and private managed care plans have slowed growth in healthcare expenditures by creating incentive for hospitals and physicians to lower the cost of healthcare delivery by moving patients to low-cost-of-care settings. This has created opportunities for long-term care providers which are generally lower cost than
acute  care  hospitals.   Cost  containment  pressures  have  also  led  to  the
consolidation of the long-term care sector as providers seek to leverage costs and services across a larger base of facilities. This has increased the demand for flexible financing. Moreover, changes in healthcare delivery have shifted the focus of providers' capital resources from real estate to investments in
information   systems  and  the  consolidation  and  integration  of  healthcare networks. Healthcare facility REITs, such as Monarch, are positioned to fill the gap created by this shift.

     There is a significant market for the financing of healthcare facilities. The U.S. Census Bureau estimates that total healthcare construction expenditures are approximately $14 billion per year. A study conducted by Price Waterhouse estimates that the gross capital size of the senior living and long-term care market will grow from $86 billion in 1996 to $126 billion in 2005 and $490 billion in 2030. Despite the strong projected growth in demand for healthcare facilities, the Company believes that Certificate of Need Statutes and other licensure requirements in many markets will prevent overbuilding, thereby preserving the value of its portfolio of properties. The Company evaluates local markets for healthcare facilities in connection with its evaluation of acquisition or financing opportunities and assesses the effect of any over-building in the local market on the facility's business and prospects. In addition, the Company believes that consolidation in the industry will increase the demand for flexible financing which the Company will offer in order to finance the acquisitions associated with such consolidation.




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



                         BUSINESS AND GROWTH STRATEGIES

     The Company's principal objectives are to maximize total stockholder returns through a combination of growth in funds from operations per share and enhancement of the value of its investment portfolio. To achieve these objectives, Monarch intends to offer a broad mix of traditional and innovative financing products to meet the specific needs of its primary customer segments. The Company believes that its success in acquiring properties will be based on its ability to successfully market to its primary customer segments and its ability to provide tailored financial products which meet the needs of individual operators. Monarch intends to continue to develop and expand strong relationships with established or emerging healthcare providers that will enable it to diversify its portfolio of properties and lessees and achieve continued asset growth. The Company intends to access this customer base through the use of senior management's and the Chairman's extensive network of relationships with healthcare facility operators and healthcare industry financing services, as well as through various marketing efforts such as participation in trade conferences and other industry meetings and electronic and print advertising.

     The Company's business and growth strategy is based on management's experience as operators and acquirors of long-term care facilities, including structuring and negotiating numerous financial transactions on behalf of both emerging and established companies. Management has no prior experience, however, managing a REIT. As operators of facilities similar to those to be acquired by Monarch, management has recognized the significant demand for financing which provides flexibility currently unavailable in the market. To respond to this underserved need for flexible financing, the Company has developed several financing alternatives that can be customized to meet the specific demands of individual customers.

     The acquisition of the Lyric Properties from IHS and the lease of such properties to Lyric III, with IHS providing management services, is representative of the Company's innovative financing structures. In this type of transaction, which the Company refers to as the Intermediate Lessee Structure, the Company will offer a sale and leaseback structure where the lessee is not majority-owned by the seller/manager and the lease is not guaranteed by the seller/manager. This structure may allow large established operators to improve financial flexibility and operating profit margins and reduce leverage through the realization of substantial proceeds from the sale of facilities and the elimination of obligations for future lease payments. In addition, this structure enables the seller to generate revenues from the operation of the facilities through the provision of fee-based management services and franchising fees.

     The Company has also developed a customized pre-construction purchase commitment financing structure where the operator may be able to minimize the losses incurred during the construction phase of new facilities. The Company's customized pre-construction purchase commitment structure will typically be used to "take-out" traditional bank construction facilities for the period from certification of a new facility through break-even occupancy of the facility. This product will provide operators with enhanced financing flexibility during the "fill-up" period of a new facility in exchange for premium yields compared to traditional construction take-out financing.

     The Company believes the Intermediate Lessee Structure and the customized pre-construction purchase commitment financing structure, along with other innovative product offerings, will enable the Company to realize premium yields on those offerings compared to traditional product offerings and to compete favorably for investment and financing opportunities among its target operators.

     The Company intends to manage credit risks associated with its investment and financing activities on both a transaction-specific and on a portfolio basis. The Company's risk management program will include:

     o Utilizing credit evaluation criteria which emphasize the operator's management capabilities and track record, the historical and projected operating results and cash flows of the facility, facility appraisals, competitive position within the market and demographics;

     o Subordinating management and franchise fees to lease payments, utilizing cross collateralization and cross default provisions, employing master lease structures that effectively make all of the revenues from the facilities under the master lease available to support the master lease obligation, stock pledges, financial covenants and regular financial reporting; and



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




     o Diversifying the Company's asset base by operator, geographic location, investment type and healthcare sector. In transactions where the Company does not obtain a financial guaranty from the operator, it will secure the lessee's obligations with the value of all of the leased facilities, including obtaining pledges of the stock of the lessees or other appropriate security.


CUSTOMER SEGMENTS

     The Company will target two primary customer segments which it believes currently have significant unmet needs for flexible and innovative financing:


     ESTABLISHED PUBLIC OPERATORS. Monarch believes that large established operators of healthcare facilities, such as IHS, will be a major source of ongoing investment opportunities. Traditional as well as customized sale and leaseback structures (including the Intermediate Lessee Structure) allow these operators to focus on optimizing the performance of the facilities they operate without evaluating or being subject to real estate risks. Sale and leaseback structures can have benefits, including reduced leverage and depreciation charges. Based upon management's experience as operators and acquirors of healthcare facilities, the Company believes there is significant demand in this market for customized lease structures, such as the Intermediate Lessee Structure, that will justify premium yields. These products offer the operator significantly greater financial flexibility by eliminating the operator's obligations for future lease payments and improving operating profit margins.

     EMERGING OPERATORS. The Company believes that there is a substantial opportunity to provide financing for select emerging operators run by strong management teams with extensive experience operating healthcare facilities. These operators often have limited access to attractive capital sources despite having extensive experience and well-developed growth strategies. Monarch intends to utilize the operating expertise and relationships of its senior management team to identify and target quality operators with the goal of providing financing to these select customers throughout their growth cycles. The Company also believes that this customer segment is presently underserved by existing public healthcare REITs, whose primary focus is to provide facility-based financing to large operators on a secured basis utilizing the corporate guarantees of the operators.

     Monarch has developed several products tailored to target the capital needs of emerging operators that may provide long-term cost savings to the operator as compared with venture capital or other financing alternatives. The Company's innovative lease or financing structures for such operators may not require a personal guaranty from the owner and may include agreements to purchase facilities upon completion of their construction at a predetermined purchase price and to leaseback such facilities to the operator. The Company may also enter into agreements to provide limited short-term working capital financing and offer financing at higher loan to value ratios than may be available from traditional mortgage lenders. In return for this flexibility, the Company expects to obtain higher returns through premium yields, stock warrants or other instruments which provide the Company with an opportunity to share in the growth of the emerging operator's enterprise value, subject to compliance with applicable REIT rules.

GROWTH STRATEGIES


     The Company intends to achieve its principal growth objectives through: (i) the acquisition of high quality healthcare properties operated by experienced management teams; (ii) the generation of internal growth in rental and other income; and (iii) the employment of a conservative and flexible capital structure.

     INVEST IN HIGH QUALITY HEALTHCARE PROPERTIES OPERATED BY EXPERIENCED MANAGEMENT TEAMS. Monarch's strategy is to invest in or finance quality healthcare properties operated or managed by experienced operators in order to achieve attractive investment returns. The Company's initial portfolio will consist primarily of skilled nursing facilities. In addition to skilled nursing facilities, the Company also intends to invest in other healthcare delivery facilities across the United States. Monarch intends to offer a mix of traditional and innovative financing products to both large established operators and to select emerging operators. Senior management believes its experience operating and growing start-up healthcare


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




ventures positions it to target and evaluate quality emerging operators who will benefit from the Company's product offerings. Senior management's and the Chairman's extensive network of relationships with healthcare facility operators and the Company's ability to provide flexible financing will be instrumental in developing a series of important operator/lessee relationships. Finally, the Company has developed specific investment evaluation criteria and a disciplined underwriting process to analyze historical and projected performance of potential investments as well as competitive positioning and market demographics.


     When evaluating potential healthcare assets for investment, the Company performs substantial property level and market analysis and due diligence to arrive at its valuation estimate, including: (i) analysis of historical property financial performance and historical and implied cash flow coverages; (ii) analysis of projected financial performance and implied cash flow coverages, including the anticipated impact of the implementation of a prospective payment system; (iii) trends analysis of key operating statistics such as reimbursement received per patient per day, revenue mix, occupancy levels and payor quality mix; (iv) review of regulatory surveys and resulting actions; (v) review of the quality of the facility's construction and the commissioning of engineering reports and environmental reviews; (vi) assessment of the competitive positioning of the asset in its local market based on its historical financial performance, services offered and recent comparable transactions in the market;
(vii) review of the regulatory and  reimbursement  environment in the state; and
(viii) a strategic assessment of the property's fit within the Company's overall portfolio.

     The Company also evaluates potential new lessee/operators utilizing several qualitative and quantitative factors. Monarch interviews members of senior management and frequently visits existing lessee/operator facilities prior to entering into a new relationship. The Company also analyzes the lessee/ operator's financial statements to assess their profitability and financial resources. In addition to direct contact with the management and a review of their financial status, the Company utilizes its network of relationships within the industry to conduct multiple reference checks on each potential new lessee/ operator.

     When evaluating relationships with emerging lessee/operators, the Company considers additional factors in evaluating whether to provide financing, including: (i) senior management's performance track record in their prior operating positions; (ii) senior management's specific operating expertise in the facility setting in which Monarch is considering investing or financing;
(iii) assessment of the business and geographic strategy of the lessee/operator;
(iv) financial condition of the lessee/operator; (v) the financial commitment that the senior management has made to the lessee/operator including an assessment of the percentage of net worth that each member has invested in the company; (vi) the number of facilities to be initially financed by Monarch; and
(vii) the potential to provide additional financing in the future.


     INTERNAL GROWTH. The Company's strategy is to achieve internal growth through increased income from: (i) increases to base rent under leases with provisions for annual fixed rate or CPI rent increases; (ii) increased interest income from participating mortgage loans; (iii) subject to applicable REIT rules, gains from stock warrants, shared appreciation mortgages or other instruments related to the operator's enterprise value or the underlying asset value; and (iv) increases in rental income payable under any leases that it may enter into having a rent component based on a percentage of facility revenues.

     EMPLOY CONSERVATIVE AND FLEXIBLE CAPITAL STRUCTURE. The Company's strategy is to employ a conservative and flexible capital structure that will allow it to aggressively pursue investment opportunities. The Company's strategy is to employ a capital structure that keeps the amount of its outstanding debt within conservative limits as the Company intends to maintain a debt to total market capitalization (i.e. total debt of the Company as a percentage of its equity market capitalization plus total debt) of less than 50%. Upon completion of the Offering, the Company's pro forma debt to total market capitalization ratio is expected to be 20.3%. The Company believes that this conservative capital structure will provide it with flexibility in satisfying its capital needs because, as a publicly traded REIT with a relatively low leveraged capital structure and expected total market capitalization of $416.9 million, management believes it will have access to a variety of sources of capital currently available to similarly situated REITs, such as: (i) additional public and private common and preferred equity; (ii) public and private debt instruments; and (iii) more traditional commercial borrowings from banks and other financial institutions. In addition, the Company will be structured as an UPREIT in order to permit the use of limited partnership units in the Operating Partnership ("Units") as currency to make acquisitions of properties and to enable the Company to offer certain tax advantages to real estate sellers.

FINANCIAL PRODUCTS


     The Company intends to offer a variety of traditional and customized lease and financing products to both established and emerging operators of skilled nursing facilities, specialty hospitals and other healthcare delivery facilities. The Company's planned product offerings include: (i) sale and leaseback structures; (ii) customized sale and leaseback structures; (iii) pre-construction purchase commitment financing structures; (iv) customized pre-construction purchase commitment financing structures; (v) shared appreciation and increasing rate mortgage financing; (vi) limited working capital financing; and (vii) fixed rate mortgage financing. Initially, all of the Company's business will consist of sale and leaseback structures, including customized sale and leaseback structures such as the acquisition of the Lyric Properties from IHS and the leasing of the Lyric Properties to Lyric III. The Company currently expects that for the next twelve months sale and leaseback structures will continue to comprise the majority of its business and that pre-construction purchase commitment financing and increasing rate mortgage financing will be its most significant other product offerings, provided, however, that changes in customer demand, interest rates, and other market conditions will affect the portion of the Company's business derived from the different products it offers. The Company seeks to enhance its effective yields and reduce its credit risk by: (i) charging commitment fees equal to a percentage of its investment or financing commitments, which may include up-front fees and fees based upon the unfunded portion of the commitment; and
(ii) obtaining security deposits, requiring minimum capital expenditures on a per bed basis and utilizing rent escalation provisions. In addition, the seller or borrower will pay all legal and other transaction costs such as appraisal, environmental reports and property condition reports.

     SALE AND LEASEBACK STRUCTURES. The Company anticipates that its primary product offering will be sale and leaseback structures, including the customized sale and leaseback structures described below. The Company intends to lease healthcare facilities on a long-term basis with terms generally ranging from 8 to 15 years with renewal terms available at the lessee's option. The leases originated by the Company generally will provide for minimum annual rentals which are subject to annual formula increases (e.g., based upon such factors as increases in the CPI or increases in the gross revenues of the underlying properties, subject to applicable REIT rules), with certain fixed minimum and maximum levels. In general, the Company intends to pursue fixed CPI increases on mature, lower risk, fully occupied properties where cash flows are stable. The Company intends to pursue additional rent escalation provisions on facilities with identified potential for revenue growth or a less mature cash flow history.

     CUSTOMIZED SALE AND LEASEBACK STRUCTURES. The Company has developed sale and leaseback structures which offer considerable flexibility relative to traditional sale and leaseback structures. The Company believes that this flexibility will enable these structures to command premium yields through higher lease or interest rates or equity interests and enable the Company to develop market leadership in this new segment of healthcare financing and expand its overall market share of sale and leaseback financing. For example, the Company has developed the Intermediate Lessee Structure for a sale and leaseback transaction with an operator where the lessee would be a newly formed entity which is not majority owned by the seller/ manager and where the seller/manager does not guarantee the lease. The purchase of the Lyric Properties from IHS, the lease of the Lyric Properties to Lyric III and the management of the Lyric Properties by IHS utilize this structure. Such a transaction may allow operators to reduce leverage by selling facilities while continuing to generate revenues through the provision of fee-based management services.


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




     PRE-CONSTRUCTION PURCHASE COMMITMENT FINANCING STRUCTURES. The Company will consider entering into agreements to purchase facilities upon completion of their construction at a pre-determined purchase price and to leaseback such facilities to the operator. These agreements will involve a qualified construction lender as well as the developer. The Company's funding obligation will be contingent upon the project being delivered in accordance with pre-determined requirements such as cost, compliance with building codes, approved plans and specifications and receipt of all applicable licenses.

     CUSTOMIZED PRE-CONSTRUCTION PURCHASE COMMITMENT FINANCING STRUCTURES. The Company has developed customized pre-construction purchase commitment financing structures which offer considerable flexibility relative to traditional construction loan "take-out" financing. For example, the Company's pre-construction purchase commitment structure will typically be used to "take-out" traditional bank construction facilities for the period from certification of a new facility through break-even occupancy of the facility. The Company believes that this product will provide operators with enhanced financing flexibility during the "fill-up" period of a new facility in exchange for premium yields compared to traditional pre-construction purchase commitment financing.

     SHARED APPRECIATION AND INCREASING RATE MORTGAGE FINANCING. The Company may make shared appreciation mortgage loans which will be secured by first mortgage liens on the underlying real estate and personal property of the mortgagor with provisions that enable the Company to participate in the future appreciation of the collateral. Interest rates will usually be subject to annual increases based upon increases in the CPI or increases in gross revenues of the underlying facilities, with certain maximum limits. The mortgages will contain prepayment fees to protect the Company's yield.

     WORKING CAPITAL FINANCING. To the extent permitted under the REIT rules, the Company intends to offer limited working capital financing primarily to emerging facility lessees/operators. The Company believes that such financing will allow the Company to compete favorably with respect to its target operators for opportunities relating to newly developed facilities or those in which change of ownership puts a temporary strain on cash resources. Due to the nature of this product, the Company intends to assess an interest rate premium for working capital financing. The working capital loans will be secured primarily by excess real estate value and facility accounts receivable. Working capital financing will be made available on a short-term basis and will generally require a commitment for permanent working capital financing from another source. The Company intends to limit its working capital financing product offerings in accordance with applicable REIT rules and regulations.


     FIXED RATE MORTGAGE FINANCING. The Company anticipates making fixed interest rate mortgage loans on a selective basis secured by first mortgage liens on the underlying real estate and personal property of the mortgagor. The Company currently intends to limit the amount of fixed rate mortgage financing which it provides to healthcare facility operators to not more than 5.0% of its assets because of interest rate and inflation risks associated with fixed rate loans, provided that the Company's intention is subject to change based on customer demand, interest rates and other market conditions.

                              CONFLICTS OF INTEREST

     Conflicts of interest exist between the Company and its directors and officers, IHS and its directors and officers and Lyric and its directors and officers. The following description sets forth the principal conflicts of interest, the relationships through which they arise and the methods to be employed, if any, to address such conflicts.

AFFILIATED DIRECTORS

     Dr. Elkins, the Company's Chairman of the Board, is also Chairman of the Board, Chief Executive Officer and President of IHS and will continue to serve in such positions following completion of the Offering. In addition, Mr. Poole, President and Chief Executive Officer and a director of the Company, previously served as Executive Vice President and Special Assistant to the Chief Executive Officer of IHS. Lyric is owned 50% by IHS and 50% by TFN, which is 100% beneficially owned by Mr. Nicholson, a member of IHS' Board of Directors. At March 1, 1998, Dr. Elkins beneficially owned approximately 7.6% of the outstanding common stock of IHS and, upon consummation of the Offering, he will beneficially own 5.7% of the outstanding Common Stock of the Company. Because he serves as Chairman of the Boards of both IHS and the Company, Dr. Elkins will have a conflict of interest with respect to his obligations as a director of the Company with respect to enforcing: (i) the terms of the IHS Agreements as they relate to the various IHS properties being acquired by the Company or that may be acquired or financed by the Company in the future; (ii) the Master Lease to be entered into by the Company and Lyric III; and (iii) the Lyric Guaranty from Lyric to the Company. The failure to enforce material terms of the IHS Agreements, the Master Lease and the Lyric Guaranty could result in a monetary loss to the Company, which loss could have a material adverse effect on the Company's financial condition and results of operations. The presence of affiliated directors may deter the Company from vigorously enforcing the terms of the IHS Agreements, the Master Lease and the Lyric Guaranty.

FACILITIES PURCHASE AGREEMENT AND MASTER LEASE

     The purchase price to be paid to IHS for the 44 Initial Properties to be acquired from IHS under the Facilities Purchase Agreement was not determined as a result of arm's length negotiations. The purchase price was determined on the basis of negotiations between the Company and IHS based on a variety of factors, including, but not limited to, independent appraisals, comparable transactions, historical and projected operating results and industry cash flow coverage ratios. Although it is intended that the Company pay fair market value for the Initial Properties, there can be no assurance that the appraisers have accurately determined the fair market value of the Initial Properties. IHS will receive substantial economic benefits as a result of consummation of the Formation Transactions and the Offering. See "Transactions with and Benefits to Related Parties" and "Valuation of Initial Properties."

FUTURE PURCHASES OR FINANCINGS OF IHS OWNED OR MANAGED PROPERTIES

     Although no specific properties (other than the Option Properties) have been identified, it is anticipated that the Company may, in the future, purchase or finance additional properties owned or managed by IHS or its affiliates. As a result of the conflicts of interest identified above, the purchase price or financing terms given to IHS or its affiliates by the Company in such transactions may not be determined as a result of arm's length negotiations. Although it is anticipated that any such transactions will be based on a variety of factors, including, but not limited to, independent appraisals, comparable transactions, historical and projected operating results and industry cash flow coverage ratios, there can be no assurance that the terms of such transactions will be as favorable as terms achieved in purely third-party transactions. To help address this conflict of interest the Company will be prohibited by the terms of its Bylaws from acquiring additional properties from, or providing financing on properties involving, IHS or the Company's directors and officers or affiliates thereof without the approval or a majority of the disinterested directors of the Company, including any properties to be acquired pursuant to the Purchase Option Agreement or the Right of First Offer Agreement. See "Policies With Respect to Certain Activities -- Conflict of Interest Policies."

COMPETITION FROM IHS

     The Company will experience ongoing competition from and conflicts with IHS. The Company's healthcare facilities (whether or not managed by IHS) may compete with healthcare facilities owned, leased or managed by IHS in certain markets. As a result, IHS will have a conflict of interest due to the operation of certain competing healthcare facilities and its management of a substantial portion of the facilities owned by the Company.

EXECUTIVE OFFICERS OF THE COMPANY WILL HAVE SUBSTANTIAL INFLUENCE

     Certain of the directors, director nominees, executive officers and employees of the Company are purchasing shares of Common Stock in the Concurrent Offering and will be granted stock options which will be exercisable at the time of the Offering. Upon completion of the Offering, directors and executive officers of the Company will own approximately 7.3% of the total issued and outstanding shares of Common Stock (including shares issuable pursuant to exercisable stock options). Accordingly, such persons will have substantial influence on the Company, which influence may not be consistent with the interests of other stockholders. See "Principal Stockholders."

CONFLICT OF INTEREST POLICIES

     The Company believes that a requirement of Disinterested Director approval of transactions between the Company and any of its directors or any other corporation, firm or other entity in which any of its directors is a director or has a material financial interest, including transactions with IHS, will help to eliminate or minimize certain potential conflicts of interest. Therefore, pursuant to the Bylaws, without the approval of a majority of the Disinterested Directors, the Company may not engage in any transaction: (i) involving IHS, any director, officer, or employee of the Company or any affiliate of IHS or the Company; (ii) involving any partnership or limited liability company of which any director or officer may be a partner or member; (iii) involving any corporation or association of which any director or officer may be a director or officer; (iv) involving any corporation or association of which any director or officer of the Company may be interested as the holder of any amount of its stock (or, in the case of a publicly traded corporation, the holder of five percent or more of its common stock or five percent or more of the voting power outstanding of such corporation); or (v) in which IHS, any director, officer or employee otherwise may be a party, or may be pecuniarily or otherwise interested. Any director who does not have an interest described in the preceding sentence shall be deemed a "Disinterested Director" with respect to such matter. See "Risk Factors -- Conflicts of Interest with Affiliated Directors in the Formation Transactions and the Business of the Company Could Adversely Affect the Company's Dealings with IHS and Lyric" and "Policies with Respect to Certain Activities -- Conflict of Interest Policies."

                                 USE OF PROCEEDS


     The net cash proceeds to the Company from the Offering, after deducting the estimated underwriting discounts and commissions and estimated Offering expenses of approximately $25.4 million, are estimated to be approximately $296.4 million (approximately $338.9 million if the Underwriters' overallotment option is exercised in full), based upon the assumed initial public offering price of $18.50 per share.

     The net cash proceeds of the Offering, together with approximately $84.6 million of borrowings under the Credit Facility and $2.0 million in up-front commitment fees on the Initial Properties, will be contributed by the Company to the Operating Partnership in exchange for Units in the Operating Partnership. Thereafter, through the Operating Partnership, the Company will utilize the funds as follows: (i) approximately $382.4 million to acquire the Initial Properties; (ii) approximately $375,000 for costs associated with entering into the Credit Facility; (iii) approximately $25,000 for organizational expenses; and (iv) approximately $128,000 for general corporate purposes.

     If the Underwriters' overallotment option is exercised in full, the Company expects to use the additional net proceeds (which will be approximately $42.5 million) to reduce amounts outstanding under the Credit Facility, to fund additional acquisitions and for general corporate purposes.


     Pending the application of the net proceeds of the Offering, the Company will invest such portion of the net proceeds in interest-bearing accounts and/or short-term, interest-bearing securities, which are consistent with the Company's intention to qualify as a REIT.

                                  DISTRIBUTIONS


     Subsequent to the completion of the Offering, the Company intends to make regular quarterly distributions to the holders of its Common Stock. The initial distribution, covering a partial quarter commencing on the date of completion of
the  Offering and ending on  September  30, 1998,  is expected to be $       per
share, which represents a pro rata distribution based on a full quarterly distribution of $0.393125 per share and an annual distribution of $1.5725 per share (or an annual distribution rate of approximately 8.5%). The Company does not intend to reduce the expected distribution per share if the Underwriters' overallotment option is exercised. The following discussion and the information set forth in the table and footnotes below should be read in conjunction with the financial statements and notes thereto, the pro forma financial information and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included elsewhere in this Prospectus.

     The Company intends initially to distribute annually approximately 82.9% of estimated Cash Available for Distribution. The estimate of Cash Available for Distribution for the 12 months following the closing of the Offering is based upon pro forma Funds from Operations for the twelve months ended March 31, 1998, reconciled for certain adjustments not in conformity with generally accepted accounting principles ("GAAP") consisting of: (i) pro forma amortization of financing costs; (ii) non-real estate depreciation and amortization; and (iii) amortization of commitment fees. No effect was given to any changes in working capital resulting from changes in current assets and current liabilities (which changes are not anticipated to be material) or the amount of cash estimated to be used for: (i) investing activities for acquisitions, development, tenant improvement and leasing costs; and (ii) financing activities. The estimate of Cash Available for Distribution is being made solely for the purpose of setting the initial distribution and is not intended to be a projection or forecast of the Company's results of operations or its liquidity, nor is the methodology upon which such adjustments were made necessarily intended to be a basis for determining future distributions. Future distributions by the Company will be at the discretion of the Board of Directors. There can be no assurance that any distributions will be made or that the estimated level of distributions will be maintained by the Company.

     The Company anticipates that its distributions will generally exceed earnings and profits for federal income tax reporting purposes due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. Because of the effects of a one-time compensation expense related to the granting of stock options to officers and directors, it is expected that approximately 69.0% (or $1.086 per share) of the distributions anticipated to be paid by the Company for the 12-month period following the completion of the Offering will represent a return of capital for federal income tax purposes and in such event will not be subject to federal income tax under current law to the extent such distributions do not exceed a stockholder's basis in his Common Stock. Without giving effect to the one-time charge, approximately 34.4% (or $0.541 per share) of the distributions anticipated for such period would constitute a non-taxable return of capital. The nontaxable distributions will reduce the stockholder's tax basis in the Common Stock and, therefore, the gain (or loss) recognized on the sale of such Common Stock or upon liquidation of the Company will be increased (or decreased) accordingly. The percentage of stockholder distributions that represents a nontaxable return of capital may vary substantially from year to year.

     The Code generally requires that a REIT distribute annually at least 95% of its net taxable income (excluding any net capital gain). The estimated Cash Available for Distribution is anticipated to be in excess of the annual distribution requirements applicable to REITs under the Code. Under certain circumstances, the Company may be required to make distributions in excess of Cash Available for Distribution in order to meet such distribution requirements. For a discussion of the tax treatment of distributions to holders of Common Stock, see "Federal Income Tax Consequences -- Requirements for Qualification as a REIT."

     The Company believes that its estimate of Cash Available for Distribution constitutes a reasonable basis for setting the initial distribution, and the Company intends to maintain its initial distribution rate for the 12-month period following the completion of the Offering unless actual results of operations, economic conditions or other factors differ materially from the assumptions used in its estimate. The

Company's actual results of operations will be affected by a number of factors, including the revenue received from its properties, the operating expenses of the Company, interest expense, the ability of tenants of the Company's properties to meet their financial obligations and unanticipated capital expenditures. Variations in the net proceeds from the Offering as a result of a change in the initial public offering price or the exercise of the Underwriters' overallotment option may affect Cash Available for Distribution, the payout ratio based on Cash Available for Distribution and available reserves. No assurance can be given that the Company's estimate will prove accurate. Actual results may vary substantially from the estimate.


     The following table describes the calculation of pro forma Funds from Operations for the 12 months ended March 31, 1998 and the adjustments to pro forma Funds from Operations for the 12 months ended March 31, 1998 in estimating initial Cash Available for Distribution for the 12 months following the closing of the Offering:


                                                                                   (IN THOUSANDS, EXCEPT
                                                                                      PER SHARE DATA)
Pro forma net income for the year ended December 31, 1997 excluding non-
 recurring non-cash compensation expense ......................................          $ 22,200
Plus: pro forma net income for the three months ended March 31, 1998 excluding
 non-recurring non-cash compensation expense ..................................             5,551
Less: pro forma net income for the three months ended March 31, 1997 excluding
 non-recurring non-cash compensation expense ..................................            (5,551)
                                                                                         --------
Pro forma net income for the twelve months ended March 31, 1998 excluding
 non-recurring non-cash compensation expense ..................................            22,200
Plus: pro forma real estate related depreciation for the 12 months ended March
 31, 1998 .....................................................................             8,892
                                                                                         --------
Pro forma Funds from Operations for the 12 months ended March 31, 1998(1) .....            31,092
Adjustments(2) ................................................................                --
                                                                                         --------
Estimated adjusted pro forma Funds from Operations for the 12 months follow-
 ing the completion of the Offering ...........................................            31,092
Pro forma amortization of financing costs for the 12 months ended March 31,
 1998(3) ......................................................................               125
Non-real estate depreciation and amortization(4) ..............................                26
Amortization of commitment fees(5) ............................................              (182)
Commitment fees ...............................................................             2,026
Estimated pro forma Cash Flows provided by operating activities for the 12               --------
 months following the Offering ................................................            33,087
                                                                                         --------
Investing and financing activities(6) .........................................                --
Pro forma estimated Cash Available for Distribution for the 12 months following
 the closing of the Offering ..................................................          $ 33,087
                                                                                         ========
Total estimated annual cash distributions .....................................          $ 27,440
                                                                                         ========
Estimated annual distribution per share(7) ....................................          $ 1.5725
                                                                                         ========
Payout ratio based on estimated
 Cash Available for Distribution(8) ...........................................              82.9%



----------
(1) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures, and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current definition differently than the

     Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

(2) No adjustments are made as all of the Company's contractual arrangements have been reflected in the pro forma results.


(3) Represents the amortization of the commitment fee related to the Credit Facility. The commitment fee of $375 is amortized over the 3 year term of the Credit Facility.


(4)  Represents the following:


            Organization costs .......................    $ 25
            Life (Years) .............................       5
                                                          ----
                                                                   $  5
            Corporate furniture and fixtures .........    $128
            Life (Years) .............................       6
                                                          ----
                                                                     21
                                                                   ----
            Adjustment ...............................             $ 26
                                                                   ====



(5) Represents the revenue recognized from amortization of the lease commitment fees related to the Initial Properties. The lease commitment fees are amortized over the initial term of the related leases.

(6)  No unconditional commitments exist for investing or financing activities.

(7) Based on total shares outstanding of 17,450,000 to be outstanding after the Offering assuming no exercise of the Underwriters' overallotment option.

(8) Calculated as total estimated annual cash distribution divided by pro forma estimated Cash Available for Distribution for the 12 months following the closing of the Offering.

                                 CAPITALIZATION


     The following table sets forth the historical capitalization of the Company as of March 31, 1998, and on a pro forma basis, as adjusted to give effect to the Formation Transactions, the Offering and use of the net proceeds from the Offering as set forth under "Use of Proceeds." The information set forth in the table should be read in conjunction with the financial statements and notes thereto, the pro forma financial information and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


                                                                               PRO FORMA
                                                               HISTORICAL     AS ADJUSTED
                                                              ------------   ------------
                                                                    (IN THOUSANDS)
Credit Facility (1) .......................................        $--         $ 84,582
Stockholders' equity:
 Preferred Stock $.001 par value per share 20,000,000
   shares authorized; none issued and outstanding .........         --               --
 Common Stock $.001 par value per share 100,000,000
   shares authorized, 100 shares issued and outstanding
   (historical), 17,450,000 shares issued and outstanding
   (pro forma) (2) ........................................         --               17
 Additional paid-in capital ...............................         --          296,342
                                                                   ---         --------
   Total stockholders' equity .............................         --          296,359
                                                                   ---         --------
Total capitalization ......................................        $--         $380,941
                                                                   ===         ========

----------
(1) See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


(2) Includes 950,000 shares of Common Stock to be issued in the Concurrent Offering. Does not include 513,650 shares issuable upon exercise of stock options to be granted under the Company's 1998 Omnibus Securities and Incentive Plan at an exercise price of $.001 per share. The 100 shares of Common Stock issued at the time of the Company's formation will be cancelled upon consummation of the Offering.

                                    DILUTION


     Purchasers of the shares of Common Stock offered hereby will experience an immediate and substantial dilution in the net tangible book value per share from the initial public offering price. As of March 31, 1998, the Company had 100 shares of Common Stock issued and outstanding. After giving effect to the sale of the Common Stock offered hereby (at an assumed initial public offering price of $18.50 per share of Common Stock) and the receipt by the Company of approximately $296.4 million in net proceeds from the Offering (after deducting the underwriting discounts and commissions and other estimated expenses of the Offering), the pro forma net tangible book value at March 31, 1998 would have been approximately $296.4 million, or $16.50 per share of Common Stock. This amount represents an immediate increase in net tangible book value of $16.50 per share of Common Stock to the holders of the Common Stock issued in connection with the Formation Transactions and an immediate dilution in pro forma net tangible book value of $2.00 per share of Common Stock to new investors. The following table illustrates this dilution:




Initial public offering price per share ..........................                 $  18.50
Net tangible book value per share prior to Offering (1) ..........    $  0.00
Increase in net tangible book value per share attributable to
 the Offering (2) ................................................      16.50
                                                                      -------
Pro forma net tangible book value after the Offering (3) .........                    16.50
                                                                                   --------
Dilution in net tangible book value per share of Common
 Stock to the purchasers in the Offering (4) .....................                 $   2.00
                                                                                   ========



----------
(1) Includes 513,650 shares of Common Stock issuable to the Company's executive officers, employees and directors at a price of $.001 per share upon exercise of stock options to be granted under the Company's 1998 Omnibus Securities and Incentive Plan.

(2) Based upon the assumed initial public offering price of $18.50 per share of Common Stock and after deducting underwriting discounts and commissions and estimated expenses of the Offering.

(3) Based on total pro forma tangible book value of $296.4 million divided by total number of shares outstanding after the completion of the Offering and the Concurrent Offering of 17,450,000 shares of Common Stock and 513,650 shares of Common Stock issuable to the Company's executive officers, employees and directors upon exercise of stock options to be granted under the Company's 1998 Omnibus Securities and Incentive Plan.

(4) Dilution is determined by subtracting net tangible book value per share of Common Stock after the Offering from the assumed initial public offering price of $18.50 per share of Common Stock.

     The following table summarizes, on a pro forma basis giving effect to the Offering and the Formation Transactions, the number of shares of Common Stock to be sold by the Company in the Offering, the net tangible book value as of March 31, 1998 of the assets contributed by the Chairman of the Board and the option holders and the net tangible book value of the average contribution per share based on total contributions.

                                               SHARES OF
                                          COMMON STOCK ISSUED               CASH CONTRIBUTED
                                        ------------------------   -----------------------------------
                                                                                                           AVERAGE
                                           SHARES       PERCENT             AMOUNT            PERCENT     BOOK VALUE
Purchasers in the Offering ..........   16,500,000        91.9%        $  305,250,000 (1)       94.9%     $  18.50
Common Stock purchased in the
 Concurrent Offering ................      950,000         5.3             16,476,563            5.1         17.34
Common Stock issued in the
 Formation Transactions (2) .........      513,650         2.8                    514            0.0          0.00
                                        ----------       -----         --------------          -----      --------
 Total (2) ..........................   17,963,650       100.0%        $  321,727,077          100.0%     $  17.91
                                        ==========       =====         ==============          =====      ========


----------

(1) Before deducting underwriting discounts and commissions and other estimated expenses of the Offering.


(2) Assumes the issuance of 513,650 shares of Common Stock to the Company's executive officers, employees and directors upon exercise of stock options to be granted under the Company's 1998 Omnibus Securities and Incentive Plan.

             SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION


     The following table sets forth financial information for the Company which is derived from the Balance Sheet and the Pro Forma Balance Sheet and Statements of Operations included elsewhere in this Prospectus. The adjustments for the Offering assume an initial public offering price of $18.50 per share of Common Stock and that the Underwriters' overallotment option is not exercised.

     Pro forma operating data are presented for the three months ended March 31, 1998, and for the year ended December 31, 1997 as if the Offering, the acquisitions of the Initial Properties and the Formation Transactions had occurred, and as if the respective leases had been in effect at January 1, 1998 and January 1, 1997, respectively. The pro forma balance sheet data is presented as of March 31, 1998, as if the Offering and the acquisitions of the Initial Properties and related transactions had occurred, and as if the respective leases had been in effect at that date. The unaudited pro forma financial information set forth below is not necessarily indicative of the Company's financial position or the results of operations that actually would have occurred if the transactions had been consummated on the dates shown. In addition, it is not intended to be a projection of results of operations that may be obtained by the Company in the future. The unaudited pro forma combined financial information should be read in conjunction with the Balance Sheet and Pro Forma Balance Sheet and Statements of Operations and related notes thereto included elsewhere in the Prospectus.


                                                                                 PRO FORMA AT OR
                                                                                  FOR THE THREE     PRO FORMA FOR
                                                                                  MONTHS ENDED     THE YEAR ENDED
                                                          AT MARCH 31, 1998(1)   MARCH 31, 1998   DECEMBER 31, 1997
                                                         ---------------------- ---------------- ------------------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
 Revenues ..............................................          $ --            $     9,690       $    38,757
 Net income ............................................            --                  5,551            22,200
 Earnings per share-diluted ............................            --                   0.31              1.24

BALANCE SHEET DATA:
 Properties ............................................            --                382,439                --
 Other assets ..........................................            --                    528                --
 Total assets ..........................................            --                382,967                --
 Credit Facility .......................................            --                 84,582                --
 Other liabilities .....................................            --                  2,026                --
 Total stockholders' equity ............................            --                296,359                --

OTHER DATA:
 Funds from Operations (2) .............................            --                  7,774            31,092
 Cash flow provided by operating activities(3) .........            --                  7,765            33,087
 Cash used by investing activities(3) ..................            --                     --          (382,592)
 Cash provided by financing activities(3) ..............            --                     --           380,566
 Weighted average number of shares of Common
   Stock outstanding-diluted (4) .......................           100             17,963,650        17,963,650

----------


(1) The Company was formed on February 20, 1998 and was capitalized with the issuance of 100 shares of Common Stock for an aggregate purchase price of $100.



(2) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT, in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The White Paper also provides for other adjustments to net income in deriving Funds from Operations, including adjustments for extraordinary, unusual, or non-recurring items. Accordingly, the Company intends to adjust net income in computing Funds from Operations by the amount of non-recurring non-cash compensation expense. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures, and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

(3)  Amounts  are  presented  on a pro forma basis  assuming  the  Offering  and related transactions occurred on January 1, 1997, and computed in accordance with GAAP, except that cash provided by operating activities excludes the effect on cash resulting from changes in current assets and current liabilities. The Company does not believe that these excluded items are material to net cash provided by operating activities. Also, no unconditional commitments exist for investing or financing activities.

(4) Includes shares of Common Stock issuable upon exercise of stock options to be granted contemporaneously with the Offering.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

OVERVIEW

     The Company was incorporated in Maryland on February 20, 1998, and intends to make an election and qualify under the Code as a REIT commencing with its taxable year ended December 31, 1998. Substantially all of the Company's revenues are expected to be derived from: (i) rental revenue received under triple net leases of healthcare related real property facilities; (ii) amortization of fees received in connection with property acquisitions and leasing transactions; (iii) interest earned from mortgages secured by healthcare facilities; and (iv) interest earned from the temporary investment of funds in short term investments.

     The Company will incur operating and administrative expenses including principally, compensation expense for its executive officers and other employees, office rental and related occupancy costs and various expenses incurred in the process of acquiring additional properties. The Company will not engage a separate advisor or pay an advisory fee for administrative services.

     The Company also expects to engage in some debt financing and incur the related interest expense and other financing costs. The Company intends to declare dividends to its stockholders in amounts generally exceeding taxable income.

RESULTS OF OPERATIONS


     The Company has had no operations from the date of its incorporation to the date of this Prospectus.

PRO FORMA RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1998

     The Company estimates that after giving effect to the Offering and the acquisition of the Initial Properties and the Formation Transactions, revenues would have been $9.7 million and net income would have been $5.6 million or $0.31 per share, diluted. Funds from Operations would have been $7.8 million.

PRO FORMA RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997

     The Company estimates that after giving effect to the Offering and the acquisition of the Initial Properties and the Formation Transactions, revenues would have been $38.8 million and net income would have been $22.2 million or $1.24 per share, diluted. Funds from Operations would have been $31.1 million.


LIQUIDITY AND CAPITAL RESOURCES

     Management believes that the net proceeds of this Offering, together with the Credit Facility will be sufficient to consummate the purchase of the Initial Properties. Management believes the Company will have adequate remaining credit under the Credit Facility to meet its liquidity needs for the twelve-month period following the Offering.

     The Company may, under certain circumstances, borrow additional amounts in connection with the acquisition of additional properties, funding of additional loans, or as necessary, to meet certain distribution requirements imposed on REITs under the Code. The Company may raise additional capital by issuing, in private and public transactions, equity or debt securities, but the availability and terms of any such issuance will depend upon market and other conditions. There can be no assurance that the Company will be able to obtain additional capital or financing on acceptable terms or at all.

     Under the terms of the leases for the Initial Properties, the lessees are responsible for all operating expenses, taxes, property and casualty insurance, other costs, and all capital expenditures. All of the leases have a minimum capital expenditure requirement per year. The Company may declare an event of default in the event that Lyric III or the Facility Subtenants fail to make the required capital expen-ditures. As a result of these arrangements, the Company does not believe it will be responsible for any major expenses in connection with the Initial Properties during the terms of the respective leases. After the expiration or termination of the respective leases, or in the event a lessee is unable to meet its obligations, the Company anticipates that any expenditures it might become responsible for in maintaining the Initial Properties will be funded by cash from operations and, in the case of major expenditures, from borrowings. Any unanticipated expenditures or significant borrowings may adversely affect the Company's Cash Available for Distribution and liquidity.


     The Company has received a commitment from SouthTrust Bank, National Association for, and anticipates entering into, a three-year unsecured revolving credit facility, which would be used to pay a portion of the purchase price of the Initial Properties, to facilitate future acquisitions, for working capital needs, or for other general corporate purposes. The Credit Facility will provide $150 million at a floating rate of LIBOR plus a margin ranging from 100 to 150 basis points depending on the overall debt to book capitalization of the Company ranging from less than 30% to greater than 50%, provided that, the commitment is limited to $100 million in the event the bank is unable to syndicate at least $50 million of the credit facility. The Credit Facility will also have an unused commitment fee ranging from 20 to 37.5 basis points on the unused portion of the Credit Facility. The Company will pay an up-front commitment fee equal to 25 basis points multiplied by the final Credit Facility amount. The Credit Facility will have a term of three years with optional renewal periods thereafter. In certain instances, the terms of the Credit Facility may require the Company to enter into interest rate swaps, caps, or other hedging arrangements in order to reduce the risk of rising interest rates. The Credit Facility will have covenants on net worth, leverage, interest coverage and fixed charge coverage. It will also include a negative pledge on all property included in the borrowing base.

     In addition to the Initial Properties, the Company has options to purchase 10 properties from IHS for an aggregate purchase price of approximately $104.7 million. The options will be separately exercisable for each property at the Company's election for a term of two years subject to three successive one-year renewal options. In addition, the Company is currently engaged in discussions or negotiations with several healthcare facility operators with respect to possible acquisition or financing transactions, the consummation of which is subject to various significant conditions. IHS has also granted the Company, for a period of four years from the closing of the Offering (subject to automatic renewals thereafter unless terminated by either party), the opportunity to purchase or finance each facility IHS decides to sell and lease back or finance in a transaction of the type normally engaged in by the Company on terms to be offered to a third party. There can be no assurance that any such potential transactions will be completed, or, if completed, what the terms or timing of any such transactions will be. The Company may acquire or finance additional properties by drawing on the Credit Facility, issuing additional equity or debt, using the proceeds of the Underwriters' overallotment option, or not at all. See "Business and Properties of the Company."

NON-CASH COMPENSATION EXPENSE


     Concurrent with the Offering, the Company intends to grant options to purchase an aggregate of 513,650 shares of Common Stock to directors, executive officers and employees of the Company. The options will have an exercise price of $.001 per share and will become exercisable immediately. Accordingly, the Company will recognize compensation expense equal to approximately $9.5 million (the difference between the Offering price and the exercise price of the options). This expense will be recognized in the fiscal quarter in which the options are granted. As the grant of these options is directly attributable to the Offering transaction and management expects that grants of this nature (i.e., with significant intrinsic value at the date of grant and immediate vesting) will be unusual in periods after completion of the Offering, the estimated expense of approximately $9.5 million is considered non-recurring. Accordingly, it has not been reflected in the pro forma statements of operations or in the pro forma Funds from Operations.

FUNDS FROM OPERATIONS

     The White Paper on Funds from Operations approved by the Board of Governors of NAREIT, in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related de-
preciation and after adjustments for unconsolidated partnerships and joint ventures. The White Paper also provides for other adjustments to net income in deriving Funds from Operations, including adjustments for extraordinary, unusual, or non-recurring items. Accordingly, the Company intends to adjust net income in computing Funds from Operations by the amount of the non-cash compensation expense discussed above. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures, and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.


YEAR 2000 COMPLIANCE


     The year 2000 compliance issue relates to whether computer systems will properly recognize date sensitive information to allow accurate processing of transactions and data relating to the year 2000 and beyond. Systems that do not properly recognize such information could generate erroneous data or fail. The Company has established or will establish computer hardware and software systems that it believes will be able to accurately process transactions and data relating to the year 2000 without any material adverse effect. However, this issue is expected to affect the systems of various entities with which the Company interacts, including payors, suppliers and vendors. There can be no assurance that the systems of other entities on which the Company's systems rely will be timely converted, or that a failure by another entity's systems to be year 2000 compliant would not have a material adverse effect on the Company's business, financial condition and results of operations.

                   SUMMARY CONSOLIDATED FINANCIAL DATA OF IHS

     The following table presents certain summary consolidated financial data of IHS, who will act as the manager of the Lyric Properties. IHS is subject to the reporting requirements of the Securities and Exchange Commission (the "SEC") and files annual reports containing audited financial information and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information with the SEC. The information provided with respect to IHS is derived, for the limited purposes of this Prospectus, from filings made with the SEC. Prospective investors should note that an investment in the Common Stock offered hereby is not an investment in IHS or any of its subsidiaries. IHS has not guaranteed any of the obligations of Lyric III under the Master Lease.



                                                                                                      THREE MONTHS
                                                               YEARS ENDED DECEMBER 31,              ENDED MARCH 31,
                                                       ----------------------------------------- -----------------------
                                                            1995          1996          1997         1997        1998
                                                       ------------- ------------- ------------- ----------- -----------
                                                                                (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA(1):
Total Revenues .......................................  $1,178,888    $1,434,695    $1,993,197    $460,943    $854,880
Costs and expenses:
 Operating, general and administrative ...............     944,567     1,154,924     1,555,830     370,428     650,137
 Depreciation and amortization .......................      39,961        41,681        70,750      15,030      38,591
 Rent ................................................      66,125        77,785       105,136      24,009      35,414
 Interest, net .......................................      38,977        64,110       115,201      21,421      66,465
 Loss from impairment of long-lived assets and other
  non-recurring charges (income)(2) ..................     132,960       (14,457)      133,042      (1,025)         --
                                                        ----------    ----------    ----------    --------    --------
  Earnings (loss) before equity in earnings of affi-
   liates, income taxes, extraordinary items and cumu-
   lative effect of accounting change ................     (43,702)      110,652        13,238      31,080      64,273
Equity in earnings of affiliates .....................       1,443           828            88         181         270
                                                        ----------    ----------    ----------    --------    --------
  Earnings (loss) before income taxes, extraordinary
   items and cumulative effect of accounting change.       (42,259)      111,480        13,326      31,261      64,543
Income tax provision (benefit) .......................     (16,270)       63,715        24,449      12,192      26,463
                                                        ----------    ----------    ----------    --------    --------
  Earnings (loss) before extraordinary items and cu-
   mulative effect of accounting change ..............     (25,989)       47,765       (11,123)     19,069      38,080
Extraordinary items(3) ...............................       1,013         1,431        20,552          --          --
                                                        ----------    ----------    ----------    --------    --------
  Earnings (loss) before cumulative effect of account-
   ing change ........................................     (27,002)       46,334       (31,675)     19,069      38,080
Cumulative effect of accounting change(4) ............          --            --         1,830          --          --
                                                        ----------    ----------    ----------    --------    --------
  Net earnings (loss) ................................  $  (27,002)   $   46,334    $  (33,505)   $ 19,069    $ 38,080
                                                        ==========    ==========    ==========    ========    ========



                                                                     DECEMBER 31,                    MARCH 31,
                                                      ------------------------------------------   ------------
                                                          1995           1996           1997           1998
                                                      ------------   ------------   ------------   ------------
                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and temporary investments ....................    $   41,304     $   41,072     $   61,007     $  112,406
Working capital ...................................       136,315         57,549         63,117        224,240
Total assets ......................................     1,433,730      1,993,107      5,063,144      5,246,908
Long-term debt, including current portion .........       770,661      1,054,747      3,238,233      3,302,875
Stockholders' equity ..............................       431,528        534,865      1,088,161      1,201,570



----------------
(1) IHS has grown substantially through acquisitions and the opening of medical specialty units ("MSUs"), which acquisitions and MSUs openings materially affect the comparability of the financial data reflected herein. In addition, IHS sold its pharmacy division in July 1996, a majority interest in its assisted living services subsidiary ("ILC") in October 1996 and the remaining interest in ILC in July 1997 (the "ILC Sale"). In addition, the sale of 44 of the Initial Properties by IHS will significantly reduce IHS' revenues and expenses.

(2) In 1995, consists of (i) expenses of $1,939,000 related to the merger with IntegraCare, Inc. (ii) a $21,915,000 loss on the write-off of accrued management fees ($8,496,000), loans ($11,097,000) and contract acquisition costs ($2,322,000) related to IHS' termination of its agreement, entered into in January 1994, to manage 23 long-term care and psychiatric facilities owned by Crestwood Hospital, (iii) the write-off of $25,785,000 of deferred pre-opening costs resulting from a change in accounting estimate regarding the future benefit of deferred pre-opening costs and
     (iv) a loss of $83,321,000 resulting from IHS' election in December 1995 of early implementation of Statement of Financing Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. In 1996, consists primarily of (i) a gain of $34,298,000 from the sale of its pharmacy division, (ii) a loss of $8,497,000 from its sale of shares in its assisted living services subsidiary, (iii) a $7,825,000 loss on write-off of accrued management fees and loans resulting from the IHS' termination of its ten year management contract with All Seasons, originally entered into during September 1994 and (iv) a $3,519,000 exit cost resulting from the closure of redundant home healthcare agencies. Because IHS' investment in the Capstone common stock received in the sale of its pharmacy division had a very small tax basis, the taxable gain on the sale significantly exceeded the gain for financial reporting purposes, thereby resulting in a disproportionately higher income tax provision related to the sale. In 1997, consists primarily of (i) a gain of $7,580,000 realized on the shares of Capstone common stock received in the sale of its pharmacy division in the first quarter, (ii) the write-off of $6,555,000 of accounting, legal and other costs resulting from the proposed merger transaction with Coram Healthcare Corporation ("Coram") in the first quarter, (iii) the payment to Coram of $21,000,000 in connection with the termination of the proposed merger transaction with Coram, (iv) a gain of $3,914,000 from the ILC Sale, (v) a loss of $4,750,000 resulting from termination payments in connection with the acquisition of RoTech Medical Corporation and (vi) a loss of $112,231,000 resulting from its plan to dispose of certain non-strategic assets to allow IHS to focus on its core operations.

(3) In 1995, IHS recorded a loss on extinguishment of debt of $1,647,000 relating primarily to prepayment charges and the write-off of deferred financing costs. Such loss, reduced by the related income tax effect of
     $634,000,  is  presented  for  the  year  ended  December  31,  1995  as an extraordinary loss of $1,013,000. In 1996, IHS recorded a loss on extinguishment of debt of $2,327,000, relating primarily to the write-off of deferred financing costs. Such loss, reduced by the related income tax effect of $896,000, is presented in the statement of operations for the year ended December 31, 1996 as an extraordinary loss of $1,431,000. In 1997, IHS recorded a loss on extinguishment of debt of $33,692,000, representing approximately (i) $23,554,000 of cash payments for premium and consent fees relating to the early extinguishment of $214,868,000 aggregate principal amount of IHS' senior subordinated notes and (ii) $10,138,000 of deferred financing costs written off in connection with the early extinguishment of such debt and IHS' revolving credit facility. Such loss, reduced by the related income tax effect of $13,140,000, is presented in the statement of operations for the year ended December 31, 1997 as an extraordinary loss of $20,552,000.

(4)  Represents the  write-off,  net of income tax benefit,  of the  unamortized
     balance  of  costs  of  business  process   reengineering  and  information
     technology projects.

                   BUSINESS OF THE COMPANY AND ITS PROPERTIES


     The following discussion of the Initial Properties includes a description of the lessees of the Initial Properties to be acquired by the Company. Unless otherwise indicated, all information is given as of December 31, 1997. The financial and operating data relating to the Lyric Properties is presented herein only for the periods during which such properties were managed by IHS. IHS is subject to the reporting requirements of the SEC and files annual reports containing audited financial information and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information with the SEC. The information provided with respect to IHS is derived, for the limited purposes of this Prospectus, from filings made with the SEC or has been furnished to the Company by IHS.

GENERAL

     The Company has been formed to invest in a diversified portfolio of healthcare properties. Initially, the Company will own fee interests in 47 properties in 15 states, primarily in the southern and southeastern United States. Upon completion of the Formation Transactions, the Company will own 42 skilled nursing facilities with a total of approximately 5,846 beds and five specialty hospitals with a total of approximately 181 beds. The Company will purchase 44 of the Initial Properties from IHS and the other three Initial Properties will be purchased from an unaffiliated third party. The Company intends to expand its geographic base by making investments in diverse geographic markets that satisfy the Company's demographic and economic underwriting criteria. In addition, the Company intends to diversify its facility operator base by entering into relationships with a number of leading or emerging healthcare providers throughout the United States.

     The Lyric Properties, which are comprised of the 21 IHS Historical Properties and the 21 HHC Properties, will each be leased to Lyric III on a triple net basis, pursuant to the Master Lease and subleased to the Facility Subtenants pursuant to the Facility Subleases. Lyric III will enter into a management agreement and a franchise agreement with IHS subject to the Master Lease. All management and franchise fees payable to IHS will be subordinated to payments under the Master Lease. Monarch will have the benefits of cross default provisions and effective cross collateralization protection under the Master Lease by virtue of the availability of the aggregate rent payments of all of the Facility Subtenants to satisfy the obligations of Lyric III under the Master Lease. In addition, Lyric III will deposit with the Company as a security deposit a Letter of Credit in an amount equal to six months of the estimated rents payable with respect to the Master Lease. Rent payments and the performance of Lyric III under the Master Lease and the Facility Subtenants under the Facility Subleases will be guaranteed by Lyric. IHS will manage all of the Lyric Properties under a management agreement with Lyric.

     The Company will acquire the three Trans Health Properties from an unaffiliated third party. The Trans Health Properties will each be leased, pursuant to a long-term, triple net lease, to wholly owned subsidiaries of Trans Health. Rent payments and performance of the Trans Health subsidiaries under the leases will be unconditionally guaranteed by Trans Health. See "-- Trans Health Transaction."


     The Company will acquire the two Peak Medical Properties from IHS. The Peak Medical Properties will each be leased, pursuant to a long-term, triple net lease, to wholly owned subsidiaries of Peak Medical. Rent payments and performance of the Peak Medical subsidiaries under the leases will be unconditionally guaranteed by Peak Medical. See "-- Peak Medical Transaction."


SKILLED NURSING FACILITIES


     Forty-two of the Initial Properties will be skilled nursing facilities ("SNFs") with a total of approximately 5,846 beds. Services provided in the skilled nursing facilities include required nursing care, room and board, special diets, and other services such as rehabilitative therapy, ventilator therapy and pharmaceuticals which may be specified by a patient's physician who directs the admission, treatment and discharge of the patient. In addition, the skilled nursing facilities to be acquired from IHS provide subacute medical and rehabilitative care services which have traditionally been delivered in the acute care hospital setting.

     IHS SKILLED NURSING FACILITIES. Twenty of the skilled nursing facilities to be purchased by Monarch from IHS, located in nine states with a total of approximately 2,867 beds, were operated by IHS prior to December 31, 1997. For the year ended December 31, 1997, these facilities generated aggregate revenues of $174.7 million and had aggregate EBITDARM (as defined below) of $35.5 million, resulting in an EBITDARM margin of 20.3%. For 1997, the aggregate payor mix for these facilities was 39.4% Medicare, 30.4% Medicaid and 30.2% private and other. The aggregate average revenue per patient day for the same period was $193, ranging from $105 to $447 per facility, and the aggregate occupancy was 86%, ranging from 62% to 98% per facility. For the three months ended March 31, 1998, these facilities generated aggregate revenues of $43.2 million and had aggregate EBITDARM of $8.5 million, resulting in an EBITDARM margin of 19.6%. For the three months ended March 31, 1998, the aggregate payor mix for these facilities was 38.8% Medicare, 32.0% Medicaid and 29.2% private and other. The aggregate average revenue per patient day for the same period was $193, ranging from $115 to $377 per facility, and the average occupancy was 87%, ranging from 63% to 97% per facility. Revenues per patient day and occupancy varies by the services offered by the facility, the competitive and reimbursement environment, the patient care level and the competitive position of the facility.

     HHC SKILLED NURSING FACILITIES. Seventeen of the skilled nursing facilities to be purchased by Monarch from IHS, located in six states with a total of approximately 2,452 beds, were acquired by IHS on December 31, 1997. For the three months ended March 31, 1998, these facilities generated aggregate revenues of $25.2 million and had aggregate EBITDARM of $4.5 million, resulting in an EBITDARM margin of 17.8%. For the three month period ended March 31, 1998, the aggregate payor mix for these facilities was 41.0% Medicare, 37.8% Medicaid and 21.2% private and other. The aggregate average revenue per patient day for the same period was $132, ranging from $105 to $176 per facility, and the average occupancy was 87%, ranging from 72% to 96% per facility. On an annualized basis, which would represent a full year of operations under the management of IHS, these facilities would have generated aggregate revenues of $100.6 million. However, annualized revenues may not necessarily be meaningful and should not be relied upon as indications of future performance.

     OTHER SKILLED NURSING FACILITIES. The Company will purchase an additional two skilled nursing facilities from IHS, located in Idaho with a total of approximately 224 beds, which will be leased to a subsidiary of Peak Medical and three skilled nursing facilities from a third party, located in Arkansas with a total of approximately 303 beds, which will be leased to a subsidiary of Trans Health. See "-- Peak Medical Transaction" and "-- Trans Health Transaction."

     "EBITDARM" means the sum of: (i) net income exclusive of extraordinary gains and extraordinary losses; (ii) interest expense, net of interest income, determined in conformity with GAAP; (iii) all charges for taxes counted in determining the consolidated net income of such facility for such period; (iv) depreciation; (v) amortization; (vi) lease payments, payable during such period by the facilities under all leases and rental agreements, other than capital leases and healthcare facility leases; (vii) any management fee and franchise fee used to calculate the facility's net income for the period; and (viii) other non-cash charges deducted in determining net income. EBITDARM is not a measurement calculated in accordance with GAAP and should not be considered as an alternative to operating or net income as an indicator of operating performance, cash flows as a measure of liquidity or any other GAAP determined measurement. Certain items excluded from EBITDARM, such as depreciation, amortization, rent and management and franchise fees are significant components in understanding and assessing financial performance. Other companies may define EBITDARM differently, and as a result, such measures may not be comparable to the definition of EBITDARM used by the Company. The Company has included information regarding EBITDARM because management believes they are indicative measures of liquidity and financial performance, and are generally used by investors to evaluate the operating results of healthcare facilities.


SPECIALTY HOSPITALS

     Five of the Initial Properties will be specialty hospitals with a total of approximately 181 beds. Each of the specialty hospitals, with the exception of IHS Hospital of Houston, are connected to or adjacent to a skilled nursing facility included in the Initial Properties and are situated on a single parcel of land.

Specialty hospitals treat patients requiring a higher level of care than skilled nursing facilities. These facilities receive a higher percentage of net revenues from the Medicare program. They also tend to have higher revenues per patient day. The facilities use state-of-the-art technology and a highly trained staff of licensed and experienced professionals. Patients are medically stable, but still need extended hospitalization, including 24-hour professional nursing care, daily visits by a physician, critical care services and rehabilitation services. Specific services provided in the specialty hospitals include complex care programs, ventilation weaning and management, wound management programs, cardiac care programs, pre- and post-surgical rehabilitation and patient/family teaching programs. These facilities fill a higher level care model in the post-acute continuum of care.

     IHS SPECIALTY HOSPITAL. The Company will purchase one specialty hospital (IHS Hospital at Houston) with approximately 59 beds, which was operated by IHS prior to December 31, 1997. This specialty hospital provides medically complex care such as wound care, ventilation, cardiac care, post surgical rehabilitation and spinal cord injuries. For the year ended December 31, 1997, this facility generated revenues of $13.7 million and had EBITDARM of $2.7 million, resulting in an EBITDARM margin of 19.9%. For 1997, the payor mix was 81.4% Medicare, 0.5%, Medicaid, and 18.1% private and other. The average revenue per patient day for the same period was $787 and the average occupancy was 81%. For the three months ended March 31, 1998, this facility generated revenues of $3.2 million and had EBITDARM of $0.6 million, resulting in an EBITDARM margin of 17.5%. For the three months ended March 31, 1998, the payor mix was 88.4% Medicare, 3.4% Medicaid and 8.3% private and other. The aggregate average revenue per patient day for the same period was $746 and the average occupancy was 82%.

     HHC SPECIALTY HOSPITALS. Four of the specialty hospitals to be purchased by Monarch from IHS, located in two states with a total of approximately 122 beds, were acquired by IHS on December 31, 1997. For the three months ended March 31, 1998, these facilities generated aggregate revenues of $5.8 million and had aggregate EBITDARM of $0.6 million, resulting in an EBITDARM margin of 11.0%. For the three month period ended March 31, 1998, the aggregate payor mix for these facilities was 86.2% Medicare, 0.0% Medicaid and 13.8% private and other. The aggregate average revenue per patient day for the same period was $740, ranging from $605 to $935 per facility, and the average occupancy was 72%, ranging from 52% to 86% per facility. On an annualized basis, which would represent a full year of operations under the management of IHS, these facilities would have generated aggregate revenues of $23.4 million. However, annualized revenues may not necessarily be meaningful and should not be relied upon as indications of future performance.

LYRIC TRANSACTION

     The Company will acquire the 21 IHS Historical Properties and the 21 HHC Properties which comprise the Lyric Properties from IHS for a purchase price of approximately $359.7 million. The Lyric Properties will be leased to Lyric III pursuant to the Master Lease and subleased to the Facility Subtenants pursuant to the Facility Subleases. Lyric III is a recently formed Delaware corporation whose sole assets will be the stock of the Facility Subtenants. The Facility Subtenants are all former IHS subsidiaries whose stock will be transferred to Lyric III contemporaneously with the date of the transfer of the Initial Properties by IHS to the Company.


     Lyric is the sole stockholder of Lyric III. Pursuant to the Lyric Guaranty, Lyric will unconditionally guarantee the performance and payment obligations of Lyric III and the Facility Subtenants for the term of the Master Lease and the Facility Subleases. Lyric is owned 50% by IHS and 50% by TFN which is 100% beneficially owned by Timothy F. Nicholson, a director of IHS. Consolidated subsidiaries of Lyric currently lease ten healthcare facilities from an unaffiliated publicly traded healthcare REIT. Lyric unconditionally guarantees the payment and performance obligations of the Lyric subsidiaries under the leases. The consolidated financial statements and notes thereto of Lyric for the three years ended December 31, 1997 and the three months ended March 31, 1998 are included elsewhere in this Prospectus.


     All of the Initial Properties leased to Lyric III under the Master Lease and subleased to the Facility Subtenants under the Facility Subleases will be managed by IHS Facility Management, Inc., a wholly owned subsidiary of IHS. IHS, headquartered in Owings Mills, Maryland, is one of the nation's leading providers of post-acute healthcare services. IHS was founded in 1986. IHS' post-acute care services include subacute care, skilled nursing facility care, home respiratory care, home health nursing care, other home care services and contract rehabilitation, hospice, lithotripsy and diagnostic services. The various geriatric care facilities currently owned, leased or managed by IHS offer extended care to elderly and other patients not able to live independently. Since 1993, IHS has focused on the development of a post-acute care network to provide a continuation of care to patients following discharge from an acute care hospital. IHS' post-acute care network currently consists of approximately 2,000 service locations in 48 states and the District of Columbia, including 300 geriatric care facilities in 35 states (excluding facilities currently being held for sale).

TRANS HEALTH TRANSACTION


     The Company has entered into a commitment letter with Trans Health to finance the acquisition of three skilled nursing facilities located in Arkansas with a total of approximately 303 beds, comprising the Trans Health Properties and lease the facilities back to a wholly owned subsidiary of Trans Health (the "Trans Health Tenant"). The total purchase price of the Trans Health Properties is approximately $11.5 million. Trans Health was recently formed by several former executives of HHC and intends to offer post-acute services focusing on specialty hospitals and developing a continuum of care. Trans Health also intends to operate outpatient clinics in its market area. Trans Health's chairman, president and CEO is Anthony Misitano. Prior to forming Trans Health, Mr. Misitano was president and chief executive officer of Continental Medical Systems, Inc., a subsidiary of HHC, and senior vice president of HHC.

     The Trans Health Tenant will lease the Trans Health Properties from the Company for an initial term of 11 years with two successive options to renew for additional periods of five years each, pursuant to a master lease substantially similar to the Master Lease (the "Trans Health Lease"). The Trans Health Lease will provide for a minimum base rent equal to the purchase price multiplied by 400 basis points over the current yield on U.S. Treasury debt securities of the same maturity as the term of the Trans Health Lease (subject to a minimum of 9.56%) with annual base rent increases equal to the change in the CPI, with a minimum base rent increase of 2% and a maximum base rent increase of 5% (subject to certain conditions set forth in the lease). Trans Health will guarantee the payment and performance obligations of the Trans Health Tenant under the Trans Health Lease. The Trans Health Lease will be a triple net lease that requires the Trans Health Tenant to pay all operating expenses, taxes, insurance and other costs associated with the Trans Health Properties, including annual required capital expenditures equal to at least $250 per bed, the amount to be increased annually by the change in the CPI. The Trans Health Tenant will be required to maintain a security deposit with the Company ranging in amount from three months of base rent to up to nine months of base rent, the size of the security deposit depending on the Trans Health Properties' attaining certain financial covenants. The Trans Health Lease will provide the Company with broad indemnification protection for past or present liabilities at the Trans Health Properties.

PEAK MEDICAL TRANSACTION


     The Company will also acquire from IHS two skilled nursing facilities located in Idaho with a total of approximately 224 beds comprising the Peak Medical Properties and lease the facilities back to a wholly owned subsidiary of Peak Medical (the "Peak Medical Tenant"). The total purchase price for the Peak Medical Properties will be approximately $11.3 million. The Peak Medical
Properties will be acquired subject to existing leases with the Peak Medical Tenant. Peak Medical was formed by former executive officers of HHC. Peak Medical will acquire and utilize skilled nursing facilities to develop community and regionally concentrated post-acute healthcare networks. At the time the Company acquires the Peak Medical Properties, Peak Medical will be operating 10 skilled nursing facilities with a total of 1,176 beds and one assisted living facility with a total of 250 beds. The founding stockholders have over 65 years of healthcare experience with strength in the long-term care and assisted living segments. Peak Medical's president and chief executive officer is Charles H. Gonzales who last served as a director and senior vice president of subsidiary operations for HHC.

     The Peak Medical Tenant currently leases the Peak Medical Properties for an initial term of 12 years, with two successive options to renew for additional periods of 10 years each. The leases are substantially similar to the Master Lease (the "Peak Medical Leases"). The Peak Medical Leases pro-vide for a minimum base rent equal to the purchase price multiplied by 9.4%, with annual base rent increases equal to the change in the CPI, with a minimum base rent increase of 2% and a maximum base rent increase of 5% (subject to certain conditions set forth in the leases). Peak Medical guarantees the payment and performance obligations of the Peak Medical Tenant under the Peak Medical Leases. The Peak Medical Leases are triple net leases that require the Peak Medical Tenant to pay all operating expenses, taxes, insurance and other costs associated with the Peak Medical Properties, including annual required capital expenditures equal to at least $300 per bed, the amount to be increased annually by the change in the CPI. The Peak Medical Tenant will be required to maintain a security deposit with the Company equal to a maximum of nine months of base rent, with the amount to be determined every six months based upon a cash flow coverage ratio. Pursuant to the Peak Medical Leases, the Peak Medical Tenant will provide the Company with broad indemnification protection for past or present liabilities at the Peak Medical Properties including, but not limited to, any accidents occurring on or about the leased property; the use, condition or repair of the leased property; the Peak Medical Tenant's failure to perform or comply with the terms of the leases; the Peak Medical Tenant's breach of any representation or warranty in the leases; certain employment related claims; and certain other claims and obligations.

THE INITIAL PROPERTIES

     The table  below sets  forth  certain  information  regarding  the  Initial
Properties. The Initial Properties are comprised of 42 skilled nursing facilities with 5,846 beds and five specialty hospitals with 181 beds. The aggregate purchase price of the Initial Properties is approximately $382.4 million. The Company has a purchase option to acquire 10 additional skilled nursing facilities from IHS for an aggregate purchase price of approximately $104.7 million. See "Selected Historical and Pro Forma Financial Information" for a quantification of the base rents for the Initial Properties.



                                                           YEAR      NUMBER
                                                          BUILT/       OF         1998
                  PROPERTY (LOCATION)                   RENOVATED   BEDS(1)   OCCUPANCY(2)
------------------------------------------------------ ----------- --------- --------------
SKILLED NURSING FACILITIES (FORTY-TWO):
IHS HISTORICAL PROPERTIES (4)
IHS of Colorado Springs (Colorado Springs, CO).           1986         155         71%
IHS of Brandon (Brandon, FL) .........................    1990         120         95
IHS at Central Park Village (Orlando, FL) ............    1984         120         82
IHS at Vero Beach (Vero Beach, FL) ...................    1980         110         92
IHS of Florida at Auburndale (Auburndale, FL).........    1983         120         95
IHS of Florida at Clearwater (Clearwater, FL) ........    1983         150         93
IHS of Florida at Fort Pierce (Fort Pierce, FL) ......    1980         107         92
IHS of Atlanta at Briarcliff Haven (Atlanta, GA).         1972         128         91
IHS of Lakeland at Oakbridge (Lakeland, FL) ..........    1991         120         97
IHS of Sarasota at Beneva (Sarasota, FL) .............    1982         120         95
IHS of Iowa at Des Moines (Des Moines, IA) ...........    1965          93         78
IHS at Brentwood (Burbank, IL) .......................    1962         165         76
IHS of St. Louis at Big Bend Woods
 (Valley Park, MO) ...................................    1958         176         71
IHS of New Hampshire at Manchester
 (Manchester, NH) ....................................    1978          68         86
IHS at Whitemarsh (Whitemarsh, PA) ...................    1971         247         95
IHS of Pennsylvania at Broomall (Broomall, PA).           1958         306         95
IHS of Amarillo (Amarillo, TX) (5) ...................    1985         153         63
IHS of Texoma at Sherman (Sherman, TX) ...............    1980         179         84
IHS of Florida West Palm Beach (West Palm
 Beach, FL) ..........................................    1993         120         90
Vintage Health Care Center (Denton, TX) ..............    1985         110         97
                                                                     -----         --
  SUBTOTAL/WEIGHTED AVERAGE ..........................               2,867         87
                                                                     -----         --
HHC PROPERTIES (6)
Horizon Healthcare & Specialty Center
 (Daytona Beach, FL) .................................    1967         113         89
Meadowview Care Center (Seville, OH) .................    1980         100         92
Washington Square Nursing Center (Warren, OH)             1975          96         91
Midwest City Nursing Center (Midwest City, OK).           1987         106         96
Lynwood Manor (Adrian, MI) ...........................    1969          99         92
Ruidoso Care Center (Ruidoso, NM) ....................    1975          85         95
Doctors Healthcare Center (Dallas, TX) ...............    1964         325         72
Harbor View Care Center (Corpus Christi, TX) .........    1968         116         88
Heritage Estates (Ft. Worth, TX) .....................    1977         149         93
Heritage Gardens (Carrollton, TX) ....................    1973         152         94
Heritage Manor Longview (Longview, TX) ...............    1979         150         77
Heritage Manor Plano (Plano, TX) .....................    1976         188         84
Heritage Place of Grand Prairie (Grand Prairie, TX)       1985         164         90
Horizon Healthcare-El Paso (El Paso, TX) .............    1970         182         91
Longmeadow Care Center (Justin, TX) ..................    1988         120         88
Parkwood Place (Lufkin, TX) .......................... 1919/1985       157         86
Silver Springs Nursing and Rehabilitation
 Center (Houston, TX) ................................    1974         150         83
                                                                     -----         --
  SUBTOTAL/WEIGHTED AVERAGE ..........................               2,452         87
                                                                     -----         --

                                                                                         INITIAL
                                                            PURCHASE       PERCENTAGE     LEASE
                                                              PRICE        OF INITIAL      TERM
                  PROPERTY (LOCATION)                   ($ IN THOUSANDS)   PROPERTIES   (YEARS)(3)
------------------------------------------------------ ------------------ ------------ -----------
SKILLED NURSING FACILITIES (FORTY-TWO):
IHS HISTORICAL PROPERTIES (4)
IHS of Colorado Springs (Colorado Springs, CO).             $  9,129           2.4%           9
IHS of Brandon (Brandon, FL) .........................         9,563           2.5           10
IHS at Central Park Village (Orlando, FL) ............         7,297           1.9           10
IHS at Vero Beach (Vero Beach, FL) ...................         7,821           2.0           10
IHS of Florida at Auburndale (Auburndale, FL).........         8,535           2.2           11
IHS of Florida at Clearwater (Clearwater, FL) ........        11,482           3.0           10
IHS of Florida at Fort Pierce (Fort Pierce, FL) ......         5,922           1.5            9
IHS of Atlanta at Briarcliff Haven (Atlanta, GA).              9,944           2.6           13
IHS of Lakeland at Oakbridge (Lakeland, FL) ..........         9,843           2.6           11
IHS of Sarasota at Beneva (Sarasota, FL) .............         8,939           2.3           13
IHS of Iowa at Des Moines (Des Moines, IA) ...........         3,787           1.0           11
IHS at Brentwood (Burbank, IL) .......................        43,692          11.4           11
IHS of St. Louis at Big Bend Woods
 (Valley Park, MO) ...................................         6,713           1.9           10
IHS of New Hampshire at Manchester
 (Manchester, NH) ....................................         6,569           1.7            9
IHS at Whitemarsh (Whitemarsh, PA) ...................        21,192           5.5           12
IHS of Pennsylvania at Broomall (Broomall, PA).               35,923           9.4           11
IHS of Amarillo (Amarillo, TX) (5) ...................         9,720           2.5           13
IHS of Texoma at Sherman (Sherman, TX) ...............         8,358           2.2           13
IHS of Florida West Palm Beach (West Palm
 Beach, FL) ..........................................        13,200           3.5           13
Vintage Health Care Center (Denton, TX) ..............         4,839           1.3           12
                                                            --------          ----           --
  SUBTOTAL/WEIGHTED AVERAGE ..........................       242,468          63.4          11.2
                                                            --------          ----          ----
HHC PROPERTIES (6)
Horizon Healthcare & Specialty Center
 (Daytona Beach, FL) .................................         4,385           1.1            9
Meadowview Care Center (Seville, OH) .................         2,923           0.8            9
Washington Square Nursing Center (Warren, OH)                  4,038           1.1           10
Midwest City Nursing Center (Midwest City, OK).                3,921           1.0           11
Lynwood Manor (Adrian, MI) ...........................         6,008           1.6           12
Ruidoso Care Center (Ruidoso, NM) ....................         2,657           0.7           10
Doctors Healthcare Center (Dallas, TX) ...............         7,537           2.0           11
Harbor View Care Center (Corpus Christi, TX) .........         3,963           1.0           13
Heritage Estates (Ft. Worth, TX) .....................         6,889           1.8           13
Heritage Gardens (Carrollton, TX) ....................         6,856           1.8           12
Heritage Manor Longview (Longview, TX) ...............         8,315           2.2           10
Heritage Manor Plano (Plano, TX) .....................        12,676           3.3            9
Heritage Place of Grand Prairie (Grand Prairie, TX)            5,107           1.3           12
Horizon Healthcare-El Paso (El Paso, TX) .............         3,055           0.8           12
Longmeadow Care Center (Justin, TX) ..................         2,677           0.7           13
Parkwood Place (Lufkin, TX) ..........................         3,519           0.9           12
Silver Springs Nursing and Rehabilitation
 Center (Houston, TX) ................................         7,451           1.9           13
                                                            --------          ----          ----
  SUBTOTAL/WEIGHTED AVERAGE ..........................        91,977          24.0          11.1
                                                            --------          ----          ----

                                                          YEAR      NUMBER
                                                         BUILT/       OF         1998
                 PROPERTY (LOCATION)                  RENOVATED    BEDS(1)  OCCUPANCY(2)
----------------------------------------------------- ----------- --------- --------------
PEAK MEDICAL PROPERTIES (7)
Idaho Falls Care Center (Idaho Falls, ID) ...........    1988         108        93%
Twin Falls Care Center (Twin Falls, ID) .............    1987         116        72
                                                                      ---        --
  SUBTOTAL/WEIGHTED AVERAGE .........................                 224        82
                                                                      ---        --
TRANS HEALTH PROPERTIES (8)
Fulton County Nursing and Rehab Center
 (Salem, AR) ........................................ 1963/1991       125        73
Lakeland Lodge Nursing Center
 (Heber Springs, AR) ................................    1962         102        67
Pioneer Nursing and Rehab Center
 (Melbourne, AR) ....................................    1996          76        98
                                                                      ---        --
  SUBTOTAL/WEIGHTED AVERAGE .........................                 303        77
                                                                      ---        --
  TOTAL/WEIGHTED AVERAGE SKILLED NURSING
   FACILITIES .......................................               5,846        86
                                                                    -----        --
SPECIALTY HOSPITALS (FIVE):
IHS HISTORICAL PROPERTIES (4)
IHS Hospital at Houston (Houston, TX) ...............    1963          59        82
HHC PROPERTIES (6)
HSH-Midwest City (Midwest City, OK) .................    1987          30        81
HSH-El Paso (El Paso, TX) ...........................    1970          31        86
HSH-Plano (Plano Specialty Hospital) (Plano, TX)         1976          30        52
HSH-Corpus Christi (Corpus Christi, TX) .............    1968          31        68
  SUBTOTAL/WEIGHTED AVERAGE .........................                 122        72
                                                                    -----        --
   TOTAL/WEIGHTED AVERAGE SPECIALTY
    HOSPITALS .......................................                 181        75
                                                                    -----        --
   TOTAL INITIAL PROPERTIES .........................               6,027        86%
                                                                    =====        ==
                                                                                        INITIAL
                                                           PURCHASE       PERCENTAGE     LEASE
                                                             PRICE        OF INITIAL      TERM
                 PROPERTY (LOCATION)                  ($ IN THOUSANDS)    PROPERTIES  (YEARS)(3)
----------------------------------------------------- ------------------ ------------ -----------
PEAK MEDICAL PROPERTIES (7)
Idaho Falls Care Center (Idaho Falls, ID) ...........      $  6,500           1.7%          12
Twin Falls Care Center (Twin Falls, ID) .............         4,800           1.3           12
                                                           --------          ----           --
  SUBTOTAL/WEIGHTED AVERAGE .........................        11,300           3.0           12
                                                           --------          ----           --
TRANS HEALTH PROPERTIES (8)
Fulton County Nursing and Rehab Center
 (Salem, AR) ........................................         3,343           0.9           11
Lakeland Lodge Nursing Center
 (Heber Springs, AR) ................................         2,957           0.8           11
Pioneer Nursing and Rehab Center
 (Melbourne, AR) ....................................         5,175           1.3           11
                                                           --------          ----           --
  SUBTOTAL/WEIGHTED AVERAGE .........................        11,475           3.0           11
                                                           --------          ----           --
  TOTAL/WEIGHTED AVERAGE SKILLED NURSING
   FACILITIES .......................................       357,220          93.4          11.2
                                                           --------          ----          ----
SPECIALTY HOSPITALS (FIVE):
IHS HISTORICAL PROPERTIES (4)
IHS Hospital at Houston (Houston, TX) ...............        19,679           5.1            9
                                                           --------          ----          ----
HHC PROPERTIES (6)
HSH-Midwest City (Midwest City, OK) .................           354           0.1           11
HSH-El Paso (El Paso, TX) ...........................         1,227           0.3           12
HSH-Plano (Plano Specialty Hospital) (Plano, TX)              2,255           0.6            9
HSH-Corpus Christi (Corpus Christi, TX) .............         1,704           0.5           13
                                                           --------          ----          ----
  SUBTOTAL/WEIGHTED AVERAGE .........................         5,540           1.5          11.0
                                                           --------          ----          ----
   TOTAL/WEIGHTED AVERAGE SPECIALTY
    HOSPITALS .......................................        25,219           6.6           9.4
                                                           --------          ----          ----
   TOTAL INITIAL PROPERTIES .........................      $382,439           100%         11.1
                                                           ========          ====          ====

----------

(1) Based on the number of private and semi-private beds currently in use which may be lower than the number of licensed beds.

(2)  Based on weighted average occupancy for the 3 months ended March 31, 1998.


(3) Represents the initial lease term under each of the leases for these facilities, which leases will be entered into as of the closing of the Offering and excludes all renewal options.

(4) "IHS Historical Properties" means the Initial Properties which have been owned and managed by IHS for more than one year. All of the IHS Historical Properties will be leased to Lyric III, pursuant to the Master Lease, and subleased to wholly owned subsidiaries of Lyric III.

(5)  Facility also includes a specialty hospital consisting of 33 beds.

(6) "HHC Properties" means the Initial Properties which were owned and managed by Horizon/CMS Healthcare Corporation, ("HHC") prior to December 31, 1997 and were acquired by IHS effective December 31, 1997, and will be leased to Lyric III, pursuant to the Master Lease and subleased to wholly owned subsidiaries of Lyric III.

(7) "Peak Medical Properties" means the Initial Properties which were owned and managed by HHC prior to December 31, 1997, and were acquired by IHS effective December 31, 1997, and will be leased to and managed by Peak Medical of Idaho, Inc., ("Peak Medical Tenant") a wholly owned subsidiary of Peak Medical Corporation ("Peak Medical").

(8) "Trans Health Properties" means the Initial Properties to be acquired from an unaffiliated third party. The Trans Health Properties will be leased to a subsidiary of Trans Healthcare, Inc. ("Trans Health").

OPTION PROPERTIES


     The Company will have options under the Purchase Option Agreement to acquire up to 10 additional skilled nursing facilities with 1,683 beds from IHS with an aggregate purchase price of approximately $104.7 million. One of the skilled nursing facilities contains a subacute care unit, with 183 beds, designated for treating patients needing a higher level of care. For the three months ended March 31, 1998, the 10 skilled nursing facilities had a weighted average occupancy of 90%, while individual facilities ranged from 64% to 97%. Weighted aggregate revenue per patient day was $147, while individual facilities ranged from $104 to $385. The aggregate payor mix was 39.0% Medicare, 38.2% Medicaid and 22.8% private and other.

     The Purchase Option Agreement will have an initial term of two years, with the Company granted three successive renewal options of one year each. For the first six months of the term of the Purchase Option Agreement, each facility will have a fixed purchase price described in the Purchase Option Agreement, which purchase price was based on current appraisals. For the remaining term of the Purchase Option Agreement, including renewals, the purchase price will be the greater of the fixed price or a multiple of the facility's EBITDARM for the prior 12 months. The Company will pay non-refundable purchase option deposits to IHS in the amount of 0.5% of an applicable facility's purchase price for each facility as to which a renewal option is exercised, with the amount of such deposits to be credited against the purchase price for any facility for which the Company subsequently exercises its option. Each exercise of the Purchase Option Agreement will be approved by a majority of the Company's Disinterested Directors.

     The following table sets forth certain information regarding the properties included in the Purchase Option Agreement between the Company and IHS. It is expected that should the Company acquire any of the properties under the Purchase Option Agreement, they will be leased to Lyric III pursuant to the Master Lease, subleased to each of the current IHS subsidiary owners pursuant to subleases substantially similar to the Facility Subleases and managed by IHS. The initial annual base rent for any of the properties purchased by the Company would be equal to the purchase price multiplied by the greater of: (i) 10.0% or
(ii) the average yield on the 10-year U.S. Treasury Note over the 20 trading days preceding the date of purchase plus 450 basis points. The base rent would be subject to annual increases equal to the lesser of two times the increase in the CPI or 3%, subject to certain conditions. The Operating Partnership will hold a fee interest in any properties acquired in the future under the Purchase Option Agreement.

     There can be no assurance that the Company will exercise the purchase options for all or any of the properties described below. In addition, if the Company does exercise its purchase options, it is uncertain as to when such option may be exercised and what method of financing it will use or if the Company will be able to obtain financing on reasonable terms, if at all. Finally, based on the floating nature of the option purchase price, the final purchase price for any property may differ substantially from the purchase prices listed below.


                                                   YEAR BUILT/     NUMBER OF                      PURCHASE PRICE
          PROPERTY                 LOCATION         RENOVATED       BEDS (1)     OCCUPANCY(2)     (IN THOUSANDS)
----------------------------   ----------------   -------------   -----------   --------------   ---------------
SKILLED NURSING FACILITIES:
Henderson SNF #1               Henderson, NV       1985/1991           140           97%             $  6,198
Henderson SNF #2               Henderson, NV       1985/1991           124           97                 5,490
Heritage Forest Lane           Dallas, TX             1975             120           93                 4,357
Heritage Manor Canton          Canton, TX             1974             110           96                 7,644
Heritage Oaks                  Arlington, TX          1968             204           96                13,868
Heritage Place                 Mesquite, TX           1972             149           94                 9,635
Heritage Village               Richardson, TX         1978             280           92                12,559
IHS at Greenbriar              Miami, FL              1968             203           64                23,342
Mountain View Place            El Paso, TX            1969             193           90                 8,708
Winterhaven Nursing Home       Houston, TX            1969             160           90                12,925
                                                                       ---           --              --------
   TOTAL/WEIGHTED AVERAGE                                            1,683           90%             $104,726
                                                                     =====           ==              ========

----------

(1) Based on the number of private and semi-private beds available as of December 31, 1997, such number of beds may be lower than the number of licensed beds.

(2) Based on total weighted average occupancy for the 3 months ended March 31, 1998.

ADDITIONAL INFORMATION REGARDING DESCRIPTION OF SIGNIFICANT INITIAL PROPERTIES

     Set forth below is a description of the four largest Initial Properties (based on the facility purchase price).


     INTEGRATED HEALTH SERVICES AT BRENTWOOD ("BRENTWOOD"). Brentwood is a two-story, 44,356 square foot skilled nursing facility comprised of two buildings located on 1.86 acres of land in Burbank, Illinois. This facility was built in 1962 and has 165 beds, including a 101-bed sub-acute unit. Special medical equipment such as built-in oxygen and suction is provided for the sub-acute beds. The facility has five patient dining rooms and a gymnasium for rehabilitation services. For the year ended December 31, 1997, the payor mix for Brentwood was approximately 35% Medicare, 0% Medicaid and 65% private pay and other. The Company will acquire Brentwood from IHS for approximately $43.7 million in cash. Average occupancy and average revenue per patient day of Brentwood is set forth in the table below:


                                                        AVERAGE      AVERAGE REVENUE
                                                       OCCUPANCY     PER PATIENT DAY
                                                      -----------   ----------------
        Three months ended March 31, 1998 .........      76%              $377
        Years ended December 31,
         1997 .....................................       69               447
         1996 .....................................       67               411
         1995 .....................................       72               420
         1994 .....................................       72               447
         1993 .....................................       70               387


     The principal referral sources for Brentwood include six area hospitals and various managed care companies. The Brentwood facility competes for patients with several other skilled nursing and sub-acute care facilities in its market area.

     Brentwood provides long-term care services for a mix of residents, including those who are alert and need minimal assistance, those whose mental state is considered lower than alert and those with early Alzheimer's. The subacute beds are for oncology, cardiac or other critically ill patients, for whom the facility can provide a variety of treatments, including chemotherapy, tracheotomy/ventilation weaning, peritoneal dialysis, wound care, cardiac monitoring, infectious disease management, diabetic monitoring and teaching and neurological disorder services.


     The Company will lease Brentwood to Lyric III pursuant to the Master Lease and Lyric III will sublease Brentwood to a wholly owned subsidiary. The undepreciated tax basis of Brentwood for federal income tax purposes will be $43.7 million as of the date of purchase. Depreciation and amortization will be computed on the straight-line method over 27.5 years. The current real estate tax rate for Brentwood is $19.81 per $100 of assessed value. The total annual tax for Brentwood at this rate for the 1997-1998 tax year is $258,241 (at a taxable assessed value of $1,303,400). For a description of the terms of the Master Lease see "Key Agreements -- Master Lease."

     INTEGRATED HEALTH SERVICES OF PENNSYLVANIA AT BROOMALL ("BROOMALL"). Broomall is a three-story, 76,772 square foot skilled nursing facility comprised of two buildings located on 5 acres of land in Broomall, Pennsylvania. This facility was built in 1958 and has 306 beds, including a 28-bed subacute unit. Special medical equipment such as built-in oxygen and suction is provided for the subacute beds. For the year ended December 31, 1997, the payor mix for Broomall was approximately 24% Medicare, 57% Medicaid and 19% private pay and other. The Company will acquire Broomall from IHS for approximately $35.9 million in cash. Average occupancy and average revenue per patient day of Broomall is set forth in the table below:



                                                        AVERAGE      AVERAGE REVENUE
                                                       OCCUPANCY     PER PATIENT DAY
                                                      -----------   ----------------
        Three months ended March 31, 1998 .........      95%              $171
        Years ended December 31,
         1997 .....................................       93               170
         1996 .....................................       93               155
         1995 .....................................       94               142
         1994 .....................................       94               124
         1993 .....................................       87               112

     Referral sources for Broomall include 14 area hospitals, various home care agencies, adult day care centers, churches and community organizations. Broomall competes for patients with several other skilled nursing facilities in its market area.

     Broomall provides long-term care services for a mix of residents, including those who are alert and need minimal assistance, those whose mental state is considered lower than alert and those with early Alzheimer's. The subacute beds are for oncology or critically ill patients, for whom the facility can provide a variety of treatments, including chemotherapy, blood transfusions, IV antibiotic therapy, wound care, subacute rehabilitation services, respiratory therapy, pain management and psychiatric services.


     The Company will lease Broomall to Lyric III pursuant to the Master Lease and Lyric III will sublease Broomall to a wholly owned subsidiary. The undepreciated tax basis of Broomall for federal income tax purposes will be $35.9 million as of the date of purchase. Depreciation and amortization will be computed on the straight-line method over 27.5 years. The current real estate tax rate for Broomall is $591.54 per $1,000 of assessed value. The total annual tax for Broomall at this rate for the 1997-1998 tax year is $202,898 (at a taxable assessed value of $343,000). For a description of the terms of the Master Lease see "Key Agreements -- Master Lease."

     INTEGRATED HEALTH SERVICES AT WHITEMARSH ("WHITEMARSH"). Whitemarsh is a 2-story, 77,758 square foot skilled nursing facility comprised of two buildings located on 5 acres of land in Whitemarsh, Pennsylvania. This facility was built in 1971 and has 247 beds, including an Alzheimer's wing with 44 beds. For the year ended December 31, 1997, the payor mix for Whitemarsh was approximately 11% Medicare, 69% Medicaid and 20% private pay and other. The Company will acquire Whitemarsh from IHS for approximately $21.2 million in cash. Average occupancy and average revenue per patient day of Whitemarsh is set forth in the table below:


                                                        AVERAGE      AVERAGE REVENUE
                                                       OCCUPANCY     PER PATIENT DAY
                                                      -----------   ----------------
        Three months ended March 31, 1998 .........      95%              $146
        Years ended December 31,
         1997 .....................................       97               141
         1996 .....................................       96               126
         1995 .....................................       94               136
         1994 .....................................       93               122
         1993 .....................................       94               109


     Referral sources for Whitemarsh include six area hospitals, various assisted living and personal care facilities and the Alzheimer's unit of three psychiatric hospitals. The Whitemarsh facility competes for patients with several other skilled nursing and assisted living facilities in its market area including three other facilities operated by IHS and not owned by the Company.


     Whitemarsh provides long-term care services for a mix of residents, including those who are alert and need minimal assistance, those whose mental state is considered lower than alert and those with early Alzheimer's. These services include physical therapy, occupational therapy, speech therapies, respiratory therapies and restorative nursing programs.

     The Company will lease Whitemarsh to Lyric III pursuant to the Master Lease and Lyric III will sublease Whitemarsh to a wholly owned subsidiary. The undepreciated tax basis of Whitemarsh for federal income tax purposes will be $21.2 million as of the date of purchase. Depreciation and amortization will be computed on the straight-line method over 27.5 years. The current real estate tax rate for Whitemarsh is $364.21 per $1,000 of assessed value. The total annual tax for Whitemarsh at this rate for the 1997-1998 tax year is $123,358 (at a taxable assessed value of $338,700). For a description of the terms of the Master Lease see "Key Agreements -- Master Lease."

     INTEGRATED HEALTH SERVICES HOSPITAL OF HOUSTON ("HOUSTON HOSPITAL"). Houston Hospital is a single story, 38,000 square foot specialty hospital located on 10 acres of land in Houston, Texas. This facility was built in 1963 and has 59 beds. For the year ended December 31, 1997, the payor mix for Houston Hospital was approximately 81% Medicare, 1% Medicaid and 18% private pay and other. The Company will acquire Houston Hospital from IHS for approximately $19.7 million in cash. Average occupancy and average revenue per patient day of Houston Hospital is set forth in the table below:



                                                        AVERAGE      AVERAGE REVENUE
                                                       OCCUPANCY     PER PATIENT DAY
                                                      -----------   ----------------
        Three months ended March 31, 1998 .........      82%              $746
        Years ended December 31,
         1997 .....................................       81               787
         1996 .....................................       81               791
         1995 .....................................       54               791
         1994 .....................................       27                99
         1993 .....................................       --                --


     The  principal   referral  sources  for  Houston  Hospital  are  five  area hospitals. Houston Hospital competes for patients with several other specialty hospitals in its market area.

     Houston Hospital provides specialized medically complex care services for patients, including ventilation weaning and management, wound care, airway management, cardiopulmonary rehabilitation, cardiac care, pre- and post-surgical rehabilitation, care for head and spinal cord injuries and HIV/AIDS management.


     The Company will lease Houston Hospital to Lyric III pursuant to the Master Lease and Lyric III will sublease Houston Hospital to a wholly owned subsidiary. The undepreciated tax basis of Houston Hospital for federal income tax purposes will be $19.7 million as of the date of purchase. Depreciation and amortization will be computed on the straight-line method over 27.5 years. The current real estate tax rate for Houston Hospital is $2.76 per $100 of assessed value. The total annual tax for Houston Hospital at this rate for the 1997-1998 tax year is $101,294 (at a taxable assessed value of $3,666,120). For a description of the terms of the Master Lease see "Key Agreements -- Master Lease."

POTENTIAL INVESTMENTS

     The Company is currently engaged in discussions or negotiations with several healthcare facility operators with respect to possible acquisition or financing transactions. The Company has entered into relationship commitment letters with four healthcare facility operators, which in the aggregate represent conditional commitments for up to approximately $200 million for the acquisition from and lease back to the operator of skilled nursing, sub-acute care, senior housing or other long-term care facilities to be identified by such operator in the future.

     In addition, the Company has entered into conditional commitment letters for the following transactions: (i) the acquisition of a 122 bed skilled nursing facility located in Granite City, Illinois for a price of approximately $7.5 million payable in cash or Units in the Operating Partnership and the lease of such facility to the operator; (ii) the acquisition of an approximately 300 bed continuing care retirement center located in High Point, North Carolina for a purchase price of approximately $11.0 million in cash and the lease of such facility to the operator; and (iii) the provision of second mortgage financing in the amount of approximately $1.5 million for a 141 bed assisted living and Alzheimer's facility to be constructed in Rancho Mirage, California.

     The consummation of any potential acquisition or financing transaction described above, including transactions under the commitment letters which the Company has entered into, are subject to various significant conditions, including, but not limited to, the identification of facilities to be acquired or financed, the Company's approval of the underwriting of any facility to be acquired or financed, completion of due diligence, negotiation of terms for specific facilities and execution of definitive agreements. Accordingly, there can be no assurance that any such potential transactions will be completed, or, if completed, what the terms or timing of any such transactions will be.

RIGHT OF FIRST OFFER AGREEMENT

     The Company and IHS will enter into the Right of First Offer Agreement for a period of four years from the closing of the Offering (subject to automatic annual renewals thereafter unless terminated by either party), pursuant to which IHS must offer the Company the opportunity to purchase or finance each IHS facility to be sold and leased back or financed in a transaction of the type normally engaged in by the Company. The Company will be offered the opportunity to acquire or finance the IHS facility on terms and conditions that, should the Company decline to pursue the proposed transaction, must be offered to any other third party by IHS. If IHS is only able to sell and leaseback or finance the IHS facility on better terms than previously offered to the Company, then the Company must again be offered those new terms and conditions for consideration prior to IHS finalizing a transaction with the third party. It is currently anticipated that some of the IHS facilities that may be acquired by the Company under the Right of First Offer Agreement may involve Lyric and its consolidated subsidiaries as lessee and IHS as manager. IHS will also agree not to construct any competing healthcare facilities within 10 miles of any healthcare facility owned by the Company. The Company believes that the Right of First Offer Agreement will provide it with opportunities to acquire and finance healthcare facilities that complement its existing portfolio of facilities.

GOVERNMENT REGULATION


     GOVERNMENT REGULATION OF THE HEALTHCARE INDUSTRY. The long-term care segment of the healthcare industry is highly regulated. Operators of healthcare facilities of the kind to be acquired as the Initial Properties and expected to be acquired by the Company in the future are subject to federal, state and local laws relating to the delivery and adequacy of medical and nursing care, nutrition, condition of the physical facility, residents' rights, distribution of pharmaceuticals, equipment, personnel, operating policies, fire prevention, rate-setting, compliance with building and safety codes and environmental, health and safety issues. Operators of healthcare facilities are also subject to periodic inspection by governmental and other authorities to assure continued compliance with various standards, the continued licensing of the facility under state law, certification under the Medicare and Medicaid programs and the ability to participate in other third party payment programs. Many states have adopted Certificate of Need or similar laws which generally require that the appropriate state agency approve certain acquisitions of healthcare facilities and determine that a need exists for new facilities, certain bed additions, new services and capital expenditures or other changes prior to new facilities being established, beds and/or new services being added or capital expenditures being undertaken. The failure to obtain or maintain any required regulatory approvals or licenses could prevent a healthcare facility operator from offering services or adversely affect its ability to receive reimbursement for services and could result in fines, the denial of reimbursement, suspension of admission of new patients, suspension or decertification from the Medicaid or Medicare programs, restrictions on the ability to acquire new facilities or expand existing facilities and, in extreme cases, revocation of the facility's license, closure of a facility and civil, monetary and criminal penalties. Separate civil law claims brought by the states against healthcare facilities for alleged threats to healthcare facility resident health and safety, alleged abuse or neglect, or consumer-type actions for alleged violations of regulatory standards interpreted to be deceptive trade practices could also result in fines or damage awards against any lessee. Healthcare facilities that are certified under the Medicare and/or Medicaid programs must satisfy conditions of participation to qualify for certification, recertification, and reimbursement under such programs. Any suspension or revocation of a required license or failure to continue to satisfy the conditions of participation could result in suspension or termination of certification under the Medicare and Medicaid programs. There can be no assurance that lessees of healthcare facilities owned by the Company, or the provision of services and supplies by such lessees or managers retained by such lessees, will meet or continue to meet the requirements for participation in the Medicaid or Medicare programs (if applicable) or the requirements of state licensing authorities or that regulatory authorities will not adopt changes or new interpretations of existing regulations that would adversely affect the ability of lessees or borrowers to make rental or loan payments to the Company.

     Federal and state anti-remuneration laws and regulations, such as the Medicare/Medicaid Anti-Kickback Law, govern certain financial arrangements among healthcare providers and others who may be in a position to refer or recommend patients to such providers. Under the Medicare and Medicaid programs, the federal and state governments enforce the federal Anti-Kickback Law which prohibits the


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offer,  payment,  solicitation  or  receipt  of any  remuneration,  directly  or indirectly, overtly or covertly, in cash or in kind to induce or in exchange for: (i) the referral of patients covered by the programs; or (ii) the leasing, purchasing, ordering or arranging for or recommending the lease, purchase or order of any item, good, facility or service covered by the programs. Pursuant to the Anti-Kickback Law, the federal government has announced a policy of increased scrutiny of joint ventures and other transactions among healthcare providers in an effort to reduce potential fraud and abuse relating to Medicare costs. The applicability of these provisions to many business transactions in the healthcare industry has not yet been subject to judicial and regulatory interpretation. Penalties for violation of the Anti-Kickback Law include civil and criminal sanctions and exclusion from the Medicare and Medicaid programs.


     Significant prohibitions against physician and other practitioners referrals have been enacted by Congress. These prohibitions are commonly known as the "Stark Law." As originally enacted, the Stark Law restricted physician and other practitioners investments in, and referrals to, clinical laboratory services provided after January 1, 1992 to Medicare patients. Effective January 1, 1995, the Stark Law was expanded to include, among other restricted services:
(i) physical/occupational therapy; (ii) radiology services and supplies, including magnetic resonance imaging, computerized axial tomography scans, radiation therapy and ultrasound scans; (iii) durable medical equipment and supplies; (iv) prosthetics, orthotics, and prosthetic devices and supplies; (v) home health services and supplies; and (vi) outpatient prescription drugs. Unless excepted, a physician or certain other practitioners may not make a referral of a Medicaid or Medicare patient to any entity with whom he or she has a financial relationship (either investment and/or compensation) for the above enumerated services, and any entity which accepts such a prohibited referral may not bill for the service provided pursuant to the referral. Sanctions for violation of the Stark Law include civil, monetary and criminal penalties and exclusion from the Medicare and Medicaid programs.


     In an effort to combat healthcare fraud, Congress included several anti-fraud measures in the Health Insurance Portability and Accountability Act of 1996. HIPAA, among other things, amends existing crimes and criminal penalties for Medicare fraud and enacts new federal healthcare fraud crimes. HIPAA also expands the Anti-Kickback Law to apply to all federal healthcare programs, defined to include any plan or program that provides health benefits through insurance that is funded by the federal government. Under HIPAA, the Secretary of Health and Human Services may exclude from the Medicare program any individual who has a direct or indirect ownership or control interest in a healthcare entity that has been convicted of a healthcare fraud crime or that has been excluded from the Medicare program, if the individual knew or should have known of the action constituting the basis for the conviction or exclusion of the entity.

     HIPAA   prohibits  any  person  or  entity  from  knowingly  and  willfully committing a federal healthcare offense relating to a healthcare benefit program. Under HIPAA, any person or entity that knowingly and willfully defrauds or attempts to defraud a healthcare benefit program or obtains by means of false or fraudulent pretenses, representations, or promises, any of the money or property of any healthcare benefit program in connection with the delivery of healthcare services is subject to a fine and/or imprisonment.


     The False Claims Act is an additional means of policing false bills or requests for payment in the healthcare delivery system. In part, the False Claims Act imposes a civil penalty on any person who: (i) knowingly presents, or causes to be presented, to the federal government a false or fraudulent claim for payment or approval; (ii) knowingly makes, uses, or causes to be made or used, a false record or statement to get a false or fraudulent claim paid or approved by the federal government; (iii) conspires to defraud the federal government by getting a false or fraudulent claim allowed or paid; or (iv) knowingly makes, uses or causes to be made or used, a false record or statement to conceal, avoid or decrease an obligation to pay or transmit money or property to the federal government. The penalty for a violation of the False Claims Act ranges from $5,000 to $10,000 for each fraudulent claim plus three times the amount of damages caused by each such claim.

     The False Claims Act has been used widely by the federal government to prosecute Medicare fraud in areas such as coding errors, billing for services not rendered, submitting false cost reports, billing services at a higher reimbursement rate than is appropriate, billing services under a comprehensive code



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as well as under one or more component  codes, and billing for care which is not medically necessary. The federal government, private insurers and various state enforcement agencies have increased their scrutiny of providers, business practices and claims in an effort to identify and prosecute fraudulent and abusive practices. In addition, the federal government has issued fraud alerts concerning nursing services, double billing, home health services, nursing facility arrangements with hospices, and the provision of medical supplies to healthcare facilities; accordingly, these areas may come under closer scrutiny by the government. Many states have laws that prohibit payment in cash, in kind, or in exchange for the referral of patients, certain physician referrals, and false claims. Some of these laws apply only to services reimbursable under state Medicaid programs. However, a number of these laws apply to all healthcare services in the state, regardless of the source of payment for such services. These state laws regarding referrals, kickbacks, and false claims have been subjected to limited judicial and regulatory interpretation. Furthermore, some states restrict certain business corporations from providing, or holding themselves out as a provider of, medical care. Possible sanctions for violation of any of these restrictions or prohibitions include loss of licensure or eligibility to participate in reimbursement programs and civil and criminal penalties. State laws vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies. There can be no assurance that these federal and state laws will ultimately be interpreted in a manner
consistent   with  the  practices  of  the   Company's   lessees  or  borrowers.
Noncompliance with such state and federal laws could have a material adverse effect on the ability of lessees or borrowers to make rental or loan payments to the Company.

     Medicare and the Pennsylvania, Michigan and Iowa Medicaid programs (which constituted 44.4%, 5.6%, 0.6% and 0.4% of the revenues for the three months ended March 31, 1998, respectively, of the 47 healthcare facilities included in the Initial Properties) each impose certain limitations on the amount of reimbursement available for capital-related costs, such as depreciation, interest and rental expenses, following a change of ownership, including a sale and leaseback transaction. Under currently applicable Medicare reimbursement policies, the amount of Medicare reimbursement available to a skilled nursing facility for rental expenses following a sale and leaseback transaction may not exceed the amount that would have been reimbursed as capital costs had the provider retained legal title to the facility. The Pennsylvania, Michigan and Iowa Medicaid programs each impose similar limitations. Pennsylvania bases reimbursement for capital-related costs for new owners (including rent paid by lessees) on the appraised fair rental value of the facility to the prior owner as determined by the Pennsylvania Department of Public Welfare. Michigan limits reimbursement for capital-related costs for new owners (including lease agreements) to an allowance for a return on ownership and interest established by the previous owner or to the new owner's actual rate of interest expense, but in each case, reimbursement is limited to the amount that would be allowed under Medicare's principles of reimbursement. Iowa limits reimbursement for capital-related costs for new owners (including lease agreements) to the schedule of depreciation and interest established by the previous owner or to the new owner's actual rate of interest expense but, in each case, reimbursement is limited to the amount that would be allowed under Medicare's principles of reimbursement. Thus, in each case, if rental expenses are greater than the allowable capital cost reimbursement a skilled nursing facility would have received had the sale and leaseback transaction not occurred and the provider retained legal title, the amount of Medicare reimbursement received by the provider will be limited. Similarly, in Missouri, where Medicaid reimbursement for skilled nursing care is prospective and based on rates established on the basis of reported facility costs, increased capital costs resulting from changes in ownership or leasehold interest are not recognized for purposes of reimbursement. Medicare will begin a four-year phase out of separate capital cost reimbursement for skilled nursing facilities beginning July 1, 1998 under provisions of the Balanced Budget Act of 1997, which establish a prospective payment system for skilled nursing facilities. The Balanced Budget Act of 1997 also instructs the Health Care Financing Administration to design and implement a prospective payment system for specialty hospitals to be effective on or after 2000. There can be no assurance that reimbursement of the costs of facilities included in the Initial Properties under current or future reimbursement methodologies will be adequate to cover the rental payments owed to the Company.

     The IHS of Iowa at Des Moines skilled nursing facility has received notice from the Department of Inspections and Appeals of the State of Iowa (the "Iowa Department") that it was not in substantial com-


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pliance with certain  state  licensure  requirements  and certain  participation requirements of the federal Medicare program as a result of certain operational problems, such as failure to respond to patient call signals in a timely manner. The Iowa Department has issued a conditional license for the facility. In addition, it has recommended to the Health Care Financing Administration, and the Health Care Financing Administration has accepted such recommendations, that if the facility is not in substantial compliance by August 5, 1998, that certain remedies be imposed, including a civil monetary penalty of $500 per day starting on April 15, 1998; termination of the facility's Medicare provider agreement; and denial of Medicare payments. Additionally, the Health Care Financing Administration notified the facility that payments for new Medicare and Medicaid admissions would be denied effective May 29, 1998. The Company has been informed by IHS that a plan of correction has been filed, that it believes that all matters raised in the notice will be remedied within the required time and that the facility will not be materially adversely affected. The Company is not obligated to purchase the IHS of Iowa at Des Moines facility unless the outstanding deficiencies are remedied.

     RELIANCE ON GOVERNMENT AND OTHER THIRD PARTY REIMBURSEMENT. A significant portion of the revenue derived from the healthcare facilities included in the Initial Properties is attributable to government reimbursement programs such as Medicare and Medicaid. Future budget reductions or other changes in government-financed programs could significantly reduce reimbursement payments, and there can be no assurance that future payment rates will be sufficient to cover the costs of providing services to residents of such facilities. The Medicare program is highly regulated and subject to frequent and substantial changes. In recent years, changes in the Medicare program have resulted in reduced levels of payment for a substantial portion of healthcare services. The Health Care Financing Administration has recently released regulations establishing a prospective payment system for inpatient services provided by skilled nursing facilities, as required by the Balanced Budget Act of 1997. The new reimbursement system will be phased in over four years, beginning on July 1, 1998, replacing the present cost-based reimbursement system. There can be no assurance that reimbursement levels will not be further reduced in future periods. The Medicaid program is a federally-mandated, state-run program providing benefits to low income and other eligible persons and is funded through a combination of state and federal funding. The method of reimbursement for nursing care under Medicaid varies from state to state, but is typically based on rates set by the state. Under Medicare, as it exists prior to the phase-in of the prospective payment system, and many state Medicaid programs, rates for skilled nursing facilities are based on the facility's costs as reported to the applicable federal or state agency. The facility's costs for services purchased from an organization related by ownership or control are limited to the costs (not charges) of the related organization. Any failure to comply with these requirements could have a variety of adverse consequences on the operator of the healthcare facility, including recoupment of amounts overpaid and other sanctions under false claim laws. Although lease and loan payments to the Company are not directly linked to the level of government reimbursement, to the extent that changes in these programs have a material adverse effect on the revenues from such healthcare facilities, such changes could have a material adverse impact on the ability of the lessees of the healthcare facilities included in the Initial Properties to make lease and loan payments. Healthcare facilities also have experienced increasing pressures from private payors attempting to control healthcare costs that, in some instances, have reduced reimbursement to levels approaching that of government payors.
There can be no assurance that future actions by private third party payors, including cost control measures adopted by managed care organizations, will not result in further reductions in reimbursement levels, or that future reimbursements from any payor will be sufficient to cover the costs of the facilities' healthcare operations.

     POTENTIAL DELAYS IN SUBSTITUTING LESSEES OR OPERATORS. A loss of license or Medicare/Medicaid certification by a lessee of the Company or a default by lessees or borrowers under loans made by the Company, could result in the Company having to obtain another lessee or substitute operator for the affected facility or facilities. Because the facility licenses for the Initial Properties will be held by lessees and not the Company and because under the REIT tax rules the Company would have to find a new "unrelated" lessee to operate the properties, the Company may encounter delays in exercising its remedies under leases and loans made by the Company or substituting a new lessee or operator in the event of any loss of licensure or Medicare/Medicaid certification by a prior lessee or operator. No assurances can be given that the Company could contract with a new lessee or successor operator on a timely basis or on acceptable terms and a failure of the Company to do so could have a material adverse effect on the Company's financial condition and results of operations.


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     LIMITATION ON TRANSFERS  AND  ALTERNATIVE  USES OF  HEALTHCARE  FACILITIES.
Transfers of operations of certain healthcare facilities are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. In addition, substantially all of the Initial Properties are special purpose facilities that may not be easily adaptable to non-healthcare related uses.

COMPETITION


     The Company will compete against other REITs for new investments. There are currently 14 other public healthcare REITs. In addition to the other healthcare REITs, the Company will compete with other more traditional sources of real estate financing such as healthcare providers, private real estate partnerships, insurance companies and banks. The vast majority of healthcare real estate investments are held by these more traditional capital sources. These financing sources compete for new investments based on a number of factors including pricing, duration of financing, risk profile, healthcare industry segment and transaction structure. Nearly all of the healthcare real estate financing activity by both REITs and traditional financing sources occurs in the lower risk market segment.

     Lyric III and IHS (and other lessees and managers of the Company's properties) will compete on a local and regional basis with operators of other facilities that provide comparable services. Operators compete for residents based on quality of care, reputation, physical appearance of facilities, services offered, family preferences, physicians, staff and price. The Company's purchase of the Initial Properties represents only approximately 14% of the total number of healthcare facilities owned, leased or managed by IHS. The Company also will enter into the Purchase Option Agreement and the Right of First Offer Agreement with IHS. See "Risk Factors -- Conflicts of Interest with Affiliated Directors in the Formation Transactions and the Business of the Company Could Adversely Affect the Company's Dealings with IHS and Lyric."

LEGAL PROCEEDINGS


     The Company is not presently subject to any material litigation nor, to the Company's knowledge, is any litigation threatened against the Company. The Facility Subtenants are subject to routine litigation and threatened litigation arising in the ordinary course of business relating to events which occurred prior to the transfer of the stock of the Facility Subtenants to Lyric. IHS has indemnified Lyric and the Company against liabilities arising from, and agreed to pay all costs and expenses, as incurred, relating to all such litigation and threatened litigation. Such litigation, collectively, is not expected to have a material adverse effect on the liquidity, results of operations, or business or financial condition of the Company. See "-- Government Regulation" for a description of a notice of noncompliance received by the IHS of Iowa at Des Moines skilled nursing facility.

OFFICE LEASE

     The Company has entered into a sublease with IHS with respect to certain office space occupied by the Company as its headquarters in Naples, Florida. This sublease has an initial term of three years and provides for a total annual lease payment in the amount of $42,543, plus sales tax of $2,547, payable in advance, in installments of $3,750 per month, with annual rent adjustments tied to the CPI. The sublease provides that IHS, the Company's landlord, is responsible for all taxes, utilities and other charges associated with the leased property, and the sublease contains certain other provisions which are standard for subleases of its type.

EMPLOYEES

     The Company will initially employ five persons, including the Company's two executive officers, and intends to hire additional employees as necessary to support its anticipated growth. The Company's employees will monitor its investments, develop investment and lending opportunities, perform analysis, underwriting, negotiating and closing activities with respect to future investment or financing transactions and perform administrative functions.


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                                KEY AGREEMENTS

     The following summaries of the material provisions of the Facilities Purchase Agreement, Master Lease, Lyric Guaranty, Master Management Agreement and Facility Management Agreements, Master Franchise Agreement and Facility Franchise Agreements, Pledge Agreements, Security Agreement, Escrow Agreement, Consent and Subordination Agreement, Purchase Option Agreement and Right of First Offer Agreement (collectively the "Key Agreements") do not purport to be complete and are qualified in their entirety by reference to such agreements. Copies of the forms of the Key Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.


FACILITIES PURCHASE AGREEMENT


     The Company, through the Operating Partnership, will acquire 44 of the Initial Properties from IHS (the "44 IHS Properties") and the Facility Subtenants pursuant to a Facilities Purchase Agreement among the Operating Partnership, IHS and each of the Facility Subtenants, as the current owners of each Initial Property (the "Facilities Purchase Agreement"). The total purchase price for the 44 IHS Properties to be acquired by the Company from IHS is approximately $371.0 million. The agreement contains terms and conditions representative of similar acquisition transactions by large institutions and other real estate investment trusts. For example, the Facilities Purchase Agreement contains representations, warranties and indemnities from IHS and each of the Facility Subtenants as the transferors of the 44 IHS Properties regarding matters such as title to the 44 IHS Properties, the absence of liens and encumbrances thereon, the accuracy of historical financial statements for the 44 IHS Properties, title to personal property utilized at the 44 IHS Properties, existing leases or other occupancy or third party agreements and the rents payable thereunder, environmental matters and other representations, warranties and indemnities from the Facility Subtenants and IHS customarily found in similar documents. The Facilities Purchase Agreement will also provide the Company with broad indemnification protection regarding past liabilities involving the 44 IHS Properties, including, but not limited to, environmental matters. These representations, warranties and indemnities will survive the closing of the acquisition of the 44 IHS Properties. IHS will also be responsible for all fees and expenses associated with the acquisition of the 44 IHS Properties, including, but not limited to, title costs, appraisal fees, certain environmental report fees, transfer taxes and the reasonable legal fees and expenses of counsel to the Company. Copies of the form of the Facilities Purchase Agreement to be entered into with the various parties has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.


     The transfer of the ownership of the Initial Properties is subject to the completion of the Offering, as well as the normal and customary conditions to the closing of real estate transactions, including the receipt of any required consents, waivers or regulatory approvals.

MASTER LEASE

     TERM. The initial lease terms of the Lyric Properties divided into Subleases under the Master Lease with Lyric III will be staggered over 9, 10, 11, 12 and 13 years for the Lyric Properties, with three successive options to extend these terms for additional periods of 10 years each, provided that Lyric III must exercise its options to extend with respect to all, but not less than all, of the facilities which are then subject to renewal under the Master Lease. No assurance can be given that the options to extend the lease terms will be exercised by Lyric III. The staggered lease terms for groups of Lyric Properties will limit the effect of any non-renewal and afford the Company an opportunity to locate a new lessee, if necessary.


     USE OF THE FACILITIES. The Master Lease permits Lyric III to operate the facilities as a licensed healthcare facility unless otherwise consented to by the Company. Lyric III has the responsibility to procure, maintain and comply with all licenses, certificates of need, provider agreements and other authorizations required for the use of the Facilities.

     RENT. The Master Lease with Lyric III will provide for the payment of initial base portfolio rent for the Lyric Properties of $36.4 million. The base portfolio rent will be subject to annual increases commencing on January 1, 1999, equal to the lesser of: (i) two times the CPI (but in no case less than zero)


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or (ii) a fixed  percentage of 3% over the rent for the previous year,  provided however, that the rent will not increase if the average occupancy of the entire portfolio of Lyric Properties was less than 70% for the twelve months preceding the rent adjustment date.

     TRIPLE NET. The Master Lease will be a "triple net" lease that requires Lyric III or the Facility Subtenants to pay base rent without offset, deduction, abatement or counterclaim and all additional charges, including all taxes, assessments, levies, fees, water and sewer rents and charges, all governmental charges with respect to the applicable property and all utility and other charges incurred in the operation of the applicable property including, but not limited to, every fine, penalty, interest and cost which may be added for non-payment or late payment thereof.

     INSURANCE. The Master Lease provides that Lyric III will maintain insurance on all the Lyric Properties for the following coverages: (i) fire, vandalism, earthquake (if available at commercially reasonable rates), extended coverage perils and all physical loss perils; (ii) loss by explosion of steam boilers and pressure vessels; (iii) loss of rental value or business interruption; (iv) comprehensive general public liability (including personal injury and property damage); (v) professional malpractice; (vi) flood, if required; (vii) workers' compensation; and (viii) automobile liability. The Company is expected to be named on such policies as an additional insured or loss payee as the case may be.

     DAMAGE OR CONDEMNATION. In the event of any damage or destruction to any Lyric Property, Lyric III or the Facility Subtenants have the obligation to fully repair or restore the same at Lyric III's or the Facility Subtenants' expense, with no abatement of rent during such restoration. If any facility is damaged to such an extent that Lyric III or the Facility Subtenants cannot obtain all necessary government approvals, permits and certificates of need required for use, Lyric III or the Facility Subtenants shall purchase such facility. In the event of a partial taking of any Lyric Property which does not render it unsuitable for Lyric III's or the Facility Subtenants' use and occupancy, Lyric III or the Facility Subtenants are obligated to repair the portion not taken. In the event the partial taking does render such property unsuitable for Lyric III's or the Facility Subtenants' use and occupancy, Lyric III or the Facility Subtenant shall have the obligation to purchase the facility. In the event of a total taking, the Master Lease shall terminate with respect to the taken property.

     INDEMNIFICATION. The Master Lease requires Lyric III and the Facility Subtenants to indemnify the Company against certain liabilities in connection with the applicable Lyric Property.

     MAINTENANCE; ADDITIONAL COVENANTS. Lyric III or the Facility Subtenants are required, at their expense, to maintain each property in good order and repair, in accordance with standards promulgated in the Master Lease and all applicable legal and insurance requirements. In addition, during each lease year of the term (as extended, if applicable), Lyric III or the Facility Subtenants are required to expend a minimum of $300 (as increased annually by the CPI) per bed in each facility covered by the Master Lease as capital expenditures to maintain the applicable property. The Master Lease contains additional financial covenants covering permitted debt and minimum cash flow from facilities. The Company is not required to repair, rebuild or maintain any Lyric Property or to pay for any addition, modification or improvement.

     GUARANTY; SECURITY DEPOSIT. The payment and performance obligations of Lyric III under the Master Lease and the Facility Subtenants under the Facility Subleases are unconditionally guaranteed by Lyric under the Lyric Guaranty. Any assignment of the Master Lease would require the consent of the Company. The Lyric Guaranty is unsecured and may be structurally subordinated to the secured indebtedness of Lyric. The Lyric Guaranty does not limit Lyric's ability to incur additional secured indebtedness. In addition, Lyric III will deposit with the Company as a security deposit a letter of credit in an amount equal to six months of the estimated base rent payable with respect to the Master Lease.


     EVENTS OF DEFAULT. An event of default will be deemed to have occurred under the Master Lease and any Facility Sublease if: (i) Lyric III or the Facility Subtenants fail (a) to pay base rent within the earlier of (1) five business days after notice or (2) 10 business days after the base rent is due,
(b) to restore the security  deposit within five business days after notice,  or
(c) to pay any additional charges within 10 business days after notice; (ii) any bankruptcy proceedings are instituted by or against Lyric III


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or the Facility Subtenants and, if against Lyric III or the Facility Subtenants, such bankruptcy proceedings are not dismissed within 90 days; (iii) Lyric III or the Facility Subtenants is liquidated or dissolved; (iv) any material property of Lyric III or the Facility Subtenants is levied upon or attached in any proceeding and not discharged within 60 days; (v) Lyric III or the Facility Subtenants ceases operation for a period in excess of five business days; if the license to operate any Facility is revoked, allowed to lapse, suspended or transferred and Lyric III or the Facility Subtenants do not take reasonable steps to cure and cause such license to be reinstated within 60 days; (vi) Lyric III or the Facility Subtenants defaults in any payment of any obligations for borrowed money having a principal balance in excess of three million dollars;
(vii) Lyric III or the Facility Subtenants fail to perform any covenant and does not diligently undertake to cure the same within 30 days after notice from the Company; (viii) any representation or warranty of the Facility Subtenants in the Facilities Purchase Agreement proves to be untrue and the Facility Subtenants do not diligently undertake to cure the same within 20 days after notice from the Company; or (ix) there is a default under any guaranty of the Lease, the Master Management Agreement, Facility Management Agreement, Master Franchise Agreement, Facility Franchise Agreement, any Facility Sublease, the Escrow Agreement, Letter of Credit or the Security Agreement which is not cured within any applicable grace or cure period.

     Upon the occurrence of any event of default referable to a specific Lyric Property, the Company may evict Lyric III or the Facility Subtenants from such Lyric Properties, terminate the Lease and/or re-let the Lyric Property. In all events, Lyric III or the Facility Subtenants shall remain responsible for the rental value of such Lyric Property for the remainder of the period of the term in excess of rents received by the Company from any successor occupant. Alternatively, at the Company's option, the Company will be entitled to recover all unpaid rent then due plus the present value of the rent for the unexpired term at the time of the award, subject to a credit for any net rentals or proceeds actually received from the lease, sale or other disposition of the Lyric Property thereafter. In addition, the Company may exercise any other rights that it may have under law. In the event the Company evicts Lyric III or the Facility Subtenants from a Lyric Property, the Master Lease will remain in full force and effect for all other Lyric Properties. With respect to Lyric III's or the Facility Subtenants' failure to timely pay rent and with respect to certain nonmonetary events of default under the Master Lease, the Company shall have all of the foregoing rights, remedies and obligations with respect to all of the Lyric Properties.

     The leases will be governed by and construed in accordance with New York law except for certain procedural laws which must be governed by the laws of the location of each Lyric Property. Because the facilities are located in various states, the Leases may be subject to restrictions imposed by applicable local law. Neither the Master Lease nor any of the other agreements entered into by Lyric III in connection with the Formation Transactions prohibits or otherwise restricts the Company's ability to lease properties to parties (domestic or foreign) other than Lyric III or the Facility Subtenants.


LYRIC GUARANTY

     Pursuant to a guaranty (the "Lyric Guaranty") by Lyric in favor of the Operating Partnership, Lyric will unconditionally guarantee the payment and performance of all rent and other obligations of Lyric III and the Facility Subtenants under the Master Lease and the Facility Subleases. The obligations of Lyric under the Lyric Guaranty are not subordinated to any indebtedness of Lyric, but the Lyric Guaranty is unsecured and may be structurally subordinated to secured indebtedness of Lyric to the extent of the assets securing such indebtedness. In addition, the Lyric Guaranty does not limit Lyric's ability to incur additional secured indebtedness. The Lyric Guaranty provides for certain financial covenants by Lyric, including a provision which will limit the amount of dividends which Lyric may pay when Lyric's tangible net worth is below $2.5 million. After an Event of Default under the Master Lease, the Operating Partnership may proceed directly against Lyric prior to or in lieu of proceeding against Lyric III or the Facility Subtenants.

MASTER MANAGEMENT AGREEMENT AND FACILITY MANAGEMENT AGREEMENTS


     Pursuant to an Amended and Restated Master Management Agreement (the "Master Management Agreement") between Lyric and IHS Facility Management, Inc. ("IHS Management") and the Facility Management Agreements between IHS Management and each of the Facility Subtenants, IHS Manage-


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




ment will manage all of the Lyric Properties (the Master Management Agreement and the Facility Management Agreements, collectively, the "Management Agreements"). Under the Management Agreements, IHS Management will be granted the sole and exclusive right to manage the Lyric Properties and IHS Management will agree to provide the Lyric Properties with all management services and techniques customarily provided by IHS Management. Annual operating and capital budgets for each of the Lyric Properties will be submitted by IHS Management to the Facility Subtenants for their review and approval. All licenses and permits will be arranged for by IHS Management on behalf of, and held in the name of, the Facility Subtenants. All facility employees will be hired and discharged by IHS Management and will be employees of the applicable Facility Subtenant (with the exception of the administrator and director of nursing for each facility who will be employed by IHS Management, but whose salaries will be a facility expense).

     IHS Management will receive: (i) a base management fee equal to (a) 3% of the gross revenues of all facilities covered by the Master Management Agreement or (b) 4% of the gross revenues of all facilities covered by the Master Management Agreement if annual gross revenues for all facilities owned by Lyric and managed by IHS Management exceeds $350 million; and (ii) an annual incentive fee equal to 70% of the annual net cash flow of all facilities covered by the Master Management Agreement. IHS Management may, but is not obligated to, advance funds for working capital (including payment of management fees) and capital investment purposes. Any such funds advanced and not reimbursed by the applicable Facility Subtenant within 30 days shall accrue interest at Citibank N.A.'s prime rate plus 2%.

     The term of the Management Agreements will be coterminous with that of the applicable Facility Sublease, including any applicable renewal period; provided, however, that IHS Management may elect not to extend a Facility Management
Agreement for any particular Facility Sublease renewal term by giving six months' prior notice. The Facility Subtenants may terminate their respective Facility Management Agreements in the event of, among other things: (i) certain insolvency related actions taken by or against IHS Management; (ii) a material default by IHS Management under the Management Agreements continuing for 60 days after written notice; or (iii) fraud or self-dealing by IHS Management not cured within 60 days after written notice. IHS Management may terminate any Facility Management Agreement in the event of, among other things: (i) certain insolvency related actions taken by or against the applicable Facility Subtenant; (ii) a default by the Facility Subtenant (including a payment default) under its Facility Management Agreement which continues for 60 days after written notice;
(iii) certain casualty events; (iv) certain loss of license or Facility Sublease termination events; or (v) the insufficiency of cash flow to pay base management fees for two consecutive fiscal quarters. The Master Management Agreement may be terminated by either Lyric or IHS Management in the event of: (i) certain insolvency related actions taken by or against the other party or (ii) termination of all of the Facility Management Agreements.

MASTER FRANCHISE AGREEMENT AND FACILITY FRANCHISE AGREEMENTS


     Integrated Health Services Franchising Co., Inc. ("IHS Franchising") will grant to Lyric and each of the Facility Subtenants the right to use certain proprietary materials developed and used by IHS in its operation of healthcare facilities by entering into an Amended and Restated Master Franchise Agreement with Lyric (the "Master Franchise Agreement") and Facility Franchise Agreements with each of the Facility Subtenants. Pursuant to the Master Franchise Agreement and the Facility Franchise Agreements, IHS Franchising will agree not to compete with Lyric or any of the Facility Subtenants within a 15 mile radius of any facility they are operating. IHS Franchising will receive an annual franchise fee equal to 1% of the gross revenues for all facilities covered by the Master Franchise Agreement. In the event any portion of the franchise fee goes unpaid for 120 days after notice, IHS Franchising may require reconsideration and revision of Lyric's then current annual and capital budgets and require Lyric to comply with certain negative covenants with regard to capital and debt transactions which otherwise would be applicable only in the event of a sale of IHS' membership interest in Lyric. Past due franchise fees will, in certain circumstances, accrue interest at Citibank N.A.'s prime rate plus 2%.

     The initial term of the Master Franchise Agreement will be coterminous with that of the Master Lease. The term of the Master Franchise Agreement will be automatically extended for two consecutive 13 year renewal terms; provided, however, that IHS Franchising may elect not to extend for either of the renewal


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



terms by giving six months prior notice. IHS Franchising may terminate the Master Franchise Agreement and the Facility Franchise Agreements in the event of, among other things: (i) certain prohibited transfers by Lyric or the Facility Subtenants; (ii) certain insolvency related actions taken by or against Lyric; (iii) violation by Lyric or the Facility Subtenants of certain confidentiality and non-disclosure covenants; (iv) a default by Lyric (including the payment of fees) under the Master Franchise Agreement which continues for 60 days after written notice; or (v) commencement of legal proceedings by the lessor or mortgagee of any Facility Subtenant. The Master Franchise Agreement may be not be terminated by Lyric under any circumstances without the prior written consent of IHS Franchising.

PLEDGE AGREEMENTS

     Pursuant to Pledge Agreements (the "Pledge Agreements") between the Operating Partnership and Lyric and the Operating Partnership and Lyric III, Lyric will pledge 100% of the stock of Lyric III and Lyric III will pledge 100% of the stock of each of the Facility Subtenants to the Operating Partnership to secure the rental obligations of Lyric III under the Master Lease and the Facility Subtenants under the Facility Subleases. During the term of the Pledge Agreement, Lyric and Lyric III may not sell, convey or dispose of the pledged stock without prior written approval of the Operating Partnership. An event of default under the Master Lease and the Facility Subleases will be an event of default under the Pledge Agreement entitling the Operating Partnership to realize upon the pledged stock in accordance with applicable state law.

SECURITY AGREEMENT


     Pursuant to a Security Agreement (the "Security Agreement") between the Operating Partnership and the Facility Subtenants, each of the Facility Subtenants will grant first priority security interests, in favor of the Operating Partnership, in certain personal property of the Facility Subtenants located at the properties to secure the rental obligations and any other amounts due from the Facility Subtenants under the Facility Subleases. The personal property subject to security interests will include, to the extent permitted by law, all present and after-acquired inventory, equipment, licenses and permits, certificates of need, proceeds arising out of the operation of the facilities, insurance rights and all other tangible property of the Facility Subtenants. An event of default under the Facility Sublease will be an event of default under the Security Agreement entitling the Operating Partnership to realize upon the collateral in accordance with applicable state law. See "Risk Factors -- Dependence on Lyric III, Lyric and IHS for the Company's Revenues May Adversely Affect the Company's Ability to Make Distributions."

ESCROW AGREEMENT

     Pursuant to an Escrow Agreement (the "Escrow Agreement") among the Operating Partnership, Lyric III, the Facility Subtenants and Fidelity National Title Insurance Company of New York, as escrow agent, Lyric III and each of the Facility Subtenants agree to complete within one year certain capital repairs and improvements identified by the Operating Partnership as required in connection with the purchase of the Initial Properties. All escrowed funds will be held in a separate bank account and, subject to the Operating Partnership's approval, will be disbursed from time to time to cover the costs of such repairs and improvements. In the event all of the work is not completed within one year, the Operating Partnership may complete the work at Lyric III's expense or declare an event of default under the Master Lease and the Facility Subleases. Upon satisfactory completion of all of the work described in the Escrow Agreement, any remaining escrowed funds will be disbursed to the Facility Subtenants.

CONSENT AND SUBORDINATION AGREEMENT

     Pursuant to a Consent and Subordination Agreement (the "Subordination Agreement") among the Operating Partnership, IHS Management, IHS Franchising, Lyric III and each of the Facility Subtenants, the rights of IHS Management under the Master Management Agreement (including IHS Management's rights to all management and incentive fees) and the rights of IHS Franchising under the Master Franchise Agree-


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



ment (including IHS Franchising's rights to all franchise fees) will be subordinated to the rights of the Operating Partnership under the Master Lease. If an event of default occurs under the Master Lease, the Facility Subleases, the Lyric Guaranty or the Subordination Agreement, no management fees or incentive fees may be paid to IHS Management and no franchise fees may be paid to IHS Franchising unless, in each case, the Operating Partnership shall have first consented to such payments. In the event that the Operating Partnership terminates the Master Lease or recovers possession of any facility, the Operating Partnership will have the right to terminate the respective Facility Management Agreements and the Facility Franchising Agreements.


PURCHASE OPTION AGREEMENT

     The Company will have options under the Purchase Option Agreement to acquire up to 10 additional skilled nursing facilities with 1,683 beds from IHS with an aggregate purchase price of approximately $104.7 million.

     The Purchase Option Agreement will have an initial term of two years, with the Company granted three successive renewal options of one year each. For the first six months of the term of the Purchase Option Agreement, each facility will have a fixed purchase price described in the Purchase Option Agreement, which purchase price was based on negotiations between the Company and IHS based on a variety of factors, including, but not limited to, independent appraisals, comparable transactions, historical and projected operating results and industry cash flow coverage ratios. For the remaining term of the Purchase Option Agreement, including renewals, the purchase price will be the greater of the fixed price or a multiple of the facility's EBITDARM for the prior 12 months. The Company will pay non-refundable purchase option deposits to IHS in the amount of 0.5% of an applicable facility's purchase price for each facility as to which a renewal option is exercised, with the amount of such deposits to be credited against the purchase price for any facility for which the Company subsequently exercises its option. All facilities acquired by the Company under the Purchase Option Agreement will be leased to Lyric III and its consolidated subsidiaries and managed by IHS. The initial annual base rent for any of the properties purchased by the Company would be equal to the purchase price multiplied by the greater of: (i) 10.0% or (ii) the average yield on the 10-year U.S. Treasury Note over the 20 trading days preceding the date of purchase plus 450 basis points. The base rent would be subject to annual increases equal to the lesser of: (i) two times the CPI (but in no case less than zero) or (ii) a fixed percentage of 3% over the rent for the previous year; provided however, that the rent will not increase if the average occupancy of the combined portfolio of the Lyric Properties and the acquired Option Properties was less than 70% for the twelve months preceding the rent adjustment date. Each exercise of the Purchase Option Agreement will be approved by a majority of the Company's Disinterested Directors.

RIGHT OF FIRST OFFER AGREEMENT

     The Company and IHS will enter into the Right of First Offer Agreement for a period of four years from the closing of the Offering (subject to automatic annual renewals thereafter unless terminated by either party), pursuant to which IHS must offer the Company the opportunity to purchase or finance each IHS facility to be sold and leased back or financed in a transaction of the type normally engaged in by the Company. The Company will be offered the opportunity to acquire or finance the IHS facility on terms and conditions that, should the Company decline to pursue the proposed transaction, must be offered to any other third party by IHS. If IHS is only able to sell and leaseback or finance the IHS facility on better terms than previously offered to the Company, then the Company must again be offered those new terms and conditions for consideration prior to IHS finalizing a transaction with the third party. It is currently anticipated that some of the IHS facilities that may be acquired by the Company under the Right of First Offer Agreement may involve Lyric and its consolidated subsidiaries as lessee and IHS as manager. IHS will also agree not to construct any competing healthcare facilities within 10 miles of any healthcare facility owned by the Company. The Company believes that the Right of First Offer Agreement will provide it with opportunities to acquire and finance healthcare facilities that complement its existing portfolio of facilities.


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



                                   MANAGEMENT


DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS


     Pursuant to amendments to the Charter and Bylaws to be adopted immediately prior to the completion of the Offering, the Board of Directors of the Company will be modified effective immediately following the completion of the Offering to increase the size of the Board to six directors and include the director nominees named below, each of whom has been nominated for election and has consented to serve. Upon election of the director nominees, a majority of directors will not be employees or affiliates of the Company, Lyric or IHS. In connection with the expansion of the Board of Directors, and upon completion of the Offering, the Board of Directors will be divided into three classes of directors. The initial terms of the first, second, and third classes will expire in 1999, 2000 and 2001, respectively. Beginning in 1999, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. The Company believes that classification of the Board of Directors will help to enhance the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors. Holders of Common Stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of directors whose term expires at that meeting.

     Information  concerning  the  current  directors,   director  nominees  and
executive officers of the Company is set forth below.


          NAME              AGE                         POSITION                         TERM
Robert N. Elkins, M.D.      55     Chairman of the Board of Directors                   2001
John B. Poole               46     President, Chief Executive Officer                   2000
                                   and Director
Donald Tomlin               50     Director Nominee                                     2000
Lisa K. Merritt             38     Director Nominee                                     1999
William McBride, III        38     Director Nominee                                     1999
Brian E. Cobb               53     Director Nominee                                     2001
Douglas Listman             27     Chief Financial Officer, Treasurer and Secretary


     ROBERT N. ELKINS, M.D. is the Chairman of the Board of Directors of the Company. Dr. Elkins is a co-founder and has served as Chairman of the Board, and Chief Executive Officer of IHS, a NYSE-traded, national provider of post-acute care, since 1986 and President since March 1998 and also served as President from March 1986 to July 1994. Dr. Elkins and IHS were among the first to introduce subacute care to the industry in 1989. Dr. Elkins has thus established himself as a leader in the new generation of healthcare providers. IHS was listed in America's New Blue Chips: An Investment Guide to the Hottest Growth Stocks and in Quantum Companies. Prior to founding IHS, Dr. Elkins was a founder and Vice President of Continental Care Centers, Inc., an owner and operator of long-term healthcare facilities, from 1980 to 1986. From 1976 through 1980, Dr. Elkins was a practicing physician. Dr. Elkins, a graduate of the University of Pennsylvania, received his M.D. degree from the Upstate Medical Center, State University of New York, and completed his residency at Harvard University Medical Center. Dr. Elkins was named a recipient of the 1991 Maryland Entrepreneur of the Year Award and is National Co-Chairman of the American Entrepreneurs for Economic Growth, an organization representing over 4,500 venture-financed emerging growth companies. From May 8, 1995 through October 16, 1996, Dr. Elkins served as Co-Chairman of the Governors Council on Management and Productivity.

     JOHN B. POOLE is the President and Chief Executive Officer and a member of the Board of Directors of the Company. Mr. Poole has over 19 years experience in the healthcare industry. From July 1997 until joining the Company he was an Executive Vice President and Special Assistant to the CEO of IHS. While at IHS, Mr. Poole was responsible for various acquisition, divestiture, and financial projects. He served as Chief Financial Officer of Integrated Living Communities, Inc. ("ILC"), a publicly traded senior housing, assisted living and Alzheimer's care company from March 1996 until its sale in July 1997


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that was spun off from IHS in an initial  public  offering.  From  November 1995 until March 1996 he was an independent consultant to the long-term care industry. From July 1994 through October 1995 he served as Chief Financial Officer of American Care Communities, Inc., an owner and operator of assisted living residences. From March 1993 through June 1994 he served as Chief Financial Officer of Medifit of America, Inc., an owner and operator of outpatient physical therapy centers and corporate fitness centers. From October 1990 to February 1993 he served as Chief Financial Officer of Frankwood Holdings, Ltd., an owner and operator of a third-party administrator of health claims. From 1979 to August 1990 he served in various positions at Beverly Enterprises, Inc., an owner and operator of long-term healthcare facilities, retirement living facilities and pharmacies, including Senior Vice President and Chief Accounting Officer, where he had responsibility for all accounting and data processing for the entire company.

     DONALD R. TOMLIN, JR. has been the Chairman, President and Chief Executive Officer of Tomlin & Company, Inc. since its formation in 1986. Tomlin & Company, Inc. is an integrated investment advisory, financial services and capital investment firm. In his position with Tomlin & Company, Inc., Mr. Tomlin has initiated, structured or advised on over $3 billion of merger, acquisition and financing transactions for middle-market companies during the last five years. Mr. Tomlin's experience includes structuring and arranging financing for the acquisition of a $711 million diversified media company with radio stations, television stations and newspapers, involvement in developing over 6,000 multi-family housing units and involvement in the issuance of some of the first investment grade mortgage-backed securities.

     LISA K. MERRITT has served as the Vice President and Managing Officer of the Naples office of The Chase Manhattan Private Bank since May 1996. Prior to joining The Chase Manhattan Private Bank, from 1991 to 1996 Ms. Merritt was Vice President and District Manager of Chase Manhattan Personal Financial Services with responsibility for Southwest, Central and Northern Florida. Ms. Merritt has also held officer positions with Chase Manhattan Bank of Florida and Chase
Manhattan Mortgage Corporation serving in various capacities including commercial real estate, residential real estate and consumer lending. Ms. Merritt served as a Director of ILC until its sale in July 1997. Ms. Merritt is a State of Florida registered residential contractor and has held real estate licenses in Florida and Michigan.


     WILLIAM MCBRIDE III is Chairman of the Board, Chief Executive Officer and one of the founders of Assisted Living Concepts, Inc., an AMEX listed owner/operator of assisted living facilities based in Portland, Oregon. He has served as Chairman of the Board since August 1994 and CEO since October 1997. He is a member of the Board of Directors for Malan Realty Investors, a NYSE listed REIT based in Birmingham, Michigan and Newcare Health Corporation, a nursing home operating company listed on NASDAQ out of Atlanta, Georgia. Mr. McBride co-founded LTC Properties, Inc., a REIT, where he was President, Chief Operating Officer and Board member from August 1992 to October 1997. Prior to co-founding LTC Properties, Mr. McBride was employed by Beverly Enterprises, Inc., from April 1988 to July 1992, where he served as Vice President, Controller and Chief Accounting Officer.

     BRIAN E. COBB is the Managing Director and founder of Media Venture Partners, a mergers and acquisitions firm formed in 1987 which specializes in media transactions. During the last ten years, in his position with Media Venture Partners, Mr. Cobb has arranged numerous transactions relating to television licenses, real estate and other related assets. He also serves as president of Media Venture Management, Inc. and Biltmore Broadcasting, LLC, entities that own television stations in Florida and California. Prior to founding Media Venture Partners, Mr. Cobb was Vice-President of Television with Chapman from 1981 to 1987. From 1967 to 1981, Mr. Cobb held various management positions with General Electric Broadcasting Company including Vice President and General Manager of their broadcasting properties in Denver, Colorado and Nashville, Tennessee.


     DOUGLAS LISTMAN is the Chief Financial Officer, Treasurer and Secretary of the Company. From July 1997 to March 1998, Mr. Listman served as Chief Financial Officer of Senior Lifestyle Corporation, a nationwide developer, owner and operator of senior housing and assisted living facilities. Senior Lifestyle operated over 50 facilities totaling over 7,000 units. As Chief Financial Officer, his duties included arranging significant acquisition capital, overseeing the accounting function and structuring and evaluating potential acquisitions. Mr. Listman served as Controller of ILC from May 1996 until its sale in July


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




1997. Mr. Listman was instrumental in ILC's successful initial public offering and its subsequent acquisitions. From June 1995 to May 1996, he served as Assistant Corporate Controller of IHS. From September 1992 to June 1995, he served in various positions for KPMG Peat Marwick LLP, a public accounting firm, including Supervising Senior Accountant.

COMMITTEES OF THE BOARD OF DIRECTORS

     AUDIT COMMITTEE. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The membership of the Audit Committee will consist of only Independent Directors. Further, a majority of the Audit Committee shall consist of directors who were not formerly officers of the Company or any of its subsidiaries; and a director who represents or is a close relative of a person who would not otherwise qualify as a member of the Audit Committee shall not be a member on the Audit Committee. An individual is deemed an "Independent Director" if such individual is not an affiliate of the Company and is not an officer or employee of the Company or any of its subsidiaries. Upon completion of the Offering, and election of the director nominees, the members of the Audit Committee will be Messrs. Cobb and McBride.

     EXECUTIVE COMMITTEE. The Executive Committee will have the authority within certain parameters to acquire, dispose of and finance investments for the Company (including the issuance by the Operating Partnership of additional Units or other equity interests) and approve the execution of contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board of Directors except as prohibited by law. Upon completion of the Offering, and election of the director nominees, the members of the Executive Committee will be Dr. Elkins, Mr. Poole and Ms. Merritt.


     COMPENSATION COMMITTEE. The Compensation Committee will determine compensation for the Company's executive officers. The Compensation Committee will review and make recommendations concerning proposals by management with respect to compensation, bonus, employment agreements and other benefits and policies respecting such matters for the executive officers of the Company. Membership of the Compensation Committee shall consist only of Independent Directors. Upon completion of the Offering and election of the director nominees, the members of the Compensation Committee will be Dr. Elkins, Mr. Cobb and Ms. Merritt.

     INCENTIVE PLAN COMMITTEE. The Incentive Plan Committee will administer the 1998 Omnibus Securities and Incentive Plan, including the grant of options and bonus shares thereunder. Membership of the Incentive Plan Committee shall consist only of Independent Directors. Upon completion of the Offering, and election of the director nominees, the members of the Incentive Plan Committee will be Dr. Elkins, Mr. Cobb and Ms. Merritt.


     The Board of Directors will not have a nominating committee and the entire Board of Directors will perform the function of such a committee.

COMPENSATION OF THE BOARD OF DIRECTORS


     The Company will compensate non-employee directors at the rate of $100 per meeting and will reimburse the directors for travel expenses incurred in connection with attending meetings of the Board of Directors and committee meetings. Each of the non-employee directors of the Company (other than the Chairman of the Board) will be granted stock options for 21,402 shares of Common Stock with an aggregate value of $.4 million, assuming an initial offering price of $18.50 per share at a per share option exercise price equal to $.001, effective upon joining the Board. These options will become exercisable on the date of grant. The Chairman of the Board will be granted a ten-year stock option for 315,681 shares of Common Stock with an aggregate value of $5.8 million, assuming an initial public offering price of $18.50 per share at a per share option exercise price equal to $.001, on or prior to the date of the


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




Offering. The options granted to the Company's Chairman and the other directors will become exercisable upon the completion of the Offering, but any shares of Common Stock received upon exercise will be subject to transfer restrictions pursuant to a two-year lock-up agreement. Dr. Elkins will enter into a Non-Competition Agreement with the Company. See "-- Employment and Non-Competition Agreements."


EXECUTIVE COMPENSATION


     The following table sets forth the annual base salary levels and other compensation expected to be paid in 1998 to the Company's President and Chief Executive Officer and to the Company's other executive officer (the "Named Executive Officers"). In addition, the Named Executive Officers will be eligible to receive bonuses and to participate in the Company's 1998 Omnibus Securities and Incentive Plan, with any awards or grants being made at the discretion of the Compensation Committee. See "-- Incentive Compensation."


                           SUMMARY COMPENSATION TABLE

                                                                        ANNUAL COMPENSATION
                                                                       --------------------
               NAME                       PRINCIPAL POSITION(S)              SALARY($)
        John B. Poole ........... President, Chief Executive Officer         $220,000
                                  and Director
        Douglas Listman ......... Chief Financial Officer                     120,000


                        OPTION GRANTS IN FISCAL YEAR 1998

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                       ANNUAL RATES
                                                                                                      OF SHARE PRICE
                                                                                                     APPRECIATION FOR
                                                    INDIVIDUAL GRANTS                                  OPTION PERIOD
                          --------------------------------------------------------------------- ---------------------------
                                SHARES OF         PERCENT OF TOTAL
                              COMMON STOCK       STOCK OPTIONS TO BE   EXERCISE OR
                           UNDERLYING OPTIONS   GRANTED TO EMPLOYEES    BASE PRICE   EXPIRATION
NAME                        TO BE GRANTED(1)       IN FISCAL YEAR      (PER SHARE)      DATE          5%           10%
John B. Poole ...........       80,258                  71%             $  0.001          (2)    $2,418,495    $3,851,020
Douglas Listman .........       10,701                  10                 0.001          (2)       322,464       513,466


----------
(1)  The options granted will become exercisable on the date of the Offering.

(2) The expiration date of the options is the tenth year anniversary of the closing date of the Offering.

1998 OMNIBUS SECURITIES AND INCENTIVE PLAN

     Prior to the completion of the Offering, the Company will adopt the 1998 Omnibus Securities and Incentive Plan (the "Plan") to provide incentives to attract and retain executive officers, directors, employees and other key personnel. The Plan will be administered by the Incentive Plan Committee of the Board of Directors (the "Committee"). The maximum number of shares of Common Stock available for issuance under the Plan will be 5.0% of the total number of shares of Common Stock and Units outstanding from time to time. The Company initially intends to grant stock options for an aggregate of approximately 513,650 shares.

     STOCK OPTIONS. The Plan permits the granting of: (i) options to purchase shares of Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code; and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant in the case of Incentive Options.


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




     The term of each option will be fixed by the Committee and may not exceed ten years from the date of grant in the case of an Incentive Option. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after retirement, death, disability or termination of employment or director status during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.


     To qualify as Incentive Options, options must meet additional federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.


     RESTRICTED SHARES. The Committee may also award shares of Common Stock to participants, subject to such conditions and restrictions as the Committee may determine through a specified period. No dividends will be paid on restricted shares during the restricted period. Upon a breach of the terms and conditions established by the Committee, the participant would forfeit his restricted Common Stock.


     DEFERRED COMMON STOCK. The Committee may also award bookkeeping units which are ultimately payable in the form of unrestricted shares of Common Stock upon the satisfaction of such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restriction period. If the performance goals and other restrictions are not attained, the participant would forfeit his right to the deferred Common Stock units. During the period of employment or membership on the Board of Directors performance measurement period, subject to terms and conditions imposed by the Committee, the deferred Common Stock units may be credited with distribution equivalent rights.

     UNRESTRICTED COMMON STOCK. The Committee may also grant shares of Common Stock (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the Plan. Unrestricted Common Stock may be issued to participants in recognition of past services or for other valid consideration.

     PERFORMANCE SHARE AWARDS. The Committee may also grant performance shares awards to participants entitling the participants to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Committee shall determine.


     DISTRIBUTION EQUIVALENT RIGHTS. The Committee may grant distribution equivalent rights, which entitle the recipient to receive credits for distributions that would be paid if the recipient had held a specified number of shares of Common Stock. Distribution equivalent rights may be granted as a component of another award or as a freestanding award. Distribution equivalent rights may be settled in cash, shares or a combination thereof, in a single installment or installments, as specified in the award. Awards payable in cash on a deferred basis may provide for crediting and payment of interest equivalents.

     ADJUSTMENTS FOR SHARE DIVIDENDS, MERGERS AND SIMILAR EVENTS. The Committee will make appropriate adjustments in outstanding awards to reflect Common Stock dividends, splits and similar events. In the event of a merger, liquidation, sale of the Company or similar event, the Committee, in its discretion, may provide for substitution or adjustment of outstanding awards, or may terminate all awards with payment of cash or in-kind consideration.


     CHANGE OF CONTROL. Except as the Committee may otherwise provide in an award agreement, the award becomes fully vested and non-forfeitable, all employment or membership on the Board of Directors requirements are deemed to have been satisfied and all performance goals and objectives are deemed to have been fully met upon the occurrence of a "Change of Control" (as defined in the Plan or as otherwise defined in the award agreement).

     AMENDMENTS AND TERMINATION. The Board of Directors may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel outstanding awards; however, no such action may be taken which adversely affects any rights under an outstanding award without the holder's con-sent. Further, Plan amendments may be subject to approval by the Company's stockholders if and to the extent required by the Code to preserve the qualified status of Incentive Options or to preserve the tax deductibility of compensation earned under the Plan.

EMPLOYMENT AND NON-COMPETITION AGREEMENTS


     The Company has entered into an Employment Agreement with John B. Poole, as its President and Chief Executive Officer, that will continue in effect until the third anniversary of the effective date of the agreement and will be automatically renewed each January 1 for one additional year, unless otherwise terminated. Mr. Poole's annual base salary will be $220,000, subject to increase by the Board of Directors. Mr. Poole's Employment Agreement entitles him to receive additional bonus compensation as may be determined by the Company's Board of Directors in its sole discretion, based upon the Company's budgeted Funds from Operations per share. In addition, Mr. Poole will receive options to purchase 80,258 shares of Common Stock. Mr. Poole's Employment Agreement may be terminated by the Company at any time for Cause which is defined in his Employment Agreement to include his material failure to perform his duties under his Employment Agreement, his material breach of his confidentiality and non-competition covenants or his conviction of any felony involving moral turpitude. Mr. Poole may terminate his Employment Agreement upon the occurrence of certain events described in the Employment Agreement, including any diminution in his job responsibilities, reduction in salary or benefits of more than 5% or a change in control. In the event that the Company terminates Mr.
Poole's Employment Agreement without Cause, or Mr. Poole terminates his Employment Agreement as described in the preceding sentence, Mr. Poole is entitled to severance compensation equal to three times his then current annual base salary and bonus. All existing stock options also will vest. If Mr. Poole becomes disabled, he will continue to receive all of his compensation and benefits for six months, less any amounts received under any disability insurance provided by the Company. If the disability continues for six months, the Company may terminate Mr. Poole's employment, with a thirty-six month payout of salary and bonus, less any amounts received under any disability insurance provided by the Company. Mr. Poole's Employment Agreement also contains provisions which are intended to limit him from competing with the Company throughout the term of the agreement and for a period of 18 months thereafter. In particular, Mr. Poole may not establish, engage in, own, manage, operate, join or control or participate in the establishment, ownership (other than as the owner of less than 10% of the stock of a corporation whose shares are publicly traded), management, operation or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any person or entity in any healthcare REIT in competition with the Company.

     The Company has entered into an Employment Agreement with Douglas Listman, as its Chief Financial Officer, that will continue until the third anniversary of the effective date of the agreement and will be automatically renewed each January 1 for one additional year, unless otherwise terminated. Mr. Listman's annual base salary will be $120,000, subject to discretionary annual adjustments. Mr. Listman's Employment Agreement also entitles him to receive a discretionary cash bonus within 90 days of the end of the calendar year. In addition, Mr. Listman will receive options to purchase 10,701 shares of Common Stock. Mr. Listman's Employment Agreement may be terminated by the Company at any time for Cause which is defined in his Employment Agreement to include his failure to perform his duties under his Employment Agreement, his disability or inability to perform his duties, or his conviction of a felony or his conviction of theft, larceny or embezzlement of the Company's property. Mr. Listman may terminate his Employment Agreement upon the occurrence of certain events described in the Employment Agreement, including any material diminution in his job responsibilities or a change in control. In the event the Company terminates Mr. Listman's Employment Agreement without Cause, or Mr. Listman terminates his Employment Agreement as described in the preceding sentence, Mr. Listman is entitled to severance equal to one year of salary. Mr. Listman's Employment Agreement also contains provisions which are intended to limit him from competing with the Company throughout the term of the agreement and for a period of up to 12 months thereafter. As is the case with Mr. Poole's Employment Agreement, Mr. Listman may not compete with the Company and join or invest in any healthcare REIT in competition with the Company.

     Dr. Elkins will enter into a Non-Competition Agreement with the Company restricting activities by Dr. Elkins in his individual capacity at any location within 10 miles of any office or facility owned, leased or operated by the Company during the period that Dr. Elkins serves as Chairman or as a director of the Company, provided that any activity engaged in by Dr. Elkins as an officer, director or employee of, or any interest of Dr. Elkins as a stockholder in, IHS will not in any way be limited by such provisions. Dr. Elkins' Non-Competition Agreement also will provide that he may retain his current board positions and that he may develop office and similar development projects not related to the healthcare business.

INCENTIVE COMPENSATION

     The Company intends to establish an incentive compensation plan for executive officers of the Company. This plan will provide for payment of cash bonuses to participating executive officers after evaluating the employee's performance and the overall performance of the Company. The President and Chief Executive Officer will make recommendations to the Compensation Committee of the Board of Directors, which will make the final determination of the award of bonuses. The Compensation Committee will determine such bonuses, if any, for the President and Chief Executive Officer.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The MGCL  permits  a  Maryland  corporation  to  include  in its  charter a
provision   limiting  the  liability  of  its  directors  and  officers  to  the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL. This provision has no effect on the availability of equitable remedies, such as injunctive relief and rescissionary relief. The Charter also provides that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

     The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (i) any present or former director or officer or (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (i) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and
(a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of: (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.


     The Operating  Partnership  Agreement also provides for  indemnification of
the  Company  and  its   officers   and   directors  to  the  same  extent  that
indemnification is provided under the Charter and Bylaws.


INDEMNIFICATION AGREEMENTS

     The Company will enter into indemnification agreements with each of its executive officers and directors. The indemnification agreements will require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and shall cover executive officers and directors under any directors' and officers' liability insurance that the Company may maintain. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides.

                     STRUCTURE AND FORMATION OF THE COMPANY


THE OPERATING ENTITIES OF THE COMPANY

     The Formation Transactions were designed to: (i) enable the Company to raise the necessary capital to acquire the Initial Properties; (ii) provide a vehicle for future acquisitions; and (iii) enable the Company to comply with certain requirements under the Code (and the regulations promulgated by the IRS thereunder (the "Treasury Regulations") relating to REITs.

     The Company will be structured as an UPREIT, which means that following the completion of the Offering and the Formation Transactions, substantially all of the Company's assets will be held by, and its operations conducted through, the Operating Partnership. Through MP Operating, Inc. (the "General Partner"), which will be the sole general partner of the Operating Partnership, the Company will control the Operating Partnership. The board of directors of the General Partner, the members of which will be the same as the members of the Board of Directors of the Company, will manage the affairs of the Operating Partnership by directing the affairs of the General Partner. The Operating Partnership will continue in full force and effect until December 31, 2098, or until sooner dissolved pursuant to the terms of the Operating Partnership Agreement. Pursuant to the Operating Partnership Agreement, the General Partner has full, exclusive and complete responsibility and discretion in the management, operation and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions, including acquisitions, developments, and dispositions of properties and refinancings of existing indebtedness. No limited partner may take part in the operation, management or control of the Operating Partnership by virtue of being a holder of Units. The Company will contribute the net proceeds of the Offering to the Operating Partnership in exchange for a number of Units equal to the amount of Common Stock sold in the Offering. Initially, MP LP will be the sole limited partner of the Operating Partnership.

FORMATION TRANSACTIONS


     The Formation Transactions include the following transactions which have occurred or will have occurred prior to or concurrent with the consummation of the Offering:


     o The Company was incorporated in Maryland in February 1998 at which time the Company issued 100 shares of Common Stock to Dr. Elkins, which was all of the outstanding shares of Common Stock. The Operating Partnership was formed as a Delaware limited partnership in April 1998 as a wholly owned subsidiary of the Company, with MP Operating as the general partner and MP LP as the limited partner. Lyric was previously formed in May 1997 as a Delaware limited liability company.

     o The Company has received a commitment for and anticipates entering into the Credit Facility. The Credit Facility will be used to: (i) finance a portion of the purchase price and acquisition costs of the Initial Properties; (ii) facilitate future acquisitions or financings; and (iii) for working capital and other general corporate purposes. No assurance can be given that the Company will enter into the Credit Facility.

     o The Company will acquire the Lyric Properties from IHS for approximately $359.7 million. The Company will lease all of the Lyric Properties to Lyric III pursuant to the Master Lease. Lyric III will sublease the Lyric Properties to the Facility Subtenants pursuant to individual Facility Subleases. Rent payments and the performance of Lyric III under the Master Lease and the Facility Subtenants under the Facility Subleases will be guaranteed by Lyric. IHS will manage all of the Lyric Properties under a management agreement with Lyric. The Master Lease will provide for a minimum base rent of $36.4 million, and, subject to certain conditions, for annual base rent increases, commencing January 1, 1999, equal to the lesser of: (i) two times the increase in the CPI; or (ii) a 3%, over the rent in the base lease year, provided that in no event shall the base rent decrease from the prior year. As a "triple net lease," the Master Lease requires that Lyric III or the Facility Subtenants pay all operating expenses, taxes, insurance and other costs. The Lyric Properties were divided into five groups whose initial lease terms under the Facility Subleases will be staggered over 9, 10, 11, 12 and 13 years, with three successive options to extend these terms for additional periods of 10 years



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




          each provided that Lyric III must exercise its options to extend with respect to all, but not less than all, of the Facility Subleases which are then subject to renewal under the Master Lease. See "Risk Factors -- Dependence on Lyric III, Lyric and IHS for the Company's Revenues May Adversely Affect the Company's Ability to Make Distributions," "-- Certain Aspects of Owning Healthcare Facilities May Adversely Affect the Ability of the Company's Lessees and Borrowers to Make Payments to the Company" and "Business of the Company and its Properties."

     o The Company will acquire the Peak Medical Properties from IHS for approximately $11.3 million, subject to existing leases at each facility with the Peak Medical Tenant. The leases are substantially similar to the Master Lease and are cross defaulted. Peak Medical will guarantee the payment and performance of Peak Medical Tenant under the leases.

     o The Company will acquire the Trans Health Properties from an unaffiliated third party for approximately $11.5 million and lease the Trans Health Properties to wholly owned subsidiaries of Trans Health under a master lease substantially similar to the Master Lease. Trans Health will guarantee the payment and performance of all obligations under the master lease for the Trans Health Properties.

     o    As the  sole  stockholder  of the  General  Partner  and  the  Limited
          Partner, the Company will initially indirectly own 100% of the ownership interests in the Operating Partnership and the Operating Partnership will own the Initial Properties. Following the Offering, the Operating Partnership may issue Units to third parties who contribute properties in exchange for Units.

     o The Company and IHS will enter into the Purchase Option Agreement pursuant to which the Company will be granted options to purchase the Option Properties for a total purchase price of approximately $104.7 million. The Purchase Option Agreement will have an initial term of two years, with the Company granted three successive renewal options of one year each. It is currently anticipated that all facilities acquired by the Company under the Purchase Option Agreement will be leased to Lyric III and its consolidated subsidiaries and managed by a subsidiary of IHS. See "Key Agreements -- Purchase Option Agreement," and "Risk Factors -- Conflicts of Interest with Affiliated Directors in the Formation Transactions and the Business of the Company Could Adversely Affect the Company's Dealings with IHS and Lyric."

     o In addition to the Purchase Option Agreement, the Company and IHS will enter into the Right of First Offer Agreement for a period of four years from the closing of the Offering (subject to annual renewals thereafter), pursuant to which IHS must offer the Company the opportunity to purchase or finance any healthcare facility IHS acquires or develops and elects to sell and leaseback or finance in a transaction of the type normally engaged in by the Company. The Company will be offered the opportunity to acquire or finance the IHS facility on terms and conditions that, should the Company decline to pursue the proposed transaction, must be offered to any other third parties by IHS. If IHS is only able to sell and leaseback or finance the IHS facility on better terms with a third party than previously offered to the Company, then the Company must again be offered those new terms and conditions for consideration prior to IHS finalizing a transaction with the third party. It is currently anticipated that some of the IHS facilities that may be acquired by the Company under the Right of First Offer Agreement may involve Lyric and its consolidated subsidiaries as lessee and a subsidiary of IHS as manager. The Company believes that the Right of First Offer Agreement will provide it with opportunities to acquire and finance healthcare facilities that complement its existing portfolio of facilities. See "Risk Factors -- Conflicts of Interest with Affiliated Directors in the Formation Transactions and the Business of the Company Could Adversely Affect the Company's Dealings with IHS and Lyric" and "Key Agreements -- Right of First Offer Agreement."

     o Following the completion of the Offering and the purchase of the Initial Properties, the Company will have approximately $65.4 million available under the Credit Facility for general corporate purposes, including acquisitions of additional properties.



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




     o Upon completion of the Offering, the purchasers of the shares of Common Stock sold in the Offering (other than directors and executive officers of the Company) will own 95.3% of the issued and outstanding shares of Common Stock, or 92.7% assuming the exercise of all outstanding stock options granted to directors and executive officers pursuant to the 1998 Omnibus Securities and Incentive Plan. Upon completion of the Offering, directors and executive officers of the Company will own 4.7% of the issued and outstanding shares of Common Stock or 7.3% assuming the exercise of all outstanding stock options held by such individuals.


                TRANSACTIONS WITH AND BENEFITS TO RELATED PARTIES


     In connection with the Formation Transactions and the Offering, the Company will enter into transactions with Dr. Elkins, IHS and Lyric, which transactions may benefit Dr. Elkins, IHS and Lyric or result in conflicts of interest between the Company and Dr. Elkins, IHS or Lyric, including the following:

     o All of the Lyric Properties will be purchased from IHS and leased to Lyric III pursuant to the Master Lease. The Company will obtain third party appraisals of the values of the Lyric Properties. However, the purchase price for the Lyric Properties and the terms and conditions of the Master Lease, the Purchase Option Agreement and the Right of First Offer Agreement will be negotiated between the Company, IHS and Lyric and, as a result of the lack of an arm's length relationship between the Company, IHS and Lyric, may not reflect market prices or market terms. Additionally, future conflicts of interest may arise as a result of any failure by the Company to enforce the Master Lease, the Purchase Option Agreement, the Right of First Offer Agreement and other agreements to be entered into by and among the Company, IHS and Lyric. See "Risk Factors -- Conflicts of Interest with Affiliated
          Directors in the Formation Transactions and the Business of the Company Could Adversely Affect the Company's Dealings with IHS and Lyric," "Conflicts of Interest," and "Structure and Formation of the Company."

     o Following the Offering, the Company may acquire additional properties from IHS pursuant to the Purchase Option Agreement or the Right of First Offer Agreement. As a result of the lack of an arm's length relationship between the Company, IHS and Lyric, the price to be paid for such properties may not reflect market prices or market terms. Following the Offering, the Company will be prohibited by the terms of its Bylaws from acquiring additional properties from, or providing financing on properties involving, IHS or the Company's directors and officers or affiliates thereof without the approval of a majority of the Disinterested Directors including any properties to be acquired pursuant to the Right of First Offer Agreement and any properties to be acquired pursuant to the Purchase Option Agreement.

     o Dr. Elkins will simultaneously serve as Chairman of the Board of Directors of the Company and Chairman of the Board of Directors, Chief Executive Officer and President of IHS. See "Conflicts of Interest" and "Management."

     o IHS and TFN Healthcare each will beneficially own 50% of Lyric. Timothy F. Nicholson, a director of IHS, beneficially owns 100% of TFN Healthcare. At March 1, 1998 Dr. Elkins owned approximately 7.6% of the outstanding common stock of IHS.

     o The Company will: (i) grant to Dr. Elkins options to purchase 315,681 shares of Common Stock; (ii) grant to its executive officers and certain other employees options to purchase an aggregate of 112,361 shares of Common Stock; and (iii) grant to each of the four non-employee director nominees at the time they become directors options to purchase 21,402 shares of Common Stock, all under the Company's 1998 Omnibus Securities and Incentive Plan. All such options will have an exercise price of $.001 per share and will become exercisable on the date of the Offering, subject to certain restrictions on transfer. Assuming an initial public offering price of $18.50 per share, the value of the shares issuable upon exercise of the options at the date of the Offering will be $5.8 million (Dr. Elkins), $2.1 million (Company executive officers and employees as a group), and $.4 million (each non-employee director other than Dr. Elkins), respectively. See "Management -- 1998 Omnibus Securities and Incentive Plan."



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




     o Upon completion of the Offering, the purchasers of the shares of Common Stock sold in the Offering (other than directors and executive officers of the Company) will own 95.3% of the issued and outstanding shares of Common Stock or 92.7% assuming the exercise of all outstanding stock options granted to directors and executive officers pursuant to the 1998 Omnibus Securities and Incentive Plan. Upon completion of the Offering, directors and executive officers of the Company will own 4.7% of the issued and outstanding shares of Common Stock or 7.3% assuming the exercise of all outstanding stock options held by such individuals.

     o The Company will pay to IHS approximately $371.0 million as the purchase price for the Lyric Properties and the Peak Medical Properties plus approximately $1.0 million as repayment of a loan made by IHS to the Company in connection with the Formation Transactions and the Company's operations prior to the Offering.

     o    The Company will sublease its headquarters office space from IHS.

     o Lyric and the Facility Subtenants will enter into management agreements with IHS under which IHS will have the exclusive right to manage the Lyric Properties and IHS will receive (i) a base management fee equal to (a) 3% of the gross revenues of all facilities covered by the master management agreement or (b) 4% of the gross revenues of all facilities covered by the master management agreement if annual gross revenues for all facilities owned by Lyric and managed by IHS exceed $350 million and (ii) an annual incentive fee equal to 70% of the annual net cash flow of all facilities covered by the management agreements. See "Key Agreements -- Master Management Agreement and Facility Management Agreements."

     o Lyric and the Facility Subtenants will enter into franchise agreements with IHS under which IHS will grant to Lyric and the Facility Subtenants the right to use certain proprietary materials developed and used by IHS in its operation of healthcare facilities. IHS will receive an annual franchising fee under the agreements equal to 1% of the gross revenues of all facilities covered by the franchise agreements. See "Key Agreements -- Master Franchise Agreement and Facility Franchise Agreements."


                         VALUATION OF INITIAL PROPERTIES


     The valuation of the Initial Properties has been made based on a number of factors, including: (i) independent appraisals of each of the Lyric Properties and the Peak Medical Properties; (ii) analysis of historical operating results and corresponding industry cash flow coverage ratios of the Initial Properties;
(iii) analysis of projected operating results and corresponding industry cash flow coverage ratios of the Initial Properties for the twelve months ending December 31, 1998; (iv) comparable sale and leaseback transactions in this sector; (v) qualitative assessments of the competitive position and business strategy of the operator; and (vi) inquiries of management concerning historical and projected operating results and the physical condition of assets.

     The appraisals of the Lyric Properties and the Peak Medical Properties were obtained by Monarch and paid for by IHS: provided, however, that Peak Medical will reimburse IHS for the appraisals of the Peak Medical Properties. The appraisals were prepared by Valuation Counselors Group, Inc. ("Valuation Counselors") a large, full service independent valuation firm and Member, Appraisal Institute ("M.A.I."), founded in 1970, and headquartered in Chicago with offices in several other cities in the United States. Valuation Counselors is not affiliated with either Monarch, IHS or any of the lessees. The appraisals indicated that the Lyric Properties on an aggregate portfolio basis have a fair market value of $364.9 million and the two Peak Medical Properties have an aggregate  fair  market  value of  $11.6  million.  The  appraised  values  were
developed  based  on  a  correlation  of  income,   sales  comparison  and  cost
approaches. The income approach recognizes that the underlying value of operating assets can be represented by a discounted stream of earnings. The sales comparison approach assumes that when a facility is replaceable in the market its value tends to be set at the cost of acquiring a comparable substitute facility. The cost approach indicates the value of tangible assets as established by the cost of replacement less depreciation plus land value. The appraisers based their valuations primarily on the income approach, which, in their opinion is the most reliable method of valuation. Because the apprais-



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als  represent  only  an  estimate  of  value,   and  are  subject  to  numerous
assumptions, the appraisals do not purport to represent precise measures of realizable value and should not be relied upon for purposes of determining such value at any particular time. In addition, the estimate does not reflect any benefits to the Company of owning the facilities on a portfolio basis.


     The purchase price of the Initial Properties was determined through negotiations between the Company and the respective sellers based on the factors discussed above and after taking into account the proposed lease terms. Furthermore, the properties to be acquired from IHS were valued based on a portfolio basis rather than on an individual property-by-property basis. As a result, the purchase price for an individual property may be higher or lower than its M.A.I. appraised value.

                   POLICIES WITH RESPECT TO CERTAIN ACTIVITIES


     The following is a discussion of the anticipated policies with respect to investments, financing and certain other activities of the Operating Partnership and the Company. Upon consummation of the Offering, these policies will be determined by the Board of Directors of the Company and may be amended or revised from time to time at the discretion of the Board of Directors without notice to or a vote of the stockholders of the Company, or the partners of the Operating Partnership, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements.


INVESTMENT POLICIES


     INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE AND INVESTMENTS IN MORTGAGES. The Company currently plans to conduct all of its investment activities through the Operating Partnership and subsidiary entities. The Company's principal business objectives are to maximize total stockholder returns through a combination of growth in Funds from Operations per share and enhancement of the value of its investment portfolio. The Company intends to achieve its principal growth objectives through: (i) the acquisition of high quality healthcare properties operated by experienced management teams; (ii) the generation of internal growth in rental and other income; and (iii) the employment of a conservative and flexible capital structure. In general, it is the Company's policy to acquire assets primarily for income. There can be no assurance, however, that the Company's strategies will be implemented successfully or that its business objectives will be realized. See "Business and Growth Strategies."

     The Company intends to acquire a diversified portfolio of income-producing healthcare facilities or mortgages thereon, with an initial focus on facilities located primarily in the southeastern and southwestern United States. When evaluating potential healthcare assets for investments, the Company performs substantial property level and market analysis and due diligence to arrive at its valuation estimate, including: (i) analysis of historical property financial performance and historical and implied cash flow coverages; (ii) analysis of projected financial performance and implied cash flow coverages, including the anticipated impact of the implementation of a prospective payment system; (iii) trends analysis of key operating statistics such as reimbursement received per patient per day, revenue mix, occupancy levels and payor quality mix; (iv) review of regulatory surveys and resulting actions; (v) review of the quality of the facility's construction and the commissioning of engineering reports and environmental reviews; (vi) assessment of the competitive positioning of the asset in its local market based on its historical financial performance, services offered and recent comparable transactions in the market; (vii) review of regulatory and reimbursement environment in the state; and (viii) a strategic assessment of the property's fit within the Company's overall portfolio.

     The Company also evaluates potential new lessee/operators utilizing several qualitative and quantitative factors. Monarch interviews members of senior management and frequently visits existing lessee/ operator facilities prior to entering into a new relationship. The Company also analyzes the lessee/ operator's financial statements to assess their profitability and financial resources. In addition to direct contact with the management and a review of their financial status, the Company utilizes its network of relationships within the industry to conduct multiple reference checks on each potential new lessee/ operator. Although the Company initially will emphasize investments in skilled nursing facilities, specialty hospitals, assisted living and geriatric care facilities, and, to a lesser extent, medical and other


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office  buildings,  it may seek to  diversify  into  other  types of  healthcare facilities, such as retirement facilities, congregate care facilities and continuing care retirement communities. The Company also may seek to diversify its investments in terms of geographic location, operators and, subject to the foregoing, facility types. Nonetheless, substantially all of the Initial Properties will be leased to subsidiaries of Lyric and managed by a subsidiary of IHS, and it is anticipated that a significant portion of new investments also will involve subsidiaries of Lyric as tenant and a subsidiary of IHS as manager.


     There are no limitations on the amount or percentage of the Company's total assets that may be invested in any one property. The Company has not established any limit on the number or amount of mortgages which may be placed on any one piece of property. Furthermore, no limits have been set on the concentration of investments in any one location, operator or facility type. Where appropriate, subject to the best interests of the Company and subject to the REIT
qualification  rules,  the  Operating   Partnership  may  sell  certain  of  its
properties.

     The Company may participate with other entities in property ownership through joint ventures or other types of co-ownership in accordance with the Company's investment policies. Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, there are no limitations on the amount or percentage of the Company's total assets that may be invested in such security or interest.

     Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over the Company's equity interest in such property.

     SECURITIES OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES AND OTHER ISSUERS. Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, the Company also may invest in securities of other REITs, securities of other entities engaged in real estate activities or securities of other issuers. The Company does not currently intend to invest in securities of other entities for the purpose of exercising control. No such investment will be made, however, unless the Board of Directors determines that the proposed investment would not cause the Company or the Operating Partnership to be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

FINANCING POLICIES

     To the extent that the Company's Board of Directors determines to obtain additional capital, the Company may raise such capital through debt financing, additional equity offerings (including shares of Preferred Stock and other securities senior to the Common Stock), or retention of cash flow (subject to provisions of the Code concerning the taxability of undistributed income of "real estate investment trusts") or a combination of these methods.

     The Company currently intends to maintain a debt to total market capitalization ratio (i.e., total debt of the Company as a percentage of equity market value plus total debt) of less than 50%. The Board of Directors of the Company may, however, from time to time reevaluate this policy and decrease or increase this ratio accordingly. The Company has not established any limit on the number or amount of mortgages which may be placed on any one piece of property. The Company will determine its financing policies in light of then current economic conditions, relative costs of debt and equity capital, market values of properties, growth and acquisition opportunities and other factors. See "Risk Factors -- The Company's Use of Debt Financing, Absence of Limitation on Debt and Increases in Interest Rates Could Adversely Affect the Company" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

LENDING POLICIES


     The Company may consider offering financing secured by the property sold in connection with the sale of properties where the provision of such financing will increase the value received by the Company for the property sold.



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CONFLICT OF INTEREST POLICIES


     Dr. Elkins, the Chairman of the Board of Directors, also serves as Chairman of the Board of Directors and President and Chief Executive Officer of IHS. At March 1, 1998, Dr. Elkins beneficially owned approximately 7.6% of the outstanding common stock of IHS. Because he serves as Chairman of both IHS and the Company, Dr. Elkins may be subject to certain conflicts of interest in fulfilling his responsibilities to the Company and its stockholders. Under Maryland law, any contract or other transaction between a corporation and any of its directors or any other corporation, firm or other entity in which any of its directors is a director or has a material financial interest may be void or voidable. However, the MGCL provides that any such contract or transaction will not be void or voidable solely because of the common directorship or interest if: (i) the contract or transaction is authorized, approved or ratified, after disclosure of, or with knowledge of, the common directorship or interest, by the affirmative vote of a majority of Disinterested Directors (even if the Disinterested Directors constitute less than a quorum) or by the affirmative vote of a majority of the votes cast by disinterested stockholders; or (ii) it is fair and reasonable to the corporation. The Company believes that a requirement of Disinterested Director approval of such transactions, including transactions with IHS, will help to eliminate or minimize certain potential conflicts of interest. Therefore, pursuant to the Bylaws, without the approval of a majority of the Disinterested Directors, the Company may not engage in any transaction: (i) involving IHS, any director, officer, or employee of the Company or any affiliate of IHS or the Company; (ii) involving any partnership or limited liability company of which any director or officer may be a partner or member; (iii) involving any corporation or association of which any director or officer may be a director or officer; (iv) involving any corporation or association of which any director or officer of the Company may be interested as the holder of any amount of its stock (or, in the case of a publicly traded corporation, the holder of five percent or more of its common stock or five percent or more of the voting power outstanding of such corporation); or (v) in which IHS, any director, officer or employee otherwise may be a party, or may be pecuniarily or otherwise interested. Any director who does not have an interest described in the preceding sentence shall be deemed a "Disinterested Director" with respect to such matter. See "Risk Factors -- Conflicts of Interest with Affiliated Directors in the Formation Transactions and the Business of the Company Could Adversely Affect the Company's Dealings with IHS and Lyric."

POLICIES WITH RESPECT TO OTHER ACTIVITIES


     The Company may, but does not presently intend to, make investments other than as previously described. The Company will make investments only through the Operating Partnership or a subsidiary of the Operating Partnership. The Company will have authority to offer shares of its Common Stock or other equity or debt securities in exchange for property and to repurchase or otherwise reacquire its Common Stock or any other securities and may engage in such activities in the future. Similarly, the Operating Partnership may offer additional Units or other equity interests in the Operating Partnership that are exchangeable into shares of Common Stock, in exchange for property. The Operating Partnership also may make loans to joint ventures in which it may participate in the future. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers. At all times, the Company intends to cause the Operating Partnership to make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT unless, because of circumstances or changes in the Code (or the regulations promulgated thereunder), the Board of Directors determines that it is no longer in the best interests of the Company to continue to qualify as a REIT. The Company's policies with respect to such activities may be reviewed and modified from time to time by the Company's directors without notice to or the vote of its stockholders.



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



                         OPERATING PARTNERSHIP AGREEMENT

     The following summary of the Operating Partnership Agreement describes the material provisions of such agreement. This summary is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT


     The Operating Partnership was organized as a Delaware limited partnership on April 17, 1998. The Operating Partnership will be the entity through which the Company conducts its business and owns all of its assets (either directly or through subsidiaries). The Company through MP Operating and MP LP initially will hold all of the Operating Partnership Units. Through MP Operating, which will be the sole general partner of the Operating Partnership, the Company will control the Operating Partnership. The board of directors of the General Partner, the members of which will be the same as the members of the Board of Directors of the Company, will manage the affairs of the Operating Partnership by directing the affairs of the General Partner. The Company's indirect limited and general partner interests in the Operating Partnership will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to the percentage interests of the General Partner and MP LP therein and will entitle the Company (through MP LP) to vote on all matters requiring a vote of the limited partners.


     Pursuant to the Operating Partnership Agreement, the General Partner has full, exclusive and complete responsibility and discretion in the management, operation and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions, including acquisitions, developments and dispositions of properties and refinancings of existing indebtedness. No limited partner may take part in the operation, management or control of the business of the Operating Partnership by virtue of being a holder of Units. Certain restrictions apply to the Company's ability to engage in a Business Combination, as described more fully under "-- Extraordinary Transactions" below.

     The Operating Partnership Agreement provides that all business activities of the Company, including all activities pertaining to the acquisition and operating of properties, will be conducted through the Operating Partnership, and that the Operating Partnership must be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT.

REMOVAL OF THE GENERAL PARTNER; TRANSFER OF THE GENERAL PARTNER'S INTEREST


     The Operating Partnership provides that neither MP LP nor the General Partner may transfer its interests in the Operating Partnership or withdraw as a partner, and the Company may not transfer any of its interests in MP LP or the General Partner except: (i) in connection with a merger or sale of all or substantially all of the assets of the Company pursuant to a transaction for which the Company has obtained the requisite approval in accordance with the terms of the Operating Partnership Agreement; (ii) if the limited partners holding at least three-fourths of the Units (excluding Units owned by the Company or its affiliates) consent to such transfer; (iii) if such transfer is to an entity that is wholly owned by the Company and is a qualified REIT subsidiary under Section 856(i) of the Code; and (iv) the Company may liquidate MP LP and the General Partner.

AMENDMENTS TO THE OPERATING PARTNERSHIP AGREEMENT


     Amendments to the Operating Partnership Agreement may be proposed by the Company or by limited partners owning at least 20% of the Units.

     Generally, the Operating Partnership Agreement may be amended with the approval of the General Partner and limited partners (including the Company) holding a majority of the Units. Certain amendments that would, among other things, convert a limited partner's interest into a general partner's interest, modify the limited liability of a limited partner, alter the interest of a partner in profits or losses or the right to receive any distribution, alter or modify the redemption right described below, or cause the termination of the Operating Partnership at a time or on terms inconsistent with those set forth in the Operating Partnership Agreement must be approved by the General Partner and each limited partner that would be adversely affected by such amendment. Notwithstanding the foregoing, the General Partner will have the power, without the consent of the limited partners, to amend the Operating Partnership Agreement as may be required to: (i) add to the obligations of the General Partner or surrender any right or power granted to the General Partner;
(ii) reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the Operating Partnership Agreement; (iii) establish the rights, powers, and duties of any additional partnership interests issued in accordance with the terms of the Operating Partnership Agreement; (iv) reflect a change of an inconsequential nature that does not materially adversely affect the limited partners, or cure any ambiguity, correct or supplement any provisions of the Operating Partnership Agreement, or make other changes concerning matters under the Operating Partnership Agreement that are not otherwise inconsistent with the Operating Partnership Agreement or law; or (v) satisfy any requirements of federal or state law. Certain provisions affecting the rights and duties of the General Partner (e.g., restrictions on the General Partner's power to conduct businesses other than owning Units; restrictions relating to the issuance of additional Units of the Company and related capital contributions to the Operating Partnership; restrictions relating to certain extraordinary transactions involving the Company; restrictions relating to transactions with affiliates of the Operating Partnership; and rules relating to meetings of the partners) may not be amended without the approval of a majority or, in certain instances, a super majority of the Units not held by the Company.

TRANSFER OF UNITS; SUBSTITUTE LIMITED PARTNERS

     The Operating Partnership Agreement provides that limited partners generally may transfer their Units without the consent of any other person, but may substitute a transferee as a limited partner only with the prior written consent of the General Partner of the Operating Partnership. In addition, limited partners may not transfer Units in any event in violation of certain regulatory and other restrictions set forth in the Operating Partnership Agreement.

REDEMPTION OF UNITS

     The Operating Partnership will be obligated to redeem each Unit at the request of the holder thereof for cash equal to the fair market value of one share of Common Stock at the time of such redemption, provided that the Company may elect to acquire any such Unit presented for redemption for one share of Common Stock or an amount of cash of the same value. The Company presently anticipates that it will elect to issue Common Stock in connection with each such redemption, rather than having the Operating Partnership pay cash. With each such redemption, the Company's wholly owned subsidiaries' percentage ownership interest in the Operating Partnership will increase. If Units are redeemed for cash, such redemption will be recorded at the fair market value of the Units.

ISSUANCE OF ADDITIONAL LIMITED PARTNERSHIP INTERESTS

     The General Partner is authorized, without the consent of the limited partners, to cause the Operating Partnership to issue additional Units to the Company, to the limited partners or to other persons for such consideration and on such terms and conditions as the General Partner deems appropriate. If additional Units are issued to the Company, unless such Units are issued upon the conversion, redemption or exchange of indebtedness, Units or other securities, then the Company must: (i) issue additional shares of Common Stock or other securities or interests of the Company and must contribute to the Operating Partnership the entire proceeds received by the Company from such issuances or (ii) issue additional Units to all partners in proportion to their respective interests in the Operating Partnership. Consideration for additional partnership interests may be cash or other property or assets. No limited partner has preemptive, preferential or similar rights with respect to additional capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

EXTRAORDINARY TRANSACTIONS

     The Operating Partnership Agreement provides that the Company may not generally engage in any merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets or any reclassification, or any recapitalization or change of outstanding shares of Common

Stock (a "Business Combination"), unless the holders of Units will receive, or have the opportunity to receive, the same consideration per Unit as holders of shares of Common Stock receive per share of Common Stock in the transaction if holders of Units will not be treated in such manner in connection with a proposed Business Combination, the Company may not engage in such transaction unless limited partners (other than the Company) holding at least 75% of the Units held by limited partners vote to approve the Business Combination. In addition, the General Partner has agreed in the Operating Partnership Agreement with the limited partners that the Company will not consummate a Business Combination in which the Company conducted a vote of the stockholders unless the matter would have been approved had holders of Units been able to vote together with the stockholders on the transaction. The foregoing provision of the Operating Partnership Agreement would under no circumstances enable or require the Company to engage in a Business Combination which required the approval of the Company's stockholders if the Company's stockholders did not in fact give the requisite approval. Rather, if the Company's stockholders did approve a Business Combination, the Company would not consummate the transaction unless:
(i) the General Partner first conducts a vote of holders of Units (including the Company) on the matter; (ii) the Company votes the Units held by it in the same proportion as the stockholders of the Company voted on the matter at the stockholder vote; and (iii) the result of such vote of the Unit holders (including the proportionate vote of the Company's Units) is that had such vote been a vote of stockholders, the Business Combination would have been approved by the stockholders. As a result of these provisions of the Operating Partnership, a third party may be inhibited from making an acquisition proposal that it would otherwise make, or the Company, despite having the requisite authority under its Charter, may not be authorized to engage in a proposed Business Combination.

EXCULPATION AND INDEMNIFICATION OF THE GENERAL PARTNER

     The Operating Partnership Agreement generally provides that the General Partner will incur no liability to the Operating Partnership or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment, or mistakes of fact or law, or of any act or omission if the General Partner carried out its duties in good faith. In addition, the General Partner is not responsible for any misconduct or negligence on the part of its agents, provided the General Partner appointed such agents in good faith. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters that the General Partner reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     The Operating Partnership Agreement also provides for indemnification of the General Partner, the directors and officers of the General Partner, and such other persons as the General Partner may from time to time designate against any judgments, penalties, fines, settlements and reasonable expenses actually incurred by such person in connection with the preceding unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

TAX MATTERS

     The General Partner will be the tax matters partner of the Operating Partnership and, as such, will have the authority to make tax elections under the Code on behalf of the Operating Partnership.

TERM

     The Operating Partnership will continue in full force and effect until December 31, 2098 or until sooner dissolved pursuant to the terms of the Operating Partnership Agreement.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the ownership of Common Stock by: (i) each director (and director nominee) of the Company;
(ii) each executive officer of the Company; (iii) all directors, director nominees and executive officers of the Company as a group; and (iv) each person or entity which is expected to be the owner of 5% or more of the outstanding shares of Common Stock immediately following completion of the Offering. Except as indicated below, all of such shares of Common Stock are owned directly, and the indicated person or entity has sole voting and investment power.


                                                                                       PERCENT OF ALL
                                                        NUMBER OF SHARES                COMMON STOCK
                                                          BENEFICIALLY                  OUTSTANDING
NAME OF STOCKHOLDER(1)                            OWNED FOLLOWING THE OFFERING     FOLLOWING THE OFFERING
----------------------------------------------   ------------------------------   -----------------------
Robert N. Elkins, M.D. .......................              1,007,573(2)(3)                  5.7%
John B. Poole ................................                 88,907(2)(3)                    *
Donald Tomlin ................................                136,717(2)(3)                    *
Lisa K. Merritt ..............................                 22,202(2)(3)                    *
William McBride III ..........................                 21,402(2)(3)                    *
Brian E. Cobb ................................                 21,402(2)(3)                    *
Douglas Listman ..............................                 12,719(2)(3)                    *
All directors, director nominees and executive
 officers as a group (7 persons) .............              1,310,922(2)(3)                  7.3%


---------------
*    Less than 1%.

(1) Address: c/o Monarch Properties, Inc., 8889 Pelican Bay Boulevard, Naples, Florida 34108.


(2)  Includes  691,892,  8,649,  115,315  800, 0, 0, and  2,018 shares of Common
     Stock, respectively, that Dr. Elkins, Mr. Poole, Mr. Tomlin, Ms. Merritt, Mr. McBride, Mr. Cobb, and Mr. Listman have indicated they expect to purchase in the Concurrent Offering.


(3)  Includes 315,681, 80,258, 21,402, 21,402, 21,402, 21,402, and 10,701 shares issuable pursuant to stock options to be granted at the time of the Offering to Dr. Elkins, Mr. Poole, Mr. Tomlin, Ms. Merritt, Mr. McBride, Mr. Cobb, and Mr. Listman, respectively, which options become exercisable on the date of the Offering subject to certain transfer restrictions.

                   DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

     The following summary of the terms of the Company's stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter and Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

GENERAL


     Under the Charter, the Company has authority to issue up to 180 million shares of stock, consisting of 100 million shares of Common Stock, par value $.001 per share, 60 million shares of excess stock, par value $.001 per share ("Excess Stock") (as described below), and 20 million shares of Preferred Stock, par value $.001 per share. Under Maryland law, stockholders generally are not responsible for the corporation's debts or obligations. Upon completion of the Offering and the Formation Transactions, there will be 17,450,000 shares of Common Stock issued and outstanding (19,925,000 shares if the Underwriters' overallotment option is exercised in full), excluding shares that may be issued upon the redemption of outstanding Units, and no Preferred Stock will be issued or outstanding.

     The Charter authorizes the Board of Directors to classify or reclassify any unissued shares of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such stock.

COMMON STOCK


     All shares of Common Stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the Charter regarding Excess Stock, holders of shares of Common Stock will be entitled to receive dividends on Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of or adequate provision for all known debts and liabilities of the Company. The Company intends to pay quarterly dividends beginning with a dividend for the period ending September 30, 1998. See "Distributions."

     Subject to the provisions of the Charter regarding Excess Stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares, the holders of Common Stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election, and the holders of the remaining shares of Common Stock will not be able to elect any director.


     Holders of shares of Common Stock have no conversion, sinking fund or redemption rights. Subject to the provisions of the Charter regarding Excess Stock, all Common Stock will have equal dividend, distribution, liquidation and other rights, and will have no appraisal or exchange rights. No holder of any stock or other securities of the Company will have any preferential or preemptive rights to subscribe for or purchase any stock or other securities of the Company, except as otherwise provided by the Board of Directors in setting the terms of classified or reclassified shares of stock or as may be provided otherwise by contract.

     Under the MGCL, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in simultaneous transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The Charter does not provide for a lesser percentage in such situations. In addition, the Operating Partnership Agreement provides, with certain exceptions, that the Operating Partnership may not dissolve and wind up its affairs without the consent of the holders of 85% of all outstanding Units. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

PREFERRED STOCK

     Preferred Stock may be issued from time to time, in one or more classes or series, as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board of Directors is required by the MGCL and the Charter to fix for each class or series, subject to the provisions of the Charter regarding Excess Stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. Such rights, powers, restrictions and limitations could include the right to receive specified dividend payments and payments on liquidation prior to any such payments being made to the holders of the Common Stock. The Board of Directors could authorize the issuance of Preferred Stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that holders of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the Common Stock might receive a premium for their shares over the then-current market price of such shares. As of the date hereof, no shares of Preferred Stock are outstanding, and the Company has no present plans to issue any Preferred Stock. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

RESTRICTIONS ON TRANSFERS


     For the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) (the "Five or Fewer Requirement"), and such shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shortable taxable year. The Charter subject to certain exceptions provides that no holder who is an individual may own, or be deemed to own by virtue of the attribution provisions of the Code, 9.9% or more of the aggregate value of the Common Stock. Pursuant to the Code, Common Stock held by certain types of entities, such as pension trusts qualifying under Section 401(a) of the Code, United States investment companies registered under the Investment Company Act of 1940, partnerships, trusts and corporations will be attributed to the beneficial owners of such entities for purposes of the Five or Fewer Requirement (i.e., the beneficial owners of such entities will be counted as holders). The Charter provides that no such entity may own 9.9% or more of the aggregate value of the Company's shares of stock (the "Look-Through Ownership Limit"). Any transfer of shares of stock or any security convertible into shares of stock that would create a direct or indirect ownership of shares of stock in excess of the Ownership Limit or the Look-Through Ownership Limit or that would result in the disqualification of the Company as a REIT, including any transfer that results in the shares of stock being owned by fewer than 100 persons or results in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares of stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. The Board of Directors may, in its sole discretion, waive the Ownership Limit and the Look-Through Ownership Limit if evidence satisfactory to the Board of Directors and the Company's tax counsel is presented that the changes in ownership will not then or in the future jeopardize the Company's REIT status and the Board of Directors otherwise decides that such action is in the best interest of the Company. See "Federal Income Tax Consequences."

     Shares of stock owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit or the Look-Through Ownership Limit will automatically be converted into shares of Excess Stock that will be transferred, by operation of law, to the Company as trustee of a trust for the exclusive benefit of the transferees to whom such shares of stock may be ultimately transferred without violating the Ownership Limit or the Look-Through Ownership Limit. Common Stock that is converted shall be Excess Common Stock and Preferred Stock that is converted shall be Excess Preferred Stock. While the Excess Stock is held in trust, it will not be entitled to vote, it will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote, and, except upon liquidation, it will not be entitled to participate in dividends or other distributions. Any distribution paid to a proposed transferee of Excess Stock prior to the discovery by the Company that capital stock has been transferred in violation of the provisions of the Charter shall be repaid to the Company upon demand. The Excess Common Stock and Excess Preferred Stock constitute separate classes of authorized stock of the Company. The original transferee-stockholder may, at any time the Excess Stock is held by the Company in trust, transfer the interest in the trust representing the Excess Stock to any person whose ownership of the shares of stock exchanged for such Excess Stock would be permitted under the Ownership Limit or the Look-Through Ownership Limit, at a price not in excess of: (i) the price paid by the original transferee-stockholder for the shares of stock that were exchanged into Excess Stock; or (ii) if the original transferee-stockholder did not give value for such shares (e.g., the Excess Stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of Excess Stock were converted for the ten days immediately preceding such sale or gift. Immediately upon the transfer to the permitted transferee, the Excess Stock will automatically be converted back into shares of stock of the class from which it was converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any shares of Excess Stock may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring the Excess Stock and to hold the Excess Stock on behalf of the Company.

     In addition, the Company will have the right, for a period of 90 days during the time any shares of Excess Stock are held by the Company in trust, to purchase all or any portion of the Excess Stock from the original transferee-stockholder at the lesser of: (i) the price initially paid for such shares by the original transferee-stockholder, or if the original transferee-stockholder did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the class of Stock from which such shares of Excess Stock were converted for the ten days immediately preceding such sale or gift; and (ii) the average closing price for the class of shares from which such shares of Excess Stock were converted for the ten trading days immediately preceding the date the Company elects to purchase such shares. The 90-day period begins on the date notice is received of the violative transfer if the original transferee-stockholder gives notice to the Company of the transfer or, if no such notice is given, the date the Board of Directors determines that a violative transfer has been made.

     These restrictions will not preclude settlement of transactions through the New York Stock Exchange.


     Each stockholder shall upon demand be required to disclose to the Company in writing any information with respect to the direct, indirect and beneficial ownership of stock as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.


     The Ownership Limit may have the effect of precluding acquisition of control of the Company unless the Board of Directors determines that maintenance of REIT status is no longer in the best interests of the Company.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is American Stock Transfer and Trust Company.


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                    CERTAIN PROVISIONS OF MARYLAND LAW AND OF
                        THE COMPANY'S CHARTER AND BYLAWS

     The following summary of certain provisions of Maryland law and of the Charter and Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Charter and Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

BUSINESS COMBINATIONS

     Under the MGCL certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation or an affiliate or associate thereof are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

     These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Charter exempts from the Maryland statute any business combination with Dr. Elkins, or current or future affiliates, associates or other persons acting in concert as a group with Dr. Elkins.

CONTROL SHARE ACQUISITIONS

     The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control Shares" are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at


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which the voting  rights of such  shares are  considered  and not  approved.  If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply: (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.

     The Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

AMENDMENT OF CHARTER AND BYLAWS

     The Charter may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter. The Board of Directors has the exclusive right to amend the Bylaws without a vote of the stockholders.

DISSOLUTION OF THE COMPANY

     The MGCL permits the dissolution of the Company by: (i) the affirmative vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at an annual or special meeting of stockholders and (ii) upon proper notice, stockholder approval by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter.

MEETINGS OF STOCKHOLDERS


     The Bylaws provide for annual meetings of stockholders to be held on the second Wednesday of May of each year or on any other day in the month of May as may be established from time to time by the Board of Directors. Special meetings of stockholders may be called by: (i) the Chairman of the Board or the President or (ii) a majority of the Board of Directors and must be called by the Secretary of the Company on written request by holders of shares entitled to cast a majority of all the votes entitled to be cast at the meeting.


     The Bylaws provide that any stockholder of record wishing to nominate a director or have a stockholder proposal considered at an annual meeting (except for stockholder proposals included in the Company proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) must provide written notice and certain supporting documentation to the Company relating to the nomination or proposal not less than 75 days nor more than 180 days prior to the anniversary date of the prior year's annual meeting or special meeting in lieu thereof the ("Anniversary Date"). In the event that the annual meeting is called for a date more than seven calendar days before the Anniversary Date, stockholders generally must provide written notice within 20 calendar days after the date on which notice of the meeting is mailed to stockholders.

     The purpose of requiring stockholders to give the Company advance notice of nominations and other business is to afford the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by the Board of Directors, to inform stockholders and make recommendations about the qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although the Company's Bylaws do not give the Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third


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



party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of the nominees or proposals might be harmful or beneficial to the Company and its stockholders.

THE BOARD OF DIRECTORS


     The Charter provides that the number of Directors of the Company may be established by the Board of Directors but may not be fewer than the minimum number required by Maryland law nor more than twelve. Any vacancy will be filled by the vote of the stockholders or a majority of the remaining Directors, except that a vacancy resulting from an increase in the number of Directors must be filled by the vote of the stockholders or a majority of the entire Board of Directors. Pursuant to the terms of the Bylaws, the Directors are divided into three classes. One class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999, the second class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 2000, and the third class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 2001. As the term of each class expires, Directors in that class will be elected for a term of three years and until their successors are duly elected and qualified. The use of a staggered board may render more difficult a change in control of the Company or removal of incumbent management.


LIMITATION OF LIABILITY AND INDEMNIFICATION


     The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL. This provision has no effect on the availability of equitable remedies, such as injunctive relief and rescissionary relief. The Charter also provides that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.


     The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others,


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against  judgments,   penalties,  fines,  settlements  and  reasonable  expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.




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                         SHARES ELIGIBLE FOR FUTURE SALE

     Prior to the Offering, there has been no public market for the Common Stock. Trading of the shares of Common Stock on the New York Stock Exchange is expected to commence immediately following completion of the Offering. No prediction can be made as to the effect, if any, that future sales or shares of the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock (including Common Stock issued upon the exercise of options), or the perception that such sales could occur, could adversely affect prevailing market prices of the shares of Common Stock.


     Upon the completion of the Offering, the Company will have outstanding 17,450,000 shares of Common Stock (19,925,000 shares if the Underwriters' overallotment option is exercised in full). The shares of Common Stock issued in the Offering will be freely tradable by persons other than "affiliates" of the Company without restriction under the Securities Act, subject to the limitations on ownership set forth in this Prospectus. See "Description of Capital Stock of the Company."

     Shares acquired by "affiliates" in the Concurrent Offering, pursuant to the exercise of stock options or otherwise, may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through the use of one or more intermediaries, controls, is controlled by, or is under common control with, such issuer. Upon completion of the Offering, there will be no outstanding shares of Common Stock which are deemed "restricted securities" under Rule 144 (assuming no exercise of stock options for 513,650 shares of Common Stock to be granted at the time of the Offering). In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of "restricted securities" from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof,including any such persons who may be deemed "affiliates" of the Company, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Stock (approximately 174,500 shares after the completion of the Offering) or the average weekly trading volume of the shares of Common Stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 also are subject to certain manner of sales provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of "restricted securities" from the Company or from any "affiliate" of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an "affiliate" of the Company at any time during the 90 days immediately preceding a sale, such person is entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements. Sales of shares by "affiliates" will continue to be subject to the volume limitations.

     Each of the Company, its executive officers and directors and certain stockholders of the Company has agreed, subject to certain exceptions, not to:
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise) for a period of 180 days after the date of this Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") on behalf of the Underwriters. In addition, during such period, the Company has also agreed not to file any registration statement with respect to, and each of its executive officers, directors and certain stockholders of the Company has agreed not to make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock without DLJ's prior written consent provided that the Company may file an S-8 registration statement covering shares under the Company's 1998 Omnibus Securities and Incentive Plan.


     The Company has established the 1998 Omnibus Securities and Incentive Plan for the purpose of attracting and retaining executive officers, directors, employees and other key personnel. See "Management -- Compensation of the Board of Directors" and "--1998 Omnibus Securities and Incentive Plan." The Company intends to issue options to purchase approximately 513,650 shares of Common


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Stock to executive officers,  directors and employees prior to the completion of the Offering and under the 1998 Omnibus Securities and Incentive Plan will reserve additional shares for future issuance under the Plan for a total equal to 5% of the issued and outstanding Common Stock and Units. On or prior to the expiration of the initial 12-month period following the completion of the Offering, the Company expects to file a registration statement with the Commission with respect to the shares of Common Stock issuable under the Plan, which shares may be resold without restriction, unless held by affiliates. In addition, each director and executive officer of the Company who is to receive options to purchase shares of Common Stock at an exercise price of $.001 per share has agreed, solely with respect to shares of Common Stock issuable upon exercise of such options, not to enter into any of the transactions described in clauses (i) or (ii) of the preceding paragraph for a period of two years after the date of the Prospectus without the prior written consent of DLJ. Such restrictions shall lapse under certain circumstances, including death or disability of the option holder.




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                         FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the applicable federal income tax consequences anticipated to be material to a prospective stockholder in the Company in connection with the ownership of Common Stock. LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company, has reviewed the following discussion and is of the opinion that it fairly summarizes the federal income tax consequences that are likely to be material to a holder of Common Stock. The following discussion is for general information only, is not exhaustive of all possible tax considerations, and is not intended to be (and should not be construed as) tax advice. For example, this summary does not give a detailed discussion of any state, local or foreign tax consequences. In addition, the discussion is intended to address only those federal income tax consequences that are generally applicable to all stockholders in the Company. It does not discuss all aspects of federal income taxation that might be relevant to a specific stockholder in light of its particular investment or tax circumstances. The description does not purport to deal with all aspects of taxation that may be relevant to stockholders subject to special treatment under the federal income tax laws, including, without limitation, insurance companies, financial institutions or broker-dealers, tax-exempt organizations (except to the extent discussed under the heading "-- Taxation of Tax-Exempt Stockholders of the Company") or foreign corporations and persons who are not citizens or residents of the United States (except to the extent discussed under the heading "-- Taxation of Non-U.S. Stockholders of the Company").

     The information in this section is based on the Code, final, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and practices and court decisions will not significantly change the current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. The Company has not requested, and does not plan to request, any rulings from the IRS concerning the tax treatment of the Company or the Operating
Partnership. Thus, no assurance can be provided that the statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged.


     As used in this section, the term "Company" refers solely to Monarch Properties, Inc.

     EACH PROSPECTIVE PURCHASER OF SHARES OF COMMON STOCK IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO IT OF THE OWNERSHIP AND DISPOSITION OF SHARES OF COMMON STOCK OF AN ENTITY ELECTING TO BE TAXED AS A REIT IN LIGHT OF ITS SPECIFIC TAX AND INVESTMENT CIRCUMSTANCES AND THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS APPLICABLE TO IT.

TAXATION OF THE COMPANY

     GENERAL. The Company plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1998. The Company believes that, commencing with its taxable year ending December 31, 1998, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will qualify or remain qualified.


     These sections of the Code and the corresponding Treasury Regulations are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof.

     LeBoeuf, Lamb, Greene & MacRae, L.L.P. has acted as tax counsel to the Company in connection with the Company's planned election to be taxed as a REIT. In the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., commencing with the Company's taxable year ending December 31, 1998, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed


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method of operation will enable it to meet the  requirements  for  qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is conditioned upon certain representations made by the Company as to factual matters relating to the organization and operation of the Company and the Operating Partnership. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in this Prospectus and will assume that the actions described in this Prospectus are completed in a timely manner as described herein. LeBoeuf, Lamb, Greene & MacRae, L.L.P. is not aware of any facts or circumstances that are
inconsistent  with  these  assumptions  and  representations.   Moreover,   such
qualification and taxation as a REIT depends upon the Company's ability to meet on an ongoing basis (through actual annual operating results, distribution levels and diversity of share ownership) the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by LeBoeuf, Lamb, Greene & MacRae, L.L.P. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. Further, the anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "-- Failure of the Company to Qualify as a REIT."


     If the Company qualifies for taxation as a REIT, it generally will not be subject to federal income tax on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a regular corporation. However, the Company will be subject to federal income tax as follows. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax." Third, if the Company has: (i) net income from the sale or other disposition of "foreclosure property" (i.e., generally, property acquired by the Company by foreclosure or otherwise upon default of a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business; or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of: (i) 85% of its REIT ordinary income for such year; (ii) 95% of its REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, with respect to any asset (a "Built-In Gain Asset") acquired by the Company from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of the Company is determined by reference to the basis of the Built-In Gain Asset in the hands of the C corporation and such basis is less than the fair market value of such asset at the time of such acquisition (with the excess of such fair market value over such basis amount being referred to as the "Built-In Gain"), if the Company recognizes any Built-In Gain on the disposition of such Built-In Gain Asset during the ten-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Company, then, such Built-In Gain will be subject to tax at the highest regular corporate rate applicable pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that the Company will make an election pursuant to IRS Notice 88-19.


REQUIREMENTS FOR QUALIFICATION AS A REIT

     ORGANIZATIONAL REQUIREMENTS. The Code defines a REIT as a corporation, trust or association: (i) that is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as


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a domestic corporation,  but for Sections 856 through 859 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50%
in  value  of  the   outstanding   shares  of  which  is  owned,   actually   or
constructively, by five or fewer individuals (as defined in the Code to include certain entities); (vii) that makes an election to be a REIT (or has made such an election for a previous taxable year which has not been terminated or revoked) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (vi).

     Under the "look-through" exception, any REIT shares held by a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code (a "qualified trust") will be treated as held directly by its beneficiaries (and not treated as held by the qualified trust) in proportion to their actuarial interest in such qualified trust. In the event that condition
(vi) cannot be satisfied because an investor or a group of five or fewer investors will own more than 50% in value of the Common Stock of the Company, such investor or group of investors may be required to purchase Units of the Operating Partnership. Such Units will be convertible into Common Stock of the Company at such time when condition (vi) may be satisfied if such investor or group of investors were to own Common Stock of the Company. An investor converting Units into Common Stock of the Company may realize gain on the conversion subject to federal income tax.

     The Company believes that it will have issued sufficient Common Stock with sufficient diversity of ownership in the Offering to allow it to satisfy conditions (v) and (vi) above. In addition, the Company's Charter provides for restrictions regarding the transfer and ownership of Common Stock, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such ownership and transfer restrictions are described in "Description of Capital Stock of the Company -- Restrictions on Transfers." No assurance can be given that these stockholder conditions can or will be satisfied. If the Company fails to satisfy such share ownership requirements, the Company's status as a REIT will terminate. See "-- Failure of the Company to Qualify as a REIT." Treasury Regulations require that the Company each year demand from certain record owners of its shares certain information in order to assist the Company in ascertaining that the share ownership requirements described above are satisfied. If the Company were to fail to comply with these Treasury Regulation requirements for any year, it would be subject to a $25,000 penalty. If the Company's failure to comply were due to intentional disregard of the requirements, the penalty would be increased to $50,000. However, if the Company's failure to comply were due to reasonable cause and not willful neglect, no penalty would be imposed. If the Company complies with the regulatory rules on ascertaining its actual owners but does not know, or would not have known by exercising reasonable diligence, whether it failed to meet the requirement that it not be closely held, the Company will be treated as having met the requirement.

     The Company will use a calendar year for federal income tax purposes and intends to comply with the record keeping requirements of the Code and Treasury Regulations.

     OWNERSHIP OF OPERATING PARTNERSHIP UNITS. It is intended that the Company will own and operate properties through the Operating Partnership. During the period that MP LP and MP Operating are the sole members of the Operating Partnership, the Operating Partnership will be disregarded as an entity separate from the Company and treated as a branch or division of the Company for federal income tax purposes. It is expected that the Operating Partnership will have other members in the future, at which time the Operating Partnership will be treated as a partnership for federal income tax purposes. In the


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case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share of assets. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, the Company's proportionate share of the assets and items of income of the Operating Partnership (including the Operating Partnership's share of such items of any subsidiaries that are partnerships or limited liability companies ("LLCs")) will be treated as assets and items of income of the Company for purposes of applying the requirements described herein. A summary of the rules governing the federal income taxation of partnerships and their partners is provided below in "-- Tax Risks Associated with Partnerships." The Company will have direct control of the Operating Partnership and intends to operate the Operating Partnership in a manner consistent with the requirements for qualification as a REIT.

     INCOME TESTS. In order to maintain qualification as a REIT, the Company annually must satisfy two gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).


     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if such rent is derived from leases which qualify as true leases for federal income tax purposes. Such rents also must satisfy several conditions required by the Code. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property" (the "15% Personal Property Test"). Finally, for rents received to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue (except to the extent that the Impermissible Tenant Service Income would not exceed the 1% threshold described below). A REIT may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Additionally, due to changes in this requirement enacted as part of the 1997 Act for taxable years beginning on or after January 1, 1998, a REIT may provide de minimis services directly to the tenants of a property; provided, however, that if: (i) the REIT operates or manages a property or furnishes or renders services to the tenants at the property other than through an independent contractor from whom the REIT derives no revenue (not including services "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant"); and (ii) the amount received for so doing (the "Impermissible Tenant Service Income") exceeds 1% of the total amount of rent received by the REIT with respect to the property, then no amount of rent received by the REIT with respect to the property will qualify as "rents from real property." If the Impermissible Tenant Service Income is one percent or less of the total amount of rent received by the REIT with respect to the property, then only the Impermissible Tenant Service Income will not qualify as "rents from real property." The amount treated as received by the REIT for such impermissible services may not be less than 150% of the REIT's direct cost in generating such income. To the extent that services (other than those customarily furnished or rendered in connection with the rental of real property) are rendered to the tenants of the property by the independent contractor, the cost of the services must be borne by the independent contractor.


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




     In order for rent to constitute "rents from real property," the leases must be respected as true leases for federal income tax purposes and not treated as some other type of arrangement. The determination of whether the leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties; (ii) the form of the agreement; (iii) the length of the lease term; (iv) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and (v) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain (e.g., appreciation) with respect to the property. The Company believes that all of its leases have been structured so as to qualify as true leases for federal income tax purposes.

     It is possible that the Company may provide working capital financing to unrelated persons. Any working capital financing to be provided by the Company will be structured as a debt obligation for federal income tax purposes, and such obligations may or may not be secured by mortgages on real property. If such debt obligations are not secured by mortgages on real property, the income thereon will qualify under the 95% test as interest but will not qualify under the 75% test, which requires that the debt obligation be secured by mortgages on real property or on interests in real property. If such debt obligations are secured by mortgages on real property, the income thereon will qualify under both the 95% test and the 75% test. The Company does not expect that, for any taxable year, income derived from working capital financing will exceed 5% of its gross income.

     The Company will not: (i) charge rent for any property that is based in whole or in part on the income or profits of any person; (ii) rent any property to a Related Party Tenant; (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or; (iv) provide any services with respect to the Properties other than certain administrative services and other than through an independent contractor from whom the Company derives no revenue (except to the extent that the Impermissible Tenant Service Income would not exceed the 1% threshold described above). Notwithstanding the foregoing, the Company may take one or more of the actions described in the preceding sentence if, based on the advice of counsel, the Company determines that such action or actions will not have an adverse effect on the Company's status as a REIT.

     The Company may lease certain items of personal property in connection with the lease of an assisted living facility, a skilled nursing facility or an independent living facility property. The 15% Personal Property Test provides that if a lease provides for the rental of both real and personal property and the portion of the rent attributable to personal property is 15% or less of the total rent due under the lease, then all rent paid pursuant to such lease qualifies as "rent from real property." If, however, a lease provides for the rental of both real and personal property, and the portion of the rent attributable to personal property exceeds 15% of the total rent due under the lease, then the portion of the rent that is attributable to personal property does not qualify as "rent from real property." The amount of rent attributable to personal property is that amount which bears the same ratio to total rent for the taxable year as the average of the adjusted tax bases of the personal property at the beginning and end of the year bears to the average of the aggregate adjusted tax bases of both the real and personal property at the beginning and end of such year. The Company has represented that with respect to each lease that includes a lease of items of personal property, the amount of rent attributable to personal property with respect to such lease, determined as set forth above, will not exceed 15% of the total rent due under the lease.

     If any of the Company's properties were to be operated directly by the Operating Partnership or its subsidiary partnership or LLC as a result of a default by the lessee under the applicable lease, such property would constitute foreclosure property for three years following its acquisition (or for up to an additional three years if an extension is granted by the IRS), provided that:
(i) the Operating Partnership or its subsidiary partnership or LLC conducts operations through an independent contractor within 90 days after the date the property is acquired; (ii) the Operating Partnership or its subsidiary partnership or LLC does not undertake any construction on the foreclosed property other than completion of


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improvements  that were more than 10% complete  before default became  imminent;
and (iii) foreclosure was not regarded as foreseeable at the time the Company entered into such leases. For as long as any of these properties constitute foreclosure property, the income from the properties would be subject to tax at the maximum corporate rates, but it would qualify under the 75% and 95% gross
income  tests.   However,  if  any  of  these  properties  does  not  constitute foreclosure property at any time in the future, income earned from the disposition or operation of such property will not qualify under the 75% and 95% gross income tests.


     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if: (i) the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect; and (ii) the Company attaches a schedule of the sources of its income to its federal income tax return and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because non-qualifying income that the Company intentionally incurs exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving the Company, the Company will not qualify as a REIT. As discussed above under "-- Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.


     Any gain realized by the Company on the sale of any property (other than foreclosure property) held as inventory or other property held primarily for sale to customers in the ordinary course of business (including the Company's share of any such gain realized by any partnership in which the Company is a partner) will be treated as income from a prohibited transaction that is subject to a 100% tax. Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. It is intended that the properties the Operating Partnership will own or acquire will be held for investment with a view to long-term appreciation, and that the Operating Partnership will engage in the business of acquiring, developing, owning, and operating such properties (and other properties) and will make such occasional sales of such properties as are consistent with the Company's investment objectives.


     ASSET TESTS. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets (including assets held by the Company's qualified REIT subsidiaries and the Company's allocable share of the assets held by partnerships in which the Company owns an interest) must be represented by real estate assets, cash, cash items (including receivables) and government securities. Second, not more than 25% of the Company's total assets (including assets held by the Company's qualified REIT subsidiaries and the Company's allocable share of the assets held by partnerships in which the Company owns an interest) may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets (including assets held by the Company's qualified REIT subsidiaries and the Company's allocable share of the assets held by partnerships in which the Company owns an interest) and the Company may not own more than 10% of any one issuers outstanding voting securities (excluding securities of a qualified REIT subsidiary or another
REIT). For purposes of applying the 5% test and the 10% test, warrants or options to acquire voting securities of another corporation are treated as nonvoting securities of such corporation and are not treated as exercised.
Accordingly, warrants or options to acquire voting securities of another corporation are treated as voting securities subject to the 5% test based on their fair market value.

     It is possible that the Company may provide working capital financing to unrelated persons. Any working capital financing to be provided by the Company will be structured as a debt obligation for federal income tax purposes, and such obligation may or may not be secured by mortgages on real


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property.  If  such  debt  obligations  are not  secured  by  mortgages  on real property, they would not qualify as real estate assets, which must constitute at least 75% of the value of the Company's assets. However, they would constitute securities included in the 25% asset class, but the value of the debt obligations of any one issuer, together with any other securities of the same issuer owned by the Company, could not exceed 5% of the value of the Company's total assets. The Company expects that the working capital obligations of any one issuer would be less than 2.5% of its total assets at the closing of each quarter of the taxable year.

     After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including, for example, as a result of the Company increasing its interest in the Operating Partnership as a result of the exercise of a Unit redemption right or an additional capital contribution of proceeds of an offering of Common Stock by the Company), the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If the Company fails to cure noncompliance with the asset tests within such time period, the Company would cease to qualify as a REIT.


     ANNUAL DISTRIBUTION REQUIREMENTS. The Company, in order to qualify as a REIT, is required to make distributions (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (a) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. In addition, if the Company disposes of any Built-In Gain Asset during its Recognition Period, the Company will be required, pursuant to Treasury regulations which have not yet been promulgated, to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate. Dividends paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of such prior year's 95% distribution requirement if one of the following two sets of criteria are satisfied: (i) the dividends were declared in October, November, or December of any year and are payable to stockholders of record on a specified date in such a month, and the dividends were actually paid before January 31 of the following calendar year or (ii) the dividends were declared before the Company timely files its federal income tax return for such year, the dividends were distributed in the twelve-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and the Company elected on its federal income tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year.

     To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at regular ordinary and capital gain corporate tax rates. The Company, however, may designate some or all of its retained net capital gain, so that, although the designated amount will not be treated as distributed for purposes of this tax, a stockholder would include its proportionate share of such amount in income, as long-term capital gain, and would be treated as having paid its proportionate share of the tax paid by the Company with respect to such amount. The stockholder's basis in its shares would be increased by the amount the stockholder included in income and decreased by the amount of the tax the stockholder is treated as having paid. The Company would make an appropriate adjustment to its earnings and profits. For a more detailed description of the tax consequences to a stockholder of such a designation, see "-- Taxation of Taxable U.S. Stockholders of the Company Generally."

     The Company intends to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the Operating Partnership Agreement authorizes the Company to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements.


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     It is expected that the Company's REIT taxable income will be less than its cash flow due to the allowance for depreciation and other non-cash charges in computing REIT taxable income. Accordingly, the Company anticipates that it generally will have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between: (i) the actual receipt of income and actual payment of deductible expenses; and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. If such timing differences occur, in order to meet the distribution requirements, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable share dividends.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

     Furthermore, if the Company should fail to distribute during each calendar year at least the sum of: (i) 85% of its REIT ordinary income for such year;
(ii) 95% of its REIT capital gain income for such year; and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed.

FAILURE OF THE COMPANY TO QUALIFY AS A REIT

     If the Company fails to qualify for taxation as a REIT in any taxable year, and if the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. As a result, the Company's failure to qualify as a REIT would significantly reduce the cash available for distribution by the Company to its stockholders. In addition, if the Company fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income to the extent of the Company's current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. STOCKHOLDERS OF THE COMPANY GENERALLY


     As used herein, the term "U.S. Stockholder" means a holder of Common Stock who (for United States federal income tax purposes): (i) is a citizen or resident of the United States; (ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; (iii) is an estate, the income of which is subject to United States federal income taxation regardless of its source; or
(iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who would have the authority to control all substantial decisions of the trust.


     DISTRIBUTIONS GENERALLY. As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Stockholders as ordinary income. These distributions are not eligible for the dividends received deduction for corporations. U.S. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against future income (subject to certain limitations). The Company will notify U.S. Stockholders after the close of the Company's taxable year as to the portions of distributions attributable to that year that constitute ordinary income, return of capital and capital gain.


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     To the extent that the  Company  makes  distributions  (not  designated  as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S. Stockholder has in its Common Stock for federal income tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Stockholder's adjusted basis in its Common Stock taxable as capital gains (provided that the Common Stock have been held as a capital asset).


     Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to taxable U.S. Stockholders that are individuals, estates or trusts as gain from the sale or exchange of a capital asset held for more than one year (to the extent such capital gain dividends do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which such U.S. Stockholder has held the Common Stock with respect to which any such distribution is made.


     On November 10, 1997, the IRS issued IRS Notice 97-64, which provides generally that the Company may classify portions of its designated capital gain dividend as: (i) a 20% rate gain distribution (which would be taxed as long-term capital gain in the 20% group); (ii) an unrecaptured Section 1250 gain distribution (which would be taxed as long-term capital gain in the 25% group); or (iii) a 28% rate gain distribution (which would be taxed as long-term capital gain in the 28% group). (If no designation is made, the entire designated capital gain dividend will be treated as a 28% rate gain distribution. For a discussion of the 20%, 25% and 28% tax rates applicable to individuals, estates and trusts, see "-- 1997 Act Changes to Capital Gain Taxation" below.) IRS Notice 97-64 also provides that the Company must determine the maximum amounts that it may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the Company were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The Notice further provides that designations made by the Company only will be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made with respect to different classes of shares be composed proportionately of dividends of a particular type.

     Distributions that are properly designated by the Company as capital gain dividends will be taxable to taxable corporate U.S. Stockholders as long-term capital gain (to the extent that such capital gain dividends do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which such corporate U.S. Stockholder has held the Common Stock with respect to which any such distribution is made. The tax rate designations described in the preceding paragraph do not apply to corporate stockholders. Such corporate U.S. Stockholders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

     The Company may designate by written notice to its U.S. Stockholders its net capital gain so that, with respect to any retained net capital gains, a U.S. Stockholder would include its proportionate share of such retained net capital gains in income as long-term capital gain and would be treated as having paid its proportionate share of the tax paid by the Company with respect to such retained net capital gains. The U.S. Stockholder's basis in its shares would be increased by its share of such retained net capital gains and decreased by its share of such tax. With respect to such long-term capital gain of a U.S. Stockholder that is an individual or an estate or trust, the IRS, as described above in this section, has authority to issue regulations that should apply to such long-term capital gain the special tax rate applicable generally to the portion of the long-term capital gains of an individual or an estate or trust attributable to deductions for depreciation taken with respect to depreciable real property.

     PASSIVE ACTIVITY LOSS AND INVESTMENT LIMITATIONS. Distributions made by the Company and gain arising from the sale or exchange by a U.S. Stockholder of Common Stock will not be treated as passive activity income, and, as a result, U.S. Stockholders generally will not be able to apply any "passive losses" against such income or gain. Dividends from the Company (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment income limitation. Net capital gain from the disposition of Common Stock and capital gain dividends generally will be excluded from investment income unless the U.S. Stockholder makes an election to the contrary.


     CERTAIN DISPOSITIONS OF STOCK. In general, upon any sale or other disposition of Common Stock, a U.S. Stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the


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difference  between:  (i) the  amount of cash and the fair  market  value of any property received on such sale or other disposition; and (ii) the holder's adjusted basis in such Common Stock for federal income tax purposes. Such gain or loss will be capital gain or loss if the Common Stock have been held by the U.S. Stockholder as a capital asset, and such gain or loss will be long-term capital gain or loss if such Common Stock have been held for more than one year. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of Common Stock that have been held for six months or less (after applying certain holding period rules) will be treated as long-term capital loss to the extent of distributions received by such U.S. Stockholder from the Company which were required to be treated as long-term capital gains. For a U.S. Stockholder that is an individual, trust or estate, the long-term capital loss will be apportioned among the applicable long-term capital gain groups to the extent that distributions received by such U.S. Stockholder were previously so treated.

     1997 ACT CHANGES TO CAPITAL GAIN TAXATION. The 1997 Act alters the taxation of capital gain income. Under the 1997 Act, individuals, trusts and estates that hold certain investments for more than 18 months may be taxed at a maximum long-term capital gain rate of 20% on the sale or exchange of those investments. Individuals, trusts and estates that hold certain assets for more than one year but no more than 18 months may be taxed at a maximum long-term capital gain rate of 28% on the sale or exchange of those investments. The 1997 Act also provides for a maximum rate of 25% for "unrecaptured section 1250 gain" for individuals, trusts and estates, special rules for "qualified 5-year gain" and certain other changes to prior law. The 1997 Act allows the IRS to prescribe regulations on how the 1997 Act's new capital gain rates will apply to sales of capital assets by "pass-through entities." To date such regulations have not been prescribed. For a discussion of new rules under the 1997 Act that apply to the taxation of distributions by the Company to its U.S. Stockholders that are designated by the Company as "capital gain dividends." U.S. Stockholders are urged to consult with their own tax advisors with respect to the new rules contained in the 1997 Act.


BACKUP WITHHOLDING FOR COMPANY DISTRIBUTIONS

     The Company will report to its U.S. Stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder: (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the Company. See "-- Taxation of Non-U.S. Stockholders of the Company."

TAXATION OF TAX-EXEMPT STOCKHOLDERS OF THE COMPANY

     The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by certain tax-exempt entities. Based on that ruling, provided that a tax-exempt stockholder (except certain tax-exempt stockholders described below) has not held its shares of Common Stock of the Company as "debt financed property" within the meaning of the Code (generally shares of Common Stock of the Company, the acquisition of which was financed through a borrowing by the tax-exempt stockholder) and such shares are not otherwise used in a trade or business, the dividend income from the Company and gain on the sales of shares of Common Stock of the Company will not be UBTI to such tax-exempt stockholder.


     For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to properly deduct


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amounts set aside or placed in reserve for certain  purposes so as to offset the income generated by its investment in the Company. Such prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

     If the Company must rely on the "look-through" exception with respect to qualified trusts in order to satisfy the "not closely held" requirement, then all or a portion of the Company's distributions could be UBTI. Section 856(h)(3)(C) of the Code provides that a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any qualified trust holding more than 10% (by value) of the interests in the REIT. The Company will be a "pension held REIT" if: (i) at least one qualified trust holds more than 25% (by value) of the interests in the REIT; or (ii) one or more qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the gross UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (ii) the total gross income of the REIT. A de minimis exception applies if the percentage determined according to the preceding sentence is less than 5% for any year.


     If the Company must rely on the "look through" exception to qualify as a REIT and it is a "pension held REIT," a qualified trust could be required to treat a portion of its dividends from the Company as unrelated debt-financed income subject to tax as UBTI under Section 514 of the Code if any of the real property held by the Company is "debt-financed property." Section 514 of the Code requires a tax-exempt organization (i.e., a qualified trust) to take into account a portion of its income and deductions from any debt financed property in determining UBTI. Notwithstanding the above, if the property is held through an entity treated as a partnership for federal income tax purposes and such entity meets certain requirements of Section 514(c)(9) of the Code, then a qualified trust will not be required to treat a portion of its dividends from the Company as unrelated debt-financed income subject to tax as UBTI. The exception under Section 514(c)(9) of the Code is for indebtedness incurred in acquiring or improving any real property. However, this exception for real estate will not apply if such real property is held through an entity treated as a partnership for federal income tax purposes, unless, among other things: (i) the qualified trust's highest percentage of partnership income over the entire life of the partnership does not exceed its partnership losses over the entire life of the partnership (the "fractions rule"); and (ii) every allocation under the partnership agreement has substantial economic effect within the meaning of Treasury Regulations Section 1.704-1(b)(2). Accordingly, if the fractions rule is satisfied, a qualified trust will not be required to treat a portion of its dividends from the Company as unrelated debt-financed income subject to tax as UBTI even if the Company must rely on the "look through" exception to qualify as a REIT.

     Under the fractions rule, the allocation of partnership items to a tax-exempt entity cannot result in that tax-exempt entity having a percentage share of overall partnership income for any partnership taxable year greater than that tax-exempt entity's share of overall partnership loss for the partnership taxable year for which that tax-exempt entity's percentage share of overall partnership loss will be the smallest. The fractions rule must be satisfied both on a prospective and actual basis for each taxable year of the partnership, commencing with the first taxable year in which the partnership holds debt-financed real property and has a tax-exempt entity as a partner. Generally, a partnership will not qualify for the UBTI exception for real property for any taxable year of its existence unless it satisfies the fractions rule for every year the fractions rule applies. Reasonable preferred returns are disregarded in computing overall partnership income or loss for purposes of the fraction rule provided the income allocation generally does not precede the making of the related cash payment. A preferred return is considered reasonable to the extent it is computed based on unreturned capital at a rate that is commercially reasonable. A rate is considered commercially reasonable if it is no greater than either: (i) four percentage points more than or (ii) 150% of, the highest long-term applicable federal rate within the meaning of Section 1274(d) of the Code, for the month the partner's right to a preferred return is first established or for any month in the partnership taxable year for which the return on capital is computed. The fractions rule can create significant complex restrictions in the establishment and operation of an entity treated as a partnership for federal income tax purposes and the admission of new investors. Failure to satisfy the fractions rule for any year for which the "look through" exception must be relied upon could cause all



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qualified  trusts to be required to treat a portion of their  dividends from the
Company as unrelated debt-financed income subject to tax as UBTI. Nevertheless, it is intended that the Company will use its best efforts to cause the Operating Partnership or its subsidiary partnership or LLC to satisfy the fractions rule in all events, however, no assurance can be given that it will be able to do so.

TAXATION OF NON-U.S. STOCKHOLDERS OF THE COMPANY


     The rules governing United States federal income taxation of the ownership and disposition of Common Stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Stockholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be applicable to Non-U.S. Stockholders and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Stockholder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, and assumes that the Company qualifies for taxation as a REIT. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in Common Stock, including any reporting requirements.

     DISTRIBUTIONS BY THE COMPANY. Distributions by the Company to a Non-U.S. Stockholder that are neither attributable to gain from sales or exchanges by the Company of United States real property interests nor designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to withholding of United States federal income tax on a gross basis (that is, without allowance for deductions) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Stockholder of a United States trade or business. Dividends that are effectively connected with such a trade or business will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends, and are generally not subject to withholding. Any such dividends received by a Non-U.S. Stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Stockholder unless: (i) a lower treaty rate applies and any required form or certification evidencing eligibility for that reduced rate is filed with the Company; or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income.


     Distributions in excess of current or accumulated earnings and profits of the Company will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such Common Stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, they will give rise to gain from the sale or exchange of its Common Stock, the tax treatment of which is described below. As a result of a legislative change made by the Small Business Job Protection Act of 1996, it appears that the Company will be required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution (or a lower applicable treaty rate), to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% (or a lower applicable treaty rate) will nevertheless be subject to withholding at a rate of 10%. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Company and that the amount withheld exceeded the Non-U.S. Stockholder's United States tax liability, if any, with respect to the distribution.


     Distributions to a Non-U.S. Stockholder that are designated by the Company at the time of distribution as capital gains dividends (other than those arising from the disposition of a United States real property interest) generally will not be subject to United States federal income taxation, unless: (i)



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investment  in the  Common  Stock is  effectively  connected  with the  Non-U.S.
Stockholder's United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as domestic stockholders with respect to such gain (except that a stockholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above); or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.


     Under the Foreign Investment in Real Property Tax Act ("FIRPTA") distributions to a Non-U.S. Stockholder that are attributable to gain from sales or exchanges by the Company of United States real property interests will cause the Non-U.S. Stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Stockholders would thus generally be taxed at the same rates applicable to domestic stockholders (subject to a special alternative minimum tax in the case of nonresident alien individuals). Also, such gain may be subject to a 30% branch profits tax in the hands of a Non-U.S. Stockholder that is a corporation, as discussed above. The Company is required to withhold 35% of any such distribution. That amount is creditable against the Non-U.S. Stockholder's United States federal income tax liability.

     Although the law is not entirely clear on the matter, it appears that amounts designated by the Company pursuant to the 1997 Act as undistributed capital gains in respect of a Non-U.S. Stockholder's Common Stock (see "-- Requirements for Qualification as a REIT -- Annual Distribution Requirements" above) would be treated with respect to Non-U.S. Stockholders in the manner outlined in the preceding two paragraphs for actual distributions by the Company of capital gain dividends. Under that approach, Non-U.S. Stockholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom their proportionate share of the tax paid by the Company on such undistributed capital gains (and to receive from the IRS a refund to the extent their proportionate share of such tax paid by the Company exceeds their actual United States federal income tax liability).


     SALE OF COMMON STOCK. Gain recognized by a Non-U.S. Stockholder upon the sale or exchange of Common Stock generally will not be subject to United States taxation unless such shares constitute a "United States real property interest" within the meaning of FIRPTA. The Common Stock will not constitute a "United States real property interest" as long as the Company is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Non-U.S. Stockholders. The Company believes that at the closing of the Offering it will be a "domestically controlled REIT," and therefore that the sale of Common Stock will not be subject to taxation under FIRPTA. However, because the Common Stock are expected to become publicly traded, no assurance can be given that the Company will continue to be a "domestically controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of Common Stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Stockholder if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.


     Even if the Company does not qualify as or ceases to be a "domestically-controlled REIT," gain arising from the sale or exchange by a Non-U.S. Stockholder of Common Stock would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" if
(i) the Common Stock are "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange) and (ii) such Non-U.S. Stockholder owned 5% or less of the value of the Common Stock throughout the five-year period ending on the date of the sale or exchange. If gain on the sale or exchange of Common Stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular United States federal income tax with respect to such gain in the same manner as a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the Common Stock could be required to withhold and remit to the IRS 10% of the purchase price.

     BACKUP WITHHOLDING TAX AND INFORMATION REPORTING. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting generally will not apply to distributions paid to Non-U.S. Stockholders outside the United States that are treated as: (i) dividends subject to the 30% (or lower treaty rate) withholding tax discussed above; (ii) capital gains dividends; or (iii) distributions attributable to gain from the sale or exchange by the Company of United States real property interests. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Common Stock by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of Common Stock by a foreign office of a broker that: (i) is a United States person; (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; or (iii) is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States stockholders) for United States tax purposes, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Stockholder and certain other conditions are met, or the stockholder otherwise establishes an exemption. Payment to or through a United States office of a broker of the proceeds of a sale of Common Stock is subject to both backup withholding and information reporting unless the stockholder certifies under penalty of perjury that the stockholder is a Non-U.S. Stockholder, or otherwise establishes an exemption. A Non-U.S. Stockholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.


     FINAL TREASURY REGULATIONS. The United States Treasury has recently issued final Treasury Regulations (the "Final Regulations") regarding the withholding and information reporting rules discussed above. In general, these Final Regulations do not alter the substantive withholding and information reporting requirements but unify certification procedures and forms and clarify and modify reliance standards. These regulations generally are effective for payments made after December 31, 1998, subject to certain transition rules. Valid withholding certificates that are held on December 31, 1998, will remain valid until the earlier of December 31, 1999 or the date of expiration of the certificate under rules currently in effect (unless otherwise invalidated due to changes in the circumstances of the person whose name is on such certificate). A Non-U.S. Stockholder should consult its own advisor regarding the effect of the Final Regulations.

TAX RISKS ASSOCIATED WITH PARTNERSHIPS


     The Company, through MP Operating and MP LP, will own an interest in the Operating Partnership following the Offering, and may own interests in additional partnerships in the future. The ownership of an interest in a partnership involves special tax risks, including the possible challenge by the IRS of: (i) allocations of income and expense items, which could affect the computation  of  taxable  income  of the  Company;  and  (ii)  the  status  of a partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If a partnership were deemed to be an association taxable as a corporation for federal income tax purposes, it would be treated as a taxable entity. In such a situation, if the Company owned more than 10% of the outstanding voting securities of such partnership, or if the value of such securities exceeded 5% of the value of the Company's assets, the Company would fail to satisfy the asset tests described above, and would therefore fail to qualify as a REIT. Further, distributions from such partnership to the Company would be treated as dividends that are not taken into account in satisfying the 75% gross income test described above, which would make it more difficult for the Company to satisfy that test. Moreover, the interest in any such partnership held by the Company would not qualify as a "real estate asset," which would make it more difficult for the Company to meet the 75% asset test described above. In addition, the Company would not be able to deduct its share of any losses generated by such a partnership in computing its taxable income, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "--Failure of the Company to Qualify as a REIT" for a discussion of the effect of the Company's failure to meet any one or more of these tests for a taxable year.

OTHER TAX CONSEQUENCES FOR THE COMPANY AND ITS STOCKHOLDERS

     The Company and its stockholders and the Operating Partnership may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income tax consequences discussed above. Accordingly, the state and local income taxes of the Company and its stockholders and the Operating Partnership could reduce the amount of cash distributable by the Company to its stockholders. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

                              ERISA CONSIDERATIONS

EMPLOYMENT  BENEFIT  PLANS, TAX-QUALIFIED PENSION, PROFIT SHARING OR STOCK BONUS
     PLANS AND IRAS

     Each fiduciary of an employee benefit plan subject to ERISA (an "ERISA Plan") should carefully consider whether an investment in the shares of Common Stock is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an ERISA Plan's investment, inter alia, to be: (i) for the exclusive purpose of providing benefits to the ERISA Plan's participants and their beneficiaries and defraying reasonable expenses of administering the ERISA Plans; (ii) prudent and solely in the interests of the participants and beneficiaries of the ERISA Plans; (iii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so; and (iv) authorized under the terms of the governing documents of the ERISA Plan. In addition, a fiduciary of an ERISA Plan should not cause or permit such ERISA Plan to enter into transactions prohibited under Section 406 of ERISA or Section 4975 of the Code. In determining whether an investment in the shares of Common Stock is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider whether such investment is reasonably designed, as part of an ERISA Plan's investment portfolio for which the fiduciary has responsibility, to further the purposes of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) associated with the investment, the diversification, cash flow and funding requirements of the ERISA Plan and the liquidity and current return of the ERISA Plan's investment portfolio. A fiduciary should also take into account the nature of the Company's business, the length of the Company's operating history, the terms of the management agreements, the fact that certain investment properties may not have been identified yet, other matters described under "Risk Factors" and the possibility of UBTI.

     The fiduciary of an ERISA Plan, or of an IRA or a qualified pension, profit sharing or stock bonus plan, or medical savings account which is not subject to ERISA but is subject to Section 4975 of the Code ("Other Plans"), should ensure that the purchase of Common Stock will not constitute a prohibited transaction under ERISA or the Code.

     To the extent that a fiduciary of an ERISA Plan or other Plan is not familiar with the foregoing requirements they should consult with legal counsel.


STATUS OF THE COMPANY AND THE OPERATING PARTNERSHIP UNDER ERISA


     The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the entity's equity interests is an ERISA Plan or Other Plan. The fiduciary of an ERISA Plan should also consider the relevance of these principles to ERISA's prohibition on improper delegation of control over or responsibility for Plan assets and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of or fails to remedy a known breach by another fiduciary.

     If the underlying assets of the Company are deemed to be assets of an ERISA Plan ("Plan Assets"): (i) the prudence standards and other provisions of Part 4 of Title I of ERISA and the prohibited transaction provisions of ERISA and the Code would be applicable to any transactions involving the Company's assets; and
(ii) persons who exercise any authority or control over the Company's assets, or who provide investment advice for a fee or other compensation to the Company, would be (for purposes of ERISA and the Code) fiduciaries of ERISA Plans and Other Plans that acquire Common Stock. The United States Department of Labor (the "DOL"), which has administrative responsibility over ERISA Plans and certain Other Plans, has issued a regulation defining plan assets for certain purposes (the "DOL Regulation"). The DOL Regulation generally provides that when an ERISA Plan acquires a security that is an equity interest in an entity and that security is neither a "publicly-offered security" nor a security issued by an investment company registered under the 1940 Act, the assets of the ERISA Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" (as defined in the DOL Regulation) or that equity participation in the entity by "benefit plan investors" is not significant.

     The Company believes that, under the DOL Regulation, the shares of Common Stock should be considered "publicly-offered securities" and, therefore, that the underlying assets of the Company should not be deemed to be plan assets of any ERISA Plan or Other Plan that invests in the shares of Common Stock.


     In addition, the Charter provides that if, in the future, the Board of Directors authorizes the creation of any class of equity interests other than Common Stock, and such class of equity interests will not be "publicly-offered securities," the Board of Directors will limit the equity participation in such class by "benefit plan investors" so that their participation will not become "significant." For these purposes, the DOL Regulation provides that equity participation becomes "significant" once 25% or more of the value of the class is held by "benefit plan investors," and the term "benefit plan investors" means any employee benefit plan (as defined in ERISA section 3(3)) whether or not such plan is subject to Title I of ERISA or any plan described in section 4975(e) of the Code, or any entity whose underlying assets include benefit plan investments.

                                  UNDERWRITING


     Subject to the terms and conditions of an Underwriting Agreement, dated , 1998 (the "Underwriting Agreement"), the Underwriters named below, who are represented by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Smith Barney Inc., BT Alex. Brown Incorporated, A.G. Edwards & Sons, Inc., Legg Mason Wood Walker, Incorporated, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated and Prudential Securities Incorporated (the "Representatives"), have severally agreed to purchase from the Company the respective number of shares of Common Stock set forth opposite their names below.



                            UNDERWRITERS                              NUMBER OF SHARES
-------------------------------------------------------------------- -----------------
       Donaldson, Lufkin & Jenrette Securities Corporation .........
       Smith Barney Inc. ...........................................
       BT Alex. Brown Incorporated .................................
       A.G. Edwards & Sons, Inc. ...................................
       Legg Mason Wood Walker, Incorporated ........................
       Morgan Stanley & Co. Incorporated ...........................
       PaineWebber Incorporated ....................................
       Prudential Securities Incorporated ..........................
                                                                     -----------------
       Total .......................................................
                                                                     =================


     The Underwriting Agreement provides that the obligations of the several Underwriters to purchase and accept delivery of the shares of Common Stock offered hereby are subject to approval by their counsel of certain legal matters and to certain other conditions. The Underwriters are obligated to purchase and accept delivery of all the shares of Common Stock offered hereby (other than those shares covered by the overallotment option described below) if any are purchased.

     The Underwriters initially propose to offer the shares of Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain dealers (including the Underwriters) at such price less a concession not in excess of $ . The Underwriters may allow, and such dealers may re-allow, to certain other dealers a concession not in excess of $ per share. After the initial offering of the Common Stock, the public offering price and other selling terms may be changed by the Representatives at any time without notice. The Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.


     At the request of the Company, approximately 5.0% of the shares offered hereby have been reserved for sale at the public offering price to certain employees of the Company and other persons designated by the Company. The maximum investment of any such person may be limited by the Company in its sole discretion. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby. This program will be administered by DLJ. In addition to the shares of Common Stock to be sold to the Underwriters in the Public Offering, the Company is offering a portion of the 17,450,000 shares of Common Stock offered hereby directly to Robert N. Elkins, M.D., certain executive officers and employees of the Company and certain officers of IHS.

     The Company has granted to the Underwriters an option, exercisable within 30 days after the date of this Prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 2,475,000 additional shares of Common Stock at the initial public offering price less underwriting discounts and commissions. The Underwriters may exercise such option solely to cover overallotments, if any, made in connection with the Offering. To the extent that the Underwriters exercise such option, each Underwriter will become obligated, subject to certain conditions, to purchase its pro rata portion of such additional shares based on such Underwriter's percentage underwriting commitment as indicated in the preceding table.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.


     Each of the Company, its executive officers and directors and certain stockholders of the Company has agreed, subject to certain exceptions, not to
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise) for a period of 180 days after the date of this Prospectus without the prior written consent of DLJ on behalf of the Underwriters. In addition, during such period, the Company has also agreed not to file any registration statement with respect to, and each of its executive officers, directors and certain stockholders of the Company has agreed not to make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock without DLJ's prior written consent on behalf of the Underwriters provided that the Company may file an S-8 registration statement covering shares under the Company's 1998 Omnibus Securities and Incentive Plan. In addition, each director and executive officer of the Company who is to receive options to purchase shares of Common Stock at an exercise price of $.001 per share has agreed, solely with respect to shares of Common Stock issuable upon exercise of such options, not to enter into any of the transactions described in the foregoing clauses (i) or (ii) for a period of two years after the date of the Prospectus without the prior written consent of DLJ on behalf of the Underwriters. Such restrictions shall lapse under certain circumstances, including death or disability of the option holder.

     Prior to the Offering, there has been no established trading market for the Common Stock. The initial public offering price for the shares of Common Stock offered hereby will be determined by negotiations between the Company and the Representatives. The factors to be considered in determining the initial public offering price include the history of and the prospects for the industry in which the Company competes, the past and present operations of the Company, the historical results of operations of the Company, the prospects for future earnings of the Company, the recent market prices of securities of generally comparable companies and the general condition of the securities markets at the time of the Offering.

     Application will be made to list the Common Stock on the NYSE. In order to meet the requirements for listing the Common Stock on the NYSE, the Underwriters have undertaken to sell lots of 100 or more shares to a minimum of 2,000 beneficial owners.

     Other than in the United States, no action has been taken by the Company, or the Underwriters that would permit a public offering of the shares of Common Stock offered hereby in any jurisdiction where action for that purpose is required. The shares of Common Stock offered hereby may not be offered or sold, directly or indirectly, nor may this Prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares of Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of such jurisdiction. Persons into whose possession this Prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock offered hereby in any jurisdiction in which such an offer or a solicitation is unlawful.

     In connection with the Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriters may overallot the Offering, creating a syndicate short position. The Underwriters may bid for and purchase shares of Common Stock in the open market to cover such syndicate short position or to stabilize the price of the Common Stock. In addition, the underwriting syndicate may reclaim selling concessions from syndicate members and selected dealers if they repurchase previously distributed Common Stock in syndicate covering transactions, in stabilizing transactions or otherwise. These activities may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

     The Company will pay an advisory fee equal to 0.75% of the gross proceeds of the Offering (including any exercise of the Underwriters' overallotment option) plus $750,000 to DLJ for advisory services in connection with the evaluation, analysis and structuring of the Company as a REIT.


                                     EXPERTS

     The balance sheet of Monarch Properties, Inc. as of March 31, 1998 and the financial statements of Lyric Health Care LLC as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997, have been included herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, included herein and in the registration statement, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the financial statements of Lyric Health Care LLC refers to a change in accounting method, effective January 1, 1996, from deferring and amortizing pre-opening costs of medical specialty units to recording them as expenses when incurred.

                                  LEGAL MATTERS


     Certain matters with respect to the shares of Common Stock offered hereby will be passed upon for the Company by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York and Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, Maryland counsel to the Company. In addition, the description of federal income tax consequences under the heading "Federal Income Tax Consequences" is based upon the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. Certain legal matters will be passed upon for the Underwriters by Alston & Bird LLP, Raleigh, North
Carolina. In addition to providing services to the Company, LeBoeuf, Lamb, Greene & MacRae, L.L.P. also provides legal services to IHS, including in connection with certain of the Formation Transactions.

                             ADDITIONAL INFORMATION

     The Company has filed with the SEC a Registration Statement on Form S-11 under the Securities Act with respect to the shares of Common Stock offered hereby (the "Registration Statement"). This Prospectus, which is part of the Registration Statement, does not contain all information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company, and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be obtained from the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the SEC. The SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. In addition, the Company intends to apply for listing of the shares of Common Stock on the NYSE and, upon official notice of issuance, similar information concerning the Company, when filed, can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements and a report thereon by independent certified public auditors.


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



                                    GLOSSARY

     The following are definitions of certain terms used in this Prospectus. Unless the context otherwise requires, the following terms shall have the meanings set forth below for purposes of this Prospectus.

     "15% Personal Property Test" means the test under the Code to determine whether rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease.

     "44 IHS Properties" means the Lyric Properties and the Peak Medical Properties.


     "ACMs" means asbestos-containing materials.


     "Anti-Kickback  Law"  means the federal Medical/Medicaid law codified in 42

U.S.C. 1320a-7b(b).

     "Brentwood" means Integrated Health Services at Brentwood, a skilled nursing facility located in Burbank, Illinois included in the IHS Historical Properties.

     "Broomall" means Integrated Health Services of Pennsylvania at Broomall, a skilled nursing facility located in Broomall, Pennsylvania included in the IHS Historical Properties.

     "Budget  Proposal"  means  the  President's Budget Proposal for Fiscal Year
1999.

     "Built-In Gain" means the excess of the fair market value of an asset as of the beginning applicable Recognition Period over the Company's adjusted basis in such assets as of the beginning of such Recognition Period.

     "Built-In Gain Asset" means any asset acquired by the Company from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax).

     "Business Combination" means any merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets or any reclassification, or any recapitalization or change of outstanding shares of Common Stock.

     "Bylaws" means the Bylaws of the Company, as amended from time to time.


     "Change of Control of the Company," for purposes of the Plan, means such term as defined in the Plan or as otherwise defined in the applicable award agreement. As defined in the Plan, a "Change of Control of the Company" means the occurrence of any one of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;
(ii) during any two (2) year period, individuals who at the beginning of such period constitute the Board of Directors, including for this purpose any new director whose election resulted from a vacancy on the Board of Directors caused by the mandatory retirement, death, or disability of a director and was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority thereof; (iii) notwithstanding clauses (i) or (v), the Company consummates a merger or consolidation of the Company with or into another corporation, the result of which is that the stockholders of the Company at the time of the execution of the agreement to merge or consolidate own less than eighty percent (80%) of the total equity of the entity surviving or resulting from the merger or consolidation or of an entity owning, directly or indirectly, one hundred percent (100%) of the total equity of such surviving or resulting entity; (iv) the sale in one or a series of transactions of all or substantially all of the assets of the Company; (v) any person, has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of fifty percent (50%) or more of the total number of voting shares of the Company unless the Board of Directors has made a determination that such action does not constitute and will not constitute a change in the persons in control of the Company; or (vi) there is a change of control in the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act other than in circumstances specifically covered by clauses (i)-(v) above.

     "Charter" means the charter of the Company, as amended from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Stock Option Committee of the Company's Board of Directors.

     "Common Stock" means the common stock, $.001 par value per share, of the Company.

     "Company" means Monarch Properties, Inc., a Maryland corporation, and one or more of its subsidiaries (including MP Operating, MP LP, the Operating Partnership and the Operating Partnership's subsidiaries), or, as the context may require, Monarch Properties, Inc. only or each of the Operating Partnership, MP Operating and MP LP only.

     "Concurrent Offering" means shares of Common Stock offered by the Company that will be purchased by Robert N. Elkins, M.D., certain executive officers and employees of the Company and certain officers of IHS directly from the Company at a price equal to the price to the public less the underwriting discount.

     "Control Shares" means voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person or in respect of which the acquiror is able to exercise or direct the exercise voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within a certain range of voting power.

     "CPI" means the Consumer Price Index.

     "Credit Facility" means the Company's proposed credit facility in the amount of up to $150 million.


     "Disinterested Directors" means, with respect to any transaction involving the Company, a director who: (i) does not have any interest in the transaction in its capacity: (a) individually or as an affiliate of IHS or the Company, (b) as a partner or member of a partnership or limited liability company, (c) as a director or officer of a corporation or association, or (d) as the holder of any amount of the stock (or, in the case of a publicly traded corporation, the holder of five percent or more of the common stock or five percent or more of the voting power outstanding) of a corporation or association; and (ii) is not otherwise a party to or pecuniarily or otherwise interested in the transaction.


     "DLJ" means Donaldson, Lufkin & Jenrette Securities Corporation.

     "DOL" means the United States Department of Labor.

     "DOL Regulation" means a regulation, issued by the DOL, defining plan assets for certain purposes under ERISA.

     "EBITDARM" means the sum of: (i) net income exclusive of extraordinary gains and extraordinary losses; (ii) interest expense, net of income, determined in conformity with GAAP; (iii) all charges for taxes counted in determining the consolidated net income of such facility for such period; (iv) depreciation; (v) amortization; (vi) lease payments, payable during such period by the facilities under all leases and rental agreements, other than capital leases and healthcare facility leases; (vii) any management fee and franchise fee used to calculate the facility's net income for the period; and (viii) other non-cash charges deducted in determining net income. EBITDARM is not a measurement calculated in accordance with GAAP and should not be considered as an alternative to operating or net income as an indicator of operating performance, cash flows as a measure of liquidity or any other GAAP determined measurement. Certain items excluded from EBITDARM, such as depreciation, amortization, rent and management and franchise fees are significant components in understanding and assessing financial performance. Other companies may define EBITDARM differently, and as a result, such measures may not be comparable to the definition of EBITDARM used by the Company. The Company has included information regarding EBITDARM because management believes they are indicative measures of liquidity and financial performance, and are generally used by investors to evaluate the operating results of healthcare facilities.

     "Environmental   Laws"  means  the  federal,   state  and  local  laws  and
regulations relating to protection of the environment and workplace health and safety.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means an employee benefit plan subject to ERISA.

     "Escrow Agreement" means the agreement between Operating Partnership, Lyric III, the Facility Subtenants and Fidelity National Title Insurance Company of New York, as escrow agent, pursuant to which Lyric III and each of the Facility Subtenants agrees to complete within one year certain capital repairs and improvements identified by the Operating Partnership as required in connection with the purchase of the Initial Properties.

     "Excess Stock" means the separate class of shares of stock of the Company into which shares of stock of the Company owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit or the Look-Through Ownership Limit will automatically be converted.

     "Facilities Purchase Agreement" means the agreement by and between the Operating Partnership and IHS pursuant to which the Operating Partnership will purchase 44 of the Initial Properties from IHS.


     "Facility Subleases" means the leases pursuant to which Lyric III will sublease each of the Lyric Properties to the Lyric Subtenants.

     "Facility Subtenants" means the separate wholly owned subsidiaries of Lyric III which will directly own the Lyric Properties.

     "Final   Regulations"   means  the  final  Treasury  Regulations  regarding
withholding and information reporting rules, recently issued by the United States Treasury.


     "FIRPTA" means the Foreign Investment in Real Property Tax Act.

     "Five or Fewer Requirement" means the requirement under the Code that not more than 50% in value of the Company's outstanding shares of Stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year (other than the first year).


     "Formation Transactions" means all of the transactions described under "Structure and Formation of the Company -- Formation Transactions."

     "Fractions  Rule"  means  the  qualified  trust's  highest   percentage  of
partnership income over the entire life of the partnership cannot exceed its partnership losses over the entire life of the partnership.


     "Funds from Operations" means net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

     "GAAP" means Generally Accepted Accounting Principles.


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




     "General Partner" means MP Operating, Inc.

     "HHC" means Horizon/CMS Healthcare Corporation.

     "HHC Properties" means the Initial Properties which were owned and managed by Horizon/CMS Healthcare Corporation prior to December 31, 1997 and were acquired by IHS effective December 31, 1997; and will be leased to Lyric III, pursuant to the Master Lease and subleased to wholly owned subsidiaries of Lyric III.

     "HIPAA"   means  the  federal   Health   Insurance   Portability   Act  and
Accountability Act of 1996.


     "Houston Hospital" means Integrated Health Services Hospital of Houston, a specialty hospital located in Houston, Texas included in the IHS Historical Properties.

     "IHS" means Integrated Health Services, Inc.

     "IHS Agreements" means the Facilities Purchase Agreement, the Purchase Option Agreement and the Right of First Offer Agreement, collectively.

     "IHS Franchising" means Integrated Health Services Franchising Co., Inc.

     "IHS Historical Properties" means the Initial Properties which have been owned and managed by IHS for more than one year and will be leased to Lyric III pursuant to the Master Lease.


     "IHS Management" means IHS Facility Management, Inc.

     "ILC" means Integrated Living Communities, Inc.


     "Impermissible Tenant Service Income" means the amounts received by a REIT for operating or managing a property or furnishing or rendering services to a tenant at a property other than through an independent contractor from whom the REIT derives no revenue (not including services "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant").

     "Incentive Options" means options to purchase shares of Common Stock which are granted under the Plan and which are intended to qualify as incentive options under Section 422 of the Code.


     "Independent Director" means an individual who is not an affiliate of the Company and is not an officer or employee of the Company or any of its subsidiaries.


     "Initial Properties" means the Company's initial portfolio consisting of 47 healthcare facilities located in 15 states, 44 of which will be purchased from IHS.

     "Interested Stockholder" means any person who beneficially owns 10% or more of the voting power of the Company's then outstanding shares or an affiliate of the Company who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of stock of the Company.

     "Intermediate Lessee Structure" means the structure utilized in connection with the purchase and sale and leaseback of the Lyric Properties.

     "IRS" means the Internal Revenue Service.

     "LIBOR" means the London Interbank Offered Rate.


     "Limited Partner" means MP LP

     "LLCs" means limited liability companies.

     "Look-Through Ownership Limit" means the ownership limit applicable to entities which are looked through for purposes of Five or Fewer Requirement restricting such entities to holding less than 9.9% of the aggregate value of the Company's outstanding shares of Common Stock.

     "Lyric" means Lyric Health Care LLC, a Delaware limited liability company, which is 50% owned by IHS and 50% owned by TFN.

     "Lyric III" means Lyric Health Care Holdings III, Inc., a Delaware corporation and a wholly owned subsidiary of Lyric.

     "Lyric Guaranty" means the agreement pursuant to which Lyric will unconditionally guarantee payment and performance of all rent and other obligations of Lyric III and the Facility Subtenants under the Master Lease and the Facility Subleases.

     "Lyric Properties" means 42 of the Initial Properties to be acquired from IHS which are to be leased to Lyric Health Care Holdings III, Inc.


     "M.A.I." means Member, Appraisal Institute.


     "Management Agreements" means the Master Management Agreement and the Facility Management Agreements, collectively.

     "Master Franchise Agreement" means the agreement between Lyric and IHS Franchising pursuant to which IHS Franchising will grant to Lyric and its subtenants the right to use certain proprietary materials developed and used by IHS in its operation of healthcare facilities.

     "Master Lease" means the lease pursuant to which the Lyric Properties will be leased to Lyric III.

     "Master Management Agreement" means the agreement between Lyric III and IHS pursuant to which IHS, through its subsidiaries, will manage the Lyric Properties.

     "MSUs" means medical specialty units.

     "MGCL" means the Maryland General Corporation Law.

     "Monarch" means Monarch Properties, Inc., a Maryland corporation, and one or more of its subsidiaries (including MP Operating, MP LP, the Operating Partnership and the Operating Partnership's subsidiaries), or, as the context may require, Monarch Properties, Inc. only or each of the Operating Partnership, MP Operating and MP LP only.

     "MP Operating" means MP Operating, Inc., a Delaware corporation, which will be the general partner of the Operating Partnership.

     "MP LP" means MP Properties LP, Inc., a Delaware corporation, which will be the limited partner of the Operating Partnership.

     "Named   Executive  Officers"  means  the  Company's  President  and  Chief
Executive Officer and the Company's other executive officers.

     "NAREIT" means the National Association of Real Estate Investment Trusts.

     "1997 Act" means the Taxpayer Relief Act of 1997.

     "Non-Qualified Options" means options to purchase shares of Common Stock which are granted under the Plan and which are not intended to qualify as incentive options under Section 422 of the Code.


     "Non-U.S. Stockholders" means holders of Common Stock that are, for United States federal income taxation purposes, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts.


     "Notice" means IRS Notice 97-64 issued November 10, 1997.

     "NYSE" means the New York Stock Exchange.

     "Offering" means the offering of shares of Common Stock of the Company pursuant to and as described in this Prospectus.

     "Operating Partnership" means Monarch Properties, LP, a Delaware limited partnership.

     "Operating Partnership Agreement" means the Operating Partnership Agreement of the Operating Partnership, as amended from time to time.

     "Option Properties" means the ten properties owned by IHS on which the Company will have an option to purchase.


     "OSHA" means the Occupational Safety and Health Act as provided at 29 U.S.C. (section) 650 et seq.


     "Other Plans" means an IRA or a qualified pension, profit sharing or stock bonus plan, or medical savings account which is not subject to ERISA but is subject to Section 4975 of the Code.

     "Ownership Limit" means the restrictions in the Charter which generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single stockholder of 9.9% or more of the issued and outstanding shares of Common Stock and generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single stockholder of 9.9% or more of the issued and outstanding shares of any class or series of the Company's Preferred Stock.

     "Peak Medical" means Peak Medical Corporation.

     "Peak Medical Leases" means the leases pursuant to which the Peak Medical Properties will be leased to the Peak Medical Tenant.

     "Peak Medical Properties" means the two Initial Properties which will be purchased from IHS and leased to the Peak Medical Tenant.

     "Peak Medical Tenant" means Peak Medical of Idaho, Inc., a wholly owned subsidiary of Peak Medical Corporation.

     "Plan" means the 1998 Omnibus Securities and Incentive Plan.

     "Plan Assets" means assets of an ERISA Plan.

     "Pledge Agreements" means the agreements between the Operating Partnership and Lyric and the Operating Partnership and Lyric III, whereby Lyric will pledge 100% of the stock of Lyric III and Lyric III will pledge 100% of the stock of the Facility Subtenants to the Operating Partnership to secure the obligations of Lyric III under the Master Lease and the obligations of the Facility Subtenants under the Facility Subleases.

     "Preferred Stock" means the preferred stock, $.001 par value per share, of the Company.

     "Prospectus" means this prospectus, as the same may be amended.


     "Purchase Option Agreement" means the agreement between the Company and IHS pursuant to which the Company is granted options to acquire up to 10 healthcare facilities from IHS.

     "Recognition Period" means the ten-year period beginning on the date on which the Company acquires a Built-In Gain Asset.

     "Registration Statement" means the Company's Registration Statement on Form S-11, Registration Number 333-51127.

     "REIT" means a real estate investment trust as defined under Sections 856 through 860 of the Code and applicable Treasury Regulations.


     "Related Party Tenant" means a tenant of the Company which also is an actual or constructive owner of 10% or more of the Company, or of which the Company actually or constructively owns 10% or more.


     "Representatives" means Donaldson, Lufkin & Jenrette Securities Corporation; Smith Barney Inc.; BT Alex. Brown Incorporated; A.G. Edwards & Sons, Inc.; Legg Mason Wood Walker, Incorporated; Morgan Stanley & Co. Incorporated; PaineWebber Incorporated and Prudential Securities Incorporated.


     "Restricted   Common   Stock"  means  shares  of  Common  Stock  which  are
"restricted" securities under the meaning of Rule 144 or any shares of Common Stock acquired in redemption of Units.

     "Right of First Offer Agreement" means the agreement between the Company and IHS pursuant to which IHS must, for a period of four years, offer the Company the opportunity to purchase or finance each IHS facility to be sold and leased back or financed in a transaction of the type normally engaged in by the Company.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Agreement" means the agreement between the Operating Partnership and the Facility Subtenants pursuant to which each of the Facility Subtenants will grant first priority security interests, in favor of the Operating Partnership, in certain personal property of the Facility Subtenants located at the properties to secure the obligations of the Facility Subtenants under the Facility Subleases.

     "SNFs" means skilled nursing facilities.

     "Stabilized Occupancy" means average monthly occupancy for a facility of at least 90% for three consecutive months.

     "Stark Law" means the federal statute codified in 42 U.S.C. 1395nn, as amended, and the regulations promulgated thereunder.

     "Subordination Agreement" means the Consent and Subordination Agreement among the Operating Partnership, IHS Management, IHS Franchising, Lyric III and each of the Facility Subtenants pursuant to which the rights of IHS Management and IHS Franchising under the Master Management Agreement and the Master Franchise Agreement are subordinated to the rights of the Operating Partnership under the Master Lease.

     "TFN" means TFN Healthcare Investors, LLC, a Delaware limited liability company, which is 100% beneficially owned by Timothy F. Nicholson.

     "Trans Health" means Trans Healthcare, Inc.

     "Trans Health Lease" means the lease pursuant to which the Trans Health Properties will be leased to Trans Health.

     "Trans Health Properties" means the three Initial Properties to be acquired from an unrelated third party and will be leased to and managed by a subsidiary of Trans Healthcare, Inc.


     "Trans   Health   Tenant"  means  the  wholly  owned  subsidiary  of  Trans
Healthcare, Inc. which will lease the Trans Health Properties from the Operating Partnership.


     "Treasury Regulations" means the applicable regulations of the U.S. Department of Treasury that have been promulgated under the Code.


     "U.S. Stockholder" means a holder of Common Stock who (for United States federal income tax purposes): (i) is a citizen or resident of the United States;
(ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; or
(iii) is an estate or trust the income of which is subject to United States federal income taxation regardless of its source.


     "Underwriters" means the underwriters in this Prospectus for whom the Representatives are acting as representatives.

     "Underwriting   Agreement"  means  the  underwriting  agreement  among  the
Company and the Underwriters.

     "Unit(s)" means a unit(s) of partnership interest in the Operating Partnership.

     "UPREIT" means a REIT conducting business through a partnership.

     "U.S. or United States" means the United States of America (including the District of Columbia), its territories, possessions and other areas subject to its jurisdiction.


     "USTs" means underground storage tanks.

     "Valuation Counselors" means Valuation Counselors Group, Inc.


     "Whitemarsh" means Integrated Health Services at Whitemarsh, a skilled nursing facility located in Whitemarsh, Pennsylvania included in the IHS Historical Properties.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                         PAGE
                                                                                         ----
MONARCH PROPERTIES, INC.
 Independent Auditors' Report ........................................................   F-2
 Balance Sheet as of March 31, 1998 ..................................................   F-3
 Notes to Balance Sheet ..............................................................   F-4
 Pro Forma Balance Sheet and Statements of Operations ................................   F-6
 Pro Forma Balance Sheet as of March 31, 1998 ........................................   F-7
 Pro Forma Statement of Operations for the Three Months Ended March 31, 1998 .........   F-8
 Pro Forma Statement of Operations for the Year Ended December 31, 1997 ..............   F-9
 Notes to Pro Forma Balance Sheet and Statements of Operations .......................   F-10

LYRIC HEALTH CARE LLC
 Independent Auditors' Report ........................................................   F-16
 Balance Sheets as of December 31, 1996 and 1997 and March 31, 1998 (Unaudited) ......   F-17
 Statements of Earnings for the Years Ended December 31, 1995, 1996 and 1997 and the
   Three Months Ended March 31, 1997 and 1998 (Unaudited) ............................   F-18
 Statements of Changes in Net Equity for the Years Ended December 31, 1995, 1996 and
   1997 and the Three Months Ended March 31, 1998 (Unaudited) ........................   F-19
 Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and 1997 and
   the Three Months Ended March 31, 1997 and 1998 (Unaudited) ........................   F-20
 Notes to Financial Statements .......................................................   F-21
 Pro Forma Statements of Operations ..................................................   F-31
 Pro Forma Statements of Operations for the Year Ended December 31, 1997 and the
   Three Months Ended March 31, 1998 .................................................   F-32
 Notes to Pro Forma Statements of Operations .........................................   F-33




Note:No financial statements have been included herein for Monarch Properties, LP as it is inactive and will have no operations prior to consummation of the Offering. The financial statements of Lyric Health Care LLC have been included herein in compliance with requirements to provide financial statements of significant lessees or guarantors (i.e., any lessee of properties or guarantor of leases of properties with a purchase price in excess of 20% of the total assets of Monarch Properties, Inc.). These financial statements provide information that may be relevant to investors in Monarch Properties, Inc. The Company believes that the financial statements included herein are more meaningful to the investors than the financial statements of the individual healthcare facilities, which reflect the results of nursuing home operations and not their intended future use as rental real estate operations. Purchasers of shares in the Offering will obtain no ownership or other interest in Lyric Health Care LLC or any of its subsidiaries. Further, the properties included in the financial statements of Lyric Health Care LLC are not, and will not be, owned by the Company and the subsidiaries of Lyric Health Care LLC which own such properties will not guarantee Lyric III's obligations to the Company.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholder
Monarch Properties, Inc.:

     We have audited the accompanying balance sheet of Monarch Properties, Inc. (the Company) as of March 31, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.


     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Company as of March 31, 1998, in conformity with generally accepted accounting principles.


                                                          KPMG Peat Marwick LLP


Baltimore, Maryland
April 27, 1998

                            MONARCH PROPERTIES, INC.

                                  BALANCE SHEET
                                 MARCH 31, 1998


     ASSETS:
     Cash ........................................................................    $100
                                                                                      ====
     STOCKHOLDER'S EQUITY:
       Preferred stock, $.001 par value; 20,000,000 shares authorized; none issued
        or outstanding ...........................................................    $ --
       Common stock, $.001 par value; 100,000,000 shares authorized; 100 shares
        issued and outstanding ...................................................      --
       Additional paid-in capital ................................................     100
                                                                                      ----
        Total stockholder's equity ...............................................    $100
                                                                                      ====

      ----------
      See accompanying notes to balance sheet.

                            MONARCH PROPERTIES, INC.
                             NOTES TO BALANCE SHEET
                                 MARCH 31, 1998


(1)  ORGANIZATION


     Monarch Properties, Inc. (Monarch or the Company) was formed in the State of Maryland on February 20, 1998 and issued 100 shares of common stock to Dr. Robert N. Elkins, the Chairman of the Board, for a total consideration of $100. The Company is in the process of an initial public offering pursuant to which it plans to issue approximately 17.5 million additional shares of common stock (the Offering). The Company intends to file a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed Offering.

     The Company has had no operations. Upon consummation of the Offering, the Company intends to begin operations by purchasing 47 healthcare facilities located in 15 states (the Initial Properties). The Initial Properties will consist of: (i) a portfolio of 37 skilled nursing facilities and five specialty hospitals (the Lyric Properties) to be purchased from Integrated Health
Services, Inc. (IHS) for an aggregate purchase price of approximately $359.7 million and leased to Lyric Health Care Holdings III, Inc., (Lyric III), a subsidiary of Lyric Health Care LLC (Lyric); (ii) a portfolio of two skilled nursing facilities to be purchased from IHS (the Peak Medical Properties) for an aggregate purchase price of approximately $11.3 million and leased to Peak
Medical of Idaho, Inc.; and (iii) a portfolio of three skilled nursing facilities (the Trans Health Properties) to be purchased from an unaffiliated third party for a purchase price of approximately $11.5 million and leased to Trans Healthcare, Inc.

(2)  FEDERAL INCOME TAXES


     The Company intends to qualify as a real estate investment trust (REIT) under the Internal Revenue Code of 1986, as amended. Accordingly, assuming such qualification, it will not be subject to federal income taxes on amounts distributed to stockholders provided it distributes at least 95% of its REIT taxable income and meets certain other conditions. The Company may, however, be subject to state or local taxation in various jurisdictions.


(3)  PLANNED TRANSACTIONS

     The Company intends to contribute the proceeds of the Offering to Monarch Properties, LP (the Operating Partnership) in exchange for the sole general and the initial limited partner interests in the form of units (Units). The Company's percentage ownership in the Operating Partnership may vary if the Operating Partnership admits new limited partners in connection with future property acquisitions. The Operating Partnership will use the contributions from the Company and borrowings under a proposed credit facility to purchase the Initial Properties.


     The Operating Partnership has agreements to purchase the properties subject to certain terms and conditions, including, among other things, successful completion of the Offering and obtaining a credit facility. The Company has received a commitment for and anticipates entering into an unsecured credit facility in the amount of $150 million. This facility would be used to fund a portion of the purchase price and acquisition costs of the Initial Properties, to facilitate future acquisitions and for working capital and other general corporate purposes. Management believes that the Company will be able to obtain additional credit on acceptable terms, if necessary.


     The Company has agreed to reimburse actual costs incurred on its behalf by IHS upon consummation of the Offering. These costs relate to organizing the Company and other work performed in contemplation of the Offering.

     The Company and IHS will enter into a purchase option agreement pursuant to which the Company will be granted purchase options to acquire up to 10 healthcare facilities currently operated by IHS for a total purchase price of $104.7 million. The purchase option agreement will have an initial term of two years with three one-year renewals. If the Company exercises the purchase options on these facilities, the facilities will be leased to Lyric.

                            MONARCH PROPERTIES, INC.

     In addition to the purchase option agreement, the Company and IHS will enter into a right of first offer agreement during the next four years pursuant to which IHS must offer the Company the opportunity to purchase and leaseback or finance any healthcare facilities IHS acquires or develops and elects to either sell and leaseback or to finance in a transaction of the type normally engaged in by the Company. The Company will be offered the opportunity to acquire or finance the IHS facility on terms and conditions that, should the Company decline to pursue the proposed transaction, must be offered to any other third parties by IHS. If IHS is only able to sell or finance the facility on better terms with a third party than previously offered to the Company, then the Company must again be offered those new terms and conditions for consideration prior to IHS finalizing a transaction with the third party.

(4)  EMPLOYEE RELATED MATTERS

     Prior to the completion of the Offering, the Company's Board of Directors intends to adopt a 1998 Omnibus Securities and Incentive Plan (the Plan). On or prior to the date of the Offering the Company initially intends to grant to directors and executive officers options to purchase 513,650 shares of common stock at an exercise price of $.001 per share. These options will be exercisable upon completion of the Offering. The Company intends to adopt the intrinsic value method to account for share-based compensation to employees and accordingly, will recognize compensation expense equal to the excess of the market value of the stock over the exercise price during the fiscal quarter in which the Offering is consummated. The maximum number of shares of common stock available for issuance under the Plan will be 5.0% of the total number of shares of common stock and Units outstanding from time to time.

     The Company will enter into an employment agreement with its President and Chief Executive Officer upon consummation of the Offering. The agreement will have an initial term of three years. The agreement will contain provisions, which are intended to limit the President from competing with the Company throughout the term of the agreement.

     The Company will also enter into a non-competition agreement with the Chairman of the Board. The agreement will be in effect during the term he serves as Chairman.

(5)  MASTER LEASE

     Immediately subsequent to the completion of the Offering, the Company will enter into a master lease with Lyric III (a wholly owned subsidiary of Lyric) with respect to the Lyric Properties. Lyric III will sublease the individual properties to certain subsidiaries (Facility Subtenants). Rent payments and the performance of Lyric III under the master lease and the Facility Subtenants under the subleases will be guaranteed by Lyric. The master lease will provide for a minimum base rent, plus annual base rent increases equal to the lesser of:
(i) two times the increase in the consumer price index; or (ii) 3% over the rent in the preceding lease year, provided that in no event shall the rent decrease from the prior year. The master lease will be a triple net lease and require Lyric III or the Facility Subtenants to pay all operating expenses, capital expenditures, taxes, insurance and other costs. The Lyric Properties will have staggered initial terms of 9, 10, 11, 12, and 13 years with each subject to three successive 10 year renewal periods.


     The  following  table  summarizes  the  unaudited   results  of  the  Lyric
Properties for the years ended December 31:



                                                                                       (IN THOUSANDS)
                                                                               1995           1996          1997
                                                                          -------------   -----------   -----------
Total revenues ........................................................     $ 241,504      $285,868      $306,684
Operating expenses ....................................................       194,964       233,592       251,707
Management fee ........................................................        14,465        15,651        15,524
Depreciation ..........................................................        10,371        10,183        11,939
Rent ..................................................................         3,973         4,609         4,505
Interest ..............................................................        14,685        14,254        13,367
Loss on impairment of long-lived assets and other non-recurring charges        33,992            --            --
                                                                            ---------      --------      --------
Income (loss) before income taxes .....................................     $ (30,946)     $  7,579      $  9,642
                                                                            =========      ========      ========

                            MONARCH PROPERTIES, INC.

              PRO FORMA BALANCE SHEET AND STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

     The unaudited pro forma balance sheet is based on the balance sheet included elsewhere in the Prospectus and has been prepared as if the Company were formed on March 31, 1998 and gives effect to the Offering, the investment in the Operating Partnership and the acquisition of the Initial Properties as if they had occurred on March 31, 1998. The unaudited pro forma statement of operations for the year ended December 31, 1997 gives effect to the Offering, the investment in the Operating Partnership and the acquisition of the Initial Properties as if they had occurred on January 1, 1997. The unaudited pro forma statement of operations for the three months ended March 31, 1998 gives effect to the Offering, the investment in the Operating Partnership and the acquisition of the Initial Properties as if they occurred on January 1, 1998. The pro forma adjustments are based upon available information and certain estimates and assumptions that management of the Company believes are reasonable. As all of the Initial Properties were available for occupancy at January 1, 1997, (i.e., all development and construction work was completed at that date), the unaudited pro forma statements of operations include rental revenue under the leases for all of the Initial Properties for the full periods presented. The unaudited pro forma financial information set forth below is not necessarily indicative of the Company's financial position or the results of operations that actually would have occurred if the transactions had been consummated on the dates indicated. In addition, it is not intended to be a projection of results of operations that may be obtained by the Company in the future.

     The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the balance sheet of the Company and the related notes thereto, and other financial information pertaining to the Company, including such information contained under the sections captioned
"Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in the Prospectus. Capitalized terms used herein and not defined herein have the respective meanings given to them in the Prospectus.

                            MONARCH PROPERTIES, INC.

                             PRO FORMA BALANCE SHEET
                                 MARCH 31, 1998

                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                                               PRO FORMA
                                                             HISTORICAL       ADJUSTMENTS       PRO FORMA
                                                            ------------   -----------------   ----------
ASSETS:
Initial properties ......................................       $  --         $  382,439(1)     $382,439
Other assets ............................................          --                528(2)          528
                                                                -----         ------------      --------
 Total assets ...........................................       $  --         $  382,967        $382,967
                                                                =====         ============      ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Credit facility .........................................       $  --         $   84,582(3)     $ 84,582
Deferred income .........................................          --              2,026(4)        2,026
Preferred stock $.001 par value; 20,000,000 shares autho-
 rized; none issued or outstanding ......................          --                 --              --
Common stock $.001 par value; 100,000,000 shares autho-
 rized, 100 shares outstanding (historical), 17,450,000
 shares outstanding (pro forma) .........................          --                 17(5)           17
Additional paid-in capital ..............................          --            296,342(5)      296,342
                                                                -----         ------------      --------
 Total liabilities and stockholders' equity .............       $  --         $  382,967        $382,967
                                                                =====         ============      ========


----------

See accompanying notes to unaudited pro forma balance sheet and statements of operations.

                            MONARCH PROPERTIES, INC.

                        PRO FORMA STATEMENT OF OPERATIONS

                        THREE MONTHS ENDED MARCH 31, 1998

                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   PRO FORMA
                                                  HISTORICAL      ADJUSTMENTS        PRO FORMA
                                                 ------------   ---------------   --------------
Revenues:
 Rental revenues .............................        $--          $  9,644(6)     $     9,644
 Other income ................................         --                46(7)              46
                                                      ---          ----------      -----------
Total revenues ...............................         --             9,690              9,690
                                                      ---          ----------      -----------
Expenses (note 11):
 Administrative expenses .....................         --               438(8)             438
 Interest ....................................         --             1,472(9)           1,472
 Depreciation and amortization ...............         --             2,229(10)          2,229
                                                      ---          -----------     -----------
Total expenses ...............................         --             4,139              4,139
                                                      ---          -----------     -----------
Net income ...................................        $--          $  5,551        $     5,551
                                                      ===          ===========     ===========
Earnings per share of common stock (note 12):
 Basic .......................................                                     $      0.32
                                                                                   ===========
 Diluted .....................................                                     $      0.31
                                                                                   ===========
Weighted average shares outstanding (note 12):
 Basic .......................................                                      17,450,000
                                                                                   ===========
 Diluted .....................................                                      17,963,650
                                                                                   ===========


----------


See accompanying notes to unaudited pro forma balance sheet and statements of operations.

                            MONARCH PROPERTIES, INC.

                        PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                     PRO FORMA
                                                  HISTORICAL        ADJUSTMENTS         PRO FORMA
                                                 ------------   ------------------   --------------
Revenues:
 Rental revenues .............................        $--           $  38,575(13)     $    38,575
 Other income ................................         --                 182(14)             182
                                                      ---           ------------      -----------
Total revenues ...............................         --              38,757              38,757
                                                      ---           ------------      -----------
Expenses (note 11):
 Administrative expenses .....................         --               1,750(15)           1,750
 Interest ....................................         --               5,889(16)           5,889
 Depreciation and amortization ...............         --               8,918(17)           8,918
                                                      ---           ------------      -----------
Total expenses ...............................         --              16,557              16,557
                                                      ---           ------------      -----------
Net income ...................................        $--           $  22,200         $    22,200
                                                      ===           ============      ===========
Earnings per share of common stock (note 12):
 Basic .......................................                                        $      1.27
                                                                                      ===========
 Diluted .....................................                                        $      1.24
                                                                                      ===========
Weighted average shares outstanding (note 12):
 Basic .......................................                                         17,450,000
                                                                                      ===========
 Diluted .....................................                                         17,963,650
                                                                                      ===========




----------
See accompanying notes to unaudited pro forma balance sheet and statements of operations.

                            MONARCH PROPERTIES, INC.


          NOTES TO PRO FORMA BALANCE SHEET AND STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

(A)  BACKGROUND AND BASIS OF PRESENTATION


     Monarch Properties, Inc. (the Company) has been formed to invest in a diversified portfolio of healthcare related real estate and mortgages. The Company will be self-administered and self-managed and expects to qualify as a real estate investment trust (REIT) for federal income tax purposes. Upon completion of the Offering, the Company intends to purchase 47 healthcare facilities located in 15 states (the Initial Properties). The Initial Properties will consist of: (i) a portfolio of 37 skilled nursing facilities and five specialty hospitals (the Lyric Properties) to be purchased from Integrated Health Services, Inc. (IHS) for an aggregate purchase price of approximately $359.7 million and leased to Lyric Health Care Holdings III, Inc. (Lyric III), a subsidiary of Lyric Health Care LLC (Lyric); (ii) a portfolio of two skilled nursing facilities to be purchased from IHS (the Peak Medical Properties) for an aggregate purchase price of $11.3 million and leased to Peak Medical of Idaho, Inc.; and (iii) a portfolio of three skilled nursing facilities (the Trans Health Properties) to be purchased from an unaffiliated third party for a purchase price of $11.5 million and leased to Trans Healthcare, Inc.

     The leases for the Initial Properties will be long-term operating leases. The initial rental terms will be a fixed amount based on the purchase price of the facilities multiplied by specified rates. For the Lyric Properties, the rate is 10.125%. For the Peak Medical Properties, the rate is 9.4%. For the Trans Health Properties, the rate is the greater of: (i) 9.56%; or (ii) 400 basis points over the U.S. Treasury Note yield. The rental amounts will increase each year by the lesser of a fixed amount or an amount based on the CPI, but shall in no event be lower than the prior year's rent. The rental amounts will have no additional rent clauses that are based on a percentage of the facilities' operating revenues. All of the leases will be triple net leases that will require the lessees to pay all operating expenses, capital expenditures, taxes, insurance and other costs. As all of the Initial Properties were available for occupancy at January 1, 1997 (i.e., all development and construction work was completed at that date), the unaudited pro forma statements of operations include rental revenues under leases for all of the Initial Properties for the full periods presented.


     The  accompanying   unaudited  pro  forma  balance  sheet  is  provided  to
illustrate  the  effects  of  the  Offering,  the  acquisition  of  the  Initial
Properties and the related transactions on the Company. It reflects how the balance sheet might have appeared if the Company had been formed and the Initial Properties had been purchased on December 31, 1997. The accompanying pro forma statement of operations for the year ended December 31, 1997 gives effect to the Offering, the acquisition of the Initial Properties, and the related transactions as if they had been in effect on January 1, 1997.


     The unaudited pro forma financial statements are not necessarily indicative of the Company's financial position or the results of operations that actually would have occurred if the transactions had been consummated on the dates shown. In addition, they are not intended to be a projection of results of operations that may be obtained in the future.

                            MONARCH PROPERTIES, INC.

(B)  PRO FORMA ADJUSTMENTS

     (1)  To record the acquisition of the Initial Properties, as follows:


          Purchase price of Lyric Properties .................    $359,663
          Purchase price of Peak Medical Properties ..........      11,300
          Purchase price of Trans Health Properties ..........      11,476
                                                                  --------
                                                                  $382,439
                                                                  ========

          The aggregate cost of the Initial Properties is allocated as follows:

          Land .......................                            $ 38,244
          Buildings ..................                             325,073
          Land improvements ..........                             19,122
                                                                  --------
                                                                  $382,439
                                                                  ========


     (2)  To record other assets, as follows:


          Credit Facility commitment fee ..........                   $375
          Office furniture and equipment ..........                    128
          Other organization costs ................                     25
                                                                      ----
                                                                      $528
                                                                      ====


     (3)  To record the initial draw on the Credit Facility.

     (4)  To record unearned commitment fees received, as follows:


          Lyric Properties .................                        $1,798
          Peak Medical Properties ..........                           113
          Trans Health Properties ..........                           115
                                                                    ------
                                                                    $2,026
                                                                    ======

     (5) To record the redemption and cancellation of 100 outstanding shares of Common Stock and the issuance of shares of Common Stock in the Offering, as follows:




          Gross proceeds from the Offering ..........            $ 321,727
          Underwriter's discount ....................              (19,078)
          Structuring fee ...........................               (3,040)
          Other offering costs ......................               (3,250)
                                                                 ---------
                                                                 $ 296,359
                                                                 =========

     (6) To record rental revenue, assuming the average yield on the 10-year U.S. Treasury Note over the 20 trading days preceding June 8, 1998 was 5.625% and the yield on the 10-year U.S. Treasury Note on the day of the offering is 5.45%, as follows:

          Purchase price of Lyric Properties .................     $ 359,663
          Rental rate ........................................        10.125%
          Portion of the year ................................            25%
                                                                   =========
                                                                                  $9,104
          Purchase price of Peak Medical Properties ..........     $  11,300
          Rental rate ........................................          9.40%
          Portion of the year ................................            25%
                                                                   =========
                                                                                     266
          Purchase price of Trans Health Properties ..........     $  11,476
          Rental rate ........................................          9.56%
          Portion of the year ................................            25%
                                                                   =========
                                                                                     274
                                                                                  ------
                                                                                  $9,644
                                                                                  ======

                            MONARCH PROPERTIES, INC.

          The lease rate of the Lyric Properties is 450 basis points over the average yield on the 10-year U.S. Treasury Note over the 20 days preceding June 8, 1998 per the proposed lease agreement. The lease rate of the Peak Medical Properties is fixed at 9.4% per the signed lease agreement. The lease rate of the Trans Health properties is 400 basis points over the yield of the 10-year U.S. Treasury Note at the date of closing (with a minimum lease rate of 9.56%). The Company has signed a binding term sheet with Trans Health in regards to the Trans Health Properties with the terms described above. The Company is currently in the final stages of documentation of this transaction and expects to complete documentation prior or immediately subsequent to the effective date of the Offering.

     (7)  To record amortization of commitment fees received, as follows:




          Lyric Properties ...................     $ 1,798
          Average lease life (years) .........          11
          Portion of the year ................          25%
                                                   =======
                                                                $41
          Peak Medical Properties ............     $   113
          Lease life (years) .................          12
          Portion of the year ................          25%
                                                   =======
                                                                  2
          Trans Health Properties ............     $   115
          Lease life (years) .................          11
          Portion of the year ................          25%
                                                   =======
                                                                  3
                                                                ---
                                                                $46
                                                                ===



     (8)  To record estimated administrative expenses as follows:



          Salaries ..........                                 $ 136
          Benefits ..........                                    25
          Insurance .........                                    38
          Other .............                                   239
                                                              =====
                                                              $ 438
                                                              =====


          These costs were estimated as follows:

          o    Salaries   are  based  on  existing   salaries   and   Employment
               Agreements, where applicable, of the employees of Monarch.

          o Benefits are based on employees' salaries and statutory rates for payroll taxes and the Company's internal budget for health and other benefits.

          o Insurance includes directors and officers, commercial property, general liability, auto, umbrella, and crime coverage and is based on quotations from vendors.

          o Other costs include the corporate office lease, directors' fees, accounting, legal, investor relations and NYSE fees, supplies, telephone, travel, postage, utilities, marketing, equipment rents, cash management fees and Credit Facility administration fees. The corporate office lease, directors' fees, NYSE fees, cash management fees and Credit Facility administration fees are based on signed or draft agreements. The remaining items are estimated based on the Company's internal budgets, and no single item in this category exceeds 15% of total other administrative expenses.

                            MONARCH PROPERTIES, INC.

     (9) To record interest expense (including the unused commitment and amortization of deferred financing costs) related to the Credit Facility, as follows:




          Credit Facility balance ...................     $ 84,582
          Applicable rate ...........................         6.66%
          Portion of the year .......................           25%
                                                          ========
                                                                        $1,408
          Unused portion of Credit Facility .........     $ 65,418
          Applicable rate ...........................         0.20%
          Portion of the year .......................           25%
                                                          ========
                                                                            33
          Credit facility commitment fee ............     $    375
          Amortization period (years) ...............            3
          Portion of the year .......................           25%
                                                          ========
                                                                            31
                                                                        ------
                                                                        $1,472
                                                                        ======




          Borrowings on the Credit Facility are assumed to bear interest at a variable rate based on a specified margin (100 basis points) over LIBOR and is based on LIBOR as of June 8, 1998. A 1/8% fluctuation in the assumed interest rate would change interest expense by $26.

     (10) To record depreciation and amortization, as follows:



                                                                                                  PORTION
                                                                                                  ON THE
                                    ASSET                                 AMOUNT   LIFE (YEARS)    YEAR    EXPENSE
    -------------------------------------------------------------------- -------- -------------- -------- --------
           Organization costs ..........................................   $ 25         5          25%     $    1
           Office furniture and equipment ..............................    128         6          25%          5
           Total non-real estate depreciation and amortization .........                                        6
           Depreciation of properties ..................................                                    2,223
                                                                                                           ------
                                                                                                           $2,229
                                                                                                           ======



          Depreciation of properties is computed using the straight-line method over estimated useful lives of 40 years for buildings and 25 years for land improvements.

     (11) Upon and subject to completion of the Offering, the Company intends to grant to directors and executive officers options to purchase a total of 513,650 shares of Common Stock at a price per share of $.001. These options will be exercisable immediately. Accordingly, the Company will recognize compensation expense equal to the excess of the market value of the shares of Common Stock over the exercise price during the fiscal quarter in which the Offering is consummated. As the grant of these options is directly attributable to the Offering transaction and management expects that grants of this nature (i.e., with significant intrinsic value at the date of grant and immediate vesting) will be unusual in periods after completion of the Offering, the estimated expense of approximately $9.5 million is considered nonrecurring and, accordingly, is not included in the pro forma statement of operations.

     (12) Weighted average shares of common stock outstanding includes the shares of common stock issued in the Offering for both the basic and diluted earnings per share calculations. For the diluted earnings per share calculation, weighted average shares of common stock outstanding also includes the effect of dilutive potential common stock (i.e., the options granted to directors and executive officers).

                            MONARCH PROPERTIES, INC.

     (13) To record rental revenue, assuming the average yield on the 10-year U.S. Treasury Note over the 20 trading days preceding June 8, 1998 was 5.62% and the yield on the 10-year U.S. Treasury Note on the day of the offering is 5.45%, as follows:



          Purchase price of Lyric Properties ................     $ 359,663
          Rental rate .......................................        10.125%
                                                                  =========
                                                                                 $36,416
          Purchase price of Peak Medical Properties .........     $  11,300
          Rental rate .......................................          9.40%
                                                                  =========
                                                                                   1,062
          Purchase price of Trans Health Properties .........     $  11,476
          Rental rate .......................................          9.56%
                                                                  =========
                                                                                   1,097
                                                                                 -------
                                                                                 $38,575
                                                                                 =======



          The lease rate of the Lyric Properties is 450 basis points over the average yield on the 10-year U.S. Treasury Note over the 20 days preceding June 8, 1998 per the proposed lease agreement. The lease rate of the Peak Medical Properties is fixed at 9.4% per the signed lease agreement. The lease rate of the TransHealth Properties is 400 basis points over the yield of the 10-year U.S. Treasury Note at the date of closing (with a minimum lease rate of 9.56%). The Company has a signed binding term sheet with Trans Health in regards to the Trans Health Properties with the terms described above. The Company is currently in the final stages of documentation with Trans Health and expects to complete documentation prior, or immediately subsequent to, the effective date of the Offering.

     (14) To record amortization of commitment fees received, as follows:


          Lyric Properties ...................    $1,798
          Average lease life (years) .........        11
                                                  ======
                                                                      $163
          Peak Medical Properties ............    $  113
          Lease life (years) .................        12
                                                  ======
                                                                         9
          Trans Health Properties ............    $  115
          Lease life (years) .................        11
                                                  ======
                                                                        10
                                                                      ----
                                                                      $182
                                                                      ====



     (15) To record estimated administrative expenses as follows:



          Salaries ..........                                       $  545
          Benefits ..........                                           98
          Insurance .........                                          150
          Other .............                                          957
                                                                    ======
                                                                    $1,750
                                                                    ======



          These costs were estimated as follows:

          o    Salaries   are  based  on  existing   salaries   and   Employment
               Agreements, where applicable, of the employees of Monarch.

          o Benefits are based on employees' salaries and statutory rates for payroll taxes and the Company's internal budget for health and other benefits.

                            MONARCH PROPERTIES, INC.

          o Insurance includes directors and officers, commercial property, general liability, auto, umbrella, and crime coverage and is based on quotations from vendors.

          o Other costs include the corporate office lease, directors' fees, accounting, legal, investor relations and NYSE fees, supplies, telephone, travel, postage, utilities, marketing, equipment rents, cash management fees and Credit Facility administration fees. The corporate office lease, directors' fees, NYSE fees, cash management fees and Credit Facility administration fees are based on signed or draft agreements. The remaining items are estimated based on the Company's internal budgets, and no single item in this category exceeds 15% of total other administrative expenses.

     (16) To record interest expense (including the unused commitment fee and amortization of deferred financing costs) related to the Credit Facility, as follows:



           Credit Facility balance ...................     $ 84,582
           Applicable rate ...........................         6.66%
                                                           ========
                                                                         $5,633
           Unused portion of Credit Facility .........     $ 65,418
           Applicable rate ...........................         0.20%
                                                           ========
                                                                            131
           Credit Facility commitment fee ............     $    375
           Amortization period (years) ...............            3
                                                           ========
                                                                            125
                                                                         ------
                                                                         $5,889
                                                                         ======



          Borrowings on the Credit Facility are assumed to bear interest at a variable rate based on a specified margin (100 basis points) over LIBOR and is based on LIBOR as of June 8, 1998. A 1/8% fluctuation in the assumed interest rate would change interest expense by $106.

     (17) To record depreciation and amortization, as follows:


                                ASSET                                  AMOUNT   LIFE (YEARS)   EXPENSE
--------------------------------------------------------------------- -------- -------------- --------
           Organization costs ...........................................   $ 25         5         $    5
           Office furniture and equipment ...............................    128         6             21
                                                                                                    ------
           Total non-real estate depreciation and amortization ..........                              26
           Depreciation of properties ...................................                           8,892
                                                                                                   ------
                                                                                                   $8,918
                                                                                                   ======


          Depreciation of properties is computed using the straight-line method over estimated useful lives of 40 years for buildings and related equipment and 25 years for land improvements.

                          INDEPENDENT AUDITORS' REPORT


The Members
Lyric Health Care LLC:

     We have audited the accompanying balance sheets of Lyric Health Care LLC (the Company) as of December 31, 1996 and 1997 and the related statements of earnings, changes in net equity and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1997 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

     As discussed in notes 1 and 9 to the financial statements, in connection with the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, effective January 1, 1996 the Company changed its accounting method from deferring and amortizing pre-opening costs of medical specialty units to recording them as expenses when incurred.

                                            KPMG Peat Marwick LLP


Baltimore, Maryland
April 22, 1998

                              LYRIC HEALTH CARE LLC

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)



                                                                        DECEMBER 31,         (UNAUDITED)
                                                                  -----------------------     MARCH 31,
                                                                     1996         1997          1998
                                                                  ----------   ----------   ------------
     ASSETS
     Current assets:
       Cash and cash equivalents ..............................    $   418      $   229       $ 1,951
       Patient accounts and third-party payor settlements
        receivable (note 3) ...................................      5,051        4,420        10,741
       Supplies, prepaid expenses and other current assets.....        182          319           335
                                                                   -------      -------       -------
     Total current assets .....................................      5,651        4,968        13,027
     Property, plant and equipment, net (note 4) ..............     44,621       41,764           641
     Other assets .............................................         34           40            --
                                                                   -------      -------       -------
                                                                   $50,306      $46,772       $13,668
                                                                   =======      =======       =======
     LIABILITIES AND NET EQUITY
     Current liabilities:
       Current maturities of long-term debt (note 6) ..........    $   189      $   180       $    --
       Accounts payable and accrued expenses (note 5) .........      3,153        3,931         9,541
       Due to Integrated Health Services, Inc. ................         --           --         1,362
                                                                   -------      -------       -------
     Total current liabilities ................................      3,342        4,111        10,903
     Long-term debt less current maturities (note 6) ..........      1,114          947           811
     Deferred income taxes (note 7) ...........................      6,492        6,047            --
     Net equity:
       Net equity of parent company ...........................     39,358       35,667            --
       Members' equity ........................................         --           --         2,100
       Deficit ................................................         --           --          (146)
                                                                   -------      -------       -------
     Net equity ...............................................     39,358       35,667         1,954
                                                                   -------      -------       -------
                                                                   $50,306      $46,772       $13,668
                                                                   =======      =======       =======



----------
See accompanying notes to financial statements.

                              LYRIC HEALTH CARE LLC

                             STATEMENTS OF EARNINGS

                             (DOLLARS IN THOUSANDS)


                                                                                          (UNAUDITED)
                                                                                      THREE MONTHS ENDED
                                                         YEARS ENDED DECEMBER 31,          MARCH 31,
                                                     -------------------------------- -------------------
                                                        1995       1996       1997       1997      1998
                                                     ---------- ---------- ---------- --------- ---------
   Net revenues:
    Basic medical services .........................  $15,028    $20,913    $19,493    $4,346    $4,800
    Specialty medical services .....................   10,088     13,430     17,782     4,554     4,460
    Other ..........................................      300        303        358       157        76
                                                      -------    -------    -------    ------    ------
   Total revenues ..................................   25,416     34,646     37,633     9,057     9,336
                                                      -------    -------    -------    ------    ------
   Costs and expenses:
    Facility operating expenses:
     Salaries, wages and benefits ..................   12,569     16,601     17,482     4,182     4,397
     Other operating expenses ......................    8,125     12,945     12,411     3,375     3,343
    Corporate administrative and general expenses
     (note 8) ......................................    1,542      2,081      2,186       548       442
    Rent ...........................................      332        545        621       153       878
    Interest, net ..................................      170        143        106        31        26
    Depreciation and amortization ..................    1,440      1,289      1,527       402       156
    Non-recurring charges, net (note 9) ............    1,041         --      2,500        --        --
                                                      -------    -------    -------    ------    ------
   Total costs and expenses ........................   25,219     33,604     36,833     8,691     9,242
                                                      -------    -------    -------    ------    ------
   Earnings before income taxes ....................      197      1,042        800       366        94
   Federal and state income taxes (note 7) .........       76        401        312       139        36
                                                      -------    -------    -------    ------    ------
   Net earnings ....................................  $   121    $   641    $   488    $  227    $   58
                                                      =======    =======    =======    ======    ======


----------
See accompanying notes to financial statements.

                              LYRIC HEALTH CARE LLC

                       STATEMENTS OF CHANGES IN NET EQUITY

                             (DOLLARS IN THOUSANDS)


                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                AND THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)



                                                         NET EQUITY
                                                          OF PARENT     MEMBERS'
                                                           COMPANY      CAPITAL     DEFICIT        TOTAL
                                                         -----------   ---------   ---------   ------------
   Balance at December 31, 1994 ......................    $  31,711     $   --      $   --      $  31,711
     Net earnings ....................................          121         --          --            121
     Net activity with parent -- capital contribu-
      tion ...........................................       12,041         --          --         12,041
                                                          ---------     ------      ------      ---------
   Balance at December 31, 1995 ......................       43,873         --          --         43,873
     Net earnings ....................................          641         --          --            641
     Net activity with parent -- capital distribution.       (5,156)        --          --         (5,156)
                                                          ---------     ------      ------      ---------
   Balance at December 31, 1996 ......................       39,358         --          --         39,358
     Net earnings ....................................          488         --          --            488
     Net activity with parent -- capital distribution.       (4,179)        --          --         (4,179)
                                                          ---------     ------      ------      ---------
   Balance at December 31, 1997 ......................       35,667         --          --         35,667
     Contribution to capital upon formation of
      Lyric Health Care LLC ..........................         (500)     2,100          --          1,600
     Net earnings (loss) .............................          204         --        (146)            58
     Income taxes payable to parent company in
      connection with sale leaseback transaction......        6,047         --          --          6,047
     Other net activity with parent -- capital distri-
      bution .........................................      (41,418)        --          --        (41,418)
                                                          ---------     ------      ------      ---------
   Balance at March 31, 1998 (unaudited) .............    $      --     $2,100      $ (146)     $   1,954
                                                          =========     ======      ======      =========



----------


See accompanying notes to financial statements.

                              LYRIC HEALTH CARE LLC

                            STATEMENTS OF CASH FLOWS


                             (DOLLARS IN THOUSANDS)

                                                                                                         (UNAUDITED)
                                                                                                      THREE MONTHS ENDED
                                                                                                             MARCH
                                                                YEARS ENDED DECEMBER 31,                     31,
                                                        -----------------------------------------   ----------------------
                                                             1995           1996          1997        1997         1998
                                                        -------------   -----------   -----------   --------   -----------
Cash flows from operating activities:
 Net earnings .......................................     $   121        $    641      $    488      $  227     $      58
 Adjustments to reconcile net earnings to net
   cash provided by operating activities:
   Non-recurring charges, net .......................       1,041              --         2,500          --            --
   Depreciation and amortization ....................       1,440           1,289         1,527         402           156
   Deferred income taxes ............................         (67)            557          (445)        152            --
   Decrease (increase) in patient accounts and
    third-party payor settlements receivable,
    net .............................................      (1,491)          2,248           631          85            17
   Decrease (increase) in other current assets.......         (83)             52          (137)       (524)           15
   Increase in accounts payable, accrued ex-
    penses and other current liabilities ............         556             774           778         (59)           54
                                                          --------       --------      --------      ------     ---------
Net cash provided by operating activities ...........       1,517           5,561         5,342         283           300
                                                          --------       --------      --------      ------     ---------
Cash flows from financing activities:
 Proceeds from sale-leaseback .......................          --              --            --          --        42,163
 Capital contribution from members ..................          --              --            --          --         1,600
 Proceeds of debt ...................................          --              --            --          --           811
 Payment of debt ....................................         (31)           (157)         (176)        (26)       (1,127)
 Capital contribution from parent company
   (distribution), net ..............................       2,006          (5,156)       (4,179)       (169)      (41,418)
                                                          --------       --------      --------      ------     ---------
Net cash provided (used) by financing activities.....       1,975          (5,313)       (4,355)       (195)        2,029
                                                          --------       --------      --------      ------     ---------
Cash flows from investing activities:
 Purchases of property, plant and equipment .........      (1,806)           (876)       (1,149)       (187)         (647)
 Deferred pre-opening costs .........................        (706)             --            --          --            --
 Decrease (increase) in other assets ................          (1)            (33)          (27)          1            40
                                                          ----------     --------      --------      ------     ---------
Net cash used by investing activities ...............      (2,513)           (909)       (1,176)       (186)         (607)
                                                          ---------      --------      --------      ------     ---------
Increase (decrease) in cash and cash equivalents.             979            (661)         (189)        (98)        1,722
Cash and cash equivalents, beginning of period.......         100           1,079           418         418           229
                                                          ---------      --------      --------      ------     ---------
Cash and cash equivalents, end of period ............     $ 1,079        $    418      $    229      $  320     $   1,951
                                                          =========      ========      ========      ======     =========
Cash payments for interest ..........................     $   161        $    143      $    106      $   31     $      26
                                                          =========      ========      ========      ======     =========

----------


See accompanying notes to financial statements.

                              LYRIC HEALTH CARE LLC


                          NOTES TO FINANCIAL STATEMENTS


                             (DOLLARS IN THOUSANDS)


(1)  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION


     Lyric Health Care LLC (Lyric or the Company) is a limited liability company organized pursuant to the Delaware Limited Liability Company Act and a wholly owned subsidiary of Integrated Health Services, Inc. (IHS or the Parent Company) during the three year period ended December 31, 1997. IHS became Lyric's sole member when Lyric was formed in May 1997 and the stock of certain IHS wholly owned operating subsidiaries was subsequently transferred to a subsidiary of Lyric. This has been accounted for as a reorganization of entities under common control. Intercompany balances with IHS are treated as net equity of the Parent Company.

     The financial statements of Lyric represent the combined financial statements of the aforementioned subsidiaries as if the reorganization had been effected during the three-year period. The subsidiaries of IHS operate the following skilled nursing facilities:


                                                                               OWNER AND IHS
       FACILITY AND LOCATION           DATE OF ACQUISITION BY IHS             OPERATING ENTITY
-----------------------------------   ----------------------------   ---------------------------------
Governors Park, a 150-bed facility                                   Integrated Management-Governor's
 Barrington, IL ...................   November 1, 1995               Park, Inc.
Chestnut Hill, a 200-bed facility                                    Rest Haven Nursing Center
 Philadelphia, PA .................   December 1, 1993               (Chestnut Hill), Inc.
Gainesville, a 120-bed facility                                      Gainesville HealthCare
 Gainesville, FL ..................   December 1, 1993               Center, Inc.
Claremont, a 68-bed facility                                         Claremont Integrated
 Claremont, NH ....................   March 5, 1993                  Health, Inc.
William and Mary, a 92-bed facility
 St. Petersburg, FL ...............   September 1, 1987              Rikad Properties, Inc.

     The financial statements reflect the historical accounts of the skilled nursing facilities, including allocations of general and administrative expenses from the IHS corporate office to the individual facilities. Such corporate office allocations, calculated as a percentage of revenue, are based on determinations that management believes to be reasonable. However, IHS has operated certain other businesses and has provided certain services to the Company, including financial, legal, accounting, human resources and information systems services. Accordingly, expense allocations to the Company may not be representative of costs of such services to be incurred in the future (see note
8).


     As discussed in note 12, during the three months ended March 31, 1998, the real estate assets of the aforementioned facilities were sold in a sale-leaseback transaction, the proceeds thereof were distributed to IHS, IHS' interest in Lyric was reduced to 50% upon the admission of a new member and the net operating assets (excluding real estate) of five additional facilities were contributed by IHS, among other things. The statements of earnings and cash flows for the three months ended March 31, 1998 do not include the operating results of the five additional facilities because the contribution of the net operating assets of these facilities did not occur until March 31, 1998.


     MEDICAL SERVICE REVENUES

     Medical service revenues are recorded at established rates and adjusted for differences between such rates and estimated amounts reimbursable by third-party payors. Estimated settlements under third-party payor retrospective rate setting programs (primarily Medicare and Medicaid) are accrued in

                              LYRIC HEALTH CARE LLC
the period the related services are rendered. Settlements receivable and related revenues under such programs are based on annual cost reports prepared in accordance with Federal and state regulations, which reports are subject to audit and retroactive adjustment in future periods. In the opinion of management, adequate provision has been made for such adjustments and final settlements will not have a material effect on financial position or results of operations. Basic medical service revenues represent routine service (room and board) charges of geriatric facilities, exclusive of medical specialty units
(MSUs). Specialty medical service revenues represent ancillary service charges of geriatric facilities and revenues generated by MSUs.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of highly liquid instruments with an original maturity of three months or less. Under a cash management facility provided by the Parent Company, the Company's operating cash balances of the facilities are generally transferred to a centralized account and applied to reduce the IHS intercompany account which is treated as net equity of the Parent Company. The Company's cash needs for operating and other purposes are similarly provided through an increase to net equity of the Parent Company.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment are computed using the straight-line method over the estimated useful lives of the assets as follows:


              Building and improvements .........   40 years
              Land improvements .................   25 years
              Equipment .........................   10 years


     DEFERRED PRE-OPENING COSTS

     Through December 31, 1995 direct costs incurred to initiate and implement new MSUs at nursing facilities (e.g., respiratory therapy, rehabilitation and Alzheimer units) were deferred during the pre-opening period and amortized on a straight-line basis over five years, which generally corresponds to the period over which the Company receives reimbursement from Medicare. Effective January 1, 1996, the Company changed its policy to expense such costs when incurred (see note 9).

     INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). The Company was not a separate taxable entity during the three years ended December 31, 1997; however, under SFAS 109 the current and deferred tax expense has been allocated among the members of the IHS controlled corporate group, including the operating subsidiaries which comprise Lyric.

     Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

                              LYRIC HEALTH CARE LLC

     BUSINESS AND CREDIT CONCENTRATIONS

     The Company's medical service revenues are provided through five owned facilities located in four states. The Company generally does not require collateral or other security in extending credit to patients; however, the Company routinely obtains assignments of (or is otherwise entitled to receive) benefits receivable under the health insurance programs, plans or policies of patients (e.g., Medicare, Medicaid, commercial insurance and managed care organizations) (see note 3).

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates (see note
10).

     IMPAIRMENT OF LONG-LIVED ASSETS AND CHANGES IN ACCOUNTING


     Management regularly evaluates whether events or changes in circumstances have occurred that could indicate an impairment in the value of long-lived assets. In December 1995, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS No. 121). In accordance with the provisions of SFAS No. 121, if there is an indication that the carrying value of an asset is not recoverable, the Company estimates the projected undiscounted cash flows, excluding interest, of the related individual facilities (the lowest level for which there are identifiable cash flows independent of the other groups of assets) to determine if an impairment loss should be recognized. The amount of impairment loss is determined by comparing the historical carrying value of the asset to its estimated fair value. Estimated fair value is determined through an evaluation of recent financial performance and projected discounted cash flows of its facilities using standard industry valuation techniques, including the use of independent appraisals when considered necessary.

     In addition to consideration of impairment upon the events or changes in circumstances described above, management regularly evaluates the remaining lives of its long-lived assets. If estimates are changed, the carrying value of affected assets is allocated over the remaining lives.

     Adoption of SFAS No. 121 had no effect on the Company's financial statements; however, see note 9 for the effect of the change in accounting estimate in 1995 related to the write-off of deferred pre-opening costs and the change in accounting method in 1996 to expense pre-opening costs as incurred.


     INTERIM FINANCIAL INFORMATION

     The unaudited financial information as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 has been prepared in conformity with the accounting principles and practices reflected in the audited financial statements. In the opinion of the Company, the unaudited financial information contains all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the Company's financial position, results of operations and cash flows for the period indicated.

     RECLASSIFICATIONS

     Certain amounts presented in 1995 and 1996 have been reclassified to conform with the presentation for 1997.

(2) BUSINESS ACQUISITIONS


     In November 1995, IHS acquired the Governor's Park facility. The acquisition was accounted for by the purchase method; accordingly, the total cost of the acquisition has been allocated to the assets and liabilities of the acquired facility based on their estimated fair values. The results of operations of the acquired facility have been included in the financial statements from the date of acquisition.

                              LYRIC HEALTH CARE LLC

     The total cost of the Governor's Park acquisition has been allocated as follows:

      Current assets, less current liabilities .................                      $   832
      Property, plant and equipment ............................                        9,203
                                                                                      -------
      Total, representing capital contributed by the Parent Com-
        pany ...................................................                      $10,035
                                                                                      =======

(3)  PATIENT ACCOUNTS AND THIRD-PARTY PAYOR SETTLEMENTS RECEIVABLE

     Patient accounts and third-party payor settlements receivable consist of the following:

                                                                                   (UNAUDITED)
                                                              DECEMBER 31,          MARCH 31,
                                                          ---------------------   ------------
                                                             1996        1997         1998
                                                          ---------   ---------   ------------
      Patient accounts ................................    $4,153      $4,640        $11,312
      Allowance for doubtful accounts .................       427         535          1,189
                                                           ------      ------        -------
                                                            3,726       4,105         10,123
      Third party payor settlements, less allowance for
        contractual adjustments of $1,007, $1,585 and
        $3,003.........................................     1,325         315            618
                                                           ------      ------        -------
                                                           $5,051      $4,420        $10,741
                                                           ======      ======        =======

     The Company's provision for bad debts was $84, $323 and $361 for the years ended December 31, 1995, 1996 and 1997, respectively.

     Amounts receivable from the Federal government (Medicare) and various states (Medicaid), primarily the Commonwealth of Pennsylvania, are summarized as follows:

                                                                                  (UNAUDITED)
                                                              DECEMBER 31,         MARCH 31,
                                                           -------------------   ------------
                                                             1996       1997         1998
                                                           --------   --------   ------------
      Patient accounts:
        Medicare ...................                        $  198     $  542       $1,147
        Medicaid ...................                         1,471      1,569        2,946
                                                            ------     ------       ------
                                                             1,669      2,111        4,093
      Third-party payor settlements:
        Medicare ...................                         1,292      1,280        2,910
        Medicaid ...................                         1,040        620          711
                                                            ------     ------       ------
                                                            $2,332     $1,900       $3,621
                                                            ======     ======       ======

     Certain Medicare and Medicaid cost reports for prior years were settled during 1995, 1996 and 1997, the impact of which was not material. At December 31, 1997, the Company had open cost reports for the 1994, 1995, 1996 and 1997 years which, after related allowances, are recorded at estimated net realizable value.

                              LYRIC HEALTH CARE LLC

(4)  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are summarized as follows:


                                                                                    (UNAUDITED)
                                                               DECEMBER 31,          MARCH 31,
                                                           ---------------------   ------------
                                                             1996        1997         1998
                                                           ---------   ---------   ------------
      Land and improvements .........................       $ 4,925     $ 4,925          $ --
      Building and improvements .....................        40,171      37,934            --
      Equipment .....................................         2,906       3,250           647
      Construction in progress ......................           798       1,339            --
                                                            -------     -------          ----
                                                             48,800      47,448           647
      Less accumulated depreciation and amortization.         4,179       5,684             6
                                                            -------     -------          ----
      Net property, plant and equipment .............       $44,621     $41,764          $641
                                                            =======     =======          ====


(5)  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses are summarized as follows:


                                                                                    (UNAUDITED)
                                                               DECEMBER 31,          MARCH 31,
                                                           ---------------------   ------------
                                                              1996        1997         1998
                                                           ---------   ---------   ------------
      Accounts payable ...................                   $1,163      $1,908        $5,237
      Accrued salaries and wages .........                      958         901         1,649
      Other accrued expenses ............                     1,032       1,122         2,655
                                                             ------      ------        ------
                                                             $3,153      $3,931        $9,541
                                                             ======      ======        ======


(6)  LONG-TERM DEBT

     Long-term debt is summarized as follows:


                                                                                     (UNAUDITED)
                                                                 DECEMBER 31,         MARCH 31,
                                                              -------------------   ------------
                                                                1996       1997         1998
                                                              --------   --------   ------------
      Revolving credit facility notes due January 2001.....    $   --     $   --        $ 811
      10.5% mortgage note payable due in monthly
        installments of $8,  including interest, with final
        payment due May 1999. .............................       491        414           --
      8.0% mortgage note payable due in monthly in-
        stallments of $15, including interest, with final
        payment due December 2001. ........................       812        713           --
                                                               ------     ------        -----
                                                                1,303      1,127          811
      Less current portion ................................       189        180           --
                                                               ------     ------        -----
      Total long-term debt, less current portion ..........    $1,114     $  947        $ 811
                                                               ======     ======        =====

                              LYRIC HEALTH CARE LLC

(7)  INCOME TAXES

     The Company is included in IHS' consolidated Federal income tax return. The allocated provision for income taxes is summarized as follows:

                                                                1995        1996         1997
                                                             --------   ----------   ---------
       Federal ...........                                     $  64       $  337      $  263
       State .............                                        12           64          49
                                                               -----       ------      ------
                                                              $  76       $  401       $  312
                                                              =====       ======       ======
       Current ...........                                    $ 143       $ (156)      $  757
       Deferred ..........                                      (67)         557         (445)
                                                              -----       ------       ------
                                                              $  76       $  401       $  312
                                                              =====       ======       ======

     The amount computed by applying the Federal corporate tax rate of 35% in 1995, 1996 and 1997 to earnings before income taxes is summarized as follows:

                                                                 1995        1996        1997
                                                              ---------   ----------   -------
       Income tax computed at statutory rates ..............    $69          $365       $280
       State income taxes, net of Federal tax benefit ......      8            42         32
       Other ...............................................     (1)           (6)        --
                                                                ------       ------     ----
                                                                $76          $401       $312
                                                                =====        =====      ====

     Deferred income tax (assets) liabilities at December 31 are summarized as follows:

                                                                            1996        1997
                                                                        ---------   ---------
       Excess of book over tax basis of assets ..........                 $7,030       $6,842
       Allowance for doubtful accounts ..................                   (538)        (795)
                                                                          ------       ------
                                                                          $6,492       $6,047
                                                                          ======       ======

     The provision for Federal and state income taxes is recorded using the overall effective tax rate of the consolidated group applied to the Company's taxable income computed on a stand-alone basis. Provisions for current income taxes have been applied to the IHS intercompany account which is treated as net equity of the Parent Company. Deferred income tax (assets) liabilities are recorded for the Company's temporary differences using the same effective tax rate. The provision for income taxes, deferred income taxes, and income taxes currently payable may have been different had Lyric operated as an unaffiliated entity.

(8)  OTHER RELATED PARTY TRANSACTIONS

     Corporate administrative and general expenses represent management fees for certain services, including financial, legal, accounting, human resources and information systems services provided by IHS pursuant to a management services agreement. Management fees have been charged by IHS at approximately 6% of total revenues of each facility.


     Management fees charged by IHS and certain other expenses (primarily related to insurance) have been determined based on an allocation of IHS' corporate general and administrative expenses, which apply to all IHS divisions, including Lyric. Such allocation has been made because specific identification of expenses is not practicable. Management believes that this allocation method is reasonable. However, management believes that the Company's corporate administrative and general expenses on a stand alone basis may have been different had Lyric operated as an unaffiliated entity.

                              LYRIC HEALTH CARE LLC

(9)  LOSS ON IMPAIRMENT OF LONG-LIVED ASSETS AND OTHER NON-RECURRING CHARGES

     In 1995, the Company, as well as industry analysts, believed that Medicare and Medicaid reform was imminent. Both the House and Senate balanced budget proposals proposed a reduction in future growth in Medicare and Medicaid spending from 10% a year to approximately 4-6% a year. While Medicare and Medicaid reform had been previously discussed, the Company came to believe that a future reduction in the growth of Medicare and Medicaid spending was now virtually a certainty. Such reforms include, in the near term, a continued freeze in the Medicare routine cost limit (RCL), followed by reduced increases in later years, more stringent documentation requirements for Medicare RCL exception requests, reduction in the growth in Medicaid reimbursement in most states, as well as salary equivalency in rehabilitative services and, in the longer term (2-3 years), a switch to a prospective payment system for nursing homes. The Company estimated the effect of the aforementioned reforms on each nursing and subacute facility, by reducing (or in some cases increasing) the future revenues and expense growth rates for the impact of each of the aforementioned factors. Accordingly, these events and circumstances triggered the early adoption of Statement of Financial Accounting Standards No. 121 in the fourth quarter of 1995. In accordance with SFAS No. 121, the Company estimated the future cash flows expected to result from those assets to be held and used.

     In estimating the future cash flows for determining whether an asset is impaired, and if expected future cash flows used in measuring assets are impaired, the Company grouped its assets at the lowest level for which there are identifiable cash flows independent of other groups of assets (i.e., by individual facilities). The results of comparing future undiscounted cash flows to historical carrying value were that none of the Lyric nursing facilities were identified for an impairment charge since only those facilities where the carrying value exceeded the undiscounted cash flows are considered impaired. Prior to adoption of SFAS No. 121, the Company evaluated impairment on the entity level, and such evaluation had yielded no impairment in prior years.

     In  connection  with the  adoption  of SFAS No. 121  described  above,  the
Company adopted a change in accounting estimate to write-off in 1995 all deferred pre-opening costs of MSUs. This change was made in recognition of the circumstances, discussed above, which raised doubt about and thereby triggered the assessment of recoverability of long-lived assets in 1995. These circumstances also raised doubt as to the estimated future benefit and recoverability of deferred pre-opening costs, resulting in the Company's decision to write-off $1,678 of deferred pre-opening costs and $637 of related deferred revenue. Such deferred revenue resulted from the timing differences in accounting for deferred pre-opening costs for third party payor reimbursement and financial reporting purposes. In connection with the change in accounting estimate regarding the future benefits and recoverability of deferred pre-opening costs, the Company has changed its accounting method beginning in 1996 from deferring and amortizing pre-opening costs to recording them as an expense when incurred. The effect of this change in 1996 was to decrease amortization expense by approximately $363 and to increase operating expenses by approximately $525.

     In 1997, the Company recorded a loss of $2,500 in anticipation of the loss incurred on the sale-leaseback transaction discussed in note 12.

(10) CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

     The following information is provided in accordance with the AICPA Statement of Position No. 94-6, Disclosure of Certain Significant Risks and Uncertainties.

                              LYRIC HEALTH CARE LLC

     The Company and others in the healthcare business are subject to certain inherent risks, including the following:

     o Substantial dependence on revenues derived from reimbursement by the Federal Medicare and state Medicaid programs;

     o Ability to obtain per diem rate approvals for costs which exceed the Federal Medicare established per diem rates (routine cost limits);

     o Government regulations, government budgetary constraints and proposed legislative and regulatory changes; and

     o    Lawsuits alleging malpractice and related claims.

     Such inherent risks require the use of certain management estimates in the preparation of the Company's financial statements and it is reasonably possible that a change in such estimates may occur.

     The Company receives payment for a significant portion of services rendered to patients from the Federal government under Medicare and from the states in which its facilities are located under Medicaid. Revenue derived from Medicare and various state Medicaid reimbursement programs represented 34% and 38%, respectively, of the Company's total revenue for the year ended December 31, 1997. The Company's operations are subject to a variety of other Federal, state and local regulatory requirements, and failure to maintain required regulatory approvals and licenses and/or changes in such regulatory requirements could have a significant adverse effect on the Company. Changes in Federal and state reimbursement funding mechanisms, related government budgetary constraints and differences between final settlements and estimated settlements receivable under Medicare and Medicaid retrospective reimbursement programs, which are subject to audit and retroactive adjustment, could have a significant adverse effect on the Company. In addition, the Company's cost of care for its MSU patients generally exceeds regional reimbursement limits established under Medicare. The success of the Company's MSU strategy will depend in part on its ability to obtain per diem rate approvals for costs which exceed the Medicare established per diem rate limits.

     The Company is from time to time subject to malpractice and related claims and lawsuits, which arise in the normal course of business and which could have a significant effect on the Company. The Parent Company maintains occurrence basis professional and general liability insurance with coverage and deductibles which management believes to be appropriate with respect to such claims.

     The Company believes that adequate provision for the aforementioned items has been made in the accompanying financial statements and that their ultimate resolution will not have a material effect on the financial statements.


(11) RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The term "comprehensive earnings" is defined as the change in members' equity from transactions and other events and circumstances from non-member sources. Comprehensive earnings include earnings as reported in the Statement of Earnings and other comprehensive earnings.
"Other Comprehensive Earnings" refers to revenues, expenses, gains and losses that are included in comprehensive earnings but excluded from net earnings under current accounting standards. SFAS No. 130 is effective for both interim and annual periods beginning in 1998. Comparative financial statements provided for earlier periods are required to be reclassified to reflect the provisions of SFAS No. 130.

                              LYRIC HEALTH CARE LLC

     During the three year period ended December 31, 1997 and the three months ended March 31, 1998 there were no items of "Other Comprehensive Earnings" and, therefore, no difference between net earnings, as reported, and comprehensive earnings.

(12) EVENTS SUBSEQUENT TO DECEMBER 31, 1997

     On January 13, 1998 the real estate assets of the operating subsidiaries of Lyric were sold to an unaffiliated, publicly traded healthcare for $44.5 million and leased back to subsidiaries of Lyric at an annual rent of $4.5 million subject to certain increases as defined by the lease agreement. The Company incurred a loss of $2,500 in connection with the sale of these facilities which was recorded in 1997. The net proceeds from the sale of approximately $42.2 million were used to repay the balance of the mortgages payable described in note 6 and the remaining balance was distributed to the Parent Company. The lease has an initial term of 13 years and provides for two renewal option periods of 13 years each. In addition, the lease requires that the lessee subsidiaries of Lyric maintain a minimum cash flow to debt service ratio as well as other prescribed financial covenants.

     Also on January 13, 1998, the Company entered into management and franchise agreements with subsidiaries of IHS. The management and franchise agreements' initial terms are 13 years with two renewal option periods of 13 years each. The base management fee is 3% of gross revenues, subject to increase to 4% if gross revenues exceed $350 million. In addition, the management agreement provides for an incentive management fee equal to 70% of the annual net cash flow as defined by the management agreement. The duties of the manager under the management agreement include the following functions: accounting, legal, human resources, operations, materials and facilities management and regulatory compliance. The annual franchise fee is 1% of gross revenues and grants Lyric and the lessee subsidiaries of Lyric the authority to use IHS' trade names and proprietary materials.

     On January 21, 1998 the Company's subsidiaries obtained a $10.0 million revolving credit facility from Copelco/American Healthfund, Inc. The initial term of the credit facility expires on January 21, 2001 and the interest rate is equal to the LIBOR rate plus 2.75%. The aggregate principal amount outstanding under the credit facility shall not exceed certain base borrowing amounts as defined by the agreement. In addition, the agreement requires maintenance of a debt service coverage ratio of at least 1.0. The amounts outstanding under the revolving credit facility are secured by a first priority security interest in the accounts receivable of the subsidiaries. As of March 31, 1998, the Company had borrowings of $811 under such credit facility. The interest rate was 8.4% at March 31, 1998.

     In a related transaction, TFN Healthcare Investors, LLC (TFN) invested $1,000 for a 50% interest in the Company. Accordingly, IHS' interest in the Company was reduced to 50% and the group of corporations contributed to the Company by IHS were no longer members of the IHS consolidated group. In connection with the analysis of the income tax effects of the transaction, the Company evaluated the realizability of the remaining net deferred tax asset and determined that a valuation allowance was necessary. This valuation allowance was reflected as a reduction of the equity contribution of IHS. The amended operating agreement provides that the Company will dissolve on December 31, 2047 unless extended for an additional 12 months. On February 1, 1998, the Company also entered into a five-year employment agreement with Timothy F. Nicholson, the principal member of TFN and a director of the Parent Company. Pursuant to the amended operating agreement, Mr. Nicholson will serve as the Managing Director of the Company, will have the day-to-day authority for the management and operation of the Company and will initiate policy proposals for business plans, acquisitions, employment policy, approval of budgets, adoption of insurance programs, additional service offerings, financing strategy, ancillary service usage, change in material terms of any lease and adoption/amendment of employee health, benefit and compensation plans.

     The balance due to IHS of $1,362 at March 31, 1998 represents the excess of the net equity of the parent company over the initial non-cash capital contribution upon the capitalization of the Company in February 1998 as well as amounts payable to IHS for certain operating expenses. Such amount is currently payable.

                              LYRIC HEALTH CARE LLC

     On March 31, 1998, the real estate assets (the New Facilities) of five additional wholly owned subsidiaries of IHS were sold to an unaffiliated, publicly traded healthcare REIT for $50.5 million and leased back to a subsidiary of the Company at an annual rent of $4.9 million, subject to certain increases as defined by the lease agreement. Concurrent with the transaction, IHS contributed the shares of the subsidiaries to Lyric. The lease has an initial term of 13 years and provides for two additional option periods of 13 years. In addition, the lease requires that the lessee subsidiaries of Lyric maintain a minimum cash flow to debt service ratio as well as other prescribed covenants. In addition, Lyric amended its existing management and franchise agreements with IHS, as discussed more fully above, to include the New Facilities. As a result of this transaction, TFN contributed an additional $50 to Lyric which amount equaled the value of shares of stock in the lessee subsidiaries contributed by IHS to Lyric.

     IHS' contribution of $50 consists of the following assets and liabilities:



          Cash and cash equivalents .....................    $    114
          Accounts receivable ...........................       6,338
          Other current assets ..........................          31
                                                             --------
                                                                6,483
          Accounts payable and accrued expenses .........      (6,433)
                                                             --------
          Capital contribution ..........................    $     50
                                                             ========



     Cash flow deficiencies, if any, of Lyric may be satisfied by (1) available working capital loans under a $10.0 million revolving credit facility from Copelco/American Healthfund, Inc., (2) obtaining additional borrowings under new debt arrangements, (3) obtaining additional capital contributions from IHS and TFN, the existing members of Lyric, although such contributions are not required, and (4) admission of new members of Lyric.

                              LYRIC HEALTH CARE LLC
                       PRO FORMA STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

     No pro forma balance sheet as of March 31, 1998 is presented as the lease of the Lyric III Properties and related transactions with Monarch and IHS would have no effect on the balance sheet of Lyric as of that date.

     The unaudited pro forma statement of operations for the year ended December 31, 1997 was prepared as if Lyric had entered into: (i) the January 1998 lease with an unaffiliated, publicly traded healthcare real estate investment trust
(REIT); (ii) the April 1998 lease with the aforementioned REIT; and (iii) the lease with Monarch Properties LP effective January 1, 1997. The necessary adjustments have been reflected to eliminate depreciation and interest, as Lyric obtained only an operating leasehold interest in the facilities, and to reflect rent expense per the related lease agreements. In addition, the management fees, franchise fees and incentive fees have been adjusted to reflect the management and franchise agreements with IHS as if those agreements were effective January 1, 1997.

     The unaudited pro forma statement of operations for the three months ended March 31, 1998 was prepared as if Lyric had entered into: (i) the January 1998 lease with an unaffiliated, publicly traded healthcare REIT; (ii) the April 1998 lease with the aforementioned REIT; and (iii) the lease with Monarch effective January 1, 1998. The necessary adjustments have been reflected to eliminate depreciation and interest, as Lyric obtained only an operating leasehold interest in the facilities, and to reflect rent expense per the related lease agreements. In addition, the management fees, franchise fees and incentive fees have been adjusted to reflect the management and franchise agreements with IHS as if those agreements were effective January 1, 1998.

     The unaudited pro forma financial information set forth below is not necessarily indicative of the results of operations that actually would have occurred if the transactions had been consummated on the dates shown. In addition, it is not intended to be a projection of results of operations that may be obtained by Lyric in the future.

     The unaudited pro forma statements of operations should be read in conjunction with the financial statements of Lyric and the related notes thereto contained elsewhere in this prospectus. Capitalized terms used herein but not defined herein have the respective meanings given to them in the Prospectus.

                              LYRIC HEALTH CARE LLC

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)


                                           ORIGINAL LYRIC PROPERTIES       LYRIC II PROPERTIES
                                         ----------------------------- ----------------------------
                                                         PRO FORMA                    PRO FORMA
                                           ACTUAL       ADJUSTMENTS      ACTUAL      ADJUSTMENTS
                                         ---------- ------------------ ---------- -----------------
Revenue ................................  $37,633      $       --       $46,391      $       --
Costs and expenses:
 Operating expense .....................   29,893             288 (17)   38,067              --
 Base Management and Franchise Fee......    2,186            (304)(1)     2,692            (372)(7)
 Incentive Management Fee ..............       --             321 (2)        --             235 (8)
 Depreciation and amortization .........    1,527          (1,527)(3)     1,482          (1,482)(3)
 Facility rent .........................       --           5,394 (4)        --           5,946 (4)
 Equipment rent ........................      621              --           719              --
 Interest ..............................      106            (106)(5)     2,239          (2,239)(5)
 Non-recurring charges .................    2,500              --            --              --
                                          -------      ----------       -------      ----------
 Total costs and expenses ..............   36,833           4,066        45,199           2,088
                                          -------      ----------       -------      ----------
 Earnings (loss) before income taxes ...      800          (4,066)        1,192          (2,088)
                                          -------      ----------       -------      ----------
 Federal and state income taxes ........      312            (312)(6)       464            (464)(6)
                                          -------      ----------       -------      ----------
 Net income (loss) .....................  $   488      $   (3,754)      $   728      $   (1,624)
                                          =======      ==========       =======      ==========
                                              LYRIC III PROPERTIES
                                         ------------------------------
                                                          PRO FORMA         LYRIC
                                            ACTUAL       ADJUSTMENTS      PRO FORMA
                                         ----------- ------------------ ------------
Revenue ................................  $306,684     $        --        $390,708
Costs and expenses:
 Operating expense .....................   251,707              --         319,955
 Base Management and Franchise Fee......    15,524            (190)(9)      19,536
 Incentive Management Fee ..............        --           2,259 (10)      2,815
 Depreciation and amortization .........    11,939         (11,939)(3)          --
 Facility rent .........................        --          36,416 (4)      47,756
 Equipment rent ........................     4,505          (4,505)(18)      1,340
 Interest ..............................    13,367         (13,367)(5)          --
 Non-recurring charges .................        --              --           2,500
                                          --------     -----------        --------
 Total costs and expenses ..............   297,042           8,674         393,902
                                          --------     -----------        --------
 Earnings (loss) before income taxes ...     9,642          (8,674)         (3,194)
                                          --------     -----------        --------
 Federal and state income taxes ........     3,760          (3,760)(6)          --
                                          --------     -----------        --------
 Net income (loss) .....................  $  5,882     $    (4,914)       $ (3,194)
                                          ========     ===========        ========



                             LYRIC HEALTH CARE LLC
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1998
                                 (IN THOUSANDS)



                                         ORIGINAL LYRIC PROPERTIES      LYRIC II PROPERTIES
                                         -------------------------- ----------------------------
                                                      PRO FORMA                    PRO FORMA
                                          ACTUAL     ADJUSTMENTS      ACTUAL      ADJUSTMENTS
                                         -------- ----------------- ---------- -----------------
Revenue ................................  $9,336     $      --       $12,119      $      --
Costs and expenses:
 Operating expense .....................   7,740            24 (17)   10,290             --
 Base Management and Franchise Fee......     442            25 (11)      720           (114)(13)
 Incentive Management Fee ..............      --          (102)(12)       --           (148)(14)
 Depreciation and amortization .........     156          (150)(3)       526           (526)(3)
 Facility rent .........................     750           599 (4)        --          1,486 (4)
 Equipment rent ........................     128            --           197             --
 Interest ..............................      26            (4)(5)        32            (32)(5)
                                          ------     ---------       -------      ---------
 Total costs and expenses ..............   9,242           392        11,765            666
                                          ------     ---------       -------      ---------
 Earnings (loss) before income taxes ...      94          (392)          354           (666)
                                          ------     ---------       -------      ---------
 Federal and state income taxes ........      36           (36)(6)       135           (135)(6)
                                          ------     ---------       -------      ---------
 Net income (loss) .....................  $   58     $    (356)      $   219      $    (531)
                                          ======     =========       =======      =========
                                              LYRIC III PROPERTIES
                                         -------------------------------
                                                          PRO FORMA         LYRIC
                                            ACTUAL       ADJUSTMENTS      PRO FORMA
                                         ----------- ------------------- ----------
Revenue ................................  $ 77,446      $        --       $98,901
Costs and expenses:
 Operating expense .....................    63,296               --        81,350
 Base Management and Franchise Fee......     4,528             (656)(15)    4,945
 Incentive Management Fee ..............        --              822 (16)      572
 Depreciation and amortization .........     3,468           (3,468)(3)         6
 Facility rent .........................        --            9,104 (4)    11,939
 Equipment rent ........................     1,045           (1,045)(18)      325
 Interest ..............................     3,438           (3,438)(5)        22
                                          --------      -----------       -------
 Total costs and expenses ..............    75,775            1,319        99,159
                                          --------      -----------       -------
 Earnings (loss) before income taxes ...     1,671           (1,319)         (258)
                                          --------      -----------       -------
 Federal and state income taxes ........       635             (635)(6)        --
                                          --------      -----------       -------
 Net income (loss) .....................  $  1,036      $      (684)      $  (258)
                                          ========      ===========       =======

----------

See accompanying notes to unaudited pro forma statements of operations.

                              LYRIC HEALTH CARE LLC

                   NOTES TO PRO FORMA STATEMENTS OF OPERATIONS

                                   (UNAUDITED)


(A)  BACKGROUND AND BASIS OF PRESENTATION

     Lyric was formed in May 1997. In January 1998, the stock of certain IHS wholly owned operating subsidiaries was transferred to a subsidiary of Lyric. This has been accounted for as a reorganization of entities under common control. The five subsidiaries included in Lyric at the time of formation included the following operating facilities (the Original Lyric Properties):

                                       DATE OF ACQUISITION              OWNER AND IHS
       FACILITY AND LOCATION                  BY IHS                   OPERATING ENTITY
-----------------------------------   ---------------------   ---------------------------------
Governors Park, a 150-bed facility                            Integrated Management-Governor's
 Barrington, IL ...................   November 1, 1995        Park, Inc.
Chestnut Hill, a 200-bed facility                             Rest Haven Nursing Center
 Philadelphia, PA .................   December 1, 1993        (Chestnut Hill), Inc.
Gainesville, a 120-bed facility                               Gainesville HealthCare
 Gainesville, FL ..................   December 1, 1993        Center, Inc.
Claremont, a 68-bed facility                                  Claremont Integrated
 Claremont, NH ....................   March 5, 1993           Health, Inc.
William and Mary, a 92-bed facility
 St. Petersburg, FL ...............   September 1, 1987       Rikad Properties, Inc.

     In January 1998, Lyric sold these facilities to an unaffiliated, publicly traded healthcare REIT for $44.5 million and leased back the facilities for an annual rental of $4.5 million, subject to certain increases, as defined by the lease agreement. The lease is a triple net lease with a wholly owned subsidiary of Lyric, Lyric Health Care Holdings, Inc. At that time, Lyric entered into a management agreement with IHS that provided for a base management fee of 3% which increases to 4% if and when Lyric attains consolidated total revenues in excess of $350.0 million. In addition, IHS entered into a franchise agreement with Lyric that grants Lyric the authority to use IHS trade names and proprietary materials for a fee of 1% of revenue.

     In February 1998, TFN Healthcare Investors acquired a 50% interest in Lyric from IHS.


     On March 31, 1998, a wholly owned subsidiary of Lyric, Lyric Health Care Holdings II, Inc., entered into a lease with an unaffiliated, publicly traded healthcare REIT for five facilities for an annual rental of $4.9 million, subject to certain increases, as defined by the lease agreement (the Lyric II Properties). This lease is a triple net lease separate from the aforementioned January 1998 lease. The two leases have no cross-collateralization or cross-default provisions. The following are the five facilities that were leased in this transaction:


    FACILITY NAME                BEDS  LOCATION
    --------------------------- ------ -------------------
    Sarasota Nursing Pavilion    180   Sarasota, FL
    Pinellas Park                120   Pinellas Park, FL
    Tarpon Springs               120   Tarpon Springs, FL
    Waterford Commons            101   Toledo, OH
    Hershey at Woodlands         213   Hershey, PA



     Immediately subsequent to Monarch's initial public offering, Lyric Health Care Holdings III, Inc. (a wholly owned subsidiary of Lyric) will enter into a lease agreement with Monarch with respect to the 37 skilled nursing facilities and five specialty hospitals (the Lyric III Properties). The lease will provide for a minimum base rent, plus annual base rent step-ups equal to the lesser of:
(i) two times the increase in the consumer price index (but in no case less than zero); or (ii) a fixed percentage of three percent.

                              LYRIC HEALTH CARE LLC

            NOTES TO PRO FORMA STATEMENTS OF OPERATIONS- (CONTINUED)

     The accompanying unaudited pro forma financial statements have been prepared based on the audited consolidated financial statements of Lyric for the year ended December 31, 1997 and the unaudited consolidated financial statements of Lyric for the three months ended March 31, 1998. The following statements were also used:

     1)   The  unaudited  combined   financial   statements  of  the  Lyric  III
          Properties for the year ended December 31, 1997 and the three months ended March 31, 1998.

     2) The unaudited combined financial statements of the Lyric II Properties for the year ended December 31, 1997 and the three months ended March 31, 1998.

     The pro forma statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 were prepared as if Lyric had entered into: (i) the aforementioned January 1998 lease; (ii) the aforementioned April 1998 lease; and (iii) the lease with Monarch effective January 1, 1997 and January 1, 1998, respectively. The necessary adjustments have been reflected to eliminate depreciation and interest, as Lyric obtained only an operating leasehold interest in the facilities, and to reflect rent expense per the related lease agreements. In addition, the management fees, franchise fees, and incentive fees have been adjusted to reflect the management and franchise agreements with IHS as if those agreements were effective January 1, 1997 and January 1, 1998, respectively.

     No pro forma balance sheet as of March 31, 1998 is presented as the lease of the Lyric III properties and related transactions with Monarch and IHS would have no effect on the balance sheet of Lyric as of that date. See the Lyric financial statements and the notes thereto presented elsewhere in the Prospectus.

     The unaudited pro forma statements of operations are not necessarily indicative of the results of operations that actually would have occurred if the transactions had been consummated on the dates shown. In addition, they are not intended to be a projection of results of operations that may be obtained in the future.

(B)  PRO FORMA ADJUSTMENTS


     (1) To adjust the base management fee to the terms of the management and franchise agreements between IHS and Lyric, as follows:



          Pro forma revenues ..................................    $  37,633
          Management and franchise fee percentage .............         5.00%
                                                                   ---------
          Pro forma base management and franchise fee .........        1,882
          Actual fee ..........................................       (2,186)
                                                                   ---------
          Adjustment ..........................................    $    (304)
                                                                   =========



     (2) To record the incentive management fee as per the terms of the management agreement between IHS and Lyric, as follows:



          Pro forma revenues ..................................    $  37,633
          Pro forma operating expense .........................      (30,181)
          Pro forma base management and franchise fee .........       (1,882)
          Pro forma cash paid for rent ........................       (5,111)
                                                                   ---------
          Subtotal ............................................          459
          Incentive fee percentage ............................        70.00%
                                                                   ---------
          Adjustment ..........................................    $     321
                                                                   =========

                              LYRIC HEALTH CARE LLC

     (3) To eliminate depreciation as Lyric holds only a leasehold interest in the facilities.

     (4)  To reflect rent expense per the applicable lease agreement.

     (5)  To eliminate interest on debt not assumed by Lyric.

     (6) For the year ended December 31, 1997 and the three months ended March 31, 1998, the pro forma income tax benefit of $1,244 and $97, respectively (applying an effective tax rate of 39% and 38%, respectively) is reduced to zero by a corresponding increase in the valuation allowance.

     (7) To adjust the base management fee to the terms of the management and franchise agreements between IHS and Lyric, as follows:



           Pro forma revenues ..................................     $  46,391
           Management and franchise fee percentage .............          5.00%
                                                                     ---------
           Pro forma base management and franchise fee .........         2,320
           Actual fee ..........................................        (2,692)
                                                                     ---------
           Adjustment ..........................................     $    (372)
                                                                     =========



     (8) To record the incentive management fee as per the terms of the management agreement between IHS and Lyric, as follows:



          Pro forma revenues ..................................    $  46,391
          Pro forma operating expense .........................      (38,067)
          Pro forma base management and franchise fee .........       (2,320)
          Pro forma cash paid for rent ........................       (5,668)
                                                                   ---------
          Subtotal ............................................          336
          Incentive fee percentage ............................        70.00%
                                                                   ---------
          Adjustment ..........................................    $     235
                                                                   =========




     (9) To adjust the base management fee to the terms of the management and franchise agreements between IHS and Lyric, as follows:




          Pro forma revenues ..................................    $  306,684
          Management and franchise fee percentage .............          5.00%
                                                                   ----------
          Pro forma base management and franchise fee .........        15,334
          Actual fee ..........................................       (15,524)
                                                                   ----------
          Adjustment ..........................................    $     (190)
                                                                   ==========

                              LYRIC HEALTH CARE LLC

     (10) To record the incentive management fee as per the terms of the management agreement between IHS and Lyric, as follows:



          Pro forma revenues ..................................    $  306,684
          Pro forma operating expense .........................      (251,707)
          Pro forma base management and franchise fee .........       (15,334)
          Pro forma cash paid for rent ........................       (36,416)
                                                                   ----------
          Subtotal ............................................         3,227
          Incentive fee percentage ............................         70.00%
                                                                   ----------
          Adjustment ..........................................    $    2,259
                                                                   ==========




     (11) To adjust the base management fee to the terms of the management and franchise agreements between IHS and Lyric, as follows:



          Pro forma revenues ..................................     $ 9,336
          Management and franchise fee percentage .............        5.00%
                                                                    -------
          Pro forma base management and franchise fee .........         467
          Actual fee ..........................................        (442)
                                                                    -------
          Adjustment ..........................................     $    25
                                                                    =======



     (12) To record the incentive management fee as per the terms of the management agreement between IHS and Lyric, as follows:



          Pro forma revenues ..................................    $  9,336
          Pro forma operating expense .........................      (7,764)
          Pro forma base management and franchise fee .........        (467)
          Pro forma cash paid for rent ........................      (1,251)
                                                                   --------
          Subtotal ............................................        (146)
          Incentive fee percentage ............................       70.00%
                                                                   --------
          Adjustment ..........................................    $   (102)
                                                                   ========



     (13) To adjust the base management fee to the terms of the management and franchise agreements between IHS and Lyric, as follows:



          Pro forma revenues ..................................     $  12,119
          Management and franchise fee percentage .............          5.00%
                                                                    ---------
          Pro forma base management and franchise fee .........           606
          Actual fee ..........................................          (720)
                                                                    ---------
          Adjustment ..........................................     $    (114)
                                                                    =========



     (14) To record the incentive management fee as per the terms of the management agreement between IHS and Lyric, as follows:



          Pro forma revenues ..................................    $  12,119
          Pro forma operating expense .........................      (10,290)
          Pro forma base management and franchise fee .........         (606)
          Pro forma cash paid for rent ........................       (1,434)
                                                                   ---------
          Subtotal ............................................         (211)
          Incentive fee percentage ............................        70.00%
                                                                   ---------
          Adjustment ..........................................    $    (148)
                                                                   =========

                              LYRIC HEALTH CARE LLC

     (15) To adjust the base management fee to the terms of the management and franchise agreements between IHS and Lyric, as follows:



           Pro forma revenues ..................................    $  77,446
           Management and franchise fee percentage .............         5.00%
                                                                    ---------
           Pro forma base management and franchise fee .........        3,872
           Actual fee ..........................................       (4,528)
                                                                    ---------
           Adjustment ..........................................    $    (656)
                                                                    =========



     (16) To record the incentive management fee as per the terms of the management agreement between IHS and Lyric, as follows:



          Pro forma revenues ..................................    $  77,446
          Pro forma operating expense .........................      (63,296)
          Pro forma base management and franchise fee .........       (3,872)
          Pro forma cash paid for rent ........................       (9,104)
                                                                   ---------
          Subtotal ............................................        1,174
          Incentive fee percentage ............................        70.00%
                                                                   ---------
          Adjustment ..........................................    $     822
                                                                   =========




     (17) To record the salary and benefit expense as per the employment agreement between Timothy F. Nicholson and Lyric.

     (18) To eliminate rent on medical and other equipment which will be provided by IHS pursuant to terms of the management agreement.

======================================== =======================================
     NO  DEALER,  SALESPERSON  OR  OTHER
INDIVIDUAL  HAS BEEN  AUTHORIZED TO GIVE
ANY     INFORMATION    OR    MAKE    ANY
REPRESENTATIONS  NOT  CONTAINED  IN THIS
PROSPECTUS  AND, IF GIVEN OR MADE,  SUCH
INFORMATION OR REPRESENTATIONS  MUST NOT
BE RELIED UPON AS HAVING BEEN AUTHORIZED
BY   THE   COMPANY   OR   ANY   OF   THE
UNDERWRITERS.  THIS  PROSPECTUS DOES NOT
CONSTITUTE   AN  OFFER  TO  SELL,  OR  A
SOLICITATION  OF AN  OFFER  TO  BUY  ANY
SECURITIES IN ANY  JURISDICTION IN WHICH
SUCH  OFFER  OR   SOLICITATION   IS  NOT
AUTHORIZED OR IN WHICH THE PERSON MAKING
SUCH  OFFER  OR   SOLICITATION   IS  NOT
QUALIFIED  TO DO SO OR TO ANY  PERSON TO             17,450,000 SHARES
WHOM IT IS  UNLAWFUL  TO MAKE SUCH OFFER
OR SOLICITATION,  NOR DOES IT CONSTITUTE
AN OFFER TO SELL OR THE  SOLICITATION OF
AN OFFER TO BUY ANY SECURITY  OTHER THAN
THE COMMON STOCK OFFERED HEREBY. NEITHER
THE DELIVERY OF THIS  PROSPECTUS NOR ANY
SALE  MADE  HEREUNDER  SHALL,  UNDER ANY
CIRCUMSTANCES,   CREATE  AN  IMPLICATION
THAT  INFORMATION  CONTAINED  HEREIN  IS
CORRECT AS OF ANY TIME SUBSEQUENT TO THE            [GRAPHIC OMITTED]
DATE HEREOF.


       ---------------------------
            TABLE OF CONTENTS
                                                 MONARCH PROPERTIES, INC.
                                    PAGE
Prospectus Summary .................   1
Risk Factors .......................  18
The Company ........................  34
Business and Growth Strategies .....  37               COMMON STOCK
Conflicts of Interest ..............  42
Use of Proceeds ....................  44
Distributions ......................  45
Capitalization .....................  48
Dilution ...........................  49
Selected  Historical  and Pro Forma
  Financial Information.............  50
Management's     Discussion     and         -----------------------------------
  Analysis of  Financial  Condition                     PROSPECTUS
  and  Results of  Operations.......  52    -----------------------------------
Summary Consolidated Financial Data
  of IHS ...........................  55
Business  of the  Company  and  Its
  Properties .......................  57
Key Agreements .....................  73
Management .........................  79
Structure  and   Formation  of  the
  Company ..........................  87       DONALDSON, LUFKIN & JENRETTE
Transactions  With and  Benefits to               SECURITIES CORPORATION
  Related Parties...................  89
Valuation of Initial Properties ....  90
Policies  With  Respect  to Certain                SALOMON SMITH BARNEY
  Activities .......................  91
Operating Partnership Agreement ....  94
Principal Stockholders .............  97
Description of Capital Stock of the
  Company ..........................  98              BT ALEX. BROWN
Certain  Provisions of Maryland Law
  and of the Company's  Charter and
  Bylaws ........................... 101         A.G. EDWARDS & SONS, INC.
Shares Eligible for Future Sale .... 105
Federal Income Tax Consequences .... 107
ERISA Considerations ............... 122          LEGG MASON WOOD WALKER
Underwriting ....................... 124               INCORPORATED
Experts ............................ 126
Legal Matters ...................... 126
Additional Information ............. 126        MORGAN STANLEY DEAN WITTER
Glossary ........................... 127
Index to Financial Statements ...... F-1
                                                 PAINEWEBBER INCORPORATED

       ---------------------------
     UNTIL     , 1998 (25 DAYS AFTER THE
COMMENCEMENT  OF  THIS  OFFERING),   ALL    PRUDENTIAL SECURITIES INCORPORATED
DEALERS  EFFECTING  TRANSACTIONS  IN THE
SHARES OF COMMON  STOCK,  WHETHER OR NOT
PARTICIPATING IN THIS DISTRIBUTION,  MAY
BE  REQUIRED  TO  DELIVER A  PROSPECTUS.
THIS DELIVERY REQUIREMENT IS IN ADDITION                  , 1998
TO THE  OBLIGATION OF DEALERS TO DELIVER
A PROSPECTUS WHEN ACTING AS UNDERWRITERS
AND  WITH   RESPECT   TO  THEIR   UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.
======================================== =======================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table itemizes the expenses incurred by the Company in connection with the Offering. All amounts are estimated except for the Registration Fee and the NASD Fee.

         Registration Fee ............................    $  117,041
         NASD Fee ....................................        30,500
         New York Stock Exchange Listing Fee .........       129,400
         Printing and Engraving Expenses .............       400,000
         Legal Fees and Expenses .....................     1,500,000
         Accounting Fees and Expenses ................       400,000
         Blue Sky Fees and Expenses ..................         5,000
         Other .......................................       668,059
                                                          ----------
         TOTAL .......................................    $3,250,000
                                                          ==========

----------
*    To be completed by amendment.

ITEM 32. SALES TO SPECIAL PARTIES

     See Item 33.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

     On February 20, 1998, the Company issued 100 shares of Common Stock to Robert N. Elkins, M.D. at a purchase price of $1.00 per share. Such shares were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as they were issued in a transaction not involving any public offering.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     The Company will enter into indemnification agreements with each of its executive officers and directors. The indemnification agreements will require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides.

ITEM 35. TREATMENT OF PROCEEDS FROM COMMON STOCK BEING REGISTERED

     The consideration to be received by the Company for the shares registered will be credited to the appropriate capital account.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

     See Index to Financial Statements and Index to Exhibits.

     (ii) Exhibits


EXHIBIT
   NO.                                 DESCRIPTION
---------     ------------------------------------------------------------------
  1.1**       Form of Underwriting Agreement
  3.1**       Form of Charter of Monarch Properties, Inc.
  3.2**       Form of Bylaws of Monarch Properties, Inc.
  4.1**       Form of Stock Certificate
  5.1**       Form of Opinion of Ballard  Spahr  Andrews & Ingersoll,  LLP as to
              Validity of Shares Registered
  8.1**       Form of Opinion of LeBoeuf,  Lamb,  Greene & MacRae,  L.L.P. as to
              certain Tax Matters
 10.1**       Agreement of Limited Partnership of Monarch Properties, LP

EXHIBIT
   NO.                                 DESCRIPTION
---------     ------------------------------------------------------------------
 10.2**       Form of Indemnification  Agreement between the Registrant and each of its Officers and each of its Directors
 10.3**       Form of Incentive Stock Option Agreement
 10.4**       Form of 1998 Omnibus Securities and Incentive Plan
 10.5**       Form of  Non-Competition  Agreement  between  the  Registrant  and
              Robert N. Elkins
 10.6**       Form of Facilities  Purchase Agreement between Monarch Properties,
              LP,  Integrated  Health  Services,  Inc. and the  entities  listed therein
 10.7**       Form of Master  Lease  between  Monarch  Properties,  LP and Lyric
              Health Care Holdings III, Inc.
 10.8**       Form of Facility  Sublease between Lyric Health Care Holdings III,
              Inc. and each of the Facility Subtenants
 10.9**       Form of Consent and  Subordination  Agreement between IHS Facility
              Management,   Inc.,  IHS  Franchising   Co.,  Inc.,  all  Facility
              Subtenants,  Lyric  Health Care  Holdings  III,  Inc.  and Monarch
              Properties, LP
 10.10**      Form of Indemnity  Agreement between the Registrant and Integrated
              Health Services, Inc.
 10.11**      Form of Right of  First  Offer  Agreement  among  the  Registrant,
              Integrated Health Services, Inc. and Monarch Properties, LP
 10.12**      Form of Purchase Option Agreement between Monarch Properties,  LP, and Integrated Health Services, Inc.
 10.13**      Form of  Guaranty  by Lyric  Health  Care LLC in favor of  Monarch
              Properties, LP
 10.14**      Form of Security  Agreement  between Monarch  Properties,  LP, all
              Facility Subtenants, and Lyric Health Care Holdings III, Inc.
 10.15**      Form of Escrow  Agreement  among  Monarch  Properties,  LP,  Lyric
              Health Care Holdings III, Inc. and the entities listed therein
 10.16**      Form of Letter of Credit Agreement between Monarch Properties, LP,
              Lyric Health Care Holdings III, Inc. and all subsidiaries of Lyric
              Health Care Holdings III, Inc.
 10.17**      Form of Employee Non-Qualified Stock Option Agreement
 10.18**      Form of Pledge Agreement between Monarch Properties,  LP and Lyric
              Health Care Holdings III, Inc.
 10.19**      Form of Pledge  Agreement  between  Lyric  Health Care LLC and the
              Registrant
 10.20***     Form of  Revolving  Credit  Agreement  between  South  Trust Bank,
              National Association, Monarch Properties, LP and the other lenders listed therein
 10.21***     Form of Revolving Promissory Note
 10.22**      Commitment Letter between  SouthTrust Bank,  National  Association and Monarch Properties LP
 10.23**      Lease  between IHS  Acquisition  No. 104, Inc. and Peak Medical of
              Idaho, Inc.
 10.24**      Security  Agreement  between Peak  Medical of Idaho,  Inc. and IHS
              Acquisition No. 104, Inc.
 10.25**      Pledge Agreement  between Peak Medical  Corporation and Integrated
              Health Services, Inc.
 10.26**      Form of  Escrow  Agreement  among  Monarch  Properties,  LP,  Peak
              Medical of Idaho,  Inc.  and  Fidelity  National  Title  Insurance
              Company of New York
 10.27**      Guaranty by Peak Medical  Corporation in favor of IHS  Acquisition
              No. 104, Inc.

EXHIBIT
   NO.                                 DESCRIPTION
---------     ------------------------------------------------------------------
 10.28**      Facilities  Purchase  Agreement  among  Monarch  Properties,   LP,
              Integrated  Health Services,  Inc., IHS Acquisition No. 104, Inc.,
              IHS Acquisition  No. 105, Inc., Peak Medical  Corporation and Peak
              Medical of Idaho, Inc.
 10.29**      Security  Agreement  between Peak  Medical of Idaho,  Inc. and IHS
              Acquisition No. 105, Inc.
 10.30**      Guaranty by Peak Medical  Corporation in favor of IHS  Acquisition
              No. 105 Inc.
 10.31**      Lease  between IHS  Acquisition  No. 105, Inc. and Peak Medical of
              Idaho, Inc.
 10.32**      Form of Facilities  Purchase  Agreement among Monarch  Properties,
              LP, Trans Healthcare, Inc., Cooper Management Corporation, Cooper,
              Cooper & Hargis, Lakeland Management,  L.L.C., and Pioneer Nursing
              Center, Inc.
 10.33**      Form of  Master  Lease  between  Monarch  Properties,  LP and [THI
              Lessee Subsidiary]
 10.34**      Form of Security Agreement between [THI Lessee Subsidiary] and the
              Registrant
 10.35**      Form of Escrow  Agreement among [THI Lessee  Subsidiary],  Monarch
              Properties,  LP and Fidelity  National Title Insurance  Company of
              New York
 10.36**      Form of  Guaranty  by  Trans  Healthcare,  Inc.  in  favor  of the
              Registrant
 10.37**      Form of  Pledge  Agreement  between  Trans  Healthcare,  Inc.  and
              Monarch Properties, LP
 10.38**      Form of Amended and Restated Master  Management  Agreement between
              Lyric Healthcare LLC and IHS Facility Management, Inc.
 10.39**      Form of Amended and Restated Master  Franchise  Agreement  between
              Integrated Health Services  Franchising Co., Inc. and Lyric Health
              Care LLC
 10.40**      Form of Facility Management Agreement between [subsidiary] and IHS
              Facility Management, Inc.
 10.41**      Form of Facility Franchise  Agreement among Lyric Health Care LLC,
              [subsidiary] and Integrated Health Services Franchising Co., Inc.
 10.42**      Form of Director Non-Qualified Stock Option Agreement
 10.43**      Form of Employment Agreement of John B. Poole
 10.44**      Form of Employment Agreement of Douglas Listman
 21.1**       List of Subsidiaries
 23.1**       Consent of KPMG Peat Marwick LLP
 23.2**       Consent of KPMG Peat Marwick LLP
 23.3***      Consent of Ballard  Spahr  Andrews & Ingersoll,  LLP  (included as part of Exhibit 5.1)
 23.4***      Consent of LeBoeuf,  Lamb,  Greene & MacRae,  L.L.P.  (included as part of Exhibit 8.1)
 23.5*        Consent of Donald Tomlin
 23.6*        Consent of Lisa K. Merritt
 23.7*        Consent of William McBride, III
 23.8*        Consent of Brian E. Cobb
 23.9**       Consent of Valuation Counselors Group, Inc.
 24.1*        Power  of  Attorney   (Included  in  Signatures  Section  of  this
              Registration Statement)
 27.1*        Financial Data Schedule


----------

  * Previously filed

 ** Filed herewith.

*** To be filed by amendment

ITEM 37. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes:

          (a) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

          (b) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida on this 29th day of June, 1998.

                                              MONARCH PROPERTIES, INC.

                                              By: /s/ John B. Poole
                                              ---------------------------------
                                              John B. Poole
                                              President   and   Chief  Executive
                                              Officer


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




         SIGNATURE                            TITLE                       DATE
---------------------------   ------------------------------------   --------------
       /s/ John B. Poole      President, Chief Executive Officer     June 29, 1998
-------------------------     and Director (Principal Executive
          John B. Poole       Officer)

      /s/ Douglas Listman     Chief Financial Officer                June  29, 1998
-------------------------     (Principal Financial and
        Douglas Listman       Accounting Officer)

     /s/ Robert N. Elkins     Chairman of the Board of Directors     June  29, 1998
-------------------------     and Director
        Robert N. Elkins


                                  EXHIBIT INDEX

EXHIBIT
   NO.                                 DESCRIPTION
---------     ------------------------------------------------------------------
  1.1**       Form of Underwriting Agreement
  3.1**       Form of Charter of Monarch Properties, Inc.
  3.2**       Form of Bylaws of Monarch Properties, Inc.
  4.1**       Form of Stock Certificate
  5.1**       Form of Opinion of Ballard  Spahr  Andrews & Ingersoll,  LLP as to
              Validity of Shares Registered
  8.1**       Form of Opinion of LeBoeuf,  Lamb,  Greene & MacRae,  L.L.P. as to
              certain Tax Matters
 10.1**       Agreement of Limited Partnership of Monarch Properties, LP
 10.2**       Form of Indemnification  Agreement between the Registrant and each of its Officers and each of its Directors
 10.3**       Form of Incentive Stock Option Agreement
 10.4**       Form of 1998 Omnibus Securities and Incentive Plan
 10.5**       Form of  Non-Competition  Agreement  between  the  Registrant  and
              Robert N. Elkins
 10.6**       Form of Facilities  Purchase Agreement between Monarch Properties,
              LP,  Integrated  Health  Services,  Inc. and the  entities  listed therein
 10.7**       Form of Master  Lease  between  Monarch  Properties,  LP and Lyric
              Health Care Holdings III, Inc.
 10.8**       Form of Facility  Sublease between Lyric Health Care Holdings III,
              Inc. and each of the Facility Subtenants
 10.9**       Form of Consent and  Subordination  Agreement between IHS Facility
              Management,   Inc.,  IHS  Franchising   Co.,  Inc.,  all  Facility
              Subtenants,  Lyric  Health Care  Holdings  III,  Inc.  and Monarch
              Properties, LP
 10.10**      Form of Indemnity  Agreement between the Registrant and Integrated
              Health Services, Inc.
 10.11**      Form of Right of  First  Offer  Agreement  among  the  Registrant,
              Integrated Health Services, Inc. and Monarch Properties, LP
 10.12**      Form of Purchase Option Agreement between Monarch Properties,  LP, and Integrated Health Services, Inc.
 10.13**      Form of  Guaranty  by Lyric  Health  Care LLC in favor of  Monarch
              Properties, LP
 10.14**      Form of Security  Agreement  between Monarch  Properties,  LP, all
              Facility Subtenants, and Lyric Health Care Holdings III, Inc.
 10.15**      Form of Escrow  Agreement  among  Monarch  Properties,  LP,  Lyric
              Health Care Holdings III, Inc. and the entities listed therein
 10.16**      Form of Letter of Credit Agreement between Monarch Properties, LP,
              Lyric Health Care Holdings III, Inc. and all subsidiaries of Lyric
              Health Care Holdings III, Inc.
 10.17**      Form of Employee Non-Qualified Stock Option Agreement
 10.18**      Form of Pledge Agreement between Monarch Properties,  LP and Lyric
              Health Care Holdings III, Inc.
 10.19**      Form of Pledge  Agreement  between  Lyric  Health Care LLC and the
              Registrant
 10.20***     Form of  Revolving  Credit  Agreement  between  South  Trust Bank,
              National Association, Monarch Properties, LP and the other lenders listed therein
 10.21***     Form of Revolving Promissory Note
 10.22**      Commitment Letter between  SouthTrust Bank,  National  Association and Monarch Properties LP
 10.23**      Lease  between IHS  Acquisition  No. 104, Inc. and Peak Medical of
              Idaho, Inc.
 10.24**      Security  Agreement  between Peak  Medical of Idaho,  Inc. and IHS
              Acquisition No. 104, Inc.
 10.25**      Pledge Agreement  between Peak Medical  Corporation and Integrated
              Health Services, Inc.

EXHIBIT
   NO.                                 DESCRIPTION
---------     ------------------------------------------------------------------
 10.26**      Form of  Escrow  Agreement  among  Monarch  Properties,  LP,  Peak
              Medical of Idaho,  Inc.  and  Fidelity  National  Title  Insurance
              Company of New York
 10.27**      Guaranty by Peak Medical  Corporation in favor of IHS  Acquisition
              No. 104, Inc.
 10.28**      Facilities  Purchase  Agreement  among  Monarch  Properties,   LP,
              Integrated  Health Services,  Inc., IHS Acquisition No. 104, Inc.,
              IHS Acquisition  No. 105, Inc., Peak Medical  Corporation and Peak
              Medical of Idaho, Inc.
 10.29**      Security  Agreement  between Peak  Medical of Idaho,  Inc. and IHS
              Acquisition No. 105, Inc.
 10.30**      Guaranty by Peak Medical  Corporation in favor of IHS  Acquisition
              No. 105 Inc.
 10.31**      Lease  between IHS  Acquisition  No. 105, Inc. and Peak Medical of
              Idaho, Inc.
 10.32**      Form of Facilities  Purchase  Agreement among Monarch  Properties,
              LP, Trans Healthcare, Inc., Cooper Management Corporation, Cooper,
              Cooper & Hargis, Lakeland Management,  L.L.C., and Pioneer Nursing
              Center, Inc.
 10.33**      Form of  Master  Lease  between  Monarch  Properties,  LP and [THI
              Lessee Subsidiary]
 10.34**      Form of Security Agreement between [THI Lessee Subsidiary] and the
              Registrant
 10.35**      Form of Escrow  Agreement among [THI Lessee  Subsidiary],  Monarch
              Properties,  LP and Fidelity  National Title Insurance  Company of
              New York
 10.36**      Form of  Guaranty  by  Trans  Healthcare,  Inc.  in  favor  of the
              Registrant
 10.37**      Form of  Pledge  Agreement  between  Trans  Healthcare,  Inc.  and
              Monarch Properties, LP
 10.38**      Form of Amended and Restated Master  Management  Agreement between
              Lyric Healthcare LLC and IHS Facility Management, Inc.
 10.39**      Form of Amended and Restated Master  Franchise  Agreement  between
              Integrated Health Services  Franchising Co., Inc. and Lyric Health
              Care LLC
 10.40**      Form of Facility Management Agreement between [subsidiary] and IHS
              Facility Management, Inc.
 10.41**      Form of Facility Franchise  Agreement among Lyric Health Care LLC,
              [subsidiary] and Integrated Health Services Franchising Co., Inc.
 10.42**      Form of Director Non-Qualified Stock Option Agreement
 10.43**      Form of Employment Agreement of John B. Poole
 10.44**      Form of Employment Agreement of Douglas Listman
 21.1**       List of Subsidiaries
 23.1**       Consent of KPMG Peat Marwick LLP
 23.2**       Consent of KPMG Peat Marwick LLP
 23.3***      Consent of Ballard  Spahr  Andrews & Ingersoll,  LLP  (included as part of Exhibit 5.1)
 23.4***      Consent of LeBoeuf,  Lamb,  Greene & MacRae,  L.L.P.  (included as part of Exhibit 8.1)
 23.5*        Consent of Donald Tomlin
 23.6*        Consent of Lisa K. Merritt
 23.7*        Consent of William McBride, III
 23.8*        Consent of Brian E. Cobb
 23.9**       Consent of Valuation Counselors Group, Inc.
 24.1*        Power  of  Attorney   (Included  in  Signatures  Section  of  this
              Registration Statement)
 27.1*        Financial Data Schedule

----------

  * Previously filed

 ** Filed herewith.

*** To be filed by amendment